                                U.S. $125,000,000

                                CREDIT AGREEMENT

                           DATED AS OF AUGUST 21, 1998

                                      AMONG

                         MANUFACTURERS' SERVICES LIMITED

                                       AND

                            MSL OVERSEAS FINANCE BV

                                  as Borrowers,

                           THE LENDERS LISTED HEREIN,
                                   as Lenders,

                           DLJ CAPITAL FUNDING, INC.,
                              as Syndication Agent;

            BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Administrative Agent, as Collateral Agent and as Issuing Lender

                                       and

                     BANK OF AMERICA INTERNATIONAL LIMITED,
                                  as Sub-Agent

                                  ARRANGED BY:

               DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION

                            ------------------------

                                CREDIT AGREEMENT

                                TABLE OF CONTENTS

Section 1. DEFINITIONS .....................................................   2
   1.1     Certain Defined Terms ...........................................   2
   1.2     Accounting Terms; Utilization of GAAP for Purposes of
           Calculations Under Agreement ....................................  31
   1.3     Other Definitional Provisions and Rules of Construction .........  31

Section 2. AMOUNTS AND TERMS OF COMMITMENTS AND LOANS ......................  31
   2.1     Commitments; Making of Loans; Notes .............................  31
   2.2     Interest on the Loans ...........................................  39
   2.3     Fees ............................................................  44
   2.4     Repayments, Prepayments and Reductions in Revolving Loan
           Commitments; General Provisions Regarding Payments ..............  45
   2.5     Use of Proceeds .................................................  54
   2.6     Special Provisions Governing LIBOR Loans ........................  54
   2.7     Special Provisions Governing Offshore Currency Loans ............  56
   2.8     Increased Costs; Taxes; Capital Adequacy ........................  59
   2.9     Obligation of Lenders and Issuing Lender to Mitigate;
           Replacement of Lender ...........................................  64
   2.10    Covenant to Pay in Relation to Dutch Pledges ....................  65

Section 3. LETTERS OF CREDIT ...............................................  65
   3.1     Issuance of Letters of Credit and Lenders' Purchase of
           Participations Therein ..........................................  65
   3.2     Letter of Credit Fees ...........................................  69
   3.3     Drawings and Reimbursement of Amounts Paid Under
           Letters of Credit ...............................................  70
   3.4     Obligations Absolute ............................................  72
   3.5     Indemnification; Nature of Issuing Lender' Duties ...............  73
   3.6     Increased Costs and Taxes Relating to Letters of Credit .........  74
   3.7     Cash Collateral Pledge ..........................................  75
   3.8     Uniform Customs and Practice ....................................  75

Section 4. CONDITIONS TO LOANS AND LETTERS OF CREDIT .......................  75
   4.1     Conditions to Term Loans and Initial Revolving Loans ............  75


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

   4.2     Conditions to All Loans .........................................  80
   4.3     Conditions to Letters of Credit .................................  81
   4.4     Items to be Delivered and Authorizations Obtained
           After the Closing Date ..........................................  81

Section 5. COMPANY'S REPRESENTATIONS AND WARRANTIES ........................  82
   5.1     Organization, Powers, Qualification, Good Standing,
           Business and Subsidiaries .......................................  82
   5.2     Authorization of Borrowing, etc .................................  83
   5.3     Financial Condition .............................................  83
   5.4     No Material Adverse Change; No Restricted Junior Payments .......  84
   5.5     Title to Properties; Liens; Real Property .......................  84
   5.6     Litigation; Adverse Facts........................................  84
   5.7     Payment of Taxes ................................................  85
   5.8     Performance of Agreements; Materially Adverse Agreements;
           Material Contracts ..............................................  85
   5.9     Governmental Regulation .........................................  85
   5.10    Securities Activities ...........................................  86
   5.11    Employee Benefit Plans ..........................................  86
   5.12    Certain Fees ....................................................  87
   5.13    Environmental Protection ........................................  87
   5.14    Employee Matters ................................................  87
   5.15    Solvency ........................................................  87
   5.16    Matters Relating to Collateral ..................................  87
   5.17    Disclosure ......................................................  88
   5.18    Year 2000 .......................................................  89

Section 6. COMPANY'S AFFIRMATIVE COVENANTS .................................  89
   6.1     Financial Statements and Other Reports ..........................  89
   6.2     Legal Existence, etc. ...........................................  94
   6.3     Payment of Taxes and Claims; Tax Consolidation ..................  94
   6.4     Maintenance of Properties; Insurance; Application of Net
           Insurance/Condemnation Proceeds .................................  95
   6.5     Inspection Rights; Audits of Inventory and Accounts
           Receivable; Lender Meeting ......................................  95
   6.6     Compliance with Laws, etc .......................................  96
   6.7     Year 2000 Compliance ............................................  96

   6.8 Execution of Subsidiary Guaranty and Personal Property Collateral Documents by Certain Subsidiaries and Future Subsidiaries;
           Offshore Collateral; IP Collateral ..............................  96
   6.9     Conforming Leasehold Interests; Matters Relating to Additional
           Real Property Collateral Located in the United States ...........  98
   6.10    MSL Overseas Charter Documents .................................. 100

Section 7. COMPANY'S NEGATIVE COVENANTS .................................... 100
   7.1     Indebtedness .................................................... 100
   7.2     Liens and Related Matters ....................................... 101
   7.3     Investments; Joint Ventures ..................................... 102
   7.4     Contingent Obligations .......................................... 103
   7.5     Restricted Junior Payments ...................................... 103
   7.6     Financial Covenants ............................................. 103
   7.7     Restriction on Fundamental Changes; Asset Sales
           and Acquisitions ................................................ 107
   7.8     Consolidated Capital Expenditures ............................... 107
   7.9     Fiscal Year; Accounting Changes ................................. 108
   7.10    Sales and Lease-Backs ........................................... 108
   7.11    Sale or Discount of Receivables ................................. 108
   7.12    Transactions with Stockholders and Affiliates ................... 108
   7.13    Disposal of Subsidiary Equity ................................... 109
   7.14    Conduct of Business ............................................. 109
   7.15    Amendments of Documents Relating to Subordinated
           Indebtedness .................................................... 109
   7.16    Amendments to Organization Documents ............................ 110
   7.17    Loans by MSL Overseas to Foreign Subsidiaries ................... 110

Section 8. EVENTS OF DEFAULT ............................................... 110
   8.1     Failure to Make Payments When Due ............................... 110
   8.2     Default in Other Agreements ..................................... 111
   8.3     Breach of Certain Covenants ..................................... 111
   8.4     Breach of Warranty .............................................. 111
   8.5     Other Defaults Under Loan Documents ............................. 111
   8.6     Involuntary Bankruptcy; Appointment of Receiver, etc ............ 111
   8.7     Voluntary Bankruptcy; Appointment of Receiver, etc .............. 112
   8.8     Judgments and Attachments ....................................... 112

   8.9     Dissolution ..................................................... 112
   8.10    Employee Benefit Plans .......................................... 113
   8.11    Material Adverse Effect ......................................... 113
   8.12    Change in Control ............................................... 113
   8.13    Invalidity of Guaranties; Failure of Security;
           Repudiation of Obligations ...................................... 113

Section 9. THE AGENTS ...................................................... 115
   9.1     Appointment ..................................................... 115
   9.2     Powers and Duties; General Immunity ............................. 115
   9.3     Representations and Warranties; No Responsibility For
           Appraisal of Creditworthiness ................................... 117
   9.4     Right to Indemnity .............................................. 118
   9.5     Successor Agents and Issuing Lender ............................. 118

Section 10. COLLATERAL AGENT ............................................... 119
   10.1    Acceptance of Agency ............................................ 119
   10.2    Duties of Collateral Agent ...................................... 120
   10.3    Exculpatory Provisions .......................................... 120
   10.4    Delegation of Duties ............................................ 121
   10.5    Reliance by Collateral Agent .................................... 121
   10.6    Resignation and Removal of Collateral Agent ..................... 122
   10.7    Merger of Collateral Agent ...................................... 123
   10.8    Co-Agent; Separate Agent; Trustee ............................... 123
   10.9    Release of Collateral ........................................... 124

Section 11. COMPANY GUARANTY ............................................... 125
   11.1    Guaranty of the Guarantied Obligations .......................... 125
   11.2    Payment by Company; Application of Payments ..................... 125
   11.3    Liability of Company Absolute ................................... 126
   11.4    Waivers by Company .............................................. 128
   11.5    Company's Rights of Subrogation, Contribution, Etc .............. 129
   11.6    Subordination of Other Obligations .............................. 129
   11.7    Continuing Guaranty; Termination of Guaranty .................... 130
   11.8    Financial Condition of MSL Overseas ............................. 130
   11.9    Bankruptcy; Post-Petition Interest; Reinstatement
           of Company Guaranty ............................................. 130

Section 12. MISCELLANEOUS .................................................. 131

   12.1    Assignments and Participations in Loans and Letters of Credit ... 131
   12.2    Expenses ........................................................ 134
   12.3    Indemnity ....................................................... 135
   12.4    Set-Off; Security Interest in Deposit Accounts .................. 136
   12.5    Ratable Sharing ................................................. 136
   12.6    Amendments and Waivers .......................................... 137
   12.7    Independence of Covenants ....................................... 138
   12.8    Notices ......................................................... 138
   12.9    Survival of Representations, Warranties and Agreements .......... 139
   12.10   Failure or Indulgence Not Waiver; Remedies Cumulative ........... 139
   12.11   Marshalling; Payments Set Aside ................................. 139
   12.12   Severability .................................................... 139
   12.13   Obligations Several; Independent Nature of Lenders' Rights ...... 140
   12.14   Headings ........................................................ 140
   12.15   Applicable Law .................................................. 140
   12.16   Successors and Assigns .......................................... 140
   12.17   Consent to Jurisdiction and Service of Process .................. 140
   12.18   Waiver of Jury Trial ............................................ 141
   12.19   Confidentiality ................................................. 142
   12.20   Counterparts; Effectiveness ..................................... 142

Signature pages ............................................................ S-1

EXHIBITS

I.               FORM OF NOTICE OF BORROWING
II.              FORM OF NOTICE OF CONVERSION/CONTINUATION
III.             FORM OF NOTICE OF ISSUANCE OF LETTER OF CREDIT
IV.              FORM OF TERM NOTE
V.               FORM OF REVOLVING NOTE
VI.              FORM OF BORROWING BASE CERTIFICATE
VII.             FORM OF COMPLIANCE CERTIFICATE
VIII.            FORM OF OPINION OF SHERBURNE, POWERS & NEEDHAM, P.C.
IX.              FORM OF OPINION OF O'MELVENY & MYERS LLP
X.               FORM OF ASSIGNMENT AGREEMENT
XI.              FORM OF CERTIFICATE RE NON-BANK STATUS
XII.             FORM OF SOLVENCY CERTIFICATE
XIII.            FORM OF COMPANY PLEDGE AGREEMENT
XIV.             FORM OF COMPANY SECURITY AGREEMENT
XV.              FORM OF SUBSIDIARY GUARANTY
XVI.             FORM OF SUBSIDIARY PLEDGE AGREEMENT
XVII.            FORM OF SUBSIDIARY SECURITY AGREEMENT

                                CREDIT AGREEMENT

            This CREDIT AGREEMENT is dated as of August 21, 1998, and entered into by and among Manufacturers' Services Limited, a Delaware corporation ("Company"), MSL Overseas Finance BV, a Netherlands private company with limited liability ("MSL Overseas"), THE LENDERS LISTED ON THE SIGNATURE PAGES HEREOF (each individually referred to herein as a "Lender" and collectively as "Lenders"), DLJ CAPITAL FUNDING, INC. ("DLJ"), as syndication agent hereunder for Lenders (in such capacity, "Syndication Agent"), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as administrative agent for Lenders (in such capacity, "Administrative Agent"), as letter of credit issuing bank (in such capacity, "Issuing Lender"), and as collateral agent (in such capacity, "Collateral Agent") and BANK OF AMERICA INTERNATIONAL LIMITED, as Sub-Agent.

                                R E C I T A L S

            WHEREAS, Lenders have agreed to extend certain credit facilities to Borrowers, the proceeds of which will be used by Company and MSL Overseas (i) to refinance a portion of existing Indebtedness of Company and its Subsidiaries;
(ii) to pay the transaction costs; and (iii) to provide for working capital and/or other general purposes of Company and its Subsidiaries and will be used by MSL Overseas to provide for working capital and/or other general purposes of Company's Foreign Subsidiaries;

            WHEREAS, Company has agreed to guarantee the Obligations of MSL Overseas hereunder and under the other Loan Documents;

            WHEREAS, Company (1) desires to secure all of the Obligations hereunder and under the other Loan Documents by granting to Collateral Agent, on behalf of Lenders, a first priority Lien on certain of its real property and substantially all of its personal property (including a pledge of all of the capital stock (or other ownership interest) of its Domestic Subsidiaries and a pledge of 65% of the capital stock of each of the Foreign Subsidiaries that are directly owned by Company or a Domestic Subsidiary) and (2) desires to secure all of the borrowings of MSL Overseas hereunder by causing its Foreign Subsidiaries to grant to Collateral Agent, on behalf of Lenders, a first priority lien on substantially all real and personal property of its Foreign Subsidiaries and a pledge of the capital stock (or other ownership interest) of its Subsidiaries that are owned by a Foreign Subsidiary;

            WHEREAS, all of Company's Domestic Subsidiaries have agreed to guarantee the Obligations hereunder and under the other Loan Documents and each of Company's Domestic Subsidiaries has agreed to secure its guaranty by granting to Collateral Agent, on behalf of Lenders, a first priority Lien on substantially all of its personal property and certain of its real property, including a pledge of all of the capital stock (or other ownership interest) of each of its Domestic Subsidiaries and 65% of the capital stock (or other ownership interest) of each of its directly-owned Foreign Subsidiaries;

            WHEREAS, all of Company's Foreign Subsidiaries other than MSL Overseas have agreed to guarantee the borrowings of MSL Overseas hereunder and each of Company's Foreign Subsidiaries other than MSL Overseas has agreed to secure its guaranty by granting to Collateral Agent, on behalf of Lenders, a first priority Lien on substantially all of its personal property and certain of its real property.

            NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Company, MSL Overseas, Lenders, Syndication Agent, Administrative Agent, Issuing Lender and Collateral Agent agree as follows:

Section 1. DEFINITIONS

1.1 CERTAIN DEFINED TERMS.

            The following terms used in this Agreement shall have the following meanings:

            "Accounts Receivable" means, as at any date of determination thereof, the unpaid portion of the obligations as stated on the respective invoice issued to a customer of a Person with respect to Inventory sold and shipped or services performed in the ordinary course of business, net of any credits, rebates or offsets asserted or granted by such Person to the respective customer; provided that no intercompany account shall be an Account Receivable.

            "Adjusted LIBOR" means, for any Interest Period, with respect to LIBOR Loans, the rate of interest per annum (rounded upward to the next 1/16th of 1%) determined by Administrative Agent as follows:

       Adjusted LIBOR =             LIBOR
                                -------------
                         1.00 - Eurocurrency Reserve Percentage

      Where, Eurocurrency Reserve Percentage means, for any day for any Interest Period the maximum reserve percentage (expressed as a decimal rounded upward to the next 1/100th of 1%) in effect on such day (whether or not applicable to any Lender) under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency Liabilities"); and LIBOR means the rate of interest per annum determined by the Administrative Agent or Sub-Agent to be the arithmetic mean (rounded upward to the next 1/16th of 1%) of the rates of interest per annum notified to the Administrative Agent as the rate of interest at which deposits in Dollars or the Offshore Currency in the approximate amount of the Loan to be made or continued as, or converted into, a LIBOR Loan and having a maturity comparable to such Interest Period would be offered to major banks in the London interbank market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period (except in the case of such Other Currency not traded in the London market, which shall be determined at such time and in such offshore market as determined by the Administrative Agent). Adjusted LIBOR shall be adjusted automatically as to all LIBOR Loans then outstanding as of the effective date of any change in the Eurocurrency Reserve Percentage.

            "Administrative Agent" has the meaning assigned to that term in the introduction to this Agreement and also means and includes any successor Administrative Agent appointed pursuant to subsection 9.5A.

            "Affected Lender" has the meaning assigned to that term in subsection 2.6C.

            "Affiliate", as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

            "Affiliated Fund" means, with respect to any Lender that is a fund that invests in commercial loans, any other fund that invests in commercial loans and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

            "Agent-Related Person" means an Agent and Sub-Agent and any successor agent arising under Section 9 or Section 10, together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

            "Agents" means, collectively, Syndication Agent, Administrative Agent and Collateral Agent.

            "Agreement" means this Credit Agreement dated as of August 21, 1998, as it may be amended, supplemented or otherwise modified from time to time.

            "Arranger" means Donaldson, Lufkin & Jenrette Securities Corporation, as arranger of the credit facilities described herein.

            "Asset Sale" means the sale by Company or any of its Subsidiaries to any Person other than Company or any of its Wholly-owned Subsidiaries of (i) any of the equity ownership of any of Company's Subsidiaries, (ii) substantially all of the assets of any division or line of business of Company or any of its Subsidiaries, or (iii) any other assets (whether tangible or intangible) of Company or any of its Subsidiaries (other than (a) inventory sold in the ordinary course of business, (b) Cash Equivalents, (c) obsolete equipment or equipment no longer used or useful in the business of Company or any of its Subsidiaries sold for not in excess of $1,000,000 in the aggregate for each Fiscal Year, and (d) any such other assets to the extent that (x) the aggregate value of such assets sold in any single transaction or related series of transactions is equal to $1,000,000 or less and (y) the aggregate value of such assets sold in any Fiscal Year is equal to $3,000,000 or less).

            "Assignment Agreement" means an Assignment Agreement in substantially the form of Exhibit X annexed hereto.

            "Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute.

            "Base Rate" means, at any time, the higher of (x) the Reference Rate or (y) the rate which is 1/2 of 1% in excess of the Federal Funds Effective Rate.

            "Base Rate Loans" means Loans bearing interest at rates determined by reference to the Base Rate as provided in subsection 2.2A.

            "Beneficiary" has the meaning assigned to such term in subsection 11.2.

            "BofA" means Bank of America National Trust and Savings Association.

            "Borrowers" means Company and MSL Overseas.

            "Borrowing Base Certificate" means a certificate substantially in the form of Exhibit VI annexed hereto delivered to Administrative Agent by each Borrower pursuant subsection 6.1(i).

            "Business Day" means (i) for all purposes other than as covered by clauses (ii) and (iii) below, any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the States of New York or California or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close, (ii) with respect to all notices, determinations, fundings and payments in connection with the Adjusted LIBOR or any LIBOR Loans, any day that is a Business Day described in clause (i) above and that is also a day for trading by and between banks in Dollar deposits in the London interbank market and (iii) with respect to all notices, determinations, funding and payments in connection with any Offshore Currency Loan, a day, excluding Saturday, Sunday and any day which is a legal holiday under the laws of the States of New York or California or is a day on which banking institutions in such state are authorized or required by law or other governmental action to close, on which commercial banks are open for foreign exchange business in London, England, and on which dealings in the relevant Offshore Currency are carried on in the applicable offshore foreign exchange interbank market in which disbursement of or payment in such Offshore Currency will be made or received hereunder.

            "Capital Lease", as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

            "Cash" means money, currency or a credit balance in a Deposit
Account.

            "Cash Collateralize" means to pledge and deposit with or deliver to Collateral Agent, for the benefit of Collateral Agent, Issuing Lender and Lenders, as additional collateral for the Letters of Credit, cash or deposit account balances pursuant to documentation in form and substance satisfactory to Collateral Agent and Issuing Lender (which documents are hereby consented to by Lenders). Derivatives of such term shall have corresponding meanings. Each Borrower hereby grants Collateral Agent, for the benefit of Collateral Agent, Issuing Lender and

Lenders, a security interest in all such cash and deposit account balances. Cash collateral shall be maintained in blocked deposit accounts at BofA which shall bear interest at a rate per annum equal to the Federal Funds Effective Rate.

            "Cash Equivalents" means, as at any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, the highest rating obtainable from either Standard & Poor's Ratings Group ("S&P") or Moody's Investors Service, Inc. ("Moody's"); (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier I capital (as defined in such regulations) of not less than $100,000,000; and (v) shares of any money market mutual fund that (a) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P or Moody's.

            "Certificate re Non-Bank Status" means a certificate substantially in the form of Exhibit XI annexed hereto delivered by a Lender to Administrative Agent pursuant to subsection 2.8B(iii).

            "Closing Date" means August 28, 1998, the date of the initial funding of the Loans hereunder.

            "Collateral" means the Domestic Collateral and the Offshore Collateral.

            "Collateral Agent" means BofA in its capacity as collateral agent for the Lenders and any successor collateral agent arising under subsection 10.

            "Collateral Documents" means the Domestic Collateral Documents and Offshore Collateral Documents.

            "Commercial Letter of Credit" means any letter of credit or similar instrument issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by Company or any of its Subsidiaries in the ordinary course of business of Company or such Subsidiary.

            "Commitments" means the commitments of Lenders to make Loans as set forth in subsection 2.1A.

            "Company" has the meaning assigned to that term in the introduction to this Agreement.

            "Company Borrowing Base" means, as at any date of determination, the lesser of (i) the difference between (a) the sum of 80% of all Eligible Accounts Receivable of Company and its Domestic Subsidiaries and 30% of all Eligible Inventory of Company and its Domestic Subsidiaries (less such amount of Eligible Inventory to assure that Eligible Inventory at any time does not exceed 35% of the Company Borrowing Base) and (b) the Term Loans advanced to Company and (ii) $75,000,000 minus the Total Utilization of Revolving Loan Commitments attributable to MSL Overseas.

            "Company Guaranty" has the meaning assigned to that term in subsection 10.1.

            "Company Pledge Agreement" means the Company Pledge Agreement executed and delivered by Company on the Closing Date, substantially in the form of Exhibit XIII annexed hereto, as such Company Pledge Agreement may thereafter be amended, supplemented or otherwise modified from time to time.

            "Company Security Agreement" means the Company Security Agreement executed and delivered by Company on the Closing Date, substantially in the form of Exhibit XIV annexed hereto, as such Company Security Agreement may thereafter be amended, supplemented or otherwise modified from time to time.

            "Compliance Certificate" means a certificate substantially in the form of Exhibit VII annexed hereto delivered to Administrative Agent, Syndication Agent and Lenders by Company pursuant to subsection 6.1 (iv).

            "Computation Date" has the meaning set forth in subsection 2.7A.

            "Conforming Leasehold Interest" means any Recorded Leasehold Interest as to which the lessor has agreed in writing for the benefit of Collateral Agent (which writing has been delivered to Collateral Agent), whether under the terms of the applicable lease, under the terms of a Landlord Consent and Estoppel, or otherwise, to the matters described in the definition of "Landlord Consent and Estoppel," which interest, if a subleasehold or sub-subleasehold interest, is not subject to any contrary restrictions contained in a superior lease or sublease.

            "Consolidated Capital Expenditures" means, for any period, the sum of (i) the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability and including that portion of Capital Leases which is capitalized on the consolidated balance sheet of Company and its Subsidiaries) by Company and its Subsidiaries during that period that, in conformity with GAAP, are included in "additions to property, plant or equipment" or comparable items reflected in the consolidated statement of cash flows of Company and its Subsidiaries, excluding any expenditures that are reimbursed or reimbursable pursuant to a written agreement with IBM, plus (ii) to the extent not covered by clause (i) of this definition, the aggregate of all expenditures by Company and its Subsidiaries during that period to acquire (by purchase or otherwise) the business, property or fixed assets of any Person, or the stock or other evidence of beneficial ownership of any Person that, as a result of such acquisition, becomes a Subsidiary of Company, excluding expenditures made or to be made in respect of Eligible Inventory acquired in connection with the acquisition of Company's Charlotte, North Carolina Facility.

            "Consolidated EBITDA" means, for any period, without duplication, the sum of the amounts for such period of (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) provisions for taxes based on income, (iv) total depreciation expense, (v) total amortization expense, and (vi) other non-cash items reducing Consolidated Net Income, all other non-cash items increasing Consolidated Net Income, all of the foregoing as determined on a consolidated basis for Company and its Subsidiaries in conformity with GAAP.

            "Consolidated Interest Expense" means, for any period, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of Company and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of Company and its Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Agreements, but excluding, however, any amortization of debt issuance costs incurred in connection with the Existing Credit Agreement and the Credit Agreement including the transactions contemplated thereby and amounts referred to in subsection 2.3 payable to Arranger and Agents and amounts referred to in subsection 12.2 on or before the Closing Date.

            "Consolidated Leverage Ratio" means, for any Fiscal Quarter, the ratio of (a) Consolidated Total Debt as of the last day of such Fiscal Quarter to (b) Consolidated EBITDA for the consecutive four Fiscal Quarters ending on the last day of such Fiscal Quarter.

            "Consolidated Net Income" means, for any period, the net income (or loss) of Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; provided that there shall be excluded (i) the income (or loss) of any Person (other than a Subsidiary of Company) in which any other Person (other than Company or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Company or any of its Subsidiaries by such Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Company or is merged into or consolidated with Company or any of its Subsidiaries or that Person's assets are acquired by Company or any of its Subsidiaries, (iii) the income of any Subsidiary of Company to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (iv) any after-tax gains or losses attributable to Asset Sales or returned surplus assets of any Pension Plan, (v) up to $11,875,000 of losses attributable to operating losses, restructuring charges and severance obligations relating to the Fremont and Valencia, Spain Facilities in the Fiscal Quarter ended December 31, 1997 and up to $1,110,000, $1,441,000 and $1,485,000 of losses attributable to operating losses of the Fremont Facilities in the Fiscal Quarters ended September 27, 1997, December 31, 1997 and April 4, 1998, respectively, and (vi) (to the extent not included in clauses (i) through (v) above) any non-recurring gains or net non-cash nonrecurring losses.

            "Consolidated Net Worth" means, as at any date of determination, the sum of the capital stock and additional paid-in capital plus retained earnings (or minus accumulated deficits) of Company and its Subsidiaries on a consolidated basis determined in conformity with GAAP.

            "Consolidated Total Debt" means, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness of Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

            "Contingent Obligation", as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person (i) with respect to any Indebtedness, lease, dividend or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, or (iii) under Hedge Agreements. Contingent Obligations shall include
(a) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and (c) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (X) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (Y) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (X) or (Y) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if less, the amount to which such Contingent Obligation is specifically limited.

            "Contractual Obligation", as applied to any Person, means any provision of any Security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

            "Cost of Funds" means with respect to any Offshore Currency, the rate of interest determined by Administrative Agent or Fronting Offshore Lender, as the case may be, in respect thereof (which determination shall be conclusive absent manifest error, lack of good faith, gross negligence or willful misconduct) to be the cost to Administrative Agent or Fronting Offshore Lender, as the case may be, of obtaining funds denominated in such Offshore Currency for the period or, if applicable, the relevant Interest Period during which any relevant amount in such Offshore Currency is outstanding; provided that, "Cost of Funds" with respect to any eurocurrency, shall be the rate of interest per annum (rounded upwards to the nearest 1/32 of 1%) determined by the Administrative Agent or Fronting Offshore Lender, as the case may be, as the rate at which deposits in the applicable Offshore Currency in the approximate amount of the Offshore Revolving Loan of Fronting Offshore Lender for such Interest Period would be offered by its applicable lending office to major banks in the London interbank market at their request at approximately 11:00 A.M. (London time) two Business Days prior to the commencement of such Interest Period.

            "Currency Agreement" means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement to which Company or any of its Subsidiaries is a party.

            "Deed of Pledge of Claims" means the deed of pledge of claims dated August 21, 1998 entered into by MSL Overseas as Pledgor and Collateral Agent as Pledgee.

            "Deed of Pledge of Shares" means the deed of pledge of shares to be dated August 28, 1993 entered into by MSL as Pledgor and Collateral Agent as Pledgee.

            "Deposit Account" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

            "DLJ" has the meaning assigned to that term in the introduction to this Agreement.

            "Dollar Equivalent" means, at any time, (a) as to any amount denominated in Dollars, the amount thereof at such time, and (b) as to any amount denominated in an Offshore Currency, the equivalent amount in Dollars as determined by Administrative Agent at such time on the basis of the Spot Rate for the purchase of Dollars with such Offshore Currency.

            "Dollars" and the sign "$" mean the lawful money of the United States of America.

            "Domestic Collateral" means, collectively, all of the real, personal and mixed property (including capital stock) in which Liens are purported to be granted pursuant to the Domestic Collateral Documents as security for the Obligations.

            "Domestic Collateral Documents" means the Company Pledge Agreement, the Company Security Agreement, the Subsidiary Pledge Agreements, the Subsidiary Security Agreements, the Mortgages, and all other instruments or documents delivered by Company or any Domestic Subsidiary pursuant to this Agreement or any of the other Loan Documents in order to grant to Collateral Agent, on behalf of Lenders, a Lien on any real, personal or mixed property of that Loan Party as security for the Obligations.

            "Domestic Guaranties" means the Company Guaranty and the Subsidiary Guaranty.

            "Domestic Subsidiary" means a Subsidiary organized under the laws of the United States or any state or territory thereof or the District of Columbia.

            "Eligible Accounts Receivable" means, as at any date of determination, the aggregate dollar value as shown on the books and records of Company and its Subsidiaries of all Accounts Receivable; provided, however, that unless otherwise agreed by Requisite Lenders, the following Accounts Receivable are not Eligible Accounts Receivable:

            (i) Accounts Receivable which, at the date of issuance of the respective invoice therefor, were payable more than sixty-five (65) days after the date of issuance of such invoice;

            (ii) Accounts Receivable which remain unpaid for more than ninety
      (90) days after the due date specified in the original invoice or for more than one hundred and twenty (120) days after invoice date if no due date was specified;

            (iii) Accounts Receivable with respect to which the customer is the United States of America or any department, agency or instrumentality thereof unless, with respect to such Accounts Receivable, the Federal Assignment of Claims Act (31 U.S.C. Section 3727) has been complied with;

            (iv) Accounts Receivable with respect to which the customer is an Affiliate of a Person or a director, officer, agent, stockholder or employee of a Person or any of its Affiliates, other than Accounts Receivable resulting from arms-length transactions in the ordinary course of business;

            (v) Accounts Receivable due from a customer if more than twenty-five percent (25%) of the aggregate amount of Accounts Receivable of such customer have at the time remained unpaid for more than one hundred and twenty (120) days after the invoice date or ninety (90) days after the due date specified in the original invoice;

            (vi) As to Accounts Receivable of Company or a Domestic Subsidiary, Accounts Receivable evidenced by an instrument (as defined in Article 9 of the UCC) not in the possession of Collateral Agent;

            (vii) Accounts Receivable with respect to which Collateral Agent does not have a valid, First Priority Lien, and Accounts Receivable subject to any Lien except those in favor of Collateral Agent and Permitted Encumbrances junior to the Liens in favor of Collateral Agent;

            (viii) Accounts Receivable with respect to which the customer is the subject of any bankruptcy or other insolvency proceeding;

            (ix) Accounts Receivable due from a customer other than IBM to the extent that such Accounts Receivable exceed in the aggregate an amount equal to twenty-five percent (25%) of the aggregate of all Accounts Receivable at said date; provided however that notwithstanding the foregoing, at such time as the Consolidated Leverage Ratio equals or is less than 3.50:1.00 for two consecutive quarters, Accounts Receivable due from IOMEGA shall be excluded under this clause (ix) only to the extent that such Accounts Receivable exceed in the aggregate an amount equal to forty percent (40%) of the aggregate of all Accounts Receivable at said date; provided further that, if at any time after the foregoing proviso has become effective, the Consolidated Leverage Ratio exceeds 3.50:1.00 for two consecutive quarters, the 25% limitation shall again apply to Accounts Receivable due from IOMEGA;

            (x) Accounts Receivable with respect to which the customer's obligation to pay is conditional or subject to a repurchase obligation or contractual right to return, including bill and hold sales, guaranteed sales, sale or return transactions, sales on approvals or consignment sales;

            (xi) Accounts Receivable with respect to which there is any unresolved dispute with the respective customer (but only to the extent of such dispute) involving more than $150,000 in the aggregate for all customers;

            (xii) Accounts Receivable with respect to which the customer is located in New Jersey, Minnesota or any other state denying creditors access to its courts in the absence of a Notice of Business Activities Report or other similar filing, unless such Person has either qualified as a foreign corporation authorized to transact business in such state or has filed a Notice of Business Activities Report or similar filing with the applicable state agency for the then current year;

            (xiii) Accounts Receivable as to which Company or a Subsidiary of Company does not have lawful and absolute title and which Accounts Receivable are not, in such company's reasonable judgement, collectible in the ordinary course of business; and

            (xiv) Accounts Receivable which Requisite Lenders determine in their reasonable discretion to be unacceptable for borrowing purposes.

            "Eligible Assignee" means (A) (i) a commercial bank organized under the laws of the United States or any state thereof; (ii) a savings and loan association or savings bank organized under the laws of the United States or any state thereof; (iii) a commercial bank organized under the laws of any other country or a political subdivision thereof; provided that (x) such bank is acting through a branch or agency located in the United States or (y) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; and (iv) any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act) which extends credit or buys loans as one of its businesses including insurance companies, mutual funds and lease financing companies; and (B) any Lender and any Affiliate of any Lender; provided that no Affiliate of Company shall be an Eligible Assignee.

            "Eligible Inventory" means as at any date of determination, the aggregate Dollar value as shown on the books and records of Company and its Subsidiaries of all Inventory (including raw materials, purchased parts and work-in-process Inventory); provided, however that unless otherwise agreed by Requisite Lenders, the following Inventory is not Eligible Inventory:

            (i) finished goods which do not meet specifications of the purchase order for such goods in any material respect;

            (ii) Inventory with respect to which Collateral Agent does not have a valid, First Priority Lien;

            (iii) Inventory with respect to which there exists any Lien in favor of any Person other than Collateral Agent, except Permitted Encumbrances junior to the Liens in favor of Collateral Agent;

            (iv) Inventory produced in violation of the Fair Labor Standards Act or subject to the so-called "hot goods" provisions contained in Title 29 U.S.C. 215(a)(i);

            (v) Goods belonging to third parties that have been consigned to Company or a Subsidiary of Company;

            (vi) Inventory in the custody of third parties for processing or manufacture;

            (vii) Inventory in the possession of Company or a Subsidiary of Company but intended by such company for return to the supplier thereof;

            (viii) Inventory in the custody or possession of Company or a Subsidiary of Company on a sale-on-approval or sale-or -return basis or subject to any other repurchase or return agreement; provided however, that Company or a Subsidiary of Company having the right (but not the obligation) to return Inventory after it has been purchased by Company or a Subsidiary of Company shall not cause such Inventory not to be Eligible Inventory;

            (ix) Inventory that is unsalable, obsolete, damaged, or otherwise unfit for sale or consumption in the normal course of business of Company or a Subsidiary of Company;

            (x) Inventory that is subject to any bona fide dispute or other claim on the part of any Person other than the Lien in favor of Collateral Agent or to any right of offset or counterclaim; and

            (xi) Inventory which Requisite Lenders determine, in their reasonable discretion, to be unacceptable for borrowing purposes.

            "Employee Benefit Plan" means any "employee benefit plan" as defined in Section 3(3) of ERISA which is or was maintained or contributed to by Company, any of its Subsidiaries or any of their respective ERISA Affiliates.

            "Environmental Claim" means any notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any governmental authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law, (ii) in connection with any Hazardous Materials or any actual or alleged Hazardous Materials Activity, or (iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

            "Environmental Laws" means any and all current or future statutes, ordinances, orders, rules, regulations, guidance documents, judgments, Governmental Authorizations, or any other requirements of governmental authorities relating to (i) environmental matters, including those relating to any Hazardous Materials Activity, (ii) the generation, use, storage, transportation or disposal of Hazardous Materials, or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to Company or any of its Subsidiaries or any Facility, including the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. ss. 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. ss. 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. ss. 1251 et seq.), the Clean Air Act (42 U.S.C. ss. 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. ss. 2601 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. ss.136 et seq.), the Occupational Safety and Health Act (29 U.S.C. ss. 651 et seq.), the Oil Pollution Act (33 U.S.C. ss. 2701 et seq.)and the Emergency Planning and Community Right-to-Know Act (42 U.S.C. ss. 11001 et seq.); each as amended or supplemented, any analogous present or future state or local statutes or laws, including laws of jurisdictions outside of the United States, and any regulations promulgated pursuant to any of the foregoing.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

            "ERISA Affiliate" means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of Company or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of Company or such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of Company or such Subsidiary and with respect to liabilities arising after such period for which Company or such Subsidiary could be liable under the Internal Revenue Code or ERISA.

            "ERISA Event" means (i) a "reportable event" within the meaning of
Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has bean waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by Company, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on Company, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of Company, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by Company, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to
Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which could give rise to the imposition on Company, any of its Subsidiaries or any of their respective ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under
Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against Company, any of its Subsidiaries or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan; (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under
Section 501(a) of the Internal Revenue Code; or (xi) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

            "European Monetary Union" has the meaning set forth in subsection 2.7G.

            "Event of Default" means each of the events set forth in Section 8.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

            "Existing Credit Agreement" means the Amended and Restated Multicurrency Credit Agreement, dated as of December 15, 1995, as amended through the date hereof, among Company, certain of its Subsidiaries, Bank of America National Trust and Savings Association, as Agent, Collateral Agent and Issuing Lender, Bank of America International Limited, as Sub-Agent and the lenders named therein.

            "Facilities" means any and all real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by Company or any of its Subsidiaries or any of their Affiliates.

            "Federal Funds Effective Rate" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by Administrative Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by Administrative Agent.

            "Financial Plan" has the meaning assigned to that term in subsection 6.1(xiii).

            "First Priority" means with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that (i) such Lien has priority over any other Lien on such Collateral (other than Permitted Encumbrances and Liens permitted pursuant to subsection 7.2A) and (ii) such Lien is the only Lien (other than Permitted Encumbrances and Liens permitted pursuant to subsection 7.2A) to which such Collateral is subject.

            "Fiscal Quarter" means a fiscal quarter of any Fiscal Year.

            "Fiscal Year" means the fiscal year of Company and its Subsidiaries ending on December 31 of each calendar year.

            "Flood Hazard Property" means a Mortgaged Property located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

            "Foreign Borrowing Base" means as at any date of determination, as to any Foreign Subsidiary, the difference between (a) the sum of 80% of all Eligible Accounts Receivable of a Foreign Subsidiary and 30% of all Eligible Inventory of such Foreign Subsidiary and (b) the Term Loans allocable to such Foreign Subsidiary.

            "Foreign Subsidiary" means any Subsidiary of the Company that is not a Domestic Subsidiary.

            "Fronting Offshore Lender" means BofA, or any successor, in its capacity as Fronting Offshore Lender hereunder.

            "Funding and Payment Office" means (i) the offices of Administrative Agent designated for funding or payment in Schedule 12.8 or (ii) such other offices of Administrative

Agent as may from time to time hereafter be designated as such in a written notice delivered by Administrative Agent to each Borrower and each Lender.

            "Funding Date" means the date of the funding of a Loan.

            "FX Trading Office" means the Foreign Exchange Trading Center, #5193, San Francisco, California, of BofA or such other of BofA's offices as BofA may designate from time to time.

            "GAAP" means, subject to the limitations on the application thereof set forth in subsection 1.2, generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, in each case as the same are applicable to the circumstances as of the date of determination.

            "Governmental Authorization" means any permit, license, authorization, plan, directive, consent order or consent decree of or from any federal, state or local governmental authority, agency or court.

            "Hazardous Materials" means (i) any chemical, material or substance at any time defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", acutely hazardous waste", "radioactive waste", "biohazardous waste", "pollutant", "toxic pollutant", "contaminant", "restricted hazardous waste", "infectious waste", "toxic substances", or any other term or expression intended to define, list or classify substances by reason of properties harmful to health, safety or the indoor or outdoor environment (including harmful properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "TCLP toxicity" or "EP toxicity" or words of similar import under any applicable Environmental
Laws); (ii) any oil, petroleum, petroleum fraction or petroleum derived substance; (iii) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (iv) any flammable substances or explosives; (v) any radioactive materials; (vi) any asbestos-containing materials; (vii) urea formaldehyde foam insulation; (viii) electrical equipment which contains any oil or dielectric fluid containing polychlorinated biphenyls; (ix) pesticides; and (x) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority.

            "Hazardous Materials Activity" means with respect to the Facilities any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, release, threatened release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials except in the normal course of business and in accordance with Environmental Laws, and any corrective action or response action required by Environmental Law with respect to any of the foregoing.

            "Hedge Agreement" means an Interest Rate Agreement or a Currency Agreement designed to hedge against fluctuations in interest rates or currency values, respectively.

            "IBM" means International Business Machines Corporation.

            "Indebtedness", as applied to any Person, means (i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument, and (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person. For purposes of this Agreement, Contingent Obligations are not to be considered Indebtedness. Obligations under Interest Rate Agreements and Currency Agreements constitute (X) in the case of Hedge Agreements, Contingent Obligations, and (Y) in all other cases, Investments, and in neither case constitute Indebtedness.

            "Indemnitee" has the meaning assigned to that term in subsection 12.3.

            "Intellectual Property" means all patents, trademarks, tradenames, copyrights, technology, know-how and processes used in or necessary for the conduct of the business of Company and its Subsidiaries as currently conducted that are material to the condition (financial or otherwise), business operations of Company and its Subsidiaries, taken as a whole.

            "Interest Payment Date" means (i) with respect to any Base Rate Loan, the last Business Day of each March, June, September and December of each year, commencing on the first such date to occur after the Closing Date, and (ii) with respect to any LIBOR Loan, the last Business Day of each Interest Period applicable to such Loan; PROVIDED that in the case of each Interest Period of longer than three months "Interest Payment Date" shall also include each date that is three months, or an multiple thereof, after the commencement of such Interest Period.

            "Interest Period" has the meaning assigned to that term in subsection 2.2B.

            "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement to which Company or any of its Subsidiaries is a party.

            "Interest Rate Exchanger" means a Lender party to an Interest Rate Agreement.

            "Interest Rate Determination Date" means, with respect to any Interest Period, the second Business Day prior to the first day of such Interest Period.

            "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

            "Inventory" means, with respect to any Person as of any date of determination, all goods. merchandise and other personal property which are then held by such Person for sale or lease, including raw materials, work in process, packaging, packing and other materials used in assembling or packaging goods or merchandise for delivery to a customer.

            "Investment" means (i) any direct or indirect purchase or other acquisition by Company or any of its Subsidiaries of, or of a beneficial interest in, any Securities of any other Person (other than a Person that prior to such purchase or acquisition was a Domestic Subsidiary of Company), (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Subsidiary of Company from any Person other than Company or any of its Subsidiaries, of any equity Securities of such Subsidiary, (iii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by Company or any of its Subsidiaries to any other Person (other than a Wholly-owned Subsidiary of Company), including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business, or (iv) Interest Rate Agreements or Currency Agreements not constituting Hedge Agreements. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment in accordance with GAAP.

            "IP Collateral" means, collectively, the Intellectual Property that is a portion of the Domestic Collateral under the Company Security Agreement, and the Subsidiary Security Agreements.

            "Issuing Lender" means BofA in its capacity as issuer of one or more Letters of Credit hereunder.

            "Joint Venture" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided that in no event shall any corporate Subsidiary of any Person or any two or more corporate Subsidiaries of any Person be considered to be a Joint Venture to which such Person or any such Subsidiary is a party.

            "Landlord Consent and Estoppel" means, with respect to any Leasehold Property, a letter, certificate or other instrument in writing from the lessor under the related lease, reasonably satisfactory in form and substance to Agents, pursuant to which such lessor agrees, for the benefit of Collateral Agent, (i) that without any further consent of such lessor or any further action on the part of the Loan Party holding such Leasehold Property, or with such consent or further action which such lessor agrees shall not be unreasonably withheld or delayed, such Leasehold Property may be encumbered pursuant to a Mortgage and may be assigned to the purchaser at a foreclosure sale or in a transfer in lieu of such a sale (and to a subsequent third party assignee if any Agent, any Lender, or an Affiliate of either so acquires such Leasehold Property or with such consent or further action which such lessor agrees shall not be unreasonably withheld or delayed), (ii) that such lessor shall be requested to agree not to terminate such lease as a result of a default by such Loan Party thereunder without first giving Collateral Agent notice of such default and at least 60 days (or, if such default cannot reasonably be cured by Agents within such period, such longer period as may reasonably be required) to cure such default, and (iii) to such other matters relating to such Leasehold Property as Agents may reasonably request.

            "L/C Amendment Application" means an application form for amendment of outstanding standby or commercial documentary letters of credit as shall at any time be in use at the Issuing Lender as the Issuing Lender shall request.

            "Leasehold Property" means any leasehold interest of any Loan Party as lessee under any lease of real property located in the United States of America.

            "Lender" and "Lenders" means the persons identified as "Lenders" and listed on the signature pages of this Agreement, together with their successors and permitted assigns pursuant to subsection 11.1.

            "Letter of Credit" or "Letters of Credit" means Commercial Letters of Credit and Standby Letters of Credit issued or to be issued by Issuing Lender for the account of a Borrower pursuant to subsection 3.1.

            "Letter of Credit Usage" means, as at any date of determination, the sum of (i) the maximum aggregate amount which is or at any time thereafter may become available for drawing under all Letters of Credit then outstanding plus
(ii) the aggregate amount of all drawings under Letters of Credit honored by Issuing Lender and not theretofore reimbursed by Company or MSL Overseas (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B).

            "LIBOR Loans" means loans bearing interest at rates determined by reference to Adjusted LIBOR as provided in subsection 2.2A.

            "Lien" means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

            "Loan" or "Loans" means one or more of the Term Loans or Revolving Loans or any combination thereof.

            "Loan Documents" means this Agreement, the Notes, the Letters of Credit (and any applications for, or reimbursement agreements or other documents or certificates executed by Company in favor of Issuing Lender relating to, the Letters of Credit), the Domestic Guaranties, the Offshore Guaranties, and the Collateral Documents.

            "Loan Party" means each Borrower and each Borrower's Subsidiaries from time to time executing a Loan Document, and "Loan Panics" means all such Persons, collectively.

            "Margin Determination Certificate" means an Officer's Certificate of Company delivered pursuant to 6.1 (iv) setting forth in reasonable detail the Consolidated Leverage Ratio for the four-Fiscal Quarter period ending as of the last day of the Fiscal Quarter during which such Officer's Certificate is delivered.

            "Margin Stock" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

            "Material Adverse Effect" means (i) a material adverse effect upon the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company and its Subsidiaries taken as a whole or (ii) the material impairment of the ability of any Loan Party to perform, or of Agents or Lenders to enforce, the Obligations.

            "Material Contract" means any contract or other arrangement to which Company or any of its Subsidiaries is a party (other than the Loan Documents) for which breach, nonperformance, cancellation or failure to renew could have a Material Adverse Effect.

            "Material Leasehold Property" means a Leasehold Property reasonably determined by Agents to be of material value as Collateral or of material importance to the operations of Company or any of its Subsidiaries.

            "Mortgage" means (i) a security instrument (whether designated as a deed of trust or a mortgage or by any similar title) executed and delivered by Company or any Domestic Subsidiary, substantially in such form as may be approved by Agents in their sole discretion, with such changes thereto as may be recommended by Collateral Agent's local counsel based on local laws or customary local mortgage or deed of trust practices, or (ii) at the option of Agents, in the case of an Additional Mortgaged Property (as defined in subsection 6.9), an amendment to an existing Mortgage, in form satisfactory to Agents, adding such Additional Mortgaged Property to the Real Property Assets encumbered by such existing Mortgage, in either case as such security instrument or amendment may be amended, supplemented or otherwise modified from time to time. "Mortgages" means all such instruments, including any Additional Mortgages (as defined in subsection 6.9), collectively.

            "Mortgaged Property" means an Additional Mortgaged Property (as defined in subsection 6.9).

            "MSL Ireland" means Manufacturers' Services Athlone Ltd., a Wholly-owned Irish Subsidiary of Company.

            "MSL Malaysia" means MSL Technology Services (Malaysia) Sdn Bnd, a Wholly-owned Malaysian Subsidiary of Company.

            "MSL Overseas" has the meaning assigned to that term in the introduction to this Agreement.

            "MSL Overseas Borrowing Base" means, as at any date of determination, the lesser of(i) the difference between (a) the sum of 80% of Eligible Accounts Receivable of MSL

Overseas and Company's other Foreign Subsidiaries and 30% of all Eligible Inventory of MSL Overseas and Company's other Foreign Subsidiaries (less such amount of such Eligible Inventory to assure that Eligible Inventory at any time does not exceed 35% of the MSL Overseas Borrowing Base) and (b) the Term Loans advanced to MSL Overseas and (ii) $75,000,000 minus the Total Utilization of Revolving Loan Commitments attributable to Company.

            "MSL Spain" means Global Manufacturers' Services Valencia S.A., a Wholly-owned Spanish Subsidiary of Company.

            "Multiemployer Plan" means any Employee Benefit Plan which is a "multiemployer plan" as defined in Section 3(37) of ERISA.

            "Net Asset Sale Proceeds" means, with respect to any Asset Sale, Cash payments (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received from such Asset Sale, net of any bona fide direct costs incurred in connection with such Asset Sale, including (i) income taxes reasonably estimated to be actually payable within two years of the date of such Asset Sale as a result of any gain recognized in connection with such Asset Sale and (ii) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale.

            "Net Insurance/Condemnation Proceeds" means any Cash payments or proceeds received by Company or any of its Subsidiaries (i) under any business interruption or casualty insurance policy in respect of a covered loss thereunder or (ii) as a result of the taking of any assets of Company or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, in each case net of any actual and reasonable documented costs incurred by Company or any of its Subsidiaries in connection with the adjustment or settlement of any claims of Company or such Subsidiary in respect thereof.

            "Notes" means one or more of the Term Notes or Revolving Notes or any combination thereof.

            "Notice of Borrowing" means a notice substantially in the form of
Exhibit I annexed hereto delivered by Company to Administrative Agent pursuant to subsection 2.1B with respect to a proposed borrowing.

            "Notice of Conversion/Continuation" means a notice substantially in the form of Exhibit II annexed hereto delivered by Company to Administrative Agent pursuant to subsection 2.2D with respect to the applicable basis for determining the interest rate with respect to the Loans specified therein.

            "Notice of Issuance of Letter of Credit" means a notice substantially in the form of Exhibit III annexed hereto delivered by Company to Administrative Agent pursuant to subsection 3.lB(i) with respect to the proposed issuance of a Letter of Credit.

            "Obligations" means all obligations of every nature of each Loan Party from time to time owed to Arranger, Agents, Lenders or any of them under the Loan Documents, whether for principal, interest, reimbursement of amounts drawn under Letters of Credit, fees, expenses, indemnification or otherwise.

            "Officer's Certificate" means, as applied to any corporation a certificate executed on behalf of such corporation by its president, its chief financial officer (or if there is no chief financial officer, its chief accounting officer) or its treasurer, or, in the case of an Foreign Subsidiary, a director, the sole administrator or other comparable officer of such Subsidiary; provided that every Officer's Certificate with respect to the compliance with a condition precedent to the making of any Loans hereunder shall include (i) a statement that the officer or officers making or giving such Officer's Certificate have read such condition and any definitions or other provisions contained in this Agreement relating thereto, (ii) a statement that, in the opinion of the signers, they have made or have caused to be made such examination or investigation as is necessary to enable them to express an informed opinion as to whether or not such condition has been complied with, and
(iii) a statement as to whether, in the opinion of the signers, such condition has been complied with.

            "Offshore Collateral" means, collectively, all of the real, personal and mixed property (including capital stock) in which Liens are purported to be granted pursuant to the Offshore Collateral Documents as security for the Obligations of MSL Overseas and Company's other Foreign Subsidiaries.

            "Offshore Collateral Documents" means all instruments and documents delivered by MSL Overseas or any of Company's other Foreign Subsidiaries pursuant to this Agreement or any of the other Loan Documents in order to grant to Collateral Agent, on behalf of Lenders, a Lien on any real, personal or mixed property of that Loan Party as security for the Obligations of MSL Overseas and Company's other Foreign Subsidiaries.

            "Offshore Currency" means at any time Spanish pesetas and, on and after such time that the European Monetary Union introduces a single currency for member states participating in the European Monetary Union, such currency, as described in subsection 2.7G.

            "Offshore Currency Loan" means any Revolving Loan denominated in an Offshore Currency.

            "Offshore Guaranty" means, collectively, the guaranties by each Foreign Subsidiary of the Obligations of MSL Overseas hereunder.

            "Offshore Lender" and "Offshore Lenders" means the Lenders that have Offshore Revolving Loan Commitments or that have made Offshore Revolving Loans, together with their successors and permitted assigns pursuant to subsection 11.1.

            "Offshore Loan Exposure" means, with respect to any Offshore Lender as of any date of determination (i) prior to the termination of the Offshore Revolving Loan Commitments, that Lender's Offshore Revolving Loan Commitments and (ii) after the termination of the Offshore Revolving Loan Commitments, the sum of(a) the aggregate outstanding principal amount of the Offshore Revolving Loans of that Lender plus
(b) in the event that Lender is Issuing Lender, the aggregate Letter of Credit Usage in respect of all Letters of Credit issued by that Lender payable in an Offshore Currency (in each case net of any participations purchased by other Lenders in such Letters of Credit or any unreimbursed drawings thereunder).

            "Offshore Participant" means each financial institution that is designated as an Offshore Participant on Schedule 2.1 annexed hereto, and each financial institution which becomes, with the approval of Administrative Agent, an Offshore Participant in an Assignment Agreement.

            "Offshore Participation" has the meaning assigned to it in subsection 2.1A(iii)(b).

            "Offshore Revolving Loans" means Revolving Loans made by Offshore Lenders denominated in an Offshore Currency pursuant to subsection 2.1A(iii).

            "Offshore Revolving Loan Commitment" means the commitments of an Offshore Lender to make Offshore Revolving Loans pursuant to subsection 2. 1A(iii), and "Offshore Revolving Loan Commitments" means such commitments of all such Lenders in the aggregate.

            "Operating Lease" means, as applied to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) that is not a Capital Lease in accordance with GAAP other than any such lease under which that Person is the lessor.

            "Other Currency" means any lawful currency consisting of a eurocurrency (other than Offshore Currency) that is approved by all Offshore Lenders and Administrative Agent or in the case of requested Letters of Credit, by Issuing Lender and, in the opinion of Offshore Lenders and Administrative Agent, is freely traded in the offshore interbank foreign exchange markets and is freely transferable and freely convertible into Dollars.

            "Overseas Borrowing Base Provisions" has the meaning set forth in subsection 7.17.

            "Overseas Subsidiary Loan" has the meaning set forth in subsection 7.17.

            "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

            "Pension Plan" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

            "Permitted Encumbrances" means the following types of Liens (excluding any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by

ERISA, any such Lien relating to or imposed in connection with any Environmental Claim, and any such Lien expressly prohibited by any applicable terms of any of the Collateral Documents):

            (i) Liens for taxes, assessments or governmental charges or claims the payment of which is not, at the time, required by subsection 6.3;

            (ii) statutory Liens of landlords, statutory Liens of banks and rights of set-off, statutory or contractual Liens of carriers or warehousemen, statutory Liens of mechanics, repairmen, workmen and materialmen, and other Liens imposed by law, in each case incurred in the ordinary course of business (a) for amounts not yet overdue or (b) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of 5 days) are being contested in good faith by appropriate proceedings, so long as (1) such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts, and (2) in the case of a Lien with respect to any portion of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral on account of such Lien;

            (iii) Liens incurred or deposits made in the ordinary course of business including in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof, and provided all such Liens in the aggregate would not (even if enforced) cause a Material Adverse Effect;

            (iv) any attachment or judgment Lien not constituting an Event of Default under subsection 8.8;

            (v) leases or subleases granted to third parties in accordance with any applicable terms of the Collateral Documents and not interfering in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries or resulting in a material diminution in the value of any Collateral as security for the Obligations;

            (vi) easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries or result in a material diminution in the value of any Collateral as security for the Obligations;

            (vii) any (a) interest or title of a lessor or sublessor under any Operating Lease not prohibited hereby, (b) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or
      (c) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (b), so long as the holder of such restriction or encumbrance agrees to recognize the rights of such lessee or sublessee under such lease;

            (viii) Liens arising from filing UCC financing statements relating solely to leases not prohibited by this Agreement;

            (ix) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

            (x) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

            (xi) Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of Company and its Subsidiaries;

            (xii) licenses of patents, trademarks and other intellectual property rights granted by Company or any of its Subsidiaries in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of Company or such Subsidiary;

            (xiii) Liens on assets of Persons that become Subsidiaries after the date of this Agreement, provided, however, that such Liens existed at the same time such Persons became Subsidiaries and were not created in anticipation thereof and, in any event, do not in the aggregate secure Indebtedness exceeding $250,000; and

            (xiv) (a) Any interest or title of a lessor or a sublessor under any Capital Lease, provided that such Capital Leases are otherwise permitted hereunder and (b) purchase money security interests on any property acquired or held by Company or its Subsidiaries in the ordinary course of business, securing Indebtedness permitted hereby incurred or assumed for the purpose of financing all or part of the costs of acquiring such property; provided that (x) any such Lien attaches to such property concurrently with or within 90 days after the acquisition thereof, (y) such Lien attaches solely to the property so acquired in such transaction and its proceeds and (z) the principal amount of Indebtedness secured thereby does not exceed 100% of the cost of such property including transportation, installation and sales or use taxes.

            "Person" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments (whether federal, state or local, domestic or foreign, and including political subdivisions thereof) and agencies or other administrative or regulatory bodies thereof.

            "Pledged Collateral" means, collectively, the "Pledged Collateral" as defined in the Company Pledge Agreement and the Subsidiary Pledge Agreements.

            "Potential Event of Default" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

            "Pro Rata Share" means the percentage equivalent (expressed as a decimal rounded to the ninth decimal place) (i) with respect to all payments, computations and other matters relating to the Term Loan Commitment or the Term Loan Exposure of any Lender, the percentage obtained by dividing (x) the Term Loan Exposure of that Lender by (y) the aggregate' Term Loan Exposure of all Lenders, (ii) with respect to all payments, computations and other matters relating to the Revolving Loan Commitment or the Revolving Loans of any Revolving Lender or any Letters of Credit issued or participations therein purchased (including any Offshore Participations pursuant to subsection 2.1 A(iii)(b)) by any Revolving Lender, the percentage obtained by dividing (x) the Revolving Loan Exposure of that Lender by (y) the aggregate Revolving Loan Exposure of all Lenders, and (iii) for all other purposes with respect to each Lender, the percentage obtained by dividing (x) the sum of the Term Loan Exposure of that Lender plus the Revolving Loan Exposure of that Lender by (y) the sum of the aggregate Term Loan Exposure of all Lenders plus the aggregate Revolving Loan Exposure of all Lenders, in any such case as the applicable percentage may be adjusted by assignments permitted pursuant to subsection 12.1. The initial Pro Rata Share of each Lender for purposes of each of clauses (i) and (ii) of the preceding sentence is set forth opposite the name of that Lender in Schedule 2.1 annexed hereto.

            "PTO" means the United States Patent and Trademark Office or any successor or substitute office in which filings are necessary or, in the opinion of Collateral Agent, desirable in order to create or perfect Liens on any IP Collateral.

            "Real Property Asset" means, at any time of determination, any interest then owned by Company or any Domestic Subsidiary in any real property.

            "Recorded Leasehold Interest" means a Leasehold Property with respect to which a Record Document (as hereinafter defined) has been recorded in all places necessary or desirable, in the reasonable judgment of Agents, to give constructive notice of such Leasehold Property to third-party purchasers and encumbrancers of the affected real property. For purposes of this definition, the term "Record Document" means, with respect to any Leasehold Property, (a) the lease evidencing such Leasehold Property or a memorandum thereof, executed and acknowledged by the owner of the affected real property, as lessor, or (b) if such Leasehold Property was acquired or subleased from the holder of a Recorded Leasehold Interest, the applicable assignment or sublease document, executed and acknowledged by such holder, in each case in form sufficient to give such constructive notice upon recordation and otherwise in form reasonably satisfactory to Agents.

            "Reference Rate" means the rate that BofA announces from time to time as its reference rate, as in effect from time to time. The Reference Rate is a reference rate set by BofA based upon various factors, including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point in pricing some loans and does not necessarily represent the lowest or best rate actually charged to any customer. BofA or any other Lender may make commercial loans or other loans at rates of interest at, above or below the

Reference Rate. Any change in the Reference Rate announced by BofA shall take effect on the opening of business on the day specified in the public announcement of such change.

            "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

            "Reimbursement Date" has the meaning assigned to that term in subsection 3.3B.

            "Requisite Lenders" means Lenders having or holding 51% or more of the sum of (i) the aggregate Term Loan Exposure of all Lenders plus (ii) the aggregate Revolving Loan Exposure of all Lenders.

            "Responsible Officer" means the chief executive officer or the president of Company, or an other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, the chief financial officer or the treasurer of Company or any other officer having substantially the same authority and responsibility.

            "Restricted Junior Payment" means (i) any distribution, direct or indirect, on account of any class of stock of Company now or hereafter outstanding, except a distribution payable solely in shares of that class of stock payable solely to holders of that class, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any class of stock of Company now or hereafter outstanding,
(iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Company now or hereafter outstanding, and (iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Indebtedness that is not approved by Agents and Requisite Lenders.

            "Revolving Lender" means a Lender having a Revolving Loan
Commitment.

            "Revolving Loan Commitment" means the commitment of a Lender to make Revolving Loans to Borrowers pursuant to subsection 2.1A(ii), and "Revolving Loan Commitments" means such commitments of all Revolving Lenders in the aggregate.

            "Revolving Loan Commitment Termination Date" means July 31, 2002.

            "Revolving Loan Exposure" means, with respect to any Revolving Lender as of any date of determination (i) prior to the termination of the Revolving Loan Commitments, that Revolving Lender's Revolving Loan Commitment and (ii) after the termination of the Revolving Loan Commitments, the sum of (a) the aggregate outstanding principal amount of the Revolving Loans of that Revolving Lender plus (b) in the event that Revolving Lender is an Issuing Lender, the aggregate Letter of Credit Usage in respect of all Letters of Credit issued by that Revolving Lender (in each case net of any participations purchased by other Revolving Lenders in such Letters of Credit or any unreimbursed drawings thereunder) plus (c) the aggregate amount of all participations purchased by that Revolving Lender in any outstanding Letters of Credit or any unreimbursed drawings under any Letters of Credit plus (d), without duplication, in the case of an Offshore Lender, the aggregate principal amount of all Offshore Revolving Loans (net of any participations therein purchased by Revolving Lenders that are not Offshore Lenders in Loans of Fronting Offshore Lender), plus (e) the aggregate Dollar Equivalent of all Offshore Participations purchased by that Revolving Lender.

            "Revolving Loans" means the Loans made by Revolving Lenders to Company and to MSL Overseas pursuant to subsection 2.1A(ii) and 2.1A(iii).

            "Revolving Notes" means (i) the promissory notes of Company and of MSL Overseas issued pursuant to subsection 2.1D(ii) on the Closing Date and (ii) any promissory notes issued by Company or MSL Overseas pursuant to the last sentence of subsection 12.1 B(i) in connection with assignments of the Revolving Loan Commitments and Revolving Loans of any Revolving Lenders, in each case substantially in the form of Exhibit V annexed hereto, as they may be amended, supplemented or otherwise modified from time to time.

            "Securities" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

            "Securities Act" means the Securities Act of 1933, as amended from time to time, and any successor statute.

            "Solvency Certificate" means an Officer's Certificate substantially in the form of Exhibit XII annexed hereto.

            "Solvent" means, with respect to any Person, that as of the date of determination both (A) (i) the then fair saleable value of the property of such Person is (y) greater than the total amount of liabilities (including contingent liabilities) of such Person and (z) not less than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (ii) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (iii) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (B) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

            "Spot Rate" for a currency means the rate quoted by BofA as the spot rate in the interbank market for the purchase or sale, as the case may be, by BofA of such currency with another currency through its FX Trading Office at approximately 8:00 a.m. (San Francisco time) on the date two Business Days prior to the date as of which the foreign exchange computation is made.

            "Standby Letter of Credit" means any standby letter of credit or similar instrument issued for the purpose of supporting (i) Indebtedness of Company or any of its Subsidiaries in respect of industrial revenue or development bonds or financings, (ii) workers' compensation liabilities of Company or any of its Subsidiaries, (iii) the obligations of third party insurers of Company or any of its Subsidiaries, (iv) obligations with respect to Capital Leases or Operating Leases of Company or any of its Subsidiaries, and
(v) performance, payment. deposit or surety obligations of Company or any of its Subsidiaries, in any case if required by law or governmental rule or regulation or in accordance with custom and practice in the industry and for other purposes approved by Issuing Lender and Requisite Lenders; provided that Standby Letters of Credit may not be issued for the purpose of supporting any Indebtedness constituting "antecedent debt" (as that term is used in Section 547 of the Bankruptcy Code).

            "Sub-Agent" means Bank of America International Limited and its successor thereto.

            "Subordinated Indebtedness" means Indebtedness of Company subordinated in right of payment to the Obligations pursuant to documentation containing maturities, amortization schedules, covenants, defaults, remedies, subordination provisions and other material terms in form and substance satisfactory to Agents and Requisite Lenders.

            "Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

            "Subsidiary Guarantor" means any Subsidiary of Company that executes and delivers a counterpart of the Subsidiary Guaranty on the Closing Date or from time to time thereafter pursuant to subsection 6.8.

            "Subsidiary Guaranty" means the Subsidiary Guaranty executed and delivered by existing Domestic Subsidiaries of Company on the Closing Date and to be executed and delivered by additional Domestic Subsidiaries of Company from time to time thereafter in accordance with subsection 6.8, substantially in the form of Exhibit XV annexed hereto, as such Subsidiary Guaranty may hereafter be amended, supplemented or otherwise modified from time to time.

            "Subsidiary Pledge Agreement" means each Subsidiary Pledge Agreement executed and delivered by an existing Subsidiary Guarantor on the Closing Date or executed and delivered by any additional Subsidiary Guarantor from time to time thereafter in accordance with subsection 6.8, in each case substantially in the form of Exhibit XVI annexed hereto, as such Subsidiary Pledge Agreement may be amended, supplemented or otherwise modified from time to time, and "Subsidiary Pledge Agreements" means all such Subsidiary Pledge Agreements, collectively.

            "Subsidiary Security Agreement" means each Subsidiary Security Agreement executed and delivered by an existing Subsidiary Guarantor on the Closing Date or executed and delivered by any additional Subsidiary Guarantor from time to time thereafter in accordance with subsection 6.8, in each case substantially in the form of Exhibit XVII annexed hereto, as such Subsidiary Security Agreement may be amended, supplemented or otherwise modified from time to time, and "Subsidiary Security Agreements" means all such Subsidiary Security Agreements, collectively.

            "Syndication Agent" has the meaning assigned to that term in the introduction to this Agreement.

            "Tax" or "Taxes" means any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed; provided that "Tax on the overall net income" of a Person shall be construed as a reference to a tax imposed by the jurisdiction in which that Person is organized or in which that Person's principal office (and/or, in the case of a Lender, its lending office) is located or in which that Person (and/or, in the case of a Lender, its lending office) is deemed to be doing business on all or part of the net income, profits or gains (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise) of that Person (and/or, in the case of a Lender, its lending office).

            "Term Loan Commitment" means the commitment of a Lender to make Term Loans to Borrowers pursuant to subsection 2.1A(i), and "Term Loan Commitments" means such commitments of all Lenders in the aggregate.

            "Term Loan Exposure" means, with respect to any Term Loan Lender as of any date of determination (i) prior to the funding of the Term Loans, that Lender's Term Loan Commitment and (ii) after the funding of the Term Loans, the outstanding principal amount of the Term Loan of that Lender.

            "Term Loan Lender" means any Lender who holds a Term Loan Commitment, or who has made a Term Loan hereunder and any assignee of such Lender pursuant to subsection 12.1B.

            "Term Loans" means the Term Loans made by Term Loan Lenders to Borrowers pursuant to subsection 2.1A(i).

            "Term Notes" means (i) the promissory notes of Company and of MSL Overseas issued pursuant to subsection 2.1D(i) on the Closing Date and (ii) any promissory notes issued by Company or by MSL Overseas pursuant to the last sentence of subsection 12.1B(i) in connection with assignments of the Term Loan Commitments or Term Loans of any Term Loan Lenders, in each case substantially in the form of Exhibit IV annexed hereto, as they may be amended, supplemented or otherwise modified from time to time.

            "Title Company" means one or more title insurance companies selected by Company and reasonably satisfactory to Agents.

            "Total Utilization of Revolving Loan Commitments" means, as to either Borrowers or both Borrowers, as applicable, as at any date of determination, the sum of(i) the aggregate principal amount of all outstanding Revolving Loans (other than Revolving Loans made, but not yet applied, for the purpose of reimbursing the applicable Issuing Lender for any amount drawn under any Letter of Credit), including Offshore Revolving Loans, plus (ii) the Letter of Credit Usage.

            "UCC" means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

            "Wholly-owned" means, with respect to a Subsidiary, a Subsidiary of a Person, 100% of the capital stock, shares or other equity securities (other than directors' qualifying shares) of which are owned, directly or indirectly (through one or more Wholly-owned Subsidiaries) by such Person.

            "Year 2000 Problems" means limitations in the capacity or readiness to process (including without limitation calculating, comparing and sequencing) date related data (including leap year calculations) from, into, or between the years 1999 and 2000, of any of the hardware, firmware or software systems associated with information processing and delivery, operations or services material to the business or operation of Company and its Subsidiaries.

1.2 Accounting Terms: Utilization of GAAP for Purposes of Calculations Under Agreement.

            Except as otherwise expressly provided in this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Company to Lenders pursuant to clauses (ii), (iii) and (xiii) of subsection 6.1 shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in subsection 6.1(v)). Calculations in connection with the definitions, covenants and other provisions of this Agreement shall utilize accounting principles and policies in conformity with those used to prepare the financial statements referred to in subsection 5.3.

1.3 Other Definitional Provisions and Rules of Construction.

            A. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.

            B. References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided.

            C. The use in any of the Loan Documents of the word "include" or "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

            D. In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including".

Section 2.  AMOUNTS AND TERMS OF COMMITMENTS AND LOANS

2.1 Commitments; Making of Loans; Notes.

            A. Commitments. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrowers herein set forth, each Term Loan Lender hereby severally agrees to make the Term Loans described in subsection 2.1 A(i), each Revolving Lender hereby severally agrees to make the Revolving Loans described in subsection 2.1A(ii), and Offshore Lenders hereby agree to make the Offshore Revolving Loans described in subsection 2.1A(iii).

            (i) Term Loans. Each Term Loan Lender severally agrees to lend to Borrowers on the Closing Date an amount not exceeding its Pro Rata Share of the aggregate amount of the Term Loan Commitments to be used for the purposes identified in subsection 2.5A. The amount of each Term Loan Lender's Term Loan Commitment is set forth opposite its name on Schedule
      2.1 annexed hereto and the aggregate amount of the Term Loan Commitments is $50,000,000; provided that the Term Loan Commitments of the Term Loan Lenders shall be adjusted to give effect to any assignments of the Term Loan Commitments pursuant to subsection 12.1B. Aggregate Term Loans to Company shall not exceed $15,000,000 and aggregate Term Loans to MSL Overseas shall not exceed $35,000,000. Each Term Loan Lender's Term Loan Commitment shall expire immediately and without further action on August 28, 1998, if the Term Loans are not made on or before that date. Each Borrower may make only one borrowing under the Term Loan Commitments. Amounts borrowed under this subsection 2.1A(i) and subsequently repaid or prepaid may not be reborrowed. Term Loans shall be available only in Dollars.

            (ii) Revolving Loans. Each Revolving Lender severally agrees, subject to the limitations set forth below with respect to the maximum amount of Revolving Loans permitted to be outstanding from time to time, to lend to Borrowers from time to time during the period from the Closing Date to but excluding the Revolving Loan Commitment Termination Date an aggregate amount in Dollars not exceeding its Pro Rata Share of the aggregate amount of the Revolving Loan Commitments, such Loans to be used for the purposes identified in subsection 2.5B. The original amount of each Revolving Lender's Revolving Loan Commitment is set forth opposite its name on Schedule 2.1 annexed hereto and the aggregate original amount of the Dollar Equivalent of the Revolving Loan Commitments is $75,000,000; provided that the Revolving Loan Commitments of the Revolving Lenders shall be adjusted to give effect to any assignments of the Revolving Loan Commitments pursuant to subsection 11.1B; and provided, further that the amount of the Revolving Loan Commitments shall be reduced from time to time by the amount of any reductions thereto made pursuant to subsections 2.4B(ii) and 2.4B(iii). Each Revolving Lender's Revolving Loan Commitment shall expire on the Revolving Loan Commitment Termination Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Loan Commitments shall be paid in full no later than that date; provided that each Revolving Lender's Revolving Loan Commitment shall expire immediately and without further action on August 28, 1998, if the Term Loans are not made on or before that date. Amounts borrowed under this subsection 2.1A(ii) may be repaid and reborrowed to but excluding the Revolving Loan Commitment Termination Date. Revolving Loans shall be available in Dollars and/or in an Offshore Currency, but Revolving Loans made as Offshore Currency Loans shall be funded only as provided in subsection 2.1A(iii).

            Anything contained in this Agreement to the contrary notwithstanding:

                  (a) subject to subsection 2.7F, in no event shall the Total
            Utilization of Revolving Loan Commitments of both Borrowers at any time exceed the Revolving Loan Commitments then in effect;

                  (b) in no event shall the Revolving Loan Commitments available to Company (subject to subsection 2.4B(iii)(g)) exceed the then applicable Company Borrowing Base; and

                  (c) in no event shall the Revolving Loan Commitments available to MSL Overseas (subject to subsection 2.4B(iii)(g)) exceed the then applicable MSL Overseas Borrowing Base.

            (iii) Offshore Revolving Loans. (a) Each Offshore Lender severally agrees, subject to the limitations set forth below with respect to the maximum amount of Loans permitted to be outstanding from time to time, to make a portion of its Revolving Loan Commitments available to Borrowers from time to time during the period from the Closing Date to but excluding the Revolving Loan Commitment Termination Date by making Offshore Revolving Loans to either Borrower in an amount equivalent to its Pro

      Rata Share of the Dollar Equivalent of the Offshore Revolving Loan Commitments, to be used for the purposes identified in subsection 2.5B. The original Dollar Equivalent of each Offshore Lender's Offshore Revolving Loan Commitment is set forth opposite its name on Schedule 2.1 annexed hereto (the Offshore Revolving Loan Commitment of Fronting Offshore Lender being equal to the difference between (x) the aggregate Dollar Equivalent of the Offshore Revolving Commitments and (y) the aggregate Dollar Equivalent of the Offshore Revolving Commitments of the Offshore Lenders other than the Fronting Offshore Lender, notwithstanding the fact that such Offshore Revolving Loans, when aggregated with Fronting Offshore Lender's outstanding Revolving Loans and its Pro Rata Share of the Letter of Credit Usage then in effect, may exceed Fronting Offshore Lender's Revolving Loan Commitment). The aggregate Dollar Equivalent of the Offshore Revolving Loan Commitments is $30,000,000; provided that the Offshore Revolving Loan Commitments of Revolving Lenders shall be adjusted to give effect to any assignments of the Revolving Loan Commitments pursuant to subsection 121B; provided, further, that any reduction of the Revolving Loan Commitments made pursuant to subsection 2.4B(ii) or 2.4B(iii) which reduces the aggregate Revolving Loan Commitments to an amount less than the then current Dollar Equivalent of the Offshore Loan Commitments shall result in an automatic corresponding reduction of the Offshore Revolving Loan Commitments to the amount of the Revolving Loan Commitments, as so reduced, without any further action on the part of Borrowers, Administrative Agent or Offshore Lenders. The Offshore Revolving Loan Commitments shall expire on the Revolving Loan Commitment Termination Date and all Offshore Revolving Loans and all other amounts owed hereunder with respect to the Offshore Revolving Loans shall be paid in full no later than that date; provided that the Offshore Revolving Loan Commitments shall expire immediately and without further action on August 28, 1998, if the Term Loans are not made on or before that date. Amounts borrowed under this subsection 2.1A(iii)(a) may be repaid and reborrowed to but excluding the Revolving Loan Commitment Termination Date.

            Anything contained in this Agreement to the contrary notwithstanding, the Offshore Revolving Loans and the Offshore Revolving Loan Commitments shall be subject to the limitations regarding the Revolving Loan Commitments available to each Borrower set forth in clauses
      (a) - (c) of subsection 2.1A(ii).

            (b) Each Revolving Lender that is not an Offshore Lender shall be deemed to have purchased, and hereby agrees to purchase, a participation in each outstanding Offshore Revolving Loan made by Fronting Offshore Lender in an amount equal to its Pro Rata Share of the unpaid amount of such Offshore Revolving Loan together with accrued interest or fees thereon (each, an "Offshore Participation"). Upon demand from Fronting Offshore Lender if any amount in respect of the principal, interest or fees owing to such Fronting Offshore Lender is not paid when due in accordance with this Agreement, each such Revolving Lender shall deliver to Fronting Offshore Lender an amount equal to its respective Offshore Participation in same day funds and in the relevant Offshore Currency at the funding and payment office designated by Fronting Offshore Lender. If any amount required to be paid by any Offshore Participant to Fronting Offshore Lender pursuant to this subsection 2.1A(iii)(b) is not paid to such

      Fronting Offshore Lender when due but is paid within three Business Days after the date such payment is due, such Offshore Participant shall pay to Fronting Offshore Lender on demand an amount equal to the product of (i) such amount, times (ii) the Cost of Funds in respect of the related Offshore Currency determined by such Fronting Offshore Lender during the period from and including the date such payment is required to the date on which such payment is immediately available to such Fronting Offshore Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If such amount required to be paid by any Offshore Participant pursuant to this subsection 2.1A(iii)(b) is not in fact made available to Fronting Lender by such Offshore Participant within three Business Days after the date such payment is due, such Fronting Lender shall be entitled to recover from such Offshore Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum equal to the rate applicable thereto in accordance with the preceding sentence plus the Applicable LIBOR Margin in respect of Offshore Revolving Loans. A certificate of Fronting Offshore Lender submitted to any Offshore Participant with respect to any amounts owing under this subsection 2.1A(iii)(b) shall be conclusive in the absence of manifest error. In the event Fronting Offshore Lender receives a payment with respect to any Offshore Revolving Loan in which Offshore Participations have been purchased and as to which the purchase price has been requested by Fronting Offshore Lender and delivered by an Offshore Participant as in this subsection 2.1A(iii)(b) provided, Fronting Offshore Lender shall promptly distribute to such Offshore Participant its Pro Rata Share of such payment. If Fronting Offshore Lender shall pay any amount to an Offshore Participant pursuant to this subsection 2.1A(iii)(b) in the belief or expectation that a related payment has been or will be received or collected and such related payment is not received or collected by Fronting Offshore Lender then such Offshore Participant will promptly on demand by Fronting Offshore Lender return such amount to Fronting Offshore Lender, together with interest thereon at such rate as Fronting Offshore Lender shall determine to be customary between banks for correction of errors. If Fronting Offshore Lender determines at any time that any amount received or collected by Fronting Offshore Lender pursuant to this Agreement is to be returned to a Borrower under this Agreement or paid to any other Person or entity pursuant to any insolvency law, any sharing clause in this Agreement, or otherwise, then, notwithstanding any other provision of this Agreement, Fronting Offshore Lender shall not be required to distribute any portion thereof to any Offshore Participant, and each such Offshore Participant will promptly on demand by Fronting Offshore Lender repay any portion that Fronting Offshore Lender shall have distributed to such Offshore Participant, together with interest thereon at such rate, if any, as Fronting Offshore Lender shall pay to a Borrower or such other Person or entity with respect thereto. If any amounts returned to a Borrower pursuant to this subsection 2.1A(iii)(b) are later recovered by Fronting Offshore Lender, Fronting Offshore Lender shall promptly pay to each Offshore Participant a proportionate share based on such Offshore Participant's Offshore Participation.

            If Fronting Offshore Lender incurs any costs or expenses (including, without limitation, in indemnifying Administrative Agent pursuant to subsection 9.4) in connection with any effort to enforce or protect rights or interests relating to an Offshore

      Revolving Loan, then, other than in the case of Fronting Offshore Lender's gross negligence or willful misconduct, each Offshore Participant will reimburse Fronting Offshore Lender on demand for each such Offshore Participant's proportionate share based on such Offshore Participant's Offshore Participation of any portion of such cost or expenses which is not reimbursed by or on behalf of Borrowers. If Fronting Offshore Lender recovers any amount for which Fronting Offshore Lender has previously been reimbursed by an Offshore Participant hereunder, Fronting Offshore Lender shall promptly distribute to each such Offshore Participant such Offshore Participant's proportionate share thereof based on its Offshore Participation.

            Anything contained herein to the contrary notwithstanding, the obligation of each Offshore Participant to purchase an Offshore Participation in any unpaid Offshore Revolving Loans pursuant to this subsection 2.1A(iii)(b) shall be absolute and unconditional and shall not be affected by any circumstance, including (I) any set-off, counterclaim, recoupment, defense or other right which such Revolving Lender may have against Fronting Offshore Lender, Company, MSL Overseas or any other Person for any reason whatsoever; (II) the occurrence or continuation of an Event of Default or a Potential Event of Default; (III) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company or any of its Subsidiaries; (IV) any breach of this Agreement or any other Loan Document by any party thereto; or (V) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. In no event shall the Offshore Participation be construed as a loan or other extension of credit by a Revolving Lender to Fronting Offshore Lender.

            (iv) Several Obligations of Borrowers. The Obligations of each Borrower shall be several and not joint, subject to the provisions of
      Section 11 as to the Obligations of Company with respect to Loans made available to MSL Overseas.

            B. Borrowing Mechanics. Term Loans or Revolving Loans made on any Funding Date (other than Revolving Loans made pursuant to subsection 3.3B for the purpose of reimbursing any Issuing Lender for the amount of a drawing under a Letter of Credit issued by it) shall be in an aggregate minimum amount of $500,000 and multiples of $500,000 in excess of that amount; provided that Term Loans or Revolving Loans made on any Funding Date as LIBOR Loans with a particular Interest Period shall be in an aggregate minimum amount of $3,000,000 and multiples of $100,000 in excess of that amount; provided that Offshore Revolving Loans shall be in an aggregate minimum amount of $3,000,000 and multiples of 100,000 units of the applicable Offshore Currency in excess of such amount. Whenever either Borrower desires that Lenders make Term Loans or Revolving Loans, such Borrower shall deliver to Administrative Agent a Notice of Borrowing no later than 9:00 a.m. (San Francisco time) a Business Day which is at least three Business Days in advance of the proposed Funding Date (in the case of a LIBOR Loan) or at least one Business Day in advance of the proposed Funding Date (in the case of a Base Rate Loan); provided that if a Borrower desires that Offshore Lenders make Offshore Revolving Loans to it, it shall deliver a Notice of Borrowing no later than 9:00 a.m. (San Francisco time) on a Business Day which is at least five Business Days in advance of the proposed Funding Date. The Notice of Borrowing shall specify (i) the proposed Funding Date (which shall be a Business Day), (ii) the amount and type of Loans requested, (iii) in the case of Revolving Loans not made on the Closing Date, whether such Loans shall be Base Rate Loans or LIBOR Loans, (iv) in the case of any Loans requested to be made as LIBOR Loans, the initial Interest Period requested therefor and (v) in the case of Offshore Currency Loans, the Offshore Currency. Term Loans and Revolving Loans may be continued as or converted into Base Rate Loans and LIBOR Loans in the manner provided in subsection 2.2D, and Revolving Loans may be continued as Offshore Currency Loans in the manner provided in subsection 2.2D. Offshore Currency Loans may be made only as LIBOR Loans. In lieu of delivering the above-described Notice of Borrowing, Borrowers may give Administrative Agent telephonic notice by the required time of any proposed borrowing under this subsection 2.1B; provided that such notice shall be immediately confirmed in writing by delivery of a Notice of Borrowing to Administrative Agent.

            The Dollar Equivalent amount of any Revolving Loans in an Offshore Currency will be determined by Sub-Agent for such Loan on the Computation Date therefor in accordance with subsection 2.7A. Upon receipt of the Notice of Borrowing for a Revolving Loan, which will be provided to Administrative Agent, Administrative Agent will determine the availability of Revolving Loan Commitments hereunder as of the date of receipt by Administrative Agent of such Notice of Borrowing and will promptly notify Sub-Agent and each Revolving Lender of the amount of such Lender's Pro Rata Share of the Revolving Loan. In the case of an Offshore Revolving Loan, such notice will provide the approximate Dollar Equivalent amount of each Offshore Lender's Pro Rata Share of the Offshore Revolving Loan, and Sub-Agent will, upon its determination of the Dollar Equivalent amount of the Offshore Revolving Loan as specified in the Notice of Borrowing, which calculation shall be made as of the date of the Offshore Revolving Loan, promptly notify Administrative Agent and each Offshore Lender of the exact amount of such Lender's Pro Rata Share of the Dollar Equivalent of the Offshore Revolving Loan. In the case of Offshore Revolving Loans, if the determination by Sub-Agent of the exact amount of the Dollar Equivalent of the Offshore Revolving Loan as described in the immediately preceding sentence shall result, due to a change in applicable rates of exchange between Dollars and the relevant Offshore Currency between the date of the Notice of Borrowing and the date of such exact determination by Sub-Agent, in the Total Utilization of Revolving Loan Commitments exceeding the Revolving Loan Commitments then in effect, the provisions of subsection 2.7F shall apply.

            Neither Administrative Agent nor any Lender shall incur any liability to either Borrower in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of such Borrower or for otherwise acting in good faith under this subsection 2.1B, and upon funding of Loans by Lenders in accordance with this Agreement pursuant to any such telephonic notice such Borrower shall have effected Loans hereunder.

            Each Borrower shall notify Administrative Agent in writing prior to the funding of any Loans in the event that any of the matters to which such Borrower is required to certify in the applicable Notice of Borrowing is no longer true and correct as of the applicable Funding Date, and the acceptance by such Borrower of the proceeds of any Loans shall constitute a re-certification by such Borrower, as of the applicable Funding Date, as to the matters to which such Borrower is required to certify in the applicable Notice of Borrowing.

            Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Borrowing for a LIBOR Loan shall be immediately irrevocable, and the applicable Borrower shall be bound to make a borrowing in accordance therewith.

            C. Disbursement of Funds. All Term Loans and Revolving Loans (including Offshore Revolving Loans) under this Agreement shall be made by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender's obligation to make a Loan requested hereunder nor shall the Commitment of any Lender to make the particular type of Loan requested be increased or decreased as a result of a default by any other Lender in that other Lender's obligation to make a Loan requested hereunder nor shall any Revolving Lender who is not an Offshore Lender have any obligation to fund an Offshore Revolving Loan, but each such Revolving Lender shall have the obligations with respect to such Offshore Revolving Loans set forth in subsection 2.1A(iii). Promptly after receipt by Administrative Agent of a Notice of Borrowing pursuant to subsection 2.1B (or telephonic notice in lieu thereof), Administrative Agent shall notify each Term Lender, Revolving Lender or Offshore Lender, as the case may be, of the proposed borrowing. Each Lender shall make the amount of its Loan other than Offshore Currency Loans available to Administrative Agent not later than 11:00 a.m. (San Francisco time) on the applicable Funding Date and each Offshore Lender shall make the amount of its Offshore Currency Loan available to Sub-Agent not later than such time as Sub-Agent may specify, in each case in same day funds in Dollars or, as to Offshore Currency Loans, in the applicable Offshore Currency, at the Funding and Payment Office. Except as provided in subsection 3.3B with respect to Revolving Loans used to reimburse any Issuing Lender for the amount of a drawing under a Letter of Credit issued by it, upon satisfaction or waiver of the conditions precedent specified in subsections 4.1 (in the case of Loans made on the Closing
Date) and 4.2 (in the case of all Loans), Administrative Agent or Sub-Agent shall make the proceeds of such Loans available to the applicable Borrower on the applicable Funding Date by causing an amount of same day funds in Dollars or the applicable Offshore Currency equal to the proceeds of all such Loans received by Administrative Agent from Term Lenders, Revolving Lenders or Offshore Lenders, as the case may be, to be credited to the account of the applicable Borrower or such other account as may be specified in writing by such Borrower on the books of BofA at the Funding and Payment Office.

            Unless Administrative Agent or Sub-Agent, as the case may be, shall have been notified by any Lender prior to the Funding Date for any Loans that such Lender does not intend to make available to Administrative Agent or Sub-Agent, as the case may be, the amount of such Lender's Loan requested on such Funding Date, Administrative Agent or Sub-Agent, as the case may be, may assume that such Lender has made such amount available to Administrative Agent or Sub-Agent, as the case may be, on such Funding Date and Administrative Agent or Sub-Agent, as the case may be, may, in its sole discretion, but shall not be obligated to, make available to the applicable Borrower a corresponding amount on such Funding Date. With respect to Loans other than Offshore Currency Loans, if such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Funding Date until the date such amount is paid to Administrative Agent, at the rate customarily used by Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent's demand therefor, Administrative Agent shall promptly notify the applicable Borrower and such Borrower shall (subject to such Borrower's right to request additional Loans hereunder equal to such corresponding amount) immediately pay such corresponding amount to Administrative Agent together with interest thereon, for each day from such Funding Date until the date such amount is paid to Administrative Agent, at the rate payable under this Agreement for Base Rate Loans. With respect to Offshore Currency Loans, if such a corresponding amount is not made available to Administrative Agent or Sub-Agent, as the case may be, by such Lender when due but is made available within three Business Days after the date such payment is due, such Lender shall pay to Administrative Agent or Sub-Agent, as the case may be, on demand an amount equal to the product of (i) such amount, times (ii) the Cost of Funds in respect of the related Offshore Currency determined by Administrative Agent or Sub-Agent, as the case may be, during the period from and including the date on which such payment is immediately available to Administrative Agent or Sub-Agent, as the case may be, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If such a corresponding amount is not made available to Administrative Agent or Sub-Agent, as the case may be, by such Lender within three Business Days after the date such payment is due, Administrative Agent or Sub-Agent, as the case may be, shall be entitled to recover from such Lender, on demand, the corresponding amount with interest thereon calculated from such due date at the rate per annum equal to the rate applicable thereto in accordance with the preceding sentence plus the applicable LIBOR Margin (as set forth in subsection 2.2A) in respect of Offshore Revolving Loans.

            Nothing in this subsection 2.1C shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that such Borrower may have against any Lender as a result of any default by such Lender hereunder.

            D. Notes. Each Borrower shall execute and deliver on the Closing Date (i) to each Term Loan Lender (or to Administrative Agent for that Lender) a Term Note substantially in the form of Exhibit IV annexed hereto to evidence that Lender's Term Loan, in the principal amount of that Lender's Term Loan and with other appropriate insertions and (ii) to each Revolving Lender (or to Administrative Agent for that Lender) a Revolving Note substantially in the form of Exhibit V annexed hereto to evidence that Lender's Revolving Loans, in the principal amount of that Lender's Revolving Loan Commitment and with other appropriate insertions.

            Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been accepted by Administrative Agent as provided in subsection 12.1B(ii). Any request, authority or consent of any person or entity who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, assignee or transferee of that Note or of any Note or Notes issued in exchange therefor.

2.2 Interest on the Loans.

            A. Rate of Interest. Subject to the provisions of subsections 2.6 and 2.8, each Term Loan and each Revolving Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate or Adjusted LIBOR. The applicable basis for determining the rate of interest with respect to any Term Loan or any Revolving Loan shall be selected by the applicable Borrower initially at the time a Notice of Borrowing is given with respect to such Loan pursuant to subsection 2.1B, and the basis for determining the interest rate with respect to any Term Loan or any Revolving Loan may be changed from time to time pursuant to subsection 2.2D. If on any day a Term Loan or Revolving Loan is outstanding with respect to which notice has not been delivered to Administrative Agent in accordance with the terms of this Agreement specifying the applicable basis for determining the rate of interest, then for that day that Loan shall bear interest determined by reference to the Base Rate.

                  (a) Subject to the provisions of subsections 2.2E and 2.8, the Term Loans shall bear interest through maturity as follows:

                        (I) if a Base Rate Loan, then at the sum of the Base
            Rate plus the Base Rate Margin set forth in the table below opposite the Consolidated Leverage Ratio for the four-Fiscal Quarter period for which the applicable Margin Determination Certificate has been delivered pursuant to subsection 6.l(iv); or

                        (II) if a LIBOR Loan, then at the sum of Adjusted LIBOR
            plus the LIBOR Margin set forth in the table below opposite the Consolidated Leverage Ratio for the four-Fiscal Quarter period for which the applicable Margin Determination Certificate has been delivered pursuant to subsection 6.1 (iv):

            Consolidated Leverage Ratio         Applicable LIBOR Applicable Base
            ---------------------------               Margin        Rate Margin
                                                      ------        -----------

            Greater than or equal to      3.0:1.00    2.50%             1.50%

            Less than                     3.0:1.00    2.25%             1.25%

            provided that, for the first six months after the Closing Date, the applicable margin for Term Loans that are LIBOR Loans shall be 2.50% per annum and for Term Loans that are Base Rate Loans shall be 1.50% per annum.

            (b) Subject to the provisions of subsections 2.2E and 2.8, the Revolving Loans shall bear interest through maturity as follows:

                        (I) if a Base Rate Loan, then at the sum of the Base
            Rate plus the Base Rate Margin set forth in the table below opposite the Consolidated

            Leverage Ratio for the four-Fiscal Quarter period for which the applicable Margin Determination Certificate has been delivered pursuant to subsection 6.1(iv); or

                        (II) if a LIBOR Loan, then at the sum of the Adjusted
            LIBOR plus the LIBOR Margin set forth in the table below Opposite the Consolidated Leverage Ratio for the four-Fiscal Quarter period for which the applicable Margin Determination Certificate has been delivered pursuant to subsection 6.1(iv):

            Consolidated Leverage Ratio         Applicable LIBOR Applicable Base
            ---------------------------               Margin        Rate Margin
                                                      ------        -----------

            Greater than or equal to      3.0:1.00    2.25%             1.25%

            Greater than or equal to      2.5:1.00
            but less than                 3.0:1.00    2.00%             1.00%

            Less than                     2.5:1.00    1.75%             0.75%

provided that, for the first six months after the Closing Date, the applicable margin for Revolving Loans that are LIBOR Loans shall be 2.25% per annum and for Revolving Loans that are Base Rate Loans shall be 1.25% per annum.

Upon delivery of the Margin Determination Certificate by Company to Administrative Agent pursuant to subsection 6.1(iv), the applicable margins shall automatically be adjusted in accordance with such Margin Determination Certificate, such adjustment to become effective on the next succeeding Business Day following the receipt by Administrative Agent of such Margin Determination Certificate; provided that, for the period commencing on the Business Day following the date that is six months after the Closing Date, the applicable margins shall be determined by reference to the Margin Determination Certificate most recently received by Administrative Agent and provided further that, if at any time a Margin Determination Certificate is not delivered at the time required pursuant to subsection 6.1(iv), from the time such Margin Determination Certificate was required to be delivered until delivery of such Margin Determination Certificate, such applicable margins shall be the maximum percentage amount for the relevant Loan set forth above.

            B. Interest Periods. In connection with each LIBOR Loan, each Borrower may, pursuant to the applicable Notice of Borrowing or Notice of Conversion/Continuation, as the case may be, select an interest period (each an "Interest Period") to be applicable to such Loan, which Interest Period shall be, at such Borrower's option, either a one, two, three, six or, if available, twelve month period; provided that:

            (i) the initial Interest Period for any LIBOR Loan shall commence on the Funding Date in respect of such Loan, in the case of a Loan initially made as a LIBOR Loan, or on the date specified in the applicable Notice of Conversion/Continuation, in the case of a Loan converted to a LIBOR Loan;

            (ii) in the case of immediately successive Interest Periods applicable to a LIBOR Loan continued as such pursuant to a Notice of Conversion/Continuation, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

            (iii) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that, if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

            (iv) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (v) of this subsection 2.2B, end on the last Business Day of a calendar month;

            (v) no Interest Period with respect to any portion of the Term Loans shall extend beyond July 31, 2004 and no Interest Period with respect to any portion of the Revolving Loans shall extend beyond the Revolving Loan Commitment Termination Date;

            (vi) no Interest Period with respect to any portion of the Term Loans shall extend beyond a date on which Borrowers are required to make a scheduled payment of principal of the Term Loans, unless the sum of (a) the aggregate principal amount of Term Loans that are Base Rate Loans plus
      (b) the aggregate principal amount of Term Loans that are LIBOR Loans with Interest Periods expiring on or before such date equals or exceeds the principal amount required to be paid on the Term Loans on such date;

            (vii) there shall be no more than fifteen Interest Periods outstanding at any time;

            (viii) in the event the applicable Borrower fails to specify an Interest Period for any LIBOR Loan in the applicable Notice of Borrowing or Notice of Conversion/Continuation, such Borrower shall be deemed to have selected an Interest Period of one month; and

            (ix) in the event the applicable Borrower fails to specify an Interest Period in the applicable Notice of Conversion/Continuation for an Offshore Currency Loan prior to the fifth Business Day prior to the expiration of the current Interest Period, the Borrower shall be deemed to have elected to continue such Offshore Currency Loan (in the same Offshore Currency) for an Interest Period of one month.

            C. Interest Payments. Subject to the provisions of subsection 2.2E, interest on each Loan shall be payable in arrears on and to each Interest Payment Date applicable to that Loan, upon any prepayment of that Loan (to the extent accrued on the amount being prepaid) and at maturity (including final maturity); provided that in the event any Revolving Loans that are Base Rate Loans are prepaid pursuant to subsection 2.4B(i), interest accrued on such Revolving

Loans through the date of such prepayment shall be payable on the next succeeding Interest Payment Date applicable to Base Rate Loans (or, if earlier. at final maturity).

            D. Conversion or Continuation. Subject to the provisions of subsection 2.6 and subsection 2.7, each Borrower shall have the option (i) to convert at any time all or any part of its outstanding Term Loans or Revolving Loans (a) that are Base Rate Loans equal to $3,000.000 and multiples of $100,000 in excess of that amount to LIBOR Loans, (b) that are LIBOR Loans equal to $500,000 and multiples of $500,000 in excess of that amount to Base Rate Loans, or (ii) upon the expiration of any Interest Period applicable to a LIBOR Loan, to continue all or any portion of such Loan (a) equal to $3,000,000 and multiples of $100,000 in excess of that amount as a LIBOR Loan or (b) equal to $3,000,000 and multiples of 100,000 in excess of that amount as an Offshore Currency Loan.

            Company shall deliver a Notice of Conversion/Continuation to Administrative Agent no later than 9:00 a.m. (San Francisco time) (i) at least one Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan), (ii) at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a LIBOR Loan payable in dollars) and (iii) at least five Business Days in advance of a proposed continuation date (in the case of a continuation of an Offshore Currency Loan). A Notice of Conversion/Continuation shall specify (I) the proposed conversion continuation date (which shall be a Business Day), (II) the amount and type of the Loan to be converted/continued,
(III) the nature of the proposed conversion/continuation, (IV) in the case of a conversion to, or a continuation of, a LIBOR Loan, the requested Interest Period, (V) in the case of a conversion to, or a continuation of, a LIBOR Loan, that no Potential Event of Default or Event of Default has occurred and is continuing and (VI) in the case of a continuation of an Offshore Currency Loan, the applicable Offshore Currency. In lieu of delivering the above-described Notice of Conversion/Continuation, the applicable Borrower may give Administrative Agent telephonic notice by the required time of any proposed conversion/continuation under this subsection 2.2D; provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Conversion/Continuation to Administrative Agent; provided further that if at any time the aggregate amount of LIBOR Loans denominated in Dollars is reduced by payment, prepayment, or conversion of part thereof to less than $3,000,000, such LIBOR Loans denominated in Dollars shall automatically convert into Base Rate Loans, and on and after such date the right of any Borrower to continue such Loans and convert such Loans into LIBOR Loans shall terminate and such LIBOR Loans shall become due and payable on the last day of the then current Interest Period and the right of such Borrower to continue such Loans shall terminate. Upon receipt of written or telephonic notice of any proposed conversion/continuation under this subsection 2.2D, Administrative Agent shall promptly transmit such notice by telefacsimile or telephone to each Lender.

            Neither Administrative Agent nor any Lender shall incur any liability to Borrowers in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized to act on behalf of such Borrower or for otherwise acting in good faith under this subsection 2.2D, and upon conversion or continuation of the applicable basis for determining the interest rate with respect to any Loans in accordance with this Agreement pursuant to any such telephonic notice such Borrower shall have effected a conversion or continuation, as the case may be, hereunder.

            Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Conversion/Continuation for conversion to, or continuation of, a LIBOR Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and the applicable Borrower shall be bound to effect a conversion or continuation in accordance therewith. Except as otherwise provided in subsection 2.7, a Notice of Conversion/Continuation for conversion to, or continuation of, an Offshore Currency Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after [four] Business Days prior to the related Funding Date, and the applicable Borrower shall be bound to effect a conversion or continuation in accordance therewith.

            E. Default Rate. Upon the occurrence and during the continuation of any Event of Default, the outstanding principal amount of all Loans and, to the extent permitted by applicable law, any interest payments thereon not paid when due and any fees and other amounts then due and payable hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable upon demand at a rate that is 2% per annum in excess of the interest rate otherwise payable under this Agreement with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans that are Term Loans); provided that, in the case of LIBOR Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such LIBOR Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this subsection 2.2E is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of any Agent or any Lender.

            F. Computation of Interest. Interest on the Loans shall be computed
(i) in the case of Base Rate Loans, on the basis of a 365-day or 366-day year, as the case may be, and (ii) in the case of LIBOR Loans, on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a LIBOR Loan, the date of conversion of such LIBOR Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a LIBOR Loan, the date of conversion of such Base Rate Loan to such LIBOR Loan, as the case may be, shall be excluded; provided that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

2.3 Fees.

            A. Commitment Fees. Company agrees to pay to Administrative Agent. for distribution to each Revolving Lender in proportion to that Lender's Pro Rata Share, commitment fees for the period from and including the Closing Date to and excluding the Revolving Loan Commitment Termination Date equal to the average of the daily excess of the Revolving Loan Commitments over the sum of the Total Utilization of Revolving Loan Commitments attributable to both Borrower's Revolving Loans multiplied by the per annum commitment fee percentage set forth below opposite the Consolidated Leverage Ratio for the four Fiscal Quarter period for which the applicable Margin Determination Certificate has been delivered pursuant to subsection 6.1 (iv):

            Consolidated Leverage                     Commitment Fee
                  Ratio                                  Percentage
            ---------------------                     --------------

            Greater than
            or equal to       3.0:1.00                      0.50%

            less than         3.0:1.00                      0.45%

such commitment fees to be calculated on the basis of a 360-day year and the actual number of days elapsed and to be payable quarterly in arrears on the last Business Day of each March, June, September and December of each year, commencing on the first such date to occur after the Closing Date, and on the Revolving Loan Commitment Termination Date; provided, that for the first six months after the Closing Date the applicable commitment fee percentage shall be 0.50%. For purposes of determining the amount of Revolving Loans outstanding to determine the amount of the Commitment Fee, the amount of any Offshore Currency Loan shall be based on its Dollar Equivalent as of the most recent Computation Date. Upon delivery of the Margin Determination Certificate by Company to Administrative Agent pursuant to subsection 6.1 (iv), the applicable commitment fee percentage shall automatically be adjusted in accordance with such Margin Determination Certificate, such adjustment to become effective on the next succeeding Business Day following the receipt by Administrative Agent of such Margin Determination Certificate; provided that for the period commencing on the Business Day following the date that is six months after the Closing Date, the applicable commitment fee percentage shall be determined by reference to the Margin Determination Certificate most recently received by Administrative Agent and provided further that in the event that Company fails to deliver a Margin Determination Certificate timely in accordance with the provisions of subsection 6.1(iv), from the time such Margin Determination Certificate should have been delivered until such date as such a Margin Determination Certificate is actually delivered, the applicable commitment fee percentage shall be the maximum percentage amount set forth above per annum.

            B. Offshore Lending Fees. Each Borrower agrees to pay to Administrative Agent, for distribution to Fronting Offshore Lender, an offshore lending fee of 0.25% per annum of the amount of Offshore Currency Loans of such Borrower so fronted (which shall not include such Lender's Pro Rata Share of any Offshore Revolving Loan if there were no fronting) during each Interest Period by Fronting Offshore Lender, such fee to be payable in arrears on the last Business Day of each March, June, September and December of each year and computed on a 360-day year for the actual number of days elapsed.

            C. Other Fees. Company agrees to pay to Arranger and Agents such other fees in the amounts and at the times separately agreed upon between Company, Agents and Arranger.

2.4 Repayments, Prepayments and Reductions in Revolving Loan Commitments; General Provisions Regarding Payments.

            A. Scheduled Payments of Term Loans.

            Borrowers shall severally make principal payments on the Term Loans in installments on the dates and in the amounts set forth below:

                          Scheduled Repayment            Scheduled Repayment
      Date              of Term Loans of Company   of Term Loans of MSL Overseas
      ----              ------------------------   -----------------------------

      October 31, 1998        $37,500                       $87,500
      January 31, 1998        $37,500                       $87,500
      April 30, 1999          $37,500                       $87,500
      July 31, 1999           $37,500                       $87,500
      October 31, 1999        $37,500                       $87,500
      January 31, 1999        $37,500                       $87,500
      April 30, 2000          $37,500                       $87,500
      July 31, 2000           $37,500                       $87,500
      October 3l, 2000        $37,500                       $87,500
      January 31, 2000        $37,500                       $87,500
      April 30, 2001          $37,500                       $87,500
      July 31, 2001           $37,500                       $87,500
      October 31, 2001        $37,500                       $87,500
      January 31, 2001        $37,500                       $87,500
      April 30, 2002          $37,500                       $87,500
      July 31, 2002           $37,500                       $87,500
      October 31, 2002        $37,500                       $87,500
      January 31, 2002        $37,500                       $87,500
      April 30, 2003          $37,500                       $87,500
      July 31, 2003           $37,500                       $87,500
      October 31, 2003        $37,500                       $87,500
      January 31, 2003        $37,500                       $87,500
      April 30, 2004          $37,500                       $87,500
      July 31, 2004       $14,137,500                   $32,987,500
                          -----------                   -----------
          Total           $15,000,000                   $35,000,000

;provided that the scheduled installments of principal of the Term Loans set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the Term

Loans in accordance with subsection 2.4B(iv); and provided, further that the Term Loans and all other amounts owed hereunder with respect to the Term Loans shall be paid in full no later than July 31, 2004, and the final installment payable by Borrowers in respect of the Term Loans on such date shall be in an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by Borrowers under this Agreement with respect to the Term Loans.

B. Prepayments and Unscheduled Reductions in Revolving Loan Commitments.

      (i) Voluntary Prepayments. Each Borrower may, upon not less than one Business Day's prior written or telephonic notice, in the case of Base Rate Loans, three Business Days' prior written or telephonic notice, in the case of LIBOR Loans and five Business Days' prior written notice, in the case of Offshore Revolving Loans, in each case given to Administrative Agent by 9:00 a.m. (San Francisco time) on the date required and, if given by telephone, promptly confirmed in writing to Administrative Agent (which original written or telephonic notice Administrative Agent will promptly transmit by telefacsimile or telephone to each Lender), at any time and from time to time prepay any Term Loans or Revolving Loans on any Business Day in whole or in part in an aggregate minimum amount of $500,000 and multiples of $100,000 in the case of a Base Rate Loan, $3,000,000 and multiples of $100,000 in excess of that amount in the case of a LIBOR Loan and in an aggregate minimum amount of $3,000,000 and multiples of 100,000 units of the applicable Offshore Currency in the case of an Offshore Currency Loan; provided, however, that a LIBOR Loan may only be prepaid on the expiration of the Interest Period applicable thereto unless Borrowers comply with subsection 2.6D with respect to any breakage costs resulting from such prepayment being made on a date prior to the expiration of the applicable Interest Period. Notice of prepayment having been given as aforesaid, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein. Any such voluntary prepayment shall be applied as specified in subsection 2.4B(iv).

      (ii) Voluntary Reductions of Revolving Loan Commitments. Company may, upon not less than three Business Days' prior written or telephonic notice confirmed in writing to Administrative Agent (which original written or telephonic notice Administrative Agent will promptly transmit by telefacsimile or telephone to each Revolving Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Revolving Loan Commitments in an amount up to the amount by which the Revolving Loan Commitments exceed the Total Utilization of Revolving Loan Commitments at the time of such proposed termination or reduction; provided that any such partial reduction of the Revolving Loan Commitments shall be in an aggregate minimum amount of $5,000,000 and multiples of $1,000,000 in excess of that amount. Company's notice to Administrative Agent shall designate the date (which shall be a Business Day) of such termination or reduction, the Borrower as to which such reduction applies and the amount of any partial reduction, and such termination or reduction of the Revolving Loan Commitments shall be effective on the date specified in Company's notice and shall reduce the Revolving Loan Commitments of each Revolving Lender proportionately to its Pro Rata Share.

      (iii) Mandatory Prepayments and Mandatory Reductions of Revolving Loan Commitments. The Loans shall be prepaid and/or the Revolving Loan Commitments shall be permanently reduced in the amounts and under the circumstances set forth below, all such prepayments and/or reductions to be applied as set forth below or as more specifically provided in subsection 2.4B(iv):

            (a) Prepayments and Reductions From Net Asset Sale Proceeds. No later than the first Business Day following the date of receipt by Company or any of its Subsidiaries of any Net Asset Sale Proceeds in respect of any Asset Sale, the applicable Borrower shall prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount equal to such Net Asset Sale Proceeds.

            (b) Prepayments and Reductions from Net Insurance/Condemnation Proceeds. No later than the first Business Day following the date of receipt by Administrative Agent or by Company or any of its Subsidiaries of any Net Insurance/Condemnation Proceeds, the applicable Borrower shall prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount equal to the amount of such Net Insurance/Condemnation Proceeds; provided, however, that no such prepayment shall be required to the extent (i) under the terms of any lease or other agreement existing on the date hereof such Net Insurance/Condemnation Proceeds are required to be used to replace, rebuild or repair the asset so damaged, destroyed or taken or (ii) Company determines to utilize such Net Insurance/Condemnation Proceeds to replace, rebuild or repair the asset damaged, destroyed or taken, and in each case referred to in clauses (i) and (ii) above, Company or a Subsidiary of Company so utilizes such Net Insurance/Condemnation Proceeds within 18 months of the receipt thereof.

            (c) Prepayment and Reductions Due to Reversion of Surplus Assets of Pension Plans. On the date of return to Company or any of its Subsidiaries of any surplus assets of any Pension Plan of Company or any of its Subsidiaries, Company shall repay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount (such amount being the "Net Pension Proceeds") equal to 100% of such returned surplus assets, net of transaction costs and expenses incurred in obtaining such return, including incremental taxes payable as a result thereof.

            (d) Prepayments and Reductions Due to Issuance of Equity Securities. On the date of receipt by Company or any of its Subsidiaries of the Cash proceeds (any such cash proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses, being "Net Equity Securities Proceeds"), from the issuance of equity Securities of Company or any of its Subsidiaries after the Closing Date (other than equity Securities issued to Company or a Subsidiary), Company shall prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount equal to 50% of such Net Equity Securities Proceeds; provided that at such time as the Consolidated Leverage Ratio is less than 3.00:1.00 for two consecutive fiscal quarters, no such prepayment or reduction shall be required.

            (c) Prepayment and Reduction Due to Issuance of Debt Securities. On the date of receipt by Company or any of the Subsidiaries of the Cash proceeds (any such cash proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses, being "Net Debt Securities Proceeds"), from the issuance of debt securities of Company or any of its Subsidiaries after the Closing Date (other than debt Securities issued to Company or a Subsidiary), Company shall prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount equal to 100% of such Net Debt Securities Proceeds.

            (f) Calculations of Net Proceeds Amounts: Additional Prepayments and Reductions Based on Subsequent Calculations. Concurrently with any prepayment of the Loans and/or reduction of the Revolving Loan Commitments pursuant to subsections 2.4B(iii)(a)-(e), Company shall deliver to Agents an Officer's Certificate demonstrating the calculation of the amount (the "Net Proceeds Amount") of the applicable Net Asset Sale Proceeds or Net Insurance/Condemnation Proceeds, Net Pension Proceeds, Net Equity Securities Proceeds or Net Debt Securities Proceeds (as such terms are defined in subsection 2.4B(iii)(c), (d) and (e)), as the case may be, that gave rise to such prepayment and/or reduction. In the event that Company shall subsequently determine that the actual Net Proceeds Amount was greater than the amount set forth in such Officer's Certificate, the applicable Borrower shall promptly make an additional prepayment of the Loans (and/or, if applicable, the Revolving Loan Commitments shall be permanently reduced) in an amount equal to the amount of such excess, and Company shall concurrently therewith deliver to Agents an Officer's Certificate demonstrating the derivation of the additional Net Proceeds Amount resulting in such excess.

            (g) Prepayments Due to Reductions or Restrictions of Revolving Loan Commitments. Borrowers shall from time to time prepay the Revolving Loans to the extent necessary (1) so that the Total Utilization of Revolving Loan Commitments shall not at any time exceed the Revolving Loan Commitments then in effect, subject to subsection 2.7F, and (2) to give effect to the limitations set forth in subsection 2.1A(ii); provided that if the Total Utilization of Revolving Loan Commitments exceeds the then applicable Company Borrowing Base or the then applicable MSL Overseas Borrowing Base solely by reason of a reduction in the Company Borrowing Base or the MSL Overseas Borrowing Base subsequent to the making of Revolving Loans, then Company or MSL Overseas, as applicable, may prepay the Revolving Loans, as aforesaid, within five Business

      Days of the date of reduction of the Company Borrowing Base or the MSL Overseas Borrowing Base, as applicable.

      (iv) Application of Prepayments.

            (a) Application of Voluntary Prepayments by Type of Loans and Order of Maturity. Any voluntary prepayments pursuant to subsection 2.4B(i) shall be applied as specified by Company in the applicable notice of prepayment; provided that in the event Company fails to specify the Loans to which any such prepayment shall be applied, such prepayment shall be applied first to repay outstanding Term Loans of MSL Overseas to the full extent thereof, second to repay outstanding Term Loans of Company to the full extent thereof, third to repay outstanding Revolving Loans of MSL Overseas to the full extent thereof and fourth to pay outstanding Revolving Loans of Company to the full extent thereof; provided, that prepayments by MSL Overseas shall be applied only to Loans of MSL Overseas. Any voluntary prepayments of the Term Loans pursuant to subsection 2.4B(i) (whether the application thereof is specified by Company or not) shall be applied to reduce the scheduled installments of principal of the Term Loans set forth in subsection 2.4 on a pro rata basis.

            (b) Application of Mandatory Prepayments by Type of Loans. Any amount (the "Applied Amount") required to be applied as a mandatory prepayment of the Loans and/or a reduction of the Revolving Loan Commitments pursuant to subsections 2.4B(iii)(a)-(g) shall be applied first to prepay the Term Loans to the full extent thereof and to reduce scheduled installments of principal thereof on a pro rata basis, second, to the extent of any remaining portion of the Applied Amount, to permanently reduce the Revolving Loan Commitments by the amount of such prepayment, third, to the extent of any remaining portion of the Applied Amount, to prepay the Revolving Loans to the full extent thereof and to further permanently reduce the Revolving Loan Commitments by the amount of such prepayment, fourth, to the extent of any remaining portion of the Applied Amount, to provide cash collateral for any outstanding Letters of Credit to the full extent of the outstanding stated amounts thereof and to further permanently reduce the Revolving Loan Commitments by the amount of such cash collateral and, fifth, to the extent of any remaining portion of the Applied Amount, to further permanently reduce the Revolving Loan Commitments to the full extent thereof. Any payment of Revolving Loans and/or reduction in Revolving Loan Commitments shall be applied first to Revolving Loans and/or Revolving Loan Commitments of MSL Overseas and then to Revolving Loans and/or Revolving Commitments of Company. Prepayments made by MSL Overseas and the application of any Applied Amount derived from an Foreign Subsidiary shall be applied only to Loans of MSL Overseas.

            (c) Application of Prepayments to Base Rate Loans and LIBOR Loans. Considering Term Loans and Revolving Loans being prepaid separately, any prepayment thereof shall be applied first to Base Rate Loans to the full extent thereof before application to LIBOR Loans, in each case in a manner which minimizes the amount of any payments required to be made by a Borrower pursuant to subsection 2.6D.

            (d) Application of Mandatory Payments of Term Loans. In the case of any mandatory prepayment of the Term Loans, any Term Loan Lender or Lenders may waive the right to receive the amount of such mandatory prepayment of the Term Loans. If any such Lender or Lenders elect to waive the right to receive the amount of such mandatory prepayment, 100% of the amount that otherwise would have been applied to mandatorily prepay the Term Loans of such Lender or Lenders shall be applied instead to the prepayment of the Revolving Loans to the extent any are then outstanding and the remaining amount shall be applied to reduce the Revolving Loan Commitments; provided that in no event shall the Revolving Loan Commitments be reduced to an amount below $35,000,000 as a result of this section 2.4B(iv)(d).

C. General Provisions Regarding Payments.

      (i) Manner and Time of Payment. All payments by Borrowers of principal, interest, fees and other Obligations hereunder and under the Notes shall be made in Dollars in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to Administrative Agent not later than 12:00 Noon (San Francisco time) on the date due at the Funding and Payment Office for the account of Lenders; funds received by Administrative Agent after that time on such due date shall be deemed to have been paid by Company on the next succeeding Business Day; provided that all payments by Borrowers of principal and interest on, and other amounts relating to any Offshore Currency Loan shall be made in the Offshore Currency in which such Loan is denominated no later than such time as may be necessary for such payment to be credited on such date in accordance with normal banking procedures in the place of payment. Borrowers hereby authorize Administrative Agent, upon written notice to Company or MSL Overseas, as applicable, to charge its accounts with Administrative Agent in order to cause timely payment to be made to Administrative Agent of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose).

      (ii) Application of Payments to Principal and Interest; No Prepayment Premiums. Except as provided in subsection 2.2C, all payments in respect of the principal amount of any Loan shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and, in any event, any payments in respect of any Loan on a date when interest is due and payable with respect to such Loan) shall be applied to the payment of interest before application to principal. Subject to the provisions of subsections 2.2E and 2.6D, no payment, prepayment or repayment shall be subject to any prepayment premium.

      (iii) Apportionment of Payments. Aggregate principal and interest payments in respect of Term Loans and Revolving Loans shall be apportioned among all outstanding Loans to which such payments relate, in each case proportionately to Lenders' respective Pro Rata Shares. Administrative Agent shall promptly distribute to each Lender, at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request, its Pro Rata Share of all such payments received by Administrative Agent and the commitment fees of such Lender when received by Administrative Agent pursuant to subsection 2.3. Notwithstanding the foregoing provisions of this subsection 2.4C(iii), if, pursuant to the provisions of subsection 2.6C, any Notice of Conversion/Continuation is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any LIBOR Loans, Administrative Agent shall give effect thereto in apportioning payments received thereafter.

      (iv) Payments on Business Days. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the commitment fees hereunder, as the case may be.

      (v) Notation of Payment. Each Lender agrees that before disposing of any Note held by it, or any part thereof (other than by granting participations therein), that Lender will make a notation thereon of all Loans evidenced by that Note and all principal payments previously made thereon and of the date to which interest thereon has been paid; provided that the failure to make (or any error in the making of) a notation of any Loan made under such Note shall not limit or otherwise affect the actual obligations of Borrowers hereunder or under such Note with respect to any Loan or any payments of principal or interest on such Note.

D.    Application of Proceeds of Collateral and Payments Under Guaranties.

      (i) Application of Proceeds of Domestic Collateral. Except as provided in subsection 2.4B(iii)(a) with respect to prepayments from Net
Asset Sale Proceeds, all proceeds received by Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Domestic Collateral under any Domestic Collateral Document shall be promptly applied in full or in part by Collateral Agent against, the applicable
Secured Obligations (as defined in such Domestic Collateral Document) in the following order or priority:

           (a) To the payment of all reasonable costs and expenses of such sale, collection or other realization, including reasonable compensation to Collateral Agent and its agents and counsel, and all other reasonable expenses, liabilities and advances made or incurred by Collateral Agent in connection therewith, and all amounts for which Collateral Agent is entitled to indemnification under such Domestic Collateral Document and all advances made by Collateral Agent thereunder for the account of the applicable Loan Party, and to the payment of all reasonable costs and expenses paid or incurred by Collateral Agent in connection with the exercise of any right or remedy under such Domestic Collateral

      Document, all in accordance with the terms of this Agreement and such Domestic Collateral Document;

           (b) thereafter, to the extent of any excess such proceeds, to the payment of all other such Secured Obligations for the ratable benefit of the holders thereof; provide that with respect to the Obligations Collateral Agent shall apply amounts received, first to the payment of principal, then to the payment of interest and then to the payment of fees;

           (c) thereafter, to the extent of any excess such proceeds, to Cash Collateralize Letters of Credit for the ratable benefit of the Issuing Lender thereof and holders of participations; and

           (d) thereafter, to the extent of any excess such proceeds, to the payment to or upon the order of such Loan Party or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

      (ii) Application of Proceeds of Offshore Collateral. Except as provided in subsection 2.4B(iii)(a) with respect to prepayments from Net Asset Sale Proceeds, all proceeds received by Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Offshore Collateral under any Offshore Collateral Document shall be promptly applied in full or in part by Collateral Agent against, the applicable secured obligations (as identified in such Offshore Collateral Document) of MSL Overseas or any foreign Subsidiary in the following order of priority:

          (a) To the payment of all reasonable costs and expenses of such sale, collection or other realization, including reasonable compensation to Collateral Agent and its agents and counsel, and all other reasonable expenses, liabilities and advances made or incurred by Collateral Agent in connection therewith, and all amounts for which Collateral Agent is entitled to indemnification under such Offshore Collateral Document and all advances made by Collateral Agent thereunder for the account of the applicable Loan Party, and to the payment of all reasonable costs and expenses paid or incurred by Collateral Agent in connection with the exercise of any right or remedy under such Offshore Collateral Document, all in accordance with the terms of this Agreement and such Offshore Collateral Document;

           (b) thereafter, to the extent of any excess such proceeds, to the payment of all other such secured obligations of MSL Overseas and any other Foreign Subsidiary of Company for the ratable benefit of the holders thereof; provided that with respect to Obligations Collateral Agent shall apply amounts received, first to the payment of principal, then to the payment of interest and then to the payment of fees;

           (c) thereafter, to the extent of any excess such proceeds, to Cash Collateralize Letters of Credit issued at the request of MSL Overseas for the ratable benefit of the Issuing Lender thereof and holders of participations therein; and

                  (d) thereafter, to the extent of any excess such proceeds, to the payment to or upon the order of such Loan Party or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct; but in no event to or for the benefit of Company or any Domestic Subsidiary.

            (iii) Application of Payments Under Domestic Guaranties. All payments received by Collateral Agent under any of the Domestic Guaranties shall be applied promptly from time to time by Collateral Agent in the following order of priority:

                  (a) to the payment of the reasonable costs and expenses of any collection or other realization under the Domestic Guaranties, including reasonable compensation to Collateral Agent and its agents and counsel, and all reasonable expenses, liabilities and advances made or incurred by Collateral Agent in connection therewith, all in accordance with the terms of this Agreement and such Domestic Guaranty;

                  (b) thereafter, to the extent of any excess such payments, to the payment of all other Guarantied Obligations (as defined in such Domestic Guaranty) for the ratable benefit of the holders thereof; provided that with respect to Obligations Collateral Agent shall apply amounts received, first to the payment of principal, then to the payment of interest and then to the payment of fees;

                  (c) thereafter, to the extent of any excess such payments, to
            Cash Collateralize Letters of Credit for the ratable benefit of the Issuing Lender thereof and holders of participations therein; and

                  (d) thereafter, to the extent of any excess such payments, to the payment to Company or the applicable Subsidiary Guarantor or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

            (iv) Application of Payments Under Offshore Guaranties. All payments received by Collateral Agent under any of the Offshore Guaranties shall be applied promptly from time to time by Collateral Agent in the following order of priority:

                  (a) to the payment of the reasonable costs and expenses of any collection or other realization under the Offshore Guaranties, including reasonable compensation to Collateral Agent and its agents and counsel, and all reasonable expenses, liabilities and advances made or incurred by Collateral Agent in connection therewith, all in accordance with the terms of this Agreement and such Offshore Guaranty;

                  (b) thereafter, to the extent of any excess such payments, to the payment of all other obligations guaranteed by such Offshore Guaranty for the ratable benefit of the holders thereof; provided that with respect to Obligations Collateral Agent shall apply amounts received, first to the payment of principal. then to the payment of interest and then to the payment of fees;

                  (c) thereafter, to the extent of any excess such payments, to
            Cash Collateralize Letters of Credit issued at the request of MSL Overseas for the ratable benefit of the Issuing Lender thereof and holders of participations therein; and

                  (d) thereafter, to the extent of any excess such payments, to the payment to the applicable Foreign Subsidiary of Company or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct; but in no event to or for the benefit of Company or any Domestic Subsidiary.

2.5 Use of Proceeds.

            A. Term Loans. The proceeds of the Term Loans, together with other funds available to Borrowers, shall be applied by Company to refinance a portion of existing Indebtedness of Company and its Domestic Subsidiaries and by MSL Overseas to refinance a portion of existing Indebtedness of Company's Foreign Subsidiaries and to pay fees and expenses incurred in connection therewith in an aggregate maximum amount of $3,500,000.

            B. Revolving loans. The proceeds of the Revolving Loans shall be applied by Company to refinance a portion of existing Indebtedness of Company and its Domestic Subsidiaries by and MSL Overseas to refinance a portion of existing Indebtedness of Company's Foreign Subsidiaries and for general corporate purposes, including the financing of acquisitions.

            C. Margin Regulations. No portion of the proceeds of any borrowing under this Agreement shall be used by Company or any of its Subsidiaries in any manner that might cause the borrowing or the application of such proceeds to violate Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

2.6 Special Provisions Governing LIBOR Loans.

            Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to LIBOR Loans as to the matters covered:

            A. Determination of Applicable Interest Rate. As soon as practicable after 11:00 a.m. (London time) on each Interest Rate Determination Date, Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the LIBOR Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Borrowers and each Lender.

            B. Inability to Determine Applicable Interest Rate. In the event that Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any LIBOR Loans, that by reason of circumstances affecting the London interbank market adequate and fair means to not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Adjusted LIBOR, Administrative Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to Borrowers and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, LIBOR Loans until such time as Administrative Agent notifies Borrowers and Lenders that the circumstances giving rise to such notice no longer exist and (ii) any Notice of Borrowing or Notice of Conversion/Continuation given by either Borrower with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by such Borrower.

            C. Illegality or Impracticability of LIBOR Loans. In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with Company and Administrative Agent) that the making, maintaining or continuation of its LIBOR Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful) or (ii) has become impracticable, or would cause such Lender material hardship, as a result of contingencies occurring after the date of this Agreement which materially and adversely affect the London interbank market or the position of such Lender in that market, then, and in any such event, such Lender shall be an "Affected Lender" and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to borrowers and Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each other Lender). Thereafter (a) the obligation of the Affected Lender to make Loans as, or to convert Loans to, LIBOR Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (b) to the extent such determination by the Affected Lender relates to a LIBOR Loan then being requested by either Borrower pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, the Affected Lender shall make such Loan as (or convert such Loan to, as the case may be) a Base Rate Loan, (c) the Affected Lender's obligation to maintain its outstanding LIBOR Loans (the "Affected Loans") shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (d) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above rates to a LIBOR Loan then being requested by Company pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, such Borrower shall have the option, subject to the provisions of subsection 2.6D, to rescind such Notice of Borrowing or Notice of Conversion/Continuation as to all Lenders by giving notice (by telefacsimile or by telephone confirmed in writing) to Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Administrative Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this subsection 2.6C shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, LIBOR Loans in accordance with the terms of this Agreement.

            D. Compensation For Breakage or Non-Commencement of Interest Periods. Borrowers shall compensate each Lender, upon written request by that Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including any interest paid by that Lender to lenders of funds borrowed by it to make or carry its LIBOR Loans and any loss, expense or liability sustained by that Lender in connection with the liquidation or re-employment of such funds) which that Lender may sustain: (i) if for any reason (other than a default by that Lender) a borrowing of any LIBOR Loan does not occur on a date specified therefor in a Notice of Borrowing or a telephonic request for borrowing, or a conversion to or continuation of any LIBOR Loan does not occur on a date specified therefor in a Notice of Conversion/Continuation or a telephonic request for conversion or continuation, (ii) if any prepayment (including any prepayment pursuant to subsection 2.4B(i)) or other principal payment or any conversion of any of its LIBOR Loans occurs on a date prior to the last day of an interest period applicable to that Loan, (iii) if any prepayment of any of its LIBOR Loans is not made on any date specified in a notice of prepayment given by any Borrower, or (iv) as a consequence of any other default by either Borrower in the repayment of its LIBOR Loans when required by the terms of this Agreement.

            E. Booking of LIBOR Loans. Any Lender may make, carry or transfer LIBOR Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of that Lender.

            F. Assumptions Concerning Funding of LIBOR Loans. Calculation of all amounts payable to a Lender under this subsection 2.6 and under subsection 2.8A shall be made as though that Lender had actually funded each of its relevant LIBOR Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Adjusted LIBOR in an amount equal to the amount of such LIBOR Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of that Lender to a domestic office of that Lender in the United States of America; provided, however, that each Lender may fund each of its LIBOR Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this subsection
2.6 and under subsection 2.8A.

            G. LIBOR Loans After Default. After the occurrence of and during the continuation of an Event of Default or, upon request of Requisite Lenders, a Potential Event of Default (i) Borrowers may not elect to have a Loan be made or maintained as, or converted to, a LIBOR Loan after the expiration of any Interest Period then in effect for that Loan, other than outstanding Offshore Currency Loans which may not be continued for an Interest Period exceeding one month and (ii) subject to the provisions of subsection 2.6D, any Notice of Borrowing given by any Borrower with respect to a requested borrowing that has not yet occurred shall be deemed to be rescinded by such Borrower.

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

2.7 Special Provisions Governing Offshore Currency Loans.

            A. Determination of Dollar Equivalent. Sub-Agent will determine, as herein provided, the Dollar Equivalent amount with respect to any Offshore Currency Loans as of the requested Funding Date. Sub-Agent will determine, as herein provided, the Dollar Equivalent amount with respect to any (i) outstanding Offshore Currency Loans as of the last Business Day of each month and as of any redenomination date pursuant to this Section 2.7 and (ii) with respect to the Letters of Credit to be denominated in an Offshore Currency, as of the date of issuance thereof and the date of drawing thereof (each date a "Computation Date").

            B. Inability to Make Offshore Currency Loans. In the case of a Notice of Borrowing requesting Offshore Currency Loans, Offshore Lenders shall be under no obligation to make Offshore Currency Loans in the requested Offshore Currency if Sub-Agent has received notice from any of Offshore Lenders by 4:00 p.m. (London time) four Business Days prior to the day of such Notice of Borrowing that such Lender cannot provide Loans in the requested Offshore Currency, in which event Sub-Agent will give notice to Fronting Offshore Lender, which will advance such funds in an amount equal to such notifying Offshore Lender's Pro Rata Share of the requested Borrowing, pursuant to the provisions of subsection 2.1A(iii)(b). In the event that Fronting Offshore Lender has given notice pursuant to this subsection 2.7B, Sub-Agent will give notice to Administrative Agent and the applicable Borrower no later than 5:00 p.m. (London time) on the fourth Business Day prior to the date of the Notice of Borrowing that such borrowing in the requested Offshore Currency Loan is not then available, and notice thereof also will be given promptly by Administrative Agent to Revolving Lenders. If Sub-Agent shall have so notified the requesting Borrower that any such Offshore Currency Loan is not then available, the applicable Borrower may by notice to Administrative Agent not later than 8:00 a.m. (London time) three Business Days prior to the requested date of such Notice of Borrowing, withdraw such Notice of Borrowing. If the requesting Borrower does so withdraw such Notice of Borrowing, the Offshore Currency Loan shall not be made and Sub-Agent will promptly so notify each Offshore Lender. If the requesting Borrower does not so withdraw such Notice of Borrowing, Administrative Agent will promptly so notify each Revolving Lender and such Notice of Borrowing shall be deemed to be a Notice of Borrowing that requests a Base Rate Loan in an aggregate amount equal to the amount originally requested as expressed in Dollars in the Notice of Borrowing; and in such notice by Administrative Agent to each Revolving Lender Administrative Agent will state such aggregate amount of such Loan in Dollars and such Lender's Pro Rata Share thereof and each Revolving Lender shall make its Pro Rata Share of the Loan available to Administrative Agent.

            C. Inability to Continue Offshore Currency Loans. In the case of a proposed continuation of Offshore Currency Loans pursuant to subsection 2.2D, no Offshore Lender shall be under any obligation to continue such Offshore Currency Loans if Sub-Agent has received notice from such Offshore Lender by 4:00 p.m. (London time) four Business Days prior to the day of such continuation that such Lender cannot continue to provide Loans in the relevant Offshore Currency, in which event Sub-Agent will give notice to Fronting Offshore Lender, which will advance such funds in an amount equal to such notifying Offshore Lender's Pro Rata Share of the requested continuation, pursuant to the provisions of subsection 2.1A(iii)(b). In the event that Fronting Offshore Lender has given notice pursuant to this subsection 2.7C, then Sub-


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

Agent will give notice to Administrative Agent and the requesting Borrower not later than 5:00 p.m. (London time) on the fourth Business Day prior to the requested date of such continuation that the continuation of such Offshore Currency Loans in the relevant Offshore Currency is not then available, and notice thereof also will be given promptly to Revolving Lenders. If Administrative Agent shall have so notified the Borrower that any such continuation of Offshore Currency Loans is not then available, any Notice of Conversion/Continuation with respect thereto shall be deemed withdrawn and such Offshore Currency Loans shall be redenominated into Base Rate Loans in Dollars with effect from the last day of the Interest Period with respect to any such Offshore Currency Loans. Administrative Agent will promptly notify the Borrower and Lenders of any such redenomination and in such notice by Administrative Agent to each Revolving Lender Administrative Agent shall state the aggregate Dollar Equivalent amount of the redenominated Offshore Currency Loans as of the Computation Date with respect thereto and such Lender's Pro Rata Share thereof.

            D. Event of Default. In addition to subsection 2.6G, upon request of Lenders having or holding 51% of the Offshore Revolving Loan Exposure, a Potential Event of Default, all or any part of any outstanding Offshore Currency Loans shall be redenominated and converted into Base Rate Loans in Dollars with effect from the last day of the Interest Period with respect to any such Offshore Currency Loans. Administrative Agent will promptly notify Borrowers of any such redenomination and conversion request.

            E. Other Currency Loans. Borrowers shall be entitled to request that Revolving Loans hereunder be permitted to be made in an Other Currency. A Borrower requesting an Other Currency shall deliver to Administrative Agent any request for designation of an Other Currency in accordance with Section 12.8, to be received by Administrative Agent not later than 10:00 a.m (San Francisco time) at least ten Business Days in advance of the Funding Date of any Revolving Loan proposed to be made in such Other Currency. Upon receipt of any such request Administrative Agent will promptly notify Sub-Agent, Fronting Offshore Lender and Offshore Lenders thereof, and Fronting Offshore Lender and each Offshore Lender will use its commercially reasonable efforts to respond to such request within two Business Days of receipt thereof. Fronting Offshore Lender and each Offshore Lender may grant or accept such request in its sole discretion. Administrative Agent will promptly notify such Borrower of the acceptance or rejection of any such request. If such request is accepted by Fronting Offshore Lender, the provisions of this Agreement relating to Offshore Currency Loans shall apply to Loans made in the Other Currency, as if Such Other Currency were an Offshore Currency.

            F. Currency Exchange Fluctuations. If, on any Computation Date or such other date upon which such determination shall be made by Administrative Agent at the request of Lenders, Administrative Agent shall have determined that the Total Utilization of Revolving Loan Commitments exceed the Revolving Loan Commitments then in effect by more than $500,000 due to a change in applicable rates of exchange between Dollars and Offshore Currencies, then Administrative Agent shall give notice to Borrowers that a prepayment is required under this
Section 2.7F, and Borrowers agree thereupon to make within three Business Days prepayments of Revolving Loans such that, after giving effect to such prepayment, the

Total Utilization of Revolving Loan Commitments does not exceed the Revolving Loan Commitments then in effect.

            G. European Economic and Monetary Union. The European Economic and Monetary Union (the "European Monetary Union") anticipates the introduction of a single currency for use by the member states participating in the European Monetary Union. On the date on which such single currency is so introduced and adopted for use, it is hereby acknowledged and agreed that the term Offshore Currency shall include any such single currency.

            (i) If, as a result of the implementation of the European Monetary Union, (a) any currency available for borrowing under this Agreement (a "National Currency") ceases to be lawful currency of the state issuing the same and is replaced by a European single or common currency (the "Euro") or (b) any National Currency and the Euro are at the same time both recognized by the central bank or comparable governmental authority of the state issuing such currency as lawful currency of such state, then any amount borrowed hereunder by any party hereto in such National Currency shall be payable in such National Currency and any amount borrowed hereunder in the Euro shall be payable in the Euro. After the European Central Bank and/or the comparable government authority ceases to recognize any National Currency, then the amount so payable shall be determined by redenominating or converting such National Currency into the Euro at the exchange rate officially fixed by the European Central Bank for the purpose of implementing the European Monetary Union. Prior to the occurrence of the event or events described in clause (a) or (b) of the preceding sentence, each amount payable hereunder in any such National Currency will, except as otherwise provided herein, continue to be payable only in that National Currency.

            (ii) Borrowers shall from time to time, at the request of any Lender, pay to such Lender the amount of any losses, damages, liabilities, claims, reduction in yield, additional expense or increased cost incurred by, or of any reduction in any amount payable to or in the effective return on its capital to, or any decrease or delay in the payment of interest or other return foregone by, such Lender or any of its Affiliates as a result of any political, tax, liquidity, currency exchange or market risk resulting from the introduction of, changeover to or operation of the Euro in any applicable nation or eurocurrency market.

            (iii) In addition, this Agreement (including, without limitation, applicable definitions) will be amended to the extent determined by Administrative Agent (acting reasonably and in consultation with Company) to be necessary to reflect such implementation of the European Monetary Union and change in currency and to put Lenders and Borrowers in the same position, so far as possible, that they would have been in if such implementation and change in currency had not occurred. Except as provided in the foregoing provisions of this subsection 2.7G. no such implementation or change in currency nor any economic consequences resulting therefrom shall (a) give rise to any right to terminate prematurely, contest, cancel, rescind, alter, modify or renegotiate the provisions of this Agreement or (b) discharge, excuse or otherwise affect the performance of any obligations of any Borrower or any Lender or Agent under this Agreement, any Notes or other Loan Documents.


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

2.8 Increased Costs; Taxes; Capital Adequacy.

            A. Compensation for Increased Costs and Taxes. Subject to the provisions of subsection 2.8B (which shall be controlling with respect to the matters covered thereby), in the event that any Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law):

            (i) subjects such Lender (or its applicable lending office) to any additional Tax (other than any Tax on the overall net income of such Lender) with respect to this Agreement or any of its obligations hereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder;

            (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to LIBOR Loans that are reflected in the definition of Adjusted LIBOR); or

            (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the London interbank market;

and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, Borrowers shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion absent manifest error shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to Borrowers (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this subsection 2.8A, which statement shall be conclusive and binding upon all parties hereto absent manifest error.


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

B. Withholding of Taxes.

      (i) Payments to Be Free and Clear. All sums payable by Borrowers under this Agreement and the other Loan Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax (other than a Tax on the overall net income of any Lender) imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction outside the United States of America from or to which a payment is made by or on behalf of Borrowers or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment.

      (ii) Grossing-up of Payments. If either Borrower or any other Person is required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by such Borrower to Administrative Agent or any Lender under any of the Loan Documents:

            (a) Such Borrower shall notify Administrative Agent of any such requirement or any change in any such requirement as soon as such Borrower becomes aware of it;

            (b) Such Borrower shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on such Borrower) for its own account or (if that liability is imposed on Administrative Agent or such Lender, as the case may be) on behalf of and in the name of Administrative Agent or such Lender;

            (c) the sum payable by such Borrower in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and

            (d) within 30 days after paying any sum from which it is required by law to make any deduction or withholding, and within 30 days after the due date of payment of any Tax which it is required by clause (b) above to pay, such Borrower shall deliver to Administrative Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority;

provided that no such additional amount shall be required to be paid to any Lender under clause (c) above except to the extent that any change after the date hereof (in the case of each Lender listed on the signature pages hereof) or after the date of the Assignment Agreement pursuant to which such Lender became a Lender (in the case of each other Lender) in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date of this Agreement or at the date of such Assignment Agreement, as the case may be, in respect of payments to such Lender.

      (iii) Evidence of Exemption from U.S. Withholding Tax.

            (a) Each Lender that is organized under the laws of any jurisdiction other than the United States or any state or other political subdivision thereof (for purposes of this subsection 2.8B(iii), a "Non-US Lender") shall deliver to Administrative Agent for transmission to Company, on or prior to the Closing Date (in the ease of each Lender listed on the signature pages hereof) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of Company or Administrative Agent (each in the reasonable exercise of its discretion), (1) two original copies of Internal Revenue Service Form 1001 or 4224 (or any successor forms), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Loan Documents or (2) if such Lender is not a "bank" or other Person described in Section 881(c)(3) of the Internal Revenue Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (l) above, a Certificate re Non-Bank Status together with two original copies of Internal Revenue Service Form W-8 (or any successor form), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of interest payable under any of the Loan Documents.

            (b) Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to subsection 2.8B(iii)(a) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender shall promptly (1) deliver to Administrative Agent for transmission to Company two new original copies of Internal Revenue Service Form 1001 or 4224, or a Certificate re Non-Bank Status and two original copies of Internal Revenue Service Form W-8, as the case may be, properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required in order to confirm or establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to payments to such Lender under the Loan Documents or (2) notify Administrative


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

      Agent and Company of its inability to deliver any such forms, certificates or other evidence.

            (c) Neither Borrower shall be required to pay any additional amount to any Non-US Lender under clause (c) of subsection 2.8B(ii) if such Lender shall have failed to satisfy the requirements of clause (a) or
      (b)(l) of this subsection 2.8B(iii); provided that if such Lender shall have satisfied the requirements of subsection 2.8B(iii)(a) on the Closing Date (in the case of each Lender listed on the signature pages hereof) or on the date of the Assignment Agreement pursuant to which it became a Lender (in the case of each other Lender), nothing in this subsection 2.8B(iii)(c) shall relieve either Borrower of its obligation to pay any additional amounts pursuant to clause (c) of subsection 2.8B(ii) in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described in subsection 2.8B(iii)(a).

            (d) Notwithstanding anything herein to the contrary, if any Non-US Lender loses, through its own action or inaction, its exemption from United States Federal income tax withholding, neither Borrower will be liable from the date of such change in exemption status for any additional amount payable pursuant to subsection 2.8B(ii).

            (e) If any Lender is entitled to a reduction in the applicable withholding tax, Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. However, if the forms or other documentation required by subsection 2.8B(iii)(a) above are not delivered to Administrative Agent, then Administrative Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Internal Revenue Code, without reduction.

            (f) If the Internal Revenue Service or any other governmental authority of the United States or other jurisdiction asserts a claim that Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or was not properly executed, or because such Lender failed to notify Administrative Agent of a change in circumstances which rendered the exemption from, or reduction of withholding tax ineffective, or for any other reason) such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by Administrative Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Administrative Agent under this subsection 2.8B together with all costs and expenses (including covered fees and disbursements). The obligation of

      Lenders under this subsection 2.8B shall survive the payment of all Obligations and the resignation or replacement of Administrative Agent.

            C. Capital Adequacy Adjustment. If any Lender shall have determined that the adoption, effectiveness, phase-in or applicability after the date hereof of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's Loans or Commitments or Letters of Credit or participations therein or other obligations hereunder with respect to the Loans or the Letters of Credit to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five Business Days after receipt by Company from such Lender of the statement referred to in the next sentence, the applicable Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction. Such Lender shall deliver to Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis of the calculation of such additional amounts, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

2.9 Obligation of Lenders and Issuing Lender to Mitigate; Replacement of Lender.

            A. Mitigation. Each Lender and the Issuing Lender agrees that, as promptly as practicable after the officer of such Lender or the Issuing Lender responsible for administering the Loans or Letters of Credit of such Lender or Issuing Lender, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender or Issuing Lender to receive payments under subsection 2.8 or subsection 3.6, it will, to the extent not inconsistent with the internal policies of such Lender or Issuing Lender and any applicable legal or regulatory restrictions, use reasonable efforts (i) to make, issue, fund or maintain the Commitments of such Lender or the affected Loans or Letters of Credit of such Lender or Issuing Lender through another lending or letter of credit office of such Lender or Issuing Lender, or (ii) take such other measures as such Lender or Issuing Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender or Issuing Lender pursuant to subsection 2.8 or subsection 3.6 would be materially reduced and if, as determined by such Lender or Issuing Lender in its sole discretion, the making, issuing, funding or maintaining of such Commitments or Loans or Letters of Credit through such other lending or letter of credit office or in accordance with such other measures, as the case may be, would not otherwise materially adversely affect such Commitments or Loans or Letters of Credit or the interests of such Lender or Issuing Lender; provided that such Lender or Issuing Lender will not be obligated to utilize such other lending or letter of credit office pursuant to this subsection 2.9 unless Company agrees to pay all incremental expenses incurred by such Lender or Issuing Lender as a result of utilizing such other lending or letter of credit office as described in clause (i) above after reasonable notice thereof and of the effects of the operation of this section. A certificate as to the amount of any such expenses payable by Borrowers pursuant to this subsection 2.9 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender or Issuing Lender to Company (with a copy to Administrative Agent) shall be conclusive absent manifest error.

            B. Replacement of Lender. If either Borrower receives a notice of amounts due pursuant to subsection 2.8A, subsection 2.8B or subsection 2.8C from a Lender, a Lender defaults in its obligations hereunder or a Lender becomes an Affected Lender (any such Lender, a "Subject Lender"), so long as (i) no Potential Event of Default or Event of Default shall have occurred and be continuing and Company has obtained a commitment from another Lender or an Eligible Assignee to purchase at par the Subject Lender's Loans and assume the Subject Lender's Commitments and all other obligations of the Subject Lender hereunder, (ii) such Lender is not the Issuing Lender with respect to any Letters of Credit outstanding (unless all such Letters of Credit are terminated or arrangements reasonably acceptable to the Issuing Lender (such as a "back-to-back" letter of credit) are made) and (iii) the Subject Lender is unwilling, unable or fails to withdraw the notice delivered pursuant to subsections 2.8A, 2.8B or 2.8C, is unwilling to remedy its default and/or remains an Affected Lender, upon 10 days prior written notice to the Subject Lender and Administrative Agent, Company may require the Subject Lender to assign all of its Loans and Commitments to such other Lender or Eligible Assignee pursuant to the provisions of subsection 12.1B; provided that, prior to or concurrently with such replacement (i) each Borrower has paid to the Lender giving such notice all amounts under subsections 2.6D and 2.8 (if applicable) through such date of replacement, (ii) Company or the applicable assignee have paid to Administrative Agent the processing fee required to be paid by subsection 12.1B(i) and (iii) all of the requirements for such assignment contained in subsection 12.1B, including, without limitation, the consent of Administrative Agent (if required) and the receipt by Administrative Agent of an executed Assignment Agreement and other supporting documents, have been fulfilled.

2.10 Covenant to Pay in Relation to Dutch Pledges.

            Each Borrower hereby severally agrees vis-a-vis the Collateral Agent and the Administrative Agent that it shall pay to the Collateral Agent all amounts which such Borrower is now or may at any time and from time to time hereafter be obligated to pay to the Lenders, Agents or any one or more of them under this Agreement, including any amount due pursuant to guarantees contained in Section 11 of this Agreement (the "Covenant to Pay Obligations"), if and when such amounts become due and payable in accordance with the terms of this Agreement.

            Each Borrower severally and the Collateral Agent and the Administrative Agent agree and acknowledge that the Covenant to Pay Obligations consist of obligations and liabilities of such Borrower to the Collateral Agent separate and independent from and without prejudice to the liabilities and obligations which such Borrower has or may have at any time to the Lenders or


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the Agents under this Agreement. provided that the total liability of each
Borrower under the Covenant to Pay Obligations shall be decreased from time to time to the extent that such Borrower shall have paid to the Lenders or the Agents any amount due under this Agreement and the total liability of each Borrower vis-a-vis the Lenders and the Agents under this Agreement shall be decreased to the extent that such Borrower shall have paid to the Collateral Agent any amount due pursuant to the Covenant to Pay Obligations.

Section 3. LETTERS OF CREDIT

3.1 Issuance of Letters of Credit and Lenders' Purchase of Participations
Therein.

            A. Letters of Credit. In addition to Borrowers requesting that Revolving Lenders make Revolving Loans and Offshore Revolving Loans pursuant to subsection 2.1A, Borrowers may request, in accordance with the provisions of this subsection 3.1, from time to time during the period from the Closing Date to but excluding the thirtieth day prior to the Revolving Loan Commitment Termination Date, that the Issuing Lender issue Letters of Credit for the account of a Borrower for the purposes specified in the definitions of Commercial Letters of Credit and Standby Letters of Credit. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Company herein set forth, Issuing Lender may, but (except as provided in subsection 3.1B(ii)) shall not be obligated to, issue such Letters of Credit in accordance with the provisions of this subsection 3.1; provided that neither Borrower shall request that Issuing Lender issue (and Issuing Lender shall not issue):

            (i) any Letter of Credit if, after giving effect to such issuance, the Total Utilization of Revolving Loan Commitments would exceed the Revolving Loan Commitments then in effect;

            (ii) any Letter of Credit for a Borrower if, after giving effect to such issuance, the Total Utilization of Revolving Loan Commitments applicable to such Borrower would exceed the applicable borrowing base;

            (iii) any Letter of Credit if, after giving effect to such issuance, the Letter of Credit Usage would exceed $10,000,000;

            (iv) any Standby Letter of Credit having an expiration date (a) more than one year after the Revolving Loan Commitment Termination Date or (b) more than one year after the date of issuance of such Standby Letter of Credit, unless Requisite Lenders have approved such expiration date in writing and such Letter of Credit shall be subject to subsection 3.7; provided that the immediately preceding clause (b) shall not prevent the Issuing Lender from agreeing that a Standby Letter of Credit will automatically be extended for one or more successive periods not to exceed one year each unless the Issuing Lender elects not to extend for any such additional period provided, however in no event shall the Issuing Lender be required to issue any Letter of Credit which contains an automatic renewal provision or similar so-called "evergreen" provision); and provided, further that the Issuing Lender shall elect not to extend such Standby Letter of Credit if it has knowledge that an Event of Default has occurred and is continuing (and


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      has not been waived in accordance with subsection 12.6) at the time the
      Issuing Lender must elect whether or not to allow such extension;

            (v) any Commercial Letter of Credit having an expiration date (a) later than the earlier of (X) the date that is 30 days prior to the Revolving Loan Commitment Termination Date (provided that this clause (X) shall not be applicable with respect to any Commercial Letter of Credit that is fully supported by cash collateral on terms satisfactory to, and if such later expiration date shall have been agreed to by, the Issuing Lender) and (Y) the date which is 180 days from the date of issuance of such Commercial Letter of Credit or (b) that is otherwise unacceptable to the Issuing Lender in its reasonable discretion;

            (vi) any Letter of Credit, if the Issuing Lender has received written notice from any Lender, Administrative Agent or a Borrower, on or prior to the Business Day prior to the requested date of issuance of such Letter of Credit, that one or more of the applicable conditions contained in Section 4 is not then satisfied;

            (vii) any Letter of Credit, if, upon issuance, there would be more than ten Letters of Credit outstanding at any time under this Agreement; or

            (viii) any Letter of Credit to be denominated in an Offshore Currency or Other Currency, if the Issuing Lender has determined that it is unable to fund obligations in the currency.

            B. Mechanics of Issuance.

            (i) Notice of Issuance. Whenever a Borrower desires the issuance of a Letter of Credit, it shall deliver to the Issuing Lender, with a copy to Administrative Agent, an irrevocable written Notice of Issuance of Letter of Credit substantially in the form of Exhibit III annexed hereto no later than 12:00 Noon (San Francisco time) at least three Business Days (five Business Days in the case of a Commercial Letter of Credit), or such shorter period as may be agreed to by the Issuing Lender in any particular instance, in advance of the proposed date of issuance. The Notice of Issuance of Letter of Credit shall specify (a) the proposed date of issuance (which shall be a Business Day), (b) whether the Letter of Credit is to be a Commercial Letter of Credit or a Standby Letter of Credit, (c) the face amount of the Letter of Credit, (d) the currency in which the Letter of Credit shall be denominated, (e) the expiration date of the Letter of Credit, (f) the name and address of the beneficiary, (g) either the verbatim text of the proposed Letter of Credit or the proposed terms and conditions thereof, including a precise description of any documents to be presented by the beneficiary which, if presented by the beneficiary on or prior to the expiration date of the Letter of Credit, would require the Issuing Lender to make payment under the Letter of Credit and (h) such other matters as the Issuing Lender may reasonably require; provided that the Issuing Lender, in its reasonable discretion, may require changes in the text of the proposed Letter of Credit or any such documents.


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            The requesting Borrower shall notify the Issuing Lender prior to the issuance of any Letter of Credit in the event that any of the matters to which such Borrower is required to certify in the applicable Notice of Issuance of Letter of Credit is no longer true and correct as of the proposed date of issuance of such Letter of Credit, and upon the issuance of any Letter of Credit such Borrower shall be deemed to have re-certified, as of the date of such issuance, as to the matters to which such Borrower is required to certify in the applicable Notice of Issuance of Letter of Credit.

            (ii) Issuance of Letter of Credit. Upon satisfaction or waiver (in accordance with subsection 12.6) of the conditions set forth in subsection 4.3, the Issuing Lender shall issue the requested Letter of Credit in accordance with the Issuing Lender's standard operating procedures unless the Issuing Lender shall have received notice from Administrative Agent at least one Business Day prior to the date of issuance of the requested Letter of Credit that such issuance is not then permitted under subsection 3.1A as a result of the limitations set forth therein.

            (iii) Notification to Revolving Lenders. Upon the issuance of any Letter of Credit the Issuing Lender shall promptly notify Administrative Agent and each other Revolving Lender and the applicable Borrower of such issuance. Together with such notice, Administrative Agent shall notify each Revolving Lender of such issuance and of the amount of such Lender's respective participation in such Letter of Credit, determined in accordance with subsection 3.1C.

            C. Revolving Lenders' Purchase of Participations in Letters of Credit. Immediately upon the issuance of each Letter of Credit, each Revolving Lender shall be deemed to, and hereby agrees to, have irrevocably purchased from the Issuing Lender a participation in such Letter of Credit and any drawings honored thereunder in an amount equal to such Revolving Lender's Pro Rata Share of the maximum amount which is or at any time may become available to be drawn thereunder.

            D. Amendment of Letters of Credit. From time to time while a Letter of Credit is outstanding and prior to the Revolving Loan Commitment Termination Date, Issuing Lender will, upon the written request of a Borrower received by the Issuing Lender (with a copy sent by such Borrower to the Administrative Agent) at least five days (or such shorter time as Issuing Lender may agree in a particular instance in its sole discretion) prior to the proposed date of amendment, amend any Letter of Credit issued by it. Each such request for amendment of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, made in the form of an L/C Amendment Application and shall specify in form and detail satisfactory to the Issuing Lender; (i) the Letter of Credit to be amended; (ii) the proposed date of amendment of the Letter of Credit (which shall be a Business Day); (iii) the nature of the proposed amendment; and (iv) such other matters as the Issuing Lender may reasonably require. The Issuing Lender shall be under no obligation to amend any Letter of Credit if: (A) the Issuing Lender would have no obligation at such time to Issue such Letter of Credit in its amended form under the terms of this Agreement; or (B) the beneficiary of any such Letter of Credit does not accept the proposed amendment to the Letter of Credit. Administrative Agent will promptly notify Revolving Lenders of the receipt by it of any L/C Amendment Application.


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

            E. Renewal of Letters of Credit. The Issuing Lender and Revolving Lenders agree that, while a Letter of Credit is outstanding and prior to the Revolving Loan Commitment Termination Date, at the option of either Borrower and upon the written request of such Borrower received by the Issuing Lender (with a copy sent by such Borrower to the Administrative Agent) at least five days (or such shorter time as the Issuing Lender may agree in a particular instance in its sole discretion) prior to the proposed date of notification of renewal, the Issuing Lender shall be entitled to authorize the automatic renewal of any Letter of Credit issued by it. Each such request for renewal of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, in the form of an L/C Amendment Application, and shall specify in from and detail satisfactory to the Issuing Lender; (i) the Letter of Credit to be renewed; (ii) the proposed date of notification of renewal of the Letter of Credit (which shall be a Business Day); (iii) the revised expiry date of the Letter of Credit; and (iv) such other matters as the Issuing Lender may reasonably require. The Issuing Lender shall be under no obligation so to renew any Letter of Credit if: (a) the Issuing Lender would have no obligation at such time to issue or amend such Letter of Credit in its renewed form under the terms of this Agreement; or (b) the beneficiary of any such Letter of Credit does not accept the proposed renewal of the Letter of Credit. If any outstanding Letter of Credit shall provide that it shall be automatically renewed unless the beneficiary thereof receives notice from the Issuing Lender that such Letter of Credit shall not be renewed, and if at the time of renewal the Issuing Lender would be entitled to authorize the automatic renewal of such Letter of Credit in accordance with this subsection 3.1E upon the request of a Borrower but the Issuing Lender shall not have received an L/C Amendment Application from such Borrower with respect to such renewal or other written direction by such Borrower with respect thereto, the Issuing Lender shall nonetheless be permitted to allow such Letter of Credit to renew, and such Borrower and Lenders hereby authorize such renewal, and, accordingly, the Issuing Lender shall be deemed to have received an L/C Amendment Application from Administrative Borrower requesting such renewal.

            F. Miscellaneous.

            (i) The Issuing Lender may, at its election (or as required by the Administrative Agent at the direction of Requisite Lenders), deliver any notices of termination or other communications to any Letter of Credit beneficiary or transferee, and take any other action as necessary or appropriate, at any time and from time to time, in order to cause the expiry date of such Letter of Credit to be a date not later than the Revolving Loan Commitment Termination Date.

            (ii) This Agreement shall control in the event of any conflict with any Notice of Issuance of Letter of Credit, L/C Amendment Application and any other document relating to any Letter of Credit, including any of the Issuing Lender's standard form documents for letter of credit issuances (other than any Letter of Credit).

            (iii) The Issuing Lender will also deliver to the Borrower which is the account party and to Administrative Agent, concurrently or promptly following its delivery of a Letter of Credit, or amendment to or renewal of a Letter of Credit, to an advising bank or a beneficiary, a


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true and complete copy of each such Letter of Credit or amendment to or renewal of a Letter of Credit.

3.2 Letter of Credit Fees.

            Borrowers agree to pay the following amounts with respect to Letters of Credit issued hereunder:

            (i) with respect to each Letter of Credit, (a) a fronting fee, payable directly to the Issuing Lender for its own account, equal to 0.25% per annum of the daily amount available to be drawn under such Letter of Credit and (b) a letter of credit fee, payable to Administrative Agent for the account of Revolving Lenders (based upon their respective Pro Rata Shares), equal to (x) the applicable LIBOR Margin set forth in subsection 2.2A hereof for LIBOR Loans multiplied by (y) the Dollar Equivalent of the daily amount available from time to time to be drawn under such Letter of Credit, each such fronting fee or letter of credit fee to be payable in arrears on and to (but excluding) the last Business Day of each March, June, September and December of each year and computed on the basis of a 360-day year for the actual number of days elapsed;

            (ii) with respect to the issuance, amendment or transfer of each Letter of Credit and each payment of a drawing made thereunder (without duplication of the fees payable under clause (i) above), documentary and processing charges payable directly to the Issuing Lender for its own account in accordance with the Issuing Lender's standard schedule for such charges in effect at the time of such issuance, amendment, transfer or payment, as the case may be.

For purposes of calculating any fees payable under clause (i) of this subsection 3.2, the Dollar Equivalent of the daily amount available to be drawn under any Letter of Credit shall be determined as of the close of business on any date of determination (if the Letter of Credit is denominated in an Offshore Currency, such determination to be made in accordance with the provisions of subsection 2.7A). Promptly upon receipt by Administrative Agent of any amount described in clause (i)(b) of this subsection 3.2, Administrative Agent shall distribute to each Revolving Lender its Pro Rata Share of such amount.

3.3 Drawings and Reimbursement of Amounts Paid Under Letters of Credit.

            A. Responsibility of Issuing Lender With Respect to Drawings. In determining whether to honor any drawing under any Letter of Credit by the beneficiary thereof, the Issuing Lender shall be responsible only to examine the documents delivered under such Letter of Credit with reasonable care so as to ascertain whether they appear on their face to be in accordance with the terms and conditions of such Letter of Credit.

            B. Reimbursement by Company of Amounts Paid Under Letters of Credit. In the event the Issuing Lender has determined to honor a drawing under a Letter of Credit issued by it, the Issuing Lender shall immediately notify the Borrower for whose account the Letter of Credit was issued and Administrative Agent. and such Borrower shall reimburse the Issuing Lender on or before the Business Day on which such drawing is honored and such notice


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is received (the "Reimbursement Date") in an amount in Dollars and in same day funds equal to the amount of such honored drawing; provided that, anything contained in this Agreement to the contrary notwithstanding, (i) unless such Borrower shall have notified Administrative Agent prior to 10:00 a.m. (San Francisco time) on the date such drawing is honored that such Borrower intends to reimburse the Issuing Lender for the amount of such honored drawing with funds other than the proceeds of Revolving Loans, such Borrower shall be deemed to have given a timely Notice of Borrowing to Administrative Agent requesting Lenders to make Revolving Loans that are Base Rate Loans on the Reimbursement Date in an amount in Dollars equal to the amount of such honored drawing and
(ii) subject to satisfaction or waiver of the conditions specified in subsection 4.2B, Revolving Lenders shall, on the Reimbursement Date, make Revolving Loans that are Base Rate Loans in the amount of such honored drawing, the proceeds of which shall be applied directly by Administrative Agent to reimburse the Issuing Lender for the amount of such honored drawing; and provided, further that if for any reason proceeds of Revolving Loans are not received by the Issuing Lender on the Reimbursement Date in an amount equal to the amount of such honored drawing, such Borrower shall reimburse the Issuing Lender, on demand, in an amount in same day funds equal to the excess of the amount of such honored drawing over the aggregate amount of such Revolving Loans, if any, which are so received. Nothing in this subsection 3.3B shall be deemed to relieve any Revolving Lender from its obligation to make Revolving Loans on the terms and conditions set forth in this Agreement, and the applicable Borrower shall retain any and all rights it may have against any Revolving Lender resulting from the failure of such Lender to make such Revolving Loans under this subsection 3.3B.

            C. Payment by Revolving Lenders of Unreimbursed Amounts Paid Under Letters of Credit.

            (i) Payment by Revolving Lenders. In the event that a Borrower shall fail for any reason to reimburse the Issuing Lender as provided in subsection 3.3B in an amount equal to the amount of any drawing honored by the Issuing Lender under a Letter of Credit issued by it, the Issuing Lender shall promptly notify each other Revolving Lender of the unreimbursed amount of such honored drawing and of such other Revolving Lender's respective participation therein based on such Revolving Lender's Pro Rata Share. Each Revolving Lender shall make available to the Issuing Lender an amount equal to its respective participation, in Dollars and in same day funds, at the office of the Issuing Lender specified in such notice, not later than 12:00 Noon (San Francisco time) on the first business day (under the laws of the jurisdiction in which such office of the Issuing Lender is located) after the date notified by the Issuing Lender. In the event that any Revolving Lender fails to make available to the Issuing Lender on such business day the amount of such Revolving Lender's participation in such Letter of Credit as provided in this subsection 3.3C, the Issuing Lender shall be entitled to recover such amount on demand from such Revolving Lender together with interest thereon at the Federal Funds Effective Rate from the Reimbursement Date for three Business Days and thereafter at the Base Rate. Nothing in this subsection 3.3C shall be deemed to prejudice the right of any Revolving Lender to recover from the Issuing Lender any amounts made available by such Revolving Lender to the Issuing Lender pursuant to this subsection 3.3C in the event that it is determined by the final judgment of a court of competent jurisdiction that


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      the payment with respect to a Letter of Credit by the Issuing Lender in respect of which payment was made by such Revolving Lender constituted gross negligence or willful misconduct on the part of the Issuing Lender.

            (ii) Distribution to Revolving Lenders of Reimbursements Received From a Borrower. In the event the Issuing Lender shall have been reimbursed by other Revolving Lenders pursuant to subsection 3.3C(i) for all or any portion of any drawing honored by the Issuing Lender under a Letter of Credit issued by it, the Issuing Lender shall distribute to each other Revolving Lender which has paid all amounts payable by it under subsection 3.3C(i) with respect to such honored drawing such other Revolving Lender's Pro Rata Share of all payments subsequently received by the Issuing Lender from a Borrower in reimbursement of such honored drawing when such payments are received. Any such distribution shall be made to a Revolving Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Revolving Lender may request.

            D. Interest on Amounts Paid Under Letters of Credit.

            (i) Payment of Interest by Borrowers. Each Borrower agrees to pay to the Issuing Lender, with respect to drawings honored under any Letters of Credit issued by it or the account of such Borrower, interest on the amount paid by the Issuing Lender in respect of each such honored drawing from the date such drawing is honored to but excluding the date such amount is reimbursed by such Borrower (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B) at a rate equal to (a) for the period from the date such drawing is honored to but excluding the reimbursement Date, the rate then in effect under this Agreement with respect to Revolving Loans that are Base Rate Loans and (b) thereafter, a rate which is 2% per annum in excess of the rate of interest otherwise payable under this Agreement with respect to Revolving Loans that are Base Rate Loans. Interest payable pursuant to this subsection 3.3D(i) shall be computed on the basis of a 360-day year for the actual number of days elapsed in the period during which it accrues and shall be payable on demand or, if no demand is made, on the date on which the related drawing under a Letter of Credit is reimbursed in full.

            (ii) Distribution of Interest Payments by Issuing Lender. Promptly upon receipt by the Issuing Lender of any payment of interest pursuant to subsection 3.3D(i) with respect to a drawing honored under a Letter of Credit issued by it, (a the Issuing Lender shall distribute to each other Revolving Lender, out of the interest received by the Issuing Lender in respect of the period from the date such drawing is honored to but excluding the date on which the Issuing Lender is reimbursed for the amount of such drawing (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B), the amount that such other Revolving Lender would have been entitled to receive in respect of the letter of credit fee that would have been payable in respect of such Letter of Credit for such period pursuant to subsection 3.2 if no drawing had been honored under such Letter of Credit, and (b) in the event the Issuing Lender shall have been reimbursed by other Revolving Lenders pursuant to subsection


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

      3.3C(i) for all or any portion of such honored drawing, the Issuing Lender shall distribute to each other Revolving Lender which has paid all amounts payable by it under subsection 3.3C(i) with respect to such honored drawing such other Revolving Lender's Pro Rata Share of any interest received by the Issuing Lender in respect of that portion of such honored drawing so reimbursed by other Revolving Lenders for the period from the date on which the Issuing Lender was so reimbursed by other Revolving Lenders to but excluding the date on which such portion of such honored drawing is reimbursed by the applicable Borrower. Any such distribution shall be made to a Revolving Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Revolving Lender may request.

3.4 Obligations Absolute.

            The obligation of each Borrower to reimburse the Issuing Lender for drawings honored under the Letters of Credit issued by it for the account of such Borrower and to repay any Revolving Loans made by Revolving Lenders pursuant to subsection 3.3B and the obligations of Revolving Lenders under subsection 3.3C(i) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including any of the following circumstances:

            (i) any lack of validity or enforceability of any Letter of Credit;

            (ii) the existence of any claim, set-off, defense or other right which a Borrower or any Revolving Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), the Issuing Lender or other Lender or any other Person or, in the case of a Lender, against either Borrower, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between a Borrower or one of its Subsidiaries and the beneficiary for which any Letter of Credit was procured);

            (iii) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

            (iv) payment by the Issuing Lender under any Letter of Credit against presentation of a draft or other document which does not substantially comply with the terms of such Letter of Credit;

            (v) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Borrowers or any of its Subsidiaries;

            (vi) any breach of this Agreement or any other Loan Document by any party thereto;

            (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; or


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            (viii) the fact that an Event of Default or a Potential Event of
      Default shall have occurred and be continuing;

provided, in each case, that payment by the applicable Issuing Lender under the applicable Letter of Credit shall not have constituted lack of good faith, gross negligence or willful misconduct of the Issuing Lender under the circumstances in question (as determined by a final judgment of a court of competent jurisdiction).

3.5 Indemnification; Nature of Issuing Lender' Duties.

            A. Indemnification. In addition to amounts payable as provided in subsection 3.6, each Borrower hereby agrees to protect, indemnify, pay and save harmless each Issuing Lender from and against any and all claims, demands, liabilities, damages, losses, reasonable costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which the Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit by the Issuing Lender, other than as a result of (a) lack of good faith, the gross negligence or willful misconduct of the Issuing Lender as determined by a final judgment of a court of competent Jurisdiction or (b) subject to the following clause (ii), the wrongful dishonor by the Issuing Lender of a proper demand for payment made under any Letter of Credit issued by it or (ii) the failure of the Issuing Lender to honor a drawing under any such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions herein called "Governmental Acts").

            B. Nature of Issuing Lender Duties. As between either Borrower and the Issuing Lender, such Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by the Issuing Lender by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Issuing Lender shall not be responsible for:
(i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;
(ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason as long as the same complies with the terms of the Letter of Credit; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or
(viii) any consequences arising from causes beyond the control of the Issuing Lender, including any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of the Issuing Lender's rights or powers hereunder.


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            In furtherance and extension and not in limitation of the specific provisions set forth in the first paragraph of this subsection 3.5B, any action taken or omitted by the Issuing Lender under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith. shall not put the Issuing Lender under any resulting liability to either Borrower.

            Notwithstanding anything to the contrary contained in this subsection 3.5, Company shall retain any and all rights it may have against the Issuing Lender for any liability arising out of the lack of good faith, gross negligence or willful misconduct of the Issuing Lender, as determined by a final judgment of a court of competent jurisdiction.

3.6 Increased Costs and Taxes Relating to Letters of Credit.

            Subject to the provisions of subsection 2.8B (which shall be controlling with respect to the matters covered thereby), in the event that any Issuing Lender or Revolving Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by the Issuing Lender or Revolving Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law):

            (i) subjects the Issuing Lender or Revolving Lender (or its applicable lending or letter of credit office) to any additional Tax (other than any Tax on the overall net income of the Issuing Lender or Revolving Lender) with respect to the issuing or maintaining of any Letters of Credit or the purchasing or maintaining of any participations therein or any other obligations under this Section 3, whether directly or by such being imposed on or suffered by any particular Issuing Lender;

            (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement in respect of any Letters of Credit issued by any Issuing Lender or participations therein purchased by any Revolving Lender; or

            (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting the Issuing Lender or Revolving Lender (or its applicable lending or letter of credit office) regarding this Section 3 or any Letter of Credit or any participation therein;

and the result of any of the foregoing is to increase the cost to the Issuing Lender or Revolving Lender of issuing or maintaining any Letter of Credit or agreeing to purchase, purchasing or maintaining any participation therein or to reduce any amount received or receivable by the Issuing Lender or Revolving Lender (or its applicable lending or letter of credit office) with respect thereto; then, in any case, the Borrower for whose account the Letter of Credit was issued


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

shall promptly pay to the Issuing Lender or Revolving Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts as may be necessary to compensate the Issuing Lender or Revolving Lender for any such increased cost or reduction in amounts received or receivable hereunder. The Issuing Lender or Revolving Lender shall deliver to Company a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to the Issuing Lender or Revolving Lender under this subsection 3.6. which statement shall be conclusive and binding upon all parties hereto absent manifest error.

3.7 Cash Collateral Pledge.

            Upon (i) the request of Administrative Agent, (A) if the Issuing Lender has honored any full or partial drawing request on any Letter of Credit or (B) if, as of the Revolving Loan Commitment Termination Date, any Letters of Credit may for any reason remain outstanding and partially or wholly undrawn, or
(ii) the occurrence of the circumstances described in Section 2.4 or Section 8 requiring the Borrowers to Cash Collateralize Letters of Credit, then, each Borrower shall immediately Cash Collateralize any outstanding Letters of Credit issued for the account of such Borrower in the applicable currency or currencies.

3.8 Uniform Customs and Practice.

            The Uniform Customs and Practice for Documentary Credits as published by the International Chamber of Commerce most recently at the time of issuance of any Letter of Credit shall (unless otherwise expressly provided in the Letters of Credit) apply to the Letters of Credit.

Section 4. CONDITIONS TO LOANS AND LETTERS OF CREDIT

            The obligations of Lenders to make Loans and the issuance of Letters of Credit hereunder are subject to the satisfaction of the following conditions.

4.1 Conditions to Term Loans and Initial Revolving Loans.

            The obligations of Lenders to make the Term Loans and any Revolving Loans to be made on the Closing Date are, in addition to the conditions precedent specified in subsection 4.2, subject to prior or concurrent satisfaction in form and substance satisfactory to Syndication Agent of the following conditions:

            A. Loan Party Documents. On or before the Closing Date, Borrowers shall, and shall cause each other Loan Party to, deliver to Lenders (or to Agents for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel) the following with respect to Borrowers or such Loan Party, as the case may be, each, unless otherwise noted, dated the Closing Date:

            (i) Certified copies of the charter documents (such as the Certificate or Articles of Incorporation) of such Person, together with a good standing certificate from the Secretary of State of its jurisdiction of incorporation and each other state in which such Person is qualified as a foreign corporation to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any


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

      applicable franchise or similar taxes from the appropriate taxing authority of each of such jurisdictions, each dated a recent date prior to the Closing Date;

            (ii) Copies of the Bylaws of such Person, certified as of the Closing Date by such Person's corporate secretary or an assistant secretary;

            (iii) Resolutions of the Board of Directors of such Person approving and authorizing the execution, delivery and performance of the Loan Documents to which it is a party, certified as of the Closing Date by the corporate secretary or an assistant secretary of such Person as being in full force and effect without modification or amendment;

            (iv) Signature and incumbency certificates of the officers of such Person executing the Loan Documents to which it is a party;

            (v) Executed originals of the Loan Documents to which such Person is a party; and

            (vi) Such other documents as Agents may reasonably request.

            B. No Material Adverse Effect. Since December 31, 1997, no Material Adverse Effect shall have occurred.

            C. Obligations of Company and its Domestic Subsidiaries with respect to Mortgages; Mortgage Policies; Etc. With respect to the Leasehold Properties listed on Schedule 5.5 as of the Closing Date, no Mortgages will be placed on such Leasehold Properties.

            D. Security Interests in Personal and Mixed Property; Offshore Collateral. Agents shall have received evidence satisfactory to each of them that Company and Subsidiary Guarantors shall have taken or caused to be taken all such actions, executed and delivered or caused to be executed and delivered all such agreements, documents and instruments, and made or caused to be made all such filings and recordings (other than the filing or recording of items described in clauses (iii), (iv), (v) and (vii) below) that may be necessary or, in the opinion of Agents, desirable in order to either assign the interest of Existing Lender or create in favor of Collateral Agent, for the benefit of Lenders, a valid and (upon such filing and recording) perfected First Priority security interest in the entire personal and mixed property Collateral. Such actions shall include the following:

            (i) Schedules to Collateral Documents. Delivery to Agents of accurate and complete schedules to all of the applicable Collateral Documents;

            (ii) Stock Certificates and Instruments. Delivery to Collateral Agent of (a) certificates (which certificates shall be accompanied by irrevocable undated stock powers, duly endorsed in blank and otherwise satisfactory in form and substance to Agents) representing all capital stock pledged pursuant to the Company Pledge Agreement and the Subsidiary Pledge Agreements, (b) all promissory notes or other instruments (duly endorsed, where appropriate, in a manner satisfactory to Agents)


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

      evidencing any Collateral, (c) with respect to MSL Overseas, the Deed of Pledge of Claims and (d) with respect to MSL the Deed of Pledge of Shares;

            (iii) Lien Searches and UCC Termination Statements. Delivery to Agents of (a) the results of a recent search, by a Person satisfactory to Agents, of all effective UCC financing statements and fixture filings and all judgment and tax lien filings which may have been made with respect to any personal or mixed property of any Loan Party, together with copies of all such filings disclosed by such search, and (b) UCC termination statements duly executed by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements or fixture filings disclosed in such search (other than any such financing statements or fixture filings in respect of Liens permitted to remain outstanding pursuant to the terms of this Agreement);

            (iv) UCC Financing Statements and Fixture Filings. Delivery to Collateral Agent of UCC financing statements and, where appropriate, fixture filings, duly executed by each applicable Loan Party with respect to all personal and mixed property Domestic Collateral of such Loan Party, for filing in all jurisdictions as may be necessary or, in the opinion of Agents, desirable to perfect the security interests created in such Domestic Collateral pursuant to the Domestic Collateral Documents;

            (v) PTO Cover Sheets, Etc. Delivery to Collateral Agent of all cover sheets or other documents or instruments required to be filed with the PTO in order to create or perfect Liens in respect of any IP Collateral;

            (vi) Opinions of Local Counsel. Delivery to Agents of an opinion of counsel (which counsel shall be reasonably satisfactory to Agents) under the laws of each jurisdiction in which any Loan Party or any material, personal or mixed property Collateral is located with respect to the creation and perfection of the security interests in favor of Collateral Agent in such Collateral and such other matters governed by the laws of such jurisdiction regarding such security interests as Agents may reasonably request, in each case in form and substance reasonably satisfactory to Agents dated as of the Closing Date; and

            (vii) Perfection of Liens in Offshore Collateral. Subject to the provisions of subsection 4.4, delivery to Agents of evidence satisfactory to them of the perfection and priority of Liens in Offshore Collateral (such Liens to include, without limitation, a security interest in all Inventory of MSL Spain with a value no less than the value of such Inventory on the books and records of MSL Spain as of June 30, 1998).

            E. Evidence of Insurance. Collateral Agent shall have received a certificate from Company's insurance broker or other evidence satisfactory to it that all insurance required to be maintained pursuant to subsection 6.4 is in full force and effect and that Collateral Agent on behalf of Lenders has been named as additional insured and/or loss payee thereunder to the extent required under subsection 6.4.


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

            F. Opinions of Counsel to Loan Parties. Lenders and their respective counsel shall have received (i)(a) originally executed copies of one or more favorable written opinions of Sherburne, Powers & Needham, P.C., counsel for certain Loan Parties, in form and substance reasonably satisfactory to Agents and their counsel, dated as of the Closing Date and setting forth substantially the matters in the opinions designated in Exhibit VIII annexed hereto and as to such other matters as Agents acting on behalf of Lenders may reasonably request and (b) evidence satisfactory to Agents that Company has requested such counsel to deliver such opinions to Lenders; and (ii) opinions of counsel as to the validity and enforceability of the Offshore Guaranties and the Offshore Collateral Documents in form, scope, and substance reasonably satisfactory to Agents and their counsel, dated as of the Closing Date.

            G. Opinions of Syndication Agent's Counsel. Lenders shall have received originally executed copies of one or more favorable written opinions of O'Melveny & Myers LLP, counsel to Syndication Agent, dated as of the Closing Date, substantially in the form of Exhibit IX annexed hereto and as to such other matters as Syndication Agent acting on behalf of Lenders may reasonably request.

            H. Fees. Company shall have paid to Administrative Agent and Arranger the fees payable on the Closing Date referred to in subsection 2.3.

            I. Capital Structure and Ownership, Etc. The capital structure and ownership of Company's Subsidiaries after giving effect to the transactions described herein shall be as set forth on Schedule 4.11 annexed hereto, and shall be satisfactory to Arranger and Syndication Agent.

            J. Borrowing Base Certificates. Company and MSL Overseas shall have each delivered to Agents an initial borrowing base certificate.

            K. Solvency Certificate. Company shall have delivered to Arranger and Agents a Solvency Certificate dated the Closing Date.

            L. Termination of Existing Credit Agreement and Related Liens, Existing Letters of Credit. On the Closing Date, Company shall have (a) repaid in full all Indebtedness outstanding under the Existing Credit Agreement (the aggregate principal amount of which Indebtedness shall not exceed $83,000,000),
(b) terminated any commitments to lend or make other extensions of credit thereunder and (c) delivered to Collateral Agent all documents or instruments necessary to release all Liens securing Indebtedness or other obligations of Company and its Subsidiaries thereunder.

            M. Representations and Warranties; Performance of Agreements. Company shall have delivered to Agents an Officer's Certificate, in form and substance satisfactory to Agents, to the effect that the representations and warranties in Section 5 hereof are true, correct and complete in all material respects on and as of the Closing Date to the same extent as though made on and as of that date (or, to the extent such representations and warranties specifically relate to an earlier date, that such representations and warranties were true, correct and complete in all material respects on and as of such earlier date) and that


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

Company shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before the Closing Date except as otherwise disclosed to and agreed to in writing by Agents and Requisite Lenders.

            N. Necessary Governmental Authorizations and Consents; Expiration of Waiting Periods, Etc. Company shall have obtained all Governmental Authorizations (other than as provided in subsection 4.4) and all consents of other Persons, in each case that are necessary or advisable in connection with all transactions contemplated by the Loan Documents and each of the foregoing shall be in full force and effect, in each case other than those the failure to obtain or maintain which, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on all transactions contemplated by the Loan Documents. No action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired.

            0. Financial Statements. Agents shall have received (i) unaudited financial statements of Company and its Subsidiaries for the Fiscal Quarter most recently ended prior to the Closing Date, (ii) audited financial statements of Company and its subsidiaries for the Fiscal Years ended December 31, 1995, December 31, 1996 and December 31, 1997, (iii) a pro-forma [ILLEGIBLE] sheet of Company and its Subsidiaries as of the Closing Date, reflecting the proposed legal and capital structure, which legal and capital structure shall be satisfactory in all respects to the Arranger and the Syndication Agent and (iv) projected financial statements [ILLEGIBLE] balance sheets and statements of operations, shareholders' equity and cash flows) of Company and its Subsidiaries for the ten-year period after the Closing Date, all of the foregoing to be (x) substantially consistent with the financial statements described in clause (ii) above and (y) otherwise in form and substance satisfactory to the Arranger and Syndication Agent. Arranger shall have had the opportunity, at its option, to review any such unaudited financial statements with Company's independent public accountants, at Company's cost.

            P. Completion of Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by each Agent, acting on behalf of Lenders, and its counsel shall be satisfactory in form and substance to Agents and such counsel, and Agents and such counsel shall have received all such counterpart originals or certified copies of such documents as Agents may reasonably request.

4.2 Conditions to All Loans.

            The obligations of Lenders to make Loans on each Funding Date are subject to the following further conditions precedent:

            A. Administrative Agent shall have received before that Funding Date, in accordance with the provisions of subsection 2.1B, an originally executed Notice of Borrowing, in each case signed by the chief executive officer, the chief financial officer or the treasurer of


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

the requesting Borrower or by any executive officer of such Borrower designated by any of the above-described officers on behalf of such Borrower in a writing delivered to Administrative Agent.

            B. As of that Funding Date:

            (i) The representations and warranties contained herein and in the other Loan Documents shall be true, correct and complete in all material respects on and as of that Funding Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date;

            (ii) No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by such Notice of Borrowing that would constitute an Event of Default or a Potential Event of Default;

            (iii) Each Loan Party shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before that Funding Date;

            (iv) No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain any Lender from making the Loans to be made by it on that Funding Date;

            (v) The making of the Loans requested on such Funding Date shall not violate any law including Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System; and

            (vi) There shall not be pending or, to the knowledge of Company, threatened, any action, suit, proceeding, governmental investigation or arbitration against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries that has not been disclosed by Company in writing pursuant to subsection 5.6 or 6.1(x) prior to the making of the last preceding Loans (or, in the case of the initial Loans, prior to the execution of this Agreement), and there shall have occurred no development not so disclosed in any such action, suit, proceeding, governmental investigation or arbitration so disclosed, that, in either event, would have a Material Adverse Effect.

4.3 Conditions to Letters of Credit.

            The issuance of any Letter of Credit hereunder (whether or not the Issuing Lender is obligated to issue such Letter of Credit) is subject to the following conditions precedent:

            A. On or before the date of issuance of the initial Letter of Credit pursuant to this Agreement, the initial Loans shall have been made.


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

            B. On or before the date of issuance of such Letter of Credit, Administrative Agent shall have received, in accordance with the provisions of subsection 3.1B(i), an originally executed Notice of Issuance of Letter of Credit, in each case signed by the chief executive officer, the chief financial officer or the treasurer of the requesting Borrower or by any executive officer of such Borrower designated by any of the above-described officers on behalf of such Borrower in a writing delivered to Administrative Agent, together with all other information specified in subsection 3.1B(i) and such other documents or information as the Issuing Lender may reasonably require in connection with the issuance of such Letter of Credit.

            C. On the date of issuance of such Letter of Credit, all conditions precedent described in subsection 4.2B shall be satisfied to the same extent as if the issuance of such Letter of Credit were the making of a Loan and the date of issuance of such Letter of Credit were a Funding Date.

4.4 Items to be Delivered and Authorizations Obtained After the Closing Date.

            A. Post-Closing Deliveries. Company, Agents and Lenders recognize that it may be impractical for Company to obtain the pledge of stock of MSL Ireland, MSL Spain, Manufacturers Services Singapore Pte Ltd., a Singapore corporation, and MSL Malaysia on the Closing Date, to obtain a perfected security interest in any Offshore Collateral of MSL Malaysia on the Closing Date or to obtain a security interest in inventory, real property, machinery or equipment of MSL Spain on the Closing Date. Company shall use all reasonable efforts to obtain all such security interests, mortgages, pledges, related items and such documentation as soon as practicable and in any case, Company, Agents and Lenders agree that (a) Company shall deliver all such documentation as may be necessary to obtain a perfected security interest in the Offshore Collateral of MSL Malaysia within 30 days of the Closing Date, and (b) to the extent that any of such items or documentation (other than documentation to obtain a perfected security interest in the Collateral of MSL Malaysia) are not so delivered on the Closing Date with the consent of Syndication Agent, Company shall deliver such items within 90 days of the Closing Date (other than documentation to obtain the pledge of stock of MSL Malaysia, which shall be delivered within 120 days of the Closing Date).

            B. Collateral Audit. Company shall permit Agents within 90 days after the Closing Date, to conduct an audit of all Accounts Receivable and Inventory of Company and its Subsidiaries.

            C. Corporate Structure. Within 30 days after the Closing Date, Agents shall have received evidence satisfactory to them that MSL SPV Singapore, Inc. and MSL SPV Malaysia, Inc. shall each have merged with and into Company.

Section 5. COMPANY'S REPRESENTATIONS AND WARRANTIES

            In order to induce Lenders and the Agents to enter into this Agreement and to make the Loans, to induce Issuing Lender to issue Letters of Credit and to induce other Lenders to purchase participations therein, Company represents and warrants to each Lender and the


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

Agents, on the date of this Agreement, on each Funding Date and on the date of issuance of each Letter of Credit that the following statements are true, correct and complete:

5.1 Organization, Powers, Qualification, Good Standing, Business and
Subsidiaries.

            A. Organization and Powers. Each Loan Party is a corporation (or local equivalent) duly organized, validly existing and in good standing under the laws of its jurisdiction of organization as specified in Schedule 5.1 annexed hereto. Each Loan Party has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby.

            B. Qualification and Good Standing. Each Loan Party is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had and will not have a Material Adverse Effect.

            C. Conduct of Business. Company and its Subsidiaries are engaged only in the businesses permitted to be engaged in pursuant to subsection 7.14. MSL Overseas is engaged in no business other than borrowing hereunder, lending the proceeds thereof to the Foreign Subsidiaries of Company, other intercompany borrowings and lending and owning the capital stock of such Subsidiaries other than MSL Spain.

            D. Subsidiaries. All of the Subsidiaries of Company are identified in Schedule 5.1 annexed hereto, as said Schedule 5.1 may be supplemented from time to time pursuant to the provisions of subsection 6.1(xvii). The capital stock (or other authorized equity Securities) of each of the Subsidiaries of Company identified in Schedule 5.1 annexed hereto (as so supplemented) is duly authorized, validly issued, fully paid and nonassessable and none of such Securities constitutes Margin Stock. Each of the Subsidiaries of Company identified in Schedule 5.1 annexed hereto (as so supplemented) is a corporation (or local equivalent) duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation set forth therein, has all requisite power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, in each case except where failure to be so qualified or in good standing or a lack of such power and authority has not had and will not have a Material Adverse Effect. Schedule 5.1 annexed hereto (as so supplemented) correctly sets forth the ownership interest of Company and each of its Subsidiaries in each of the Subsidiaries of Company identified therein.

5.2 Authorization of Borrowing, etc.

            A. Authorization of Borrowing. The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary actions on the part of each Loan Party that is a party thereto.


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

            B. No Conflict. The execution, delivery and performance by Loan Parties of the Loan Documents and the consummation of the transactions contemplated by the Loan Documents do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Company or any of its Subsidiaries, the charter documents (such as the Certificate or the Articles of Incorporation or Bylaws) of Company or any of Company's Subsidiaries or any order, judgment or decree of any court or other agency of government binding on Company or any of Company's Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Company or any of its Subsidiaries,
(iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Company or any of Company's Subsidiaries (other than any Liens created under any of the Loan Documents in favor of Collateral Agent on behalf of Lenders), or (iv) require any approval of or consent of any Person under any Contractual Obligation of Company or any of Company's Subsidiaries, except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to Lenders, except as provided in subsection 4.4.

            C. Governmental Consents. The execution, delivery and performance by Loan Parties of the Loan Documents and the consummation of the transactions contemplated by the Loan Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body, except as provided in subsection 4.4.

            D. Binding Obligation. Each of the Loan Documents has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

5.3 Financial Condition.

            Company has heretofore delivered to Lenders, at Lenders' request, the following financial statements and information: (i) the audited consolidated balance sheet of Company and its Subsidiaries as at December 31, 1997 and the related consolidated statements of income, shareholders' equity and cash flows of Company and its Subsidiaries for the Fiscal Year then ended and (ii) the unaudited consolidated balance sheet of Company and its Subsidiaries as of July 4, 1998 and the related unaudited consolidated statements of income, shareholders' equity and cash flows of Company and its Subsidiaries for the six months then ended. All such statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position (on a consolidated basis) of the entities described in such financial statements as at the respective dates thereof and the results of operations and cash flows (on a consolidated basis) of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from normal year-end adjustments. Company does not (and will not following the funding of the initial Loans) have any Contingent Obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the foregoing financial statements or


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

the notes thereto and which in any such case is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company or any of its Subsidiaries.

5.4 No Material Adverse Change; No Restricted Junior Payments.

            Since December 31, 1997, no event or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect. Neither Company nor any of its Subsidiaries has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Junior Payment or agreed to do so except as permitted by subsection 7.5.

5.5 Title to Properties; Liens; Real Property.

            A. Title to Properties; Liens. Company and its Subsidiaries have (i) good, sufficient and legal title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), or (iii) good title to (in the case of all other personal property), all of their respective properties and assets reflected in the financial statements referred to in subsection 5.3 or in the most recent financial statements delivered pursuant to subsection 6.1, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under subsection 7.7. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens.

            B. Real Property. As of the Closing Date, Schedule 5.5 annexed hereto contains a true, accurate and complete list of (i) all real property owned by Company or any Subsidiary and (ii) all leases, subleases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof) affecting each Real Property Asset of any Loan Party, regardless of whether such Loan Party is the landlord or tenant (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment. Except as specified in Schedule 5.5 annexed hereto, each agreement listed in clause (ii) of the immediately preceding sentence is in full force and effect and Company does not have knowledge of any default that has occurred and is continuing thereunder, and each such agreement constitutes the legally valid and binding obligation of each applicable Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles.

5.6 Litigation; Adverse Facts.

            Except as set forth in Schedule 5.6 annexed hereto, there are no actions, suits, proceedings, arbitration's or governmental investigations (whether or not purportedly on behalf of Company or any of its Subsidiaries) at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign (including any Environmental Claims) that are pending or, to the knowledge of Company, threatened in writing against or affecting Company or any of its


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

Subsidiaries or any property of Company or any of its Subsidiaries and that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither Company nor any of its Subsidiaries (i) is in violation of any applicable laws (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, or (ii) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

5.7 Payment of Taxes.

            Except to the extent permitted by subsection 6.3, all tax returns and reports of Company and its Subsidiaries required to be filed by any of them have been timely filed, and all taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon Company and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable. Company knows of no proposed tax assessment against Company or any of its Subsidiaries which is not being actively contested by Company or such Subsidiary in good faith and by appropriate proceedings, provided that such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

5.8 Performance of Agreements; Materially Adverse Agreements; Material
Contracts.

            A. Except as set forth in Schedule 5.6, neither Company nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists than with the giving of notice or the lapse of time or both, would constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, would not have a Material Adverse Effect.

            B. Neither Company nor any of its Subsidiaries is a party to or is otherwise subject to any agreements or instruments or any charter or other internal restrictions which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

            C. Schedule 5.8 contains a true, correct and complete list of all the Material Contracts in effect on the Closing Date. Except as described on
Schedule 5.8, all such Material Contracts are in full force and effect and no material defaults currently exist thereunder.

5.9 Governmental Regulation.

            Neither Company nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.


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5.10 Securities Activities.

            A. Neither Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

            B. Following application of the proceeds of each Loan, not more than 25% of the value of the assets (either of Company only or of Company and its Subsidiaries on a consolidated basis) subject to the provisions of subsection
7.2 or 7.7 or subject to any restriction contained in any agreement or instrument, between Company and any Lender or any Affiliate of any Lender, relating to Indebtedness and within the scope of subsection 8.2, will be Margin Stock.

5.11 Employee Benefit Plans.

            A. Company, each of its Subsidiaries and each of their respective ERISA Affiliates are in compliance in all material respects with all applicable provisions and requirements of ERISA and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their obligations under each Employee Benefit Plan. Each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Internal Revenue Code is so qualified.

            B. No ERISA Event has occurred or is reasonably expected to occur.

            C. Except to the extent required under Section 4980B of the Internal Revenue Code, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of Company, any of its Subsidiaries or any of their respective ERISA Affiliates.

            D. As of the most recent valuation date for any Pension Plan, the amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), does not exceed $1,000,000.

            E. As of the most recent valuation date for each Multiemployer Plan for which the actuarial report is available, the potential liability of Company, its Subsidiaries and their respective ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, based on information available pursuant to Section 4221(e) of ERISA, does not exceed $1,000,000.

            F. Each of Company's Foreign Subsidiaries is in compliance in all material respects with all applicable law with respect to each employee benefit plan maintained by or contributed to by such Subsidiary.


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

5.12 Certain Fees.

            Except as set forth in subsection 2.3, no broker's or finder's fee or commission will be payable with respect to this Agreement or any of the transactions contemplated hereby, and Company hereby indemnifies Lenders against, and agrees that it will hold Lenders harmless from, any claim, demand or liability for any such broker's or finder's fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable fees, expenses and disbursements of counsel) arising in connection with any such claim, demand or liability.

5.13 Environmental Protection.

            Except as set forth in Schedule 5.13 annexed hereto:

            (i) neither Company nor any of its Subsidiaries nor any of their respective Facilities or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to
      (a) any Environmental Law, (b) any Environmental Claim, or (c) any Hazardous Materials Activity; and

            (ii) to Company's knowledge there are and have been no conditions, occurrences, or Hazardous Materials Activities which could reasonably be expected to result in the basis of an Environmental Claim against Company or any of its Subsidiaries;

5.14 Employee Matters.

            There is no strike or work stoppage in existence or threatened involving Company or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect.

5.15 Solvency.

            Each Loan Party is and, upon the incurrence of any Obligations by such Loan Party on any date on which this representation is made, will be, Solvent.

5.16 Matters Relating to Collateral.

            A. Creation, Perfection and Priority of Liens. The execution and delivery of the Collateral Documents by Loan Parties, together with (i) the actions taken on or prior to the date hereof pursuant to subsections 4.1D, 6.8 and 6.9 and (ii) the delivery to Collateral Agent of any Pledged Collateral not delivered to Collateral Agent at the time of execution and delivery of the applicable Domestic Collateral Document (all of which Pledged Collateral has been so delivered are effective to create in favor of Collateral Agent for the benefit of Lenders, as security for the respective Secured Obligations (as defined in the applicable Collateral Document in respect of any Collateral), a valid and perfected First Priority Lien on all of the Collateral, and all filings and other actions necessary or desirable to perfect and maintain the perfection and First Priority status of such Liens have been duly made or taken and remain in full force and effect, other than the filing of any UCC financing statements delivered to Collateral Agent for filing (but not yet filed) and the periodic filing of UCC continuation statements in respect of


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

UCC financing statements filed by or on behalf of Collateral Agent, subject to the provisions of subsection 4.4 and subsection 6.8C as to Inventory of MSL Spain.

            B. Governmental Authorizations. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for either (i) the pledge or grant by any Loan Party of the Liens purported to be created in favor of Collateral Agent pursuant to any of the Collateral Documents or (ii) the exercise by Collateral Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created pursuant to any of the Collateral Documents or created or provided for by applicable law), except for filings or recordings contemplated by subsection 5.16A, except as described in subsection 4.4 and except as may be required, in connection with the disposition of any Pledged Collateral, by laws generally affecting the offering and sale of securities.

            C. Absence of Third-Party Filings. Except such as may have been filed in favor of Collateral Agent as contemplated by subsection 5.16A and except such as may evidence or perfect Permitted Encumbrances, (i) no effective UCC financing statement, fixture filing or other instrument similar in effect under the laws of the United States or any jurisdiction outside the United States covering all or any part of the Collateral is on file in any filing or recording office and (ii) no effective filing covering all or any part of the IP Collateral is on file in the PTO.

            D. Margin Regulations. The pledge of Collateral pursuant to the Collateral Documents does not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

            E. Information Regarding Collateral. All written information supplied to Agents by any Loan Party with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) was accurate and complete in all material respects when supplied.

5.17 Disclosure.

            No representation or warranty of any Loan Party contained in any Loan Document or in any other document, certificate or written statement furnished to Lenders by Company or any of its Subsidiaries for use in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact (known to Company, in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Company to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There are no facts known (or which should upon the reasonable exercise of diligence be known) to Company (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such


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other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.

5.18 Year 2000.

            Company and its Subsidiaries (i) have engaged in a process of assessment of the existence of the Year 2000 Problems reasonably appropriate to the scope and complexity of their respective computer systems and (ii) do not reasonably expect to have any Year 2000 Problem which would reasonably be expected to have a material adverse effect on the business, operations or financial performance of Company and its Subsidiaries taken as a whole.

Section 6. COMPANY'S AFFIRMATIVE COVENANTS

            Company covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations and the cancellation or expiration of all Letters of Credit, unless Requisite Lenders shall otherwise give prior written consent, Company shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 6.

6.1 Financial Statements and Other Reports.

            Company will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to [ILLEGIBLE] preparation of financial statements in conformity with GAAP. Company will deliver to Agents and Lenders:

            (i) Borrowing Base Certificates: in any event: within 15 days after the end of each calendar month and in addition, from time to time upon the request of Administrative Agent and at any other date Company may choose, a Borrowing Base Certificate for (a) Company and its Domestic Subsidiaries and (b) MSL Overseas and Company's other Foreign Subsidiaries on a combined and consolidating basis (including details regarding intercompany loans) as of the last date of such period or the date so requested or chosen, as the case may be;

            (ii) Quarterly Financials: as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters, the consolidated balance sheet of Company and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, all in reasonable detail and certified by the chief financial officer of Company that they fairly present, in all material respects, the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments; in addition, as soon as available and in any event within 45 days after


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

      the end of the fourth Fiscal Quarter, the consolidated balance sheet of Company and its Subsidiaries as at the end of such Fiscal Quarter and related consolidated balance sheet of Company and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, subject to changes resulting from audit and normal year-end adjustments (which shall not be required to be accompanied by any certificates or statements otherwise required by subdivisions (iv) or (v) below).

            (iii) Year-End Financials: as soon as available and in any event within 100 days after the end of each Fiscal Year, (a) the consolidated balance sheet of Company and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year and the corresponding figures from the Financial Plan for the Fiscal Year covered by such financial statements, all in reasonable detail and certified by the chief financial officer, chief accounting officer or controller of Company that they fairly present, in all material respects, the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, (b) a narrative report describing the operations of Company and its Subsidiaries in the form prepared for presentation to senior management for such Fiscal Year, and (c) in the case of such consolidated financial statements, a report thereon of PricewaterhouseCoopers or other independent certified public accountants of recognized national standing selected by Company and satisfactory to Agents, which report shall be unqualified and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

            (iv) Officer's, Margin Determination and Compliance Certificates: together with each delivery of financial statements of Company and its Subsidiaries pursuant to subdivisions (ii) and (iii) above, (a) an Officer's Certificate of Company stating that the signers have reviewed the terms of this Agreement and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of Company and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as at the date of such Officer's Certificate, of any condition or event that constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or


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

      exists, specifying the nature and period of existence thereof and what action Company has taken, is taking and proposes to take with respect thereto; (b) a Margin Determination Certificate demonstrating in reasonable detail the Consolidated Leverage Ratio for the four consecutive Fiscal Quarters ending on the day of the accounting period covered by such financial statements; and (c) a Compliance Certificate demonstrating in reasonable detail compliance during and at the end of the applicable accounting periods with the restrictions contained in Section 7, in each case to the extent compliance with such restrictions is required to be tested at the end of the applicable accounting period;

            (v) Reconciliation Statements: if, as a result of any change in accounting principles and policies from those used in the preparation of the audited financial statements referred to in subsection 5.3, the consolidated financial statements of Company and its Subsidiaries delivered pursuant to subdivisions (ii), (iii) or (xiii) of this subsection 6.1 will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then (a) together with the first delivery of financial statements pursuant to subdivision (ii), (iii) or (xiii) of this subsection 6.1 following such change, consolidated financial statements of Company and its Subsidiaries for (y) the current Fiscal Year to the effective date of such change and (z) the two full Fiscal Years immediately preceding the Fiscal Year in which such change is made, in each case prepared on a pro forma basis as if such change had been in effect during such periods, and
      (b) together with each delivery of financial statements pursuant to subdivision (ii), (iii) or (xiii) of this subsection 6.1 following such change, a written statement of the chief accounting officer or chief financial officer of Company setting forth the differences (including any differences that would affect any calculations relating to the financial covenants set forth in subsection 7.6) which would have resulted if such financial statements had been prepared without giving effect to such change;

            (vi) Accountants' Certification: together with each delivery of consolidated financial statements of Company and its Subsidiaries pursuant to subdivision (iii) above, a written statement by the independent certified public accountants giving the report thereon (a) stating that their audit examination has included a review of the terms of Section 7 of this Agreement as they relate to accounting matters, (b) stating whether, in connection with their audit examination, any condition or event has come to their attention that caused them to believe Company was not in compliance with any of the provisions of Section 7, insofar they relate to accounting matters and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof; provided that such accountants shall not be liable by reason of any failure to obtain knowledge of any such noncompliance that would not be disclosed in the course of their audit examination, and (c) stating that based on their audit examination nothing has come to their attention that causes them to believe either or both that the information contained in the certificates delivered therewith pursuant to subdivision (iv) above is not correct or that the matters set forth in the Compliance Certificate delivered therewith pursuant to clause (c) of subdivision (iv) above for the applicable Fiscal Year are not stated in accordance with the terms of this Agreement;


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

            (vii) Accountants' Reports: promptly upon receipt thereof (unless restricted by applicable professional standards), copies of all reports submitted to Company by independent certified public accountants in connection with each annual, interim or special audit of the financial statements of Company and its Subsidiaries made by such accountants, including any comment letter submitted by such accountants to management in connection with their annual audit;

            (viii) SEC Filings and Press Releases: promptly upon their becoming available, copies of (a) all financial statements, reports, notices and proxy statements sent or made available generally by Company to its security holders or by any Subsidiary of Company to its security holders other than Company or another Subsidiary of Company, (b) all regular and periodic reports and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed by Company or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, and (c) all press releases and other statements made available generally by Company or any of its Subsidiaries to the public concerning material developments in the business of Company or any of its Subsidiaries;

            (ix) Events of Default, etc.: promptly upon any officer of Company obtaining knowledge (a) of any condition or event that constitutes an Event of Default or Potential Event of Default, or becoming aware that any Lender has given any notice (other than to Administrative Agent) or taken any other action with respect to a claimed Event of Default or Potential Event of Default, (b) that any Person has given any notice to Company or any of its Subsidiaries or taken any other action with respect to a claimed default or event or condition of the type referred to in subsection 8.2, (c) of any condition or event that would be required to be disclosed in a current report filed by Company with the Securities and Exchange Commission on Form 8-K (Items 1, 2, 4, 5 and 6 of such Form as in effect of the date hereof) if Company were required to file such reports under the Exchange Act, or (d) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, an Officer's Certificate specifying the nature and period of existence of such condition, event or change, or specifying the notice given or action taken by any such Person and the nature of such claimed Event of Default, Potential Event of Default, default, event or condition, and what action Company has taken, is taking and proposes to take with respect thereto;

            (x) Litigation or Other Proceedings: (a) promptly upon any officer of Company obtaining knowledge of (X) the institution of, or non-frivolous threat of, any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries (collectively, "Proceedings") not previously disclosed in writing by Company to Lenders or (Y) any material development in any Proceeding that, in any case:

                  (1) if adversely determined, has a reasonable possibility of giving rise to a Material Adverse Effect; or


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

                  (2) seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby;

      written notice thereof together with such other information as may be reasonably available to Company to enable Lenders and their respective counsel to evaluate such matters; and (b) within twenty days after the end of each Fiscal Quarter, a schedule of all Proceedings involving an alleged liability of, or claims against or affecting, Company or any of its Subsidiaries equal to or greater than $500,000, and promptly after request by Agents such other information as may be reasonably requested by Agents to enable Agents and their respective counsel to evaluate any of such Proceedings;

            (xi) ERISA Events: promptly upon becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action Company, any of its Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;

            (xii) ERISA Notices: with reasonable promptness, copies of (a) all notices received by Company, any of its Subsidiaries or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (b) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as Administrative Agent shall reasonably request;

            (xiii) Financial Plans: as soon as practicable and in any event no later than ten days after the beginning of each Fiscal Year, a consolidated plan and financial forecast for such Fiscal Year and the next two succeeding Fiscal Years (the "Financial Plan" for such Fiscal Years), including (a) a forecasted consolidated balance sheet and forecasted consolidated statements of income and cash flows of Company and its Subsidiaries for each such Fiscal Year, together with pro forma financial covenant calculations for each such Fiscal Year determined in a manner consistent with financial covenant calculations shown in a Compliance Certificate and an explanation of the assumptions on which such forecasts are based, (b) forecasted consolidated statements of income and cash flows of Company and its Subsidiaries for each quarter of the first such Fiscal Year, together with an explanation of the assumptions on which such forecasts are based, (c) the amount of forecasted unallocated overhead for each such Fiscal Year, and (d) such other information and projections as any Lender may reasonably request;

            (xiv) Insurance: as soon as practicable and in any event by November 1 of each year, a report in form and substance satisfactory to Collateral Agent outlining all material insurance coverage maintained as of the date of such report by Company and its Subsidiaries and all material insurance coverage planned to be maintained by Company and its Subsidiaries in the twelve months ending on the next succeeding September 30;


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

            (xv) UCC Search Report: As promptly as practicable after the date of delivery to Collateral Agent of any UCC financing statement executed by any Loan Party pursuant to subsection 4.1D(iv) or 6.8A, copies of completed UCC searches evidencing the proper filing, recording and indexing of such UCC financing statement and listing all other effective financing statements that name such Loan Party as debtor, together with copies of all such other financing statements not previously delivered to Collateral Agent or contained in a search report delivered to Collateral Agent naming Company or such Loan Party as debtor;

            (xvi) Board of Directors: with reasonable promptness, written notice of any change in the Board of Directors of Company;

            (xvii) New Subsidiaries: promptly upon any Person becoming a Subsidiary of Company, a written notice setting forth with respect to such Person (a) the date on which such Person became a Subsidiary of Company and (b) all of the data required to be set forth in Schedule 5.1 annexed hereto with respect to all Subsidiaries of Company (it being understood that such written notice shall be deemed to supplement Schedule 5.1 annexed hereto for all purposes of this Agreement);

            (xviii) Certain Contracts: promptly, and in any event within ten Business Days after any Material Contract to which IOMEGA, IBM or a subsidiary or division thereof is a party is terminated or amended in a manner that is materially adverse to Company or a Subsidiary, as the case may be; and

            (xix) Other Information: with reasonable promptness, such other information and data with respect to Company or any of its Subsidiaries as from time to time may be reasonably requested by Administrative Agent.

6.2 Legal Existence, etc.

            Except as permitted under subsection 7.7, Company will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its legal existence and all rights and franchises material to its business; provided, however that neither Company nor any of its Subsidiaries shall be required to preserve any such right or franchise if the Board of Directors of Company or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of Company or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to Company, such Subsidiary or Lenders.

6.3 Payment of Taxes and Claims; Tax Consolidation.

            A. Company will, and will cause each of its Subsidiaries to, pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto;

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provided that no such charge or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (1) such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor and
(2) in the case of a charge or claim which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such charge or claim.

            B. Company will not, nor will it permit any of its Subsidiaries to, File or consent to the filing of any consolidated income tax return with any Person (other than Company or any of its Subsidiaries).

6.4 Maintenance of Properties; Insurance; Application of Net insurance/Condemnation Proceeds.

            A. Maintenance of Properties. Company will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of Company and its Subsidiaries (including all Intellectual Property) and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof.

            B. Insurance. Company will maintain or cause to be maintained, with financially sound and reputable insurers, such public liability insurance, third party property damage insurance, business interruption insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of Company and its Subsidiaries as may customarily be carried or maintained under similar circumstances by corporations of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for corporations similarly situated in the industry. Without limiting the generality of the foregoing, Company will maintain or cause to be maintained (i) flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System, and (ii) replacement value casualty insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are at all times satisfactory to Agents in their commercially reasonable judgment. Each such policy of insurance shall (a) name Collateral Agent for the benefit of Lenders as an additional insured thereunder as its interests may appear and (b) in the case of each business interruption and casualty insurance policy, contain a loss payable clause or endorsement, satisfactory in form and substance to Agents, that names Collateral Agent for the benefit of Lenders as the loss payee thereunder for any covered loss in excess of $1,000,000 and provides for at least 30 days prior written notice to Agents of any modification or cancellation of such policy.

6.5 Inspection Rights: Audits of Inventory and Accounts Receivable; Lender Meeting.

            A. Inspection Rights. Company shall, and shall cause each of its Subsidiaries to, permit any authorized representatives designated by Administrative Agent or any Lender to visit and inspect any of the properties of Company or of any of its Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants (provided that Company may, if it so chooses, be present at or participate in any such discussion), all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested.

            B. Lender Meeting; Collateral Audit. Company will, upon the request of Agents or Requisite Lenders, participate in a meeting of Agents and Lenders once during each Fiscal Year to be held at Company's corporate offices (or at such other location as may be agreed to by Company and Agents) at such time as may be agreed to by Company and Agents.

            In addition to, and not in limitation of the preceding paragraph, a representative designated by Agents shall, at Company's expense, and after reasonable notice and during normal business hours, at least once each Fiscal Year (but, after the occurrence and during the continuance of an Event of Default, at such time or times as may be determined by Agents during normal business hours) be permitted to audit Inventory and Accounts Receivable of Company and its Subsidiaries.

6.6   Compliance with Laws, etc.

            Company shall comply, and shall cause each of its Subsidiaries and all other Persons on or occupying any Facilities to comply, with the requirements of all applicable laws, rules, regulations and orders of any governmental authority (including all Environmental Laws), noncompliance with which could reasonably be expected to cause, individually or in the aggregate, a Material Adverse Effect.

6.7   Year 2000 Compliance.

            Any reprogramming required to permit the proper functioning, in and following the year 2000, of(i) Company's and its Subsidiaries' computer systems and (ii) equipment containing embedded microchips (including systems and equipment supplied by others or with which Company's or its Subsidiaries' systems interface) and the testing of all such systems and equipment, as so reprogrammed, will be completed by October 1, 1999, or, with respect to financial systems, July 1, 1999, except where the failure to complete such programming could not reasonably be expected to have a Material Adverse Effect. The cost to Company or its Subsidiaries of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to Company or its Subsidiaries (including, without limitation, reprogramming errors and the failure of others' systems or equipment) will not result in an Event of Default or a Material Adverse Effect. Except for such of the reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of Company and its Subsidiaries are and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement to be, sufficient to permit Company and its Subsidiaries to conduct its business without a Material Adverse Effect.

6.8 Execution of Subsidiary Guaranty and Personal Property Collateral Documents by Certain Subsidiaries and Future Subsidiaries; Offshore Collateral; IP Collateral.

            A. Execution of Subsidiary Guaranty and Personal Property Collateral Documents. In the event that any Person becomes a Domestic Subsidiary of Company after the date hereof, Company will promptly notify Collateral Agent of that fact and cause such Subsidiary to execute and deliver to Collateral Agent a counterpart of the Subsidiary Guaranty and a Subsidiary Pledge Agreement and a Subsidiary Security Agreement and to take all such further actions and execute all such further documents and instruments (including actions, documents and instruments comparable to those described in subsection 4.1 D) as may be necessary or, in the reasonable opinion of Agents, desirable to create in favor of Collateral Agent, for the benefit of Lenders, a valid and perfected First Priority Lien on all of the personal and mixed property assets of such Domestic Subsidiary described in the applicable forms of Domestic Collateral Documents.

            B. Execution of Offshore Collateral Documents. In the event that any Person becomes an Foreign Subsidiary of Company after the date hereof, Company will promptly notify Collateral Agent of that fact and cause such Subsidiary to execute and deliver to Collateral Agent such documents and instruments and take such further actions (including actions, documents and instruments comparable to those described in subsection 4.1 D) as may be necessary, or in the reasonable opinion of Agents, desirable to create in favor of Collateral Amount, for the benefit of Lenders, a valid and perfected First Priority Lien on all of real, personal and mixed property assets of such Foreign Subsidiary.

            C. Security Interest in MSL Spain Inventory. Company shall at all times cause a First Priority Lien to exist in favor of Collateral Agent on behalf of Lenders with respect to Inventory of MSL Spain, subject to the provisions of subsection 4.4; provided that Company shall not be required to perfect a Lien with respect to any increase in value of Inventory in excess of mat required pursuant to subsection 4.1 D(vii), except as provided below. No later than the fifteenth day of any month following a month for which the books and records of MSL Spain show that the value of Inventory of MSL Spain exceeds by $5,000,000 or more the value of Inventory as to which a First Priority Lien is in full force and effect in favor of Collateral Agent, on behalf of Lenders, Company shall notify Collateral Agent and, within 10 days thereafter, cause MSL Spain to amend or supplement the applicable Offshore Collateral Document and make all filings necessary to assure that such a valid and perfected First Priority Lien exists with respect to such increased amount of Inventory.

            D. Subsidiary Charter Documents, Legal Opinions, Etc. In the event that any Person becomes a Subsidiary of Company after the date hereof, Company shall deliver to Administrative Agent, together with such Loan Documents, (i) certified copies of such Subsidiary's Charter documents (such as its Certificate or Articles of Incorporation), together with a good standing certificate from the Secretary of State of the jurisdiction of its organization and each other state in which such Person is qualified as a foreign entity to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment at any applicable franchise or similar taxes from the appropriate taxing authority of each of such jurisdictions, each to be dated a recent date prior to their delivery to Administrative Agent, (ii) a copy of such Subsidiary's Bylaws or equivalent certified by its secretary or an assistant secretary as of a recent date prior to their delivery to Administrative Agent,
(iii) a certificate executed by the secretary or an assistant secretary or other appropriate officer of such Subsidiary as to (a) the fact that the attached resolutions of the Board of Directors or other governing body of such Subsidiary approving and authorizing the execution, delivery and performance of such Loan Documents are in full force and effect and have not been modified or amended and
(b) the incumbency and signatures of the officers or agents of such Subsidiary executing such Loan Documents, and (iv) a favorable opinion of counsel to such Subsidiary, in form and substance satisfactory to Agents and their respective counsel, as to (a) the due organization and good standing of such Subsidiary,
(b) the due authorization, execution and delivery by such Subsidiary of such Loan Documents, (c) the enforceability of such Loan Documents against such Subsidiary, (d) such other matters (including matters relating to the creation and perfection of Liens in any Collateral pursuant to such Loan Documents) as Agents may reasonably request, all of the foregoing to be reasonably satisfactory in form and substance to Agents and their respective counsel.

            E. IP Collateral. If any Subsidiary becomes an owner of any Intellectual Property, Company shall cause such Subsidiary to promptly execute and deliver to Collateral Agent a copyright security agreement or a trademark security agreement, or such other security agreement as Collateral Agent shall deem reasonably appropriate and take such further action and execute such further documents and instruments as may be necessary, or in the opinion of Collateral Agent, desirable to create in favor of Collateral Agent, for the benefit of Lenders, a valid and perfected First Priority Lien on such Intellectual Property.

6.9 Conforming Leasehold Interests: Matters Relating to Additional Real Property Collateral Located in the United States.

            A. Conforming Leasehold Interests. If Company or any of its Subsidiaries acquires any Leasehold Property other than the Leasehold Property expected to be acquired by Company at 300 Baker Avenue, Concord, Massachusetts, Company shall endeavor to, or shall endeavor to cause such Subsidiary to endeavor to, cause such Leasehold Property to be a Conforming Leasehold Interest.

            B. Additional Mortgages, Etc. From and after the Closing Date, in the event that (i) Company or any Subsidiary Guarantor acquires any fee interest in real property or any Material Leasehold Property or (ii) at the time any Person becomes a Subsidiary Guarantor, such Person owns or holds any fee interest in real property or any Material Leasehold Property, in either case excluding any such Real Property Asset the encumbrancing of which requires the consent of any applicable lessor or (in the case of clause (ii) above) then-existing senior lienholder, where Company and its Subsidiaries are unable to obtain such lessor's or senior lienholder's consent (any such non-excluded Real Property Asset described in the foregoing clause (i) or (ii) being an "Additional Mortgaged Property"), Company or such Subsidiary Guarantor shall deliver to Collateral Agent, as soon as practicable after such Person acquires such Additional Mortgaged Property or becomes a Subsidiary Guarantor, as the case may be, the following:

            (i) Additional Mortgage. A fully executed and notarized Mortgage (an "Additional Mortgage"), duly recorded in all appropriate places in all applicable jurisdictions encumbering the interest of such Loan Party in such Additional Mortgaged Property;

            (ii) Opinions of Counsel. (a) A favorable opinion of counsel to such Loan Party, in form and substance reasonably satisfactory to Agents and their respective counsel, as to the due authorization, execution and delivery by such Loan Party of such Additional Mortgage and such other matters as Agents may reasonably request, and (b) if required by Agents, an opinion of counsel (which counsel shall be reasonably satisfactory to Agents) in the state in which such Additional Mortgaged Property is located with respect to the enforceability of the form of Additional Mortgage recorded in such state and such other matters (including all matters governed by the laws of such state regarding personal property security interests in respect of any Collateral) as Agents may reasonably request, in each case in form and substance reasonably satisfactory to Agents;

            (iii) Landlord Consent and Estoppel; Recorded Leasehold Interest. In the case of an Additional Mortgaged Property consisting of a Leasehold Property, (a) a Landlord Consent and Estoppel, unless Company or such Subsidiary is unable to obtain the Landlord Consent and Estoppel after using commercially reasonable efforts to obtain the same and (b) evidence that such Leasehold Property is a Recorded Leasehold Interest;

            (iv) Title Insurance. (a) If required by Agents, an ALTA mortgagee title insurance policy or an unconditional commitment therefor (an "Additional Mortgage Policy") issued by the Title Company with respect to such Additional Mortgaged Property, in an amount reasonably satisfactory to Agents, insuring fee simple title to, or a valid leasehold interest in, such Additional Mortgaged Property vested in such Loan Party and assuring Agents that such Additional Mortgage creates a valid and enforceable First Priority mortgage Lien on such Additional Mortgaged Property, subject only to a standard survey exception and other encumbrances, easements and restrictions not materially affecting the value or use of the Property, which Additional Mortgage Policy (1) shall include an endorsement for mechanics' liens, for future advances under this Agreement and for any other matters reasonably requested by Agents and (2) shall provide for affirmative insurance and such reinsurance as Agents may reasonably request, all of the foregoing in form and substance reasonably satisfactory to Agents; and (b) evidence satisfactory to Agents that such Loan Party has (i) delivered to the Title Company all certificates and affidavits required by the Title Company in connection with the issuance of the Additional Mortgage Policy and (ii) paid to the Title Company or to the appropriate governmental authorities all expenses and premiums of the Title Company in connection with the issuance of the Additional Mortgage Policy and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Additional Mortgage in the appropriate real estate records;


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

            (v) Title Report. If no Additional Mortgage Policy is required with respect to such Additional Mortgaged Property, a title report issued by the Title Company with respect thereto, dated not more than 30 days prior to the date such Additional Mortgage is to be recorded and reasonably satisfactory in form and substance to Agents;

            (vi) Copies of Documents Relating to Title Exceptions. Copies of all recorded documents listed as exceptions to title or otherwise referred to in the Additional Mortgage Policy or title report delivered pursuant to clause (iv) or (v) above:

            (vii) Matters Relating to Flood Hazard Properties. (a) Evidence, which may be in the form of a letter from an insurance broker or a municipal engineer, as to (I) whether such Additional Mortgaged Property is a Flood Hazard Property and (2) if so, whether the community in which such Flood Hazard Property is located is participating in the National Flood Insurance Program, (b) if such Additional Mortgaged Property is a Flood Hazard Property, such Loan Party's written acknowledgement of receipt of written notification from Administrative Agent (I) that such Additional Mortgaged Property is a Flood Hazard Property and (2) as to whether the community in which such Flood Hazard Property is located is participating in the National Flood Insurance Program, and (c) in the event such Additional Mortgaged Property is a Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, evidence that Company has obtained flood insurance in respect of such Flood Hazard Property to the extent required under the applicable regulations of the Board of Governors of the Federal Reserve System; and

            (viii) Environmental Audit. If required by Agents, reports and other information, in form, scope and substance satisfactory to Agents and prepared by environmental consultants satisfactory to Agents, concerning any environmental hazards or liabilities to which Company or any of its Subsidiaries may be subject with respect to such Additional Mortgaged Property.

6.10  MSL Overseas Charter Documents.

            Company shall, within 90 days after the Closing Date, give evidence to Administrative Agent that it has caused MSL Overseas to amend its charter documents to require director independent of Company (and MSL Overseas shall promptly appoint such director), to require the affirmative vote of such independent director to file any bankruptcy or insolvency proceeding and to prohibit MSL Overseas from conducting any business other than (i) incurring loans under this Agreement and complying with its terms and conditions of this Agreement and he other Loan Documents and (ii) owning stock and notes of Foreign Subsidiaries.

Section 7. COMPANY'S NEGATIVE COVENANTS

            Company covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations and the cancellation or expiration of all Letters of Credit, unless Requisite Lenders shall otherwise give prior written consent, Company shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 7.

7.1   Indebtedness.

            Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

            (i) Company may become and remain liable with respect to the Obligations;

            (ii) MSL Overseas may become and remain liable with respect to all Loans made to it hereunder and all related Obligations;

            (iii) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations permitted by subsection 7.4 and, upon any matured obligations actually arising pursuant thereto, the Indebtedness corresponding to the Contingent Obligations so extinguished;

            (iv) (a) Company may become and remain liable with respect to Indebtedness to any of its Wholly-owned Domestic Subsidiaries, and any Wholly-owned Domestic Subsidiary of Company may become and remain liable with respect to Indebtedness to Company or any other Wholly-owned Domestic Subsidiary of Company; (b) subject to Section 7.17, MSL Overseas may become and remain liable with respect to Indebtedness to Company's Foreign Subsidiaries, and any Wholly-owned Foreign Subsidiary of Company may become and remain liable with respect to Indebtedness to MSL Overseas or any other Wholly Owned Foreign Subsidiary of Company, (c) Company may become and remain liable with respect to Indebtedness to MSL Offshore Finance, B.V., a Netherlands company ("MSL Offshore"), and MSL Offshore may become and remain liable with respect to Indebtedness to Company, (d) MSL Offshore may become and remain liable with respect to Indebtedness to Company's Foreign Subsidiaries (with the exception of MSL Overseas) and Company's Foreign Subsidiaries (other than MSL Overseas) may become and remain liable with respect to Indebtedness to MSL Offshore provided that all such intercompany Indebtedness shall be evidenced by promissory notes, all such intercompany Indebtedness owed by a Borrower to any of Company's Subsidiaries shall be subordinate in right of payment to the payment in full of the Obligations of that Borrower pursuant to the terms of the applicable promissory notes or any intercompany subordination agreement, and (e) any payment by any Subsidiary of Company under any Guaranty of the Obligations shall result in a pro tanto reduction of the amount of any intercompany Indebtedness owed by such Subsidiary to Company or to any of its Subsidiaries for whose benefit such payment is made;

            (v) Company and its Subsidiaries, as applicable, may remain liable with respect to Indebtedness described in Schedule 7.1 annexed hereto; and

            (vi) Company and its Subsidiaries may become and remain liable with respect to other Indebtedness in an aggregate principal amount not to exceed $10,000,000 at any time outstanding; provided that if such Indebtedness consists of Capital Leases, such Capital Leases are permitted under the terms of subsections
      7.6 and 7.8.

7.2   Liens and Related Matters.

            A. Prohibition on Liens. Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Company or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the UCC of any State or under any similar recording or notice statute, except:

            (i) Permitted Encumbrances;

            (ii) Liens granted pursuant to the Collateral Documents;

            (iii) Liens described in Schedule 7.2 annexed hereto; and

            (iv) Other Liens securing Indebtedness in an aggregate amount not to exceed $1,000,000 at any time outstanding.

            B. Equitable Lien in Favor of Lenders. If Company or any of its Subsidiaries shall create or assume any Lien upon any of its properties or assets, whether now owned or hereafter acquired, other than Liens excepted by the provisions of subsection 7.2A. it shall make or cause to be made effective provision whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall be so secured; provided that, notwithstanding the foregoing, this covenant shall not be construed as a consent by Requisite Lenders to the creation or assumption of any such Lien not permitted by the provisions of subsection 7.2A.

            C. No Further Negative Pledges. Except with respect to specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to an Asset Sale, neither Company nor any of its Subsidiaries shall enter into any agreement (other than an agreement prohibiting only the creation of Liens securing Subordinated Indebtedness) prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired.

            D. No Restrictions on Subsidiary Distributions to Company or Other Subsidiaries. Except as provided herein, Company will not, and will not permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to (i) pay dividends or make any other distributions on any of such Subsidiary's capital stock owned by Company or any other Subsidiary of Company, (ii) repay or prepay any Indebtedness owed by such Subsidiary to Company or any other Subsidiary of Company, (iii) make loans or advances to

Company or any other Subsidiary of Company, or (iv) transfer any of its property or assets to Company or any other Subsidiary of Company.

7.3   Investments: Joint Ventures.

            Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including any Joint Venture, except:

            (i) Company and its Subsidiaries may make and own Investments in Cash Equivalents;

            (ii) Company and its Subsidiaries may continue to own the Investments owned by them as of the Closing Date as shown on Schedule 7.3;

            (iii) Company and its Subsidiaries may make and own additional equity Investments in the Foreign Subsidiaries in an aggregate amount not to exceed $5,000,000 plus an amount equal to the aggregate amount of intercompany Indebtedness of Foreign Subsidiaries that is capitalized by Company;

            (iv) Company and its Subsidiaries may make intercompany loans to the extent permitted under subsection 7.1(iv);

            (v) Company and its Subsidiaries may make Consolidated Capital Expenditures permitted by subsections 7.6 and 7.8; and

            (vi) Company and its Subsidiaries may make and own other Investments in an aggregate amount not to exceed at any time $500,000.

7.4   Contingent Obligations.

            Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or become or remain liable with respect to any Contingent Obligation, except:

            (i) Subsidiaries of Company may become and remain liable with respect to Contingent Obligations in respect of the Subsidiary Guaranty or the Offshore Collateral Documents;

            (ii) Borrowers may become and remain liable with respect to Contingent Obligations in respect of Letters of Credit and Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of other letters of credit in an aggregate amount at any time not to exceed $100,000;

            (iii) Company may become and remain liable with respect to Contingent Obligations under Hedge Agreements required under subsection 6.10;

            (iv) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations under guarantees in the ordinary course of business of the obligations of suppliers, customers, franchisees and licensees of Company and its Subsidiaries in an aggregate amount not to exceed at any time $750,000;

            (v) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of any Indebtedness of Company or any of its Subsidiaries permitted by subsection 7.1; and

            (vi) Company and its Subsidiaries, as applicable, may remain liable with respect to Contingent Obligations described in Schedule 7.4 annexed hereto.

7.5   Restricted Junior Payments.

            Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment; provided that any Subsidiary may pay dividends or make other distributions to Company or a Wholly-owned Subsidiary of Company.

7.6   Financial Covenants.

            A. Minimum Interest Coverage Ratio. Company shall not permit the ratio of (i) Consolidated EBITDA to (ii) Consolidated Interest Expense for any consecutive four-Fiscal Quarter period ending on the dates set forth below to be less than the correlative ratio indicated:

                                                   Minimum Interest
         Fiscal Quarter Ending Date                 Coverage Ratio
         --------------------------                 --------------
             December 31, 1998                            2.25
             March 31, 1999                               2.25
             June 30, 1999                                2.50
             September 30, 1999                           2.50
             December 31, 1999                            3.00
             March 31, 2000                               3.00
             June 30, 2000                                3.00
             September 30, 2000                           3.00
             December 31, 2000                            3.00
             March 31, 2001                               3.00
             June 30, 2001                                3.00
             September 30, 2001                           3.00
             December 31, 2001                            3.00
             March 31, 2002                               3.00
             June 30, 2002                                3.00
             September 30, 2002                           3.00
             December 31, 2002                            3.00
             March 31, 2003                               3.00
             June 30, 2003                                3.00
             September 30, 2003                           3.00
             December 31, 2003                            3.00
             March 31, 2004                               3.00
             June 30, 2004                                3.00
             September 30, 2004                           3.00

            B. Maximum Leverage Ratio. Company shall not permit the Consolidated Leverage Ratio at any time during any of the periods set forth below to exceed the correlative ratio indicated:

                  Period                          Maximum Leverage Ratio
                  ------                          ----------------------
             September 30, 1998                            4.00
             December 31, 1998                             4.00
             March 31, 1999                                4.00
             June 30, 1999                                 3.75
             September 30, 1999                            3.50
             December 31, 1999                             3.50
             March 31, 2000                                3.25
             June 30, 2000                                 3.25
             September 30, 2000                            3.25
             December 31, 2000                             3.25
             March 31, 2001                                3.00
             June 30, 2001                                 3.00
             September 30, 2001                            3.00
             December 31, 2001                             3.00
             March 31, 2002                                2.75
             June 30, 2002                                 2.75
             September 30, 2002                            2.75
             December 31, 2002                             2.75
             March 31, 2003                                2.75
             June 30, 2003                                 2.75
             September 30, 2003                            2.75
             December 31, 2003                             2.75
             March 31, 2004                                2.75
             June 30, 2004                                 2.75
             September 30, 2004                            2.75

            C. Minimum Consolidated EBITDA. Company shall not permit Consolidated EBITDA for the consecutive four-Fiscal Quarter period ending on the date indicated below to be less than the correlative amount indicated:

                                                 Minimum Consolidated
         Fiscal Quarter Ending Date                     EBITDA
         --------------------------              --------------------
                                                     $ in millions
             September 30, 1998                          18.0
             December 31, 1998                           21.5
             March 31, 1999                              22.0
             June 30, 1999                               24.0
             September 30, 1999                          25.0
             December 31, 1999                           25.5
             March 31, 2000                              29.0
             June 30, 2000                               29.0
             September 30, 2000                          29.0
             December 31, 2000                           29.0
             March 31, 2001                              34.5
             June 30, 2001                               34.5
             September 30, 2001                          34.5
             December 31, 2001                           34.5
             March 31, 2002                              42.5
             June 30, 2002                               42.5
             September 30, 2002                          42.5
             December 31, 2002                           42.5
             March 31, 2003                              53.0
             June 30, 2003                               53.0
             September 30, 2003                          53.0
             December 31, 2003                           53.0
             March 31, 2004                              64.5
             June 30, 2004                               64.5
             September 30, 2004                          64.5
             December 31, 2004                           64.5

            D. Minimum Consolidated Net Worth. Company shall not permit Consolidated Net Worth during the periods set forth below to be less than the sum of the correlative amount indicated and 50% of the net proceeds of all equity Securities issued by Company from and after the Closing Date and on or prior to the date of determination:

                                                            Minimum
                    Period                          Consolidated Net Worth
                    ------                          ----------------------
                                                        ($ in millions)
      December 31, 1998-December 30, 1999                    22.0
      December 31, 1999-December 30, 2000                    30.0
      December 31, 2000-December 30, 2001                    35.0
      December 31, 2001-December 30, 2002                    45.0
      December 31, 2002-December 30, 2003                    55.0
      December 31, 2003-December 30, 2004                    70.0
      December 31, 2004-December 30, 2005                    90.0


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7.7   Restriction on Fundamental Changes; Asset Sales and Acquisitions.

            Company shall not, and shall not permit any of Company's Subsidiaries to, alter the corporate, capital or legal structure of Company or any of Company's Subsidiaries, or enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub-lease (as lessor or sublessor), transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, property or assets, whether now owned or hereafter acquired, or acquire by purchase or otherwise all or substantially all the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business of any Person, except:

            (i) any Subsidiary of Company may be merged with or into Company or any Wholly-owned Subsidiary Guarantor, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Company or any Wholly-owned Subsidiary Guarantor; provided that, in the case of such a merger, Company or such Wholly-owned Subsidiary Guarantor shall be the continuing or surviving corporation;

            (ii) Company and its Subsidiaries may make Consolidated Capital Expenditures permitted under subsection 7.8;

            (iii) Company and its Subsidiaries may dispose of obsolete, worn out or surplus property in the ordinary course of business; and

            (iv) Company and its Subsidiaries may sell or otherwise dispose of assets in transactions that do not constitute Asset Sales; provided that the consideration received for such assets shall be in an amount at least equal to the fair market value thereof.

7.8   Consolidated Capital Expenditures.

            Company shall not, and shall not permit its Subsidiaries to make or incur Consolidated Capital Expenditures in any Fiscal Year in an aggregate amount exceeding the correlative amount indicated for such Fiscal Year, plus an amount equal to the excess, if any, of the amount permitted for the preceding Fiscal Year over the actual amount of Consolidated Capital Expenditures for such previous Fiscal Year (but such increase shall not exceed 50% of the amount of such excess (without taking into account any amount of increase pursuant to this proviso)).


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               Fiscal Year         Maximum Consolidated Capital Expenditure
               -----------         ----------------------------------------
                                               ($ in millions)
                  1998                               10.0
                  1999                               10.0
                  2000                               20.0
                  2001                               20.0
                  2002                               25.0
                  2003                               25.0
                  2004                               25.0

7.9   Fiscal Year: Accounting Changes.

            Company shall not change its Fiscal Year-end from December 31 of each calendar year. Company shall not and shall not suffer or permit any Subsidiary to make any significant changes in accounting treatment or reporting practices, except as required or allowed by GAAP, or change the Fiscal Year of any Subsidiary.

7.10  Sales and Lease-Backs.

            Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (i) which Company or any of its Subsidiaries has sold or transferred or is to sell or transfer to any other Person (other than Company or any of its Subsidiaries) or (ii) which Company or any of its Subsidiaries intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by Company or any of its Subsidiaries to any Person (other than Company or any of its Subsidiaries) in connection with such lease; provided that Company and its Subsidiaries may become and remain liable as lessee, guarantor or other surety with respect to any such lease if and to the extent that Company or any of its Subsidiaries would be permitted to enter into, and remain liable under, such lease to the extent that the transaction would be permitted under subsection 7.1, assuming the sale and lease back transaction constituted Indebtedness in a principal amount equal to the gross proceeds of the sale.

7.11  Sale or Discount of Receivables.

            Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, sell with recourse, or discount or otherwise sell for less than the face value thereof, any of its notes or accounts receivable.

7.12  Transactions with Stockholders and Affiliates.

            Except for the transactions described on Schedule 7.12, Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of


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

any service) with any holder of 5% or more of any class of equity Securities of Company or with any Affiliate of Company or of any such holder, on terms that are less favorable to Company or that Subsidiary, as the case may be, than those that might be obtained at the time from Persons who are not such a holder or Affiliate; provided that the foregoing restriction shall not apply to (i) any transaction between Company and any of its Wholly-owned Subsidiaries or between any of its Wholly-owned Subsidiaries or (ii) reasonable and customary fees paid to members of the Boards of Directors of Company and its Subsidiaries.

7.13  Disposal of Subsidiary Equity.

            Company shall not:

            (i) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other equity Securities of any of its Subsidiaries, except to qualify directors if required by applicable law; or

            (ii) permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other equity Securities of any of its Subsidiaries (including such Subsidiary), except to Company, another Subsidiary of Company, or to qualify directors if required by applicable law.

7.14  Conduct of Business.

            From and after the Closing Date, (i) Company shall not, and shall not permit any of its Subsidiaries to, engage in any business other than (a) the businesses engaged in by Company and its Subsidiaries on the Closing Date and similar or related businesses and (b) such other lines of business as may be consented to by Requisite Lenders; (ii) MSL Overseas shall engage in no business other than borrowing Loans hereunder, lending the proceeds of such Loans to the Foreign Subsidiaries, and owning the capital stock of such Subsidiaries; and
(iii) MSL SPV Ireland, Inc. shall engage in no business.

7.15  Amendments of Documents Relating to Subordinated Indebtedness.

            Company shall not, and shall not permit any of its Subsidiaries to, amend or otherwise change the terms of any Subordinated Indebtedness, or make any payment consistent with an amendment thereof or change thereto, if the effect of such amendment or change is to increase the interest rate on such Subordinated Indebtedness, change (to earlier dates) any dates upon which payments of principal or interest are due thereon, change any event of default or condition to an event of default with respect thereto (other than to eliminate any such event of default or increase any grace period related thereto), change the redemption, prepayment or defeasance provisions thereof, change the subordination provisions thereof (or of any guaranty thereof), or change any collateral therefor (other than to release such collateral), or if the effect of such amendment or change, together with all other amendments or changes made, is to increase materially the obligations of the obligor thereunder or to confer any additional rights on the holders of such Subordinated Indebtedness (or a trustee or other representative on their behalf) which would be adverse to Company or Lenders.


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

7.16  Amendments to Organization Documents.

            Company shall provide prior written notice to Agents and Requisite Lenders of any proposed amendment of the Articles of Association or Memorandum of Association of MSL Overseas and shall not allow MSL Overseas to make any amendment of its Articles of Association or Memorandum of Association that, in the reasonable judgment of Requisite lenders, would have an adverse effect on the rights of Lenders under this Agreement or the other Loan Documents.

7.17  Loans by MSL Overseas to Foreign Subsidiaries.

            MSL Overseas shall not lend the proceeds of any Loans to any Foreign Subsidiary (any such loan being an "Overseas Subsidiary Loan"), unless the Foreign Borrowing Base of that Subsidiary equals or exceeds the sum of(i) such Overseas Subsidiary Loan and (ii) all other outstanding Overseas Subsidiary Loans made to that Subsidiary with the proceeds of Loans under the Credit Agreement (the foregoing being referred to as "Overseas Borrowing Base Provisions"); provided, however, that at such time as the Consolidated Leverage Ratio equals or is less than 3.50:1.00 for two consecutive quarters, MSL Overseas may make Overseas Subsidiary Loans hereunder without regard to the Overseas Borrowing Base Provisions; provided, further, that, if, at any time after the Overseas Borrowing Base Provisions do not apply by reason of the foregoing proviso, the Consolidated Leverage Ratio exceeds 3.50:1.00 for two consecutive quarters, the Overseas Borrowing Base Provisions shall apply until such time as the foregoing proviso may again become effective in accordance with its terms. If the Overseas Borrowing Base Provisions apply and if the aggregate amount of Overseas Subsidiary Loans to an Offshore Subsidiary exceeds the Offshore Subsidiary's Borrowing Base (an "Excess Loans Condition") such Subsidiary shall, as soon as possible, but no later than the sixtieth day after the beginning of such Excess Loans Condition, prepay the amount of any such loans to the extent that the Foreign Borrowing Base (as it may change from time to time whether as a result of the effect of clause (ix) of the definition of "Eligible Accounts Receivable" or otherwise) of such Offshore Subsidiary exceeds the aggregate amount of such Overseas Subsidiary Loans. It is understood and agreed that MSL Overseas may utilize the proceeds of any such prepayment to make additional term loans or additional revolving loans to any other Foreign Subsidiary subject to compliance with the Overseas Borrowing Base Provisions (when such provisions are effective) and subject to such other Foreign Subsidiary's compliance with any applicable laws regarding the incurrence of such intercompany indebtedness and to such other Foreign Subsidiary's securing such additional intercompany indebtedness to the same extent as it has secured other intercompany loans advanced by MSL Overseas from the proceeds of the Loans.

Section 8. EVENTS OF DEFAULT

            If any of the following conditions or events ("Events of Default") shall occur:

8.1   Failure to Make Payments When Due.

            Failure by Company to pay any installment of principal of any Loan when due, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory


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

prepayment or otherwise; failure by Company to pay when due any amount payable to Issuing Lender in reimbursement of any drawing under a Letter of Credit; or failure by Company to pay any interest on any Loan or any fee or any other amount due under this Agreement within five days after the date due; or

8.2   Default in Other Agreements.

            (i) Failure of Company or any of its Subsidiaries to pay any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in subsection 8.1) or Contingent Obligations in either an individual or an aggregate principal amount of $500,000 or more, in each case beyond the end of any grace period provided therefor; or (ii) breach or default by Company or any of its Subsidiaries with respect to any other material term of (a) one or more items of Indebtedness or Contingent Obligations in the individual or aggregate principal amounts referred to in clause (i) above, but without duplication as to Indebtedness supported by a Contingent Obligation, or (b) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness or Contingent Obligation(s), if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness or Contingent Obligation(s) (or a trustee on behalf of such holder or holders) to cause, that Indebtedness or Contingent Obligation(s) to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be (upon the giving or receiving of notice, lapse of time, both, or otherwise); or

8.3   Breach of Certain Covenants.

            Failure of Company to perform or comply with any term or condition contained in subsection 2.5 or 6.2 (as to existence of Company) or Section 7 of this Agreement; or

8.4   Breach of Warranty.

            Any representation, warranty, certification or other statement made by Company or any of its Subsidiaries in any Loan Document or in any statement or certificate at any time given by Company or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made; or

8.5   Other Defaults Under Loan Documents.

            Any Loan Party shall default in the performance of or compliance with any term contained in this Agreement or any of the other Loan Documents, other than any such term referred to in any other subsection of this Section 8, and such default shall not have been remedied or waived within 20 days after the earlier of (i) an officer of Company or such Loan Party becoming aware of such default or (ii) receipt by Company and such Loan Party of notice from any Agent or any Lender of such default; or


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

8.6   Involuntary Bankruptcy; Appointment of Receiver, etc.

            (i) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of Company or any of its Subsidiaries in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against Company or any of its Subsidiaries under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Company or any of its Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Company or any of its Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Company or any of its Subsidiaries, and any such event described in this clause (ii) shall continue for 90 days unless dismissed, bonded or discharged; or

8.7   Voluntary Bankruptcy; Appointment of Receiver; etc.

            (i) Company or any of its Subsidiaries shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Company or any of its Subsidiaries shall make any assignment for the benefit of creditors; or (ii) Company or any of its Subsidiaries shall fail generally, or shall admit in writing its inability generally, to pay its debts as such debts become due; or the Board of Directors of Company or any of its Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clause (i) above or this clause (ii); or

8.8   Judgments and Attachments.

            Any money judgment, writ or warrant of attachment or similar process involving either in any individual case or in the aggregate at any time an amount in excess of $750,000 (in either case not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against Company or any of its Subsidiaries or any of their respective assets and shall remain unpaid, undischarged, unvacated, unbonded or unstayed for a period of 60 days (or in any event later than five days prior to the date of any proposed sale thereunder); or


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8.9   Dissolution.

            Any order, judgment or decree shall be entered against Company or any of its Subsidiaries decreeing the dissolution or split up of Company or that Subsidiary and such order shall remain undischarged or unstayed for a period in excess of 30 days; or

8.10  Employee Benefit Plans.

            There shall occur one or more ERISA Events which individually or in the aggregate results in or might reasonably be expected to result in liability of Company, any of its Subsidiaries or any of their respective ERISA Affiliates in excess of $2,000,000 during the term of this Agreement; or there shall exist an amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), which exceeds $2,000,000; or

8.11  Material Adverse Effect.

            Any event or change shall occur that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect; or

8.12  Change in Control.

            Any Person or any two or more Persons acting in concert (other than Persons in their capacity as underwriters of an offering of Securities of Company to the public) shall hereafter have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Exchange Act), directly or indirectly, of Securities of Company (or other Securities convertible into such Securities) representing 30% or more of the combined voting power of all Securities of Company entitled to vote in the election of directors, other than Securities having such power only by reason of the happening of a contingency; or

8.13  Invalidity of Guaranties: Failure of Security: Repudiation of Obligations.

            At any time after the execution and delivery thereof, (i) any Domestic Guaranty or any Offshore Guaranty for any reason, other than the satisfaction in full of all Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void, (ii) any Collateral Document shall cease to be in full force and effect (other than by reason of a release of Collateral thereunder in accordance with the terms hereof or thereof, the satisfaction in full of the Obligations or any other termination of such Collateral Document in accordance with the terms hereof or thereof) or shall be declared null and void, or Collateral Agent shall not have or shall cease to have a valid and perfected First Priority Lien in any Collateral purported to be covered thereby, in each case for any reason other than the failure of any Agent or any Lender to take any action within its control, or (iii) any Loan Party shall contest the validity or enforceability of any Loan Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Loan Document to which it is a party:


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

THEN (i) upon the occurrence of any Event of Default described in subsection 8.6 or 8.7, each of (a) the unpaid principal amount of and accrued interest on the Loans, (b) an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (whether or not any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letter of Credit), and (c) all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Company and MSL Overseas, and the obligation of each Lender to make any Loan, the obligation of Issuing Lender to issue any Letter of Credit hereunder shall thereupon terminate, and (ii) upon the occurrence and during the continuation of any other Event of Default, Administrative Agent shall, upon the written request or with the written consent of Requisite Lenders, by written notice to Borrowers, (i) declare the commitment of each Lender to make Loans and any obligation of Issuing Lender to issue Letters of Credit to be terminated, and/or (ii) declare all or any portion of the amounts described in clauses (a) through (c) above to be, and the same shall forthwith become, immediately due and payable upon such declaration, and the obligation of each Lender to make any Loan, the obligation of Administrative Agent to issue any Letter of Credit and the right of any Lender to issue any Letter of Credit hereunder shall thereupon terminate; provided that the foregoing shall not affect in any way the obligations of Revolving Lenders under subsection 3.3C(i) or the obligations of Revolving Lenders to purchase any Offshore Participations as provided in subsection 2.1A(iii).

            Any amounts described in clause (b) above, when received by Administrative Agent, shall be held by Administrative Agent and applied as follows:

If for any reason the aggregate amount delivered by Borrowers as aforesaid is less than the amount described in clause (b) above (the "Aggregate Available Amount"), the aggregate amount so delivered by Company shall be apportioned among all outstanding Letters of Credit in accordance with the ratio of the maximum amount available for drawing under each such Letter of Credit, and the aggregate amount so delivered by MSL Overseas shall be apportioned among all outstanding Letters of Credit issued for the amount of MSL Overseas (as to such Letter of Credit, the "Maximum Available Amount") to the Aggregate Available Amount. Upon any drawing under any outstanding Letters of Credit in respect of which either Borrower has delivered to Administrative Agent any amounts described above, Administrative Agent shall apply such amounts to reimburse the Issuing Lender for the account of such drawing. In the event of cancellation or expiration of any Letter of Credit in respect of which a Borrower has delivered any amounts described above, or in the event of any reduction in the Maximum Available Amount under such Letter of Credit, Administrative Agent shall apply the amount then on deposit with it in respect of such Letter of Credit (less, in the case of such a reduction, the Maximum Available Amount under such Letter of Credit immediately after such reduction) first, to the extent of any excess, as to amounts paid by Company, to the cash collateralization of any outstanding Letters of Credit in respect of which a Borrower has failed to pay all or a portion of the amounts described above and, as to amounts paid by MSL Overseas, to the cash collateralization of any outstanding Letters of Credit issued for the account of an Foreign Subsidiary (such cash collateralization to be apportioned among all such Letters of Credit in the manner described above), second, to the extent of any further excess, to the payment of any other


                                      117
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outstanding Obligation in such order as Administrative Agent shall elect
(provided, that amounts paid by MSL Overseas shall be applied to the payment of obligations of MSL Overseas only), and third, to the extent of any further excess, to the payment to whomsoever shall be lawfully entitled to receive such funds.

            Notwithstanding anything contained in the second preceding paragraph, if at any time within 60 days after an acceleration of the Loans pursuant to clause (ii) of such paragraph Borrower shall pay all arrears of interest and all payments on account of principal which shall have become due otherwise than as a result of such acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Potential Events of Default (other than non-payment of the principal of and accrued interest on the Loans, in each case which is due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to subsection 11.6, then Requisite Lenders, by written notice to Borrower, may at their option rescind and annul such acceleration and its consequences; but such action shall not affect any subsequent Event of Default or Potential Event of Default or impair any right consequent thereon. The provisions of this paragraph are intended merely to bind Lenders to a decision which may be made at the election of Requisite Lenders and are not intended, directly or indirectly, to benefit either Borrower, and such provisions shall not at any time be construed so as to grant either Borrower the right to require Lenders to rescind or annul any acceleration hereunder or to preclude Administrative Agent or Lenders from exercising any of the rights or remedies available to them under any of the Loan Documents, even if the conditions set forth in this paragraph are met.

Section 9. THE AGENTS

9.1   Appointment.

            A. Appointment of Administrative Agent and Syndication Agent. BofA is hereby appointed Administrative Agent hereunder and under the other Loan Documents and each Lender hereby authorizes Administrative Agent to act as its agent in accordance with the terms of this Agreement and the other Loan Documents. DLJ is hereby appointed Syndication Agent hereunder and under the other Loan Documents and each Lender hereby authorizes Syndication Agent to act as its agent in accordance with the terms of this Agreement and the other Loan Documents. Each of Syndication Agent and Administrative Agent agrees to act upon the express conditions contained in this Agreement and the other Loan Documents, as applicable. The provisions of this Section 9 are solely for the benefit of each of Syndication Agent and Administrative Agent, and Lenders and Borrowers shall have no rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties under this Agreement, each of Syndication Agent and Administrative Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Company or any of its Subsidiaries.

            B. Appointment of Sub-Agent. Bank of America International Limited, a bank organized under the laws of England, is hereby appointed Sub-Agent hereunder. Sub-Agent shall act on behalf of Lenders with regard to any Offshore Currency Loans and related Loan Documents. Sub-Agent shall have all benefits, rights and amenities provided to Agents in


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

this Section 9 with respect to acts taken by it in connection with Offshore Currency Loans and related Loan Documents as fully as if the term Agents as used in this Section 9 included the term Sub-Agent.

9.2   Powers and Duties; General Immunity.

            A. Powers; Duties Specified. Each Lender irrevocably authorizes each Agent to take such action on such Lender's behalf and to exercise such powers, rights and remedies hereunder and under the other Loan Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Each Agent shall have only those duties and responsibilities that are expressly specified in this Agreement and the other Loan Documents. Each Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. No Agent shall have, by reason of this Agreement or any of the other Loan Documents, a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect of this Agreement or any of the other Loan Documents except as expressly set forth herein or therein.

            B. No Responsibility for Certain Matters. No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or statements, instruments, reports or certificates or any other documents furnished or made by such Agent-Related Person to Lenders or by or on behalf of either Borrower to such Agent-Related Person or any Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of either Borrower or any her Person liable for the payment of any Obligations, nor shall such Agent-Related Person be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or the use of the Letters of Credit. Anything contained in this Agreement to the contrary notwithstanding, Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans, the Dollar Equivalent thereof or the Letter of Credit Usage or the component amounts thereof.

            C. Notice of Default. Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Potential Event of Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to Administrative Agent for the account of Lenders, unless Administrative Agent shall have received written notice from a Leader or Company or MSL Overseas referring to this Agreement, describing such Potential Event of Default or Event of Default and stating that such notice is a "notice of default". Administrative Agent will notify Lenders of its receipt of any such notice. Administrative Agent shall take such action with respect to such Potential Event of Default or Event of Default as may be requested by Requisite Lenders in accordance with this Agreement; provided, however, that unless and until Administrative Agent has received any such


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request. Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Potential Event of Default or Event of Default as it shall deem advisable or in the best interest of Lenders.

            D. Exculpatory Provisions. None of Agents nor any Agent Related Person shall be liable for any action taken or omitted by any such Person under or in connection with any of the Loan Documents except to the extent caused by such Person's gross negligence or willful misconduct. Each Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection with this Agreement or any of the other Loan Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 12.6) and, upon receipt of such instructions from Requisite Lenders (or such other Lenders, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) each Agent and each Agent-Related Person shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Company and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 12.6).

            E. Agents Entitled to Act as Lender. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans and the Letters of Credit, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term "Lender" or "Lenders" or any similar term shall, unless the context clearly otherwise indicates, include such Agent in its individual capacity. Any Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with Company or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Company for services in connection with this Agreement and otherwise without having to account for the same to Lenders. Lenders acknowledge that, pursuant to such activities, an Agent may receive information regarding Company or its Subsidiaries and Affiliates (including information that may be subject to confidentiality obligations in favor of Company or its Subsidiaries or Affiliates) and acknowledge that no Agent shall be under an obligation to provide such information to them.


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9.3   Representations and Warranties; No Responsibility For Appraisal of
      Creditworthiness.

            Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Company and its Subsidiaries in connection with the making of the Loans and the issuance of Letters of Credit hereunder that no Agent-Related Person has made any representation or warranty to it and that it has made and shall continue to make its own appraisal of the creditworthiness of Company and its Subsidiaries. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

9.4   Right to Indemnity.

            Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify each Agent and each Agent-Related Person, to the extent that such Agent or Agent-Related Person shall not have been reimbursed by Company or by MSL Overseas, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements or allocated costs of internal counsel) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Loan Documents or otherwise in its capacity as Administrative Agent, Syndication Agent or Collateral Agent, as the case may be, in any way relating to or arising out of this Agreement or the other Loan Documents; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from any such Person's gross negligence or willful misconduct. If any indemnity furnished to any Agent or Agent-Related Person for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The undertaking in this subsection 9.4 shall survive the payment of all Obligations hereunder and the resignation or replacement of Administrative Agent or Collateral Agent.

9.5   Successor Agents and Issuing Lender.

            A. Successor Agents. The Syndication Agent may resign at any time upon one Business Day's prior notice thereof to Company and Administrative Agent. Administrative Agent may resign at any time by giving 30 days' prior written notice thereof to Syndication Agent, Lenders and Company, and Administrative Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to Administrative Agent and signed by Requisite Lenders; provided that Company may propose to Requisite Lenders the removal of the Administrative Agent. Upon any such notice of resignation of Syndication Agent or Administrative Agent or any such removal of Administrative Agent,


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Company shall have the right to propose a successor Syndication Agent or
Administrative Agent, as the case may be, subject to the approval of Requisite Lenders. If for any reason Requisite Lenders cannot agree on such successor Administrative Agent or successor Syndication Agent. Requisite Lenders shall have the right, upon five Business Days' notice to Company, to appoint a successor Syndication Agent or successor Administrative Agent. If for any reason Requisite Lenders cannot then agree on a successor Administrative Agent or a successor Syndication Agent, the resigning Administrative Agent or Syndication Agent shall have the right to designate a successor Administrative Agent or Syndication Agent, respectively, after consulting with Company. Upon the acceptance of any appointment as Administrative Agent or Syndication Agent, as the case may be, hereunder by a successor Administrative Agent or Syndication Agent, as the case may be, that successor Administrative Agent or Syndication Agent, as the case may be, shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent or Syndication Agent, as the case may be, and the retiring or removed Administrative Agent or Syndication Agent, as the case may be, shall be discharged from its duties and obligations under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a resigning Administrative Agent's notice of resignation, the resigning Administrative Agent's resignation shall nevertheless thereupon become effective and Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as Requisite Lenders appoint a successor Administrative Agent as provided for above. After any resigning or removed Administrative Agent's or Syndication Agent's resignation or removal hereunder as Administrative Agent or Syndication Agent, as the case may be, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent or Syndication Agent, as the case may be, under this Agreement. Any resignation or removal of Administrative Agent pursuant to subsection 9.5A shall also constitute the resignation or removal of Bank of America International Limited or its successor as Sub-Agent and any successor Administrative Agent appointed to this subsection 9.5A shall, upon its acceptance of such appointment, either become the successor Sub-Agent, or shall appoint a successor Sub-Agent for all purposes hereunder.

            B. Successor Issuing Lender. Any resignation or removal of Administrative Agent pursuant to subsection 9.5A shall also constitute the resignation or removal of BofA or its successor as Issuing Lender, and any successor Administrative Agent appointed pursuant to subsection 9.5A shall, upon its acceptance of such appointment, become the successor Issuing Lender for all purposes hereunder.

Section 10. COLLATERAL AGENT

10.1  Acceptance of Agency.

            Collateral Agent, for itself and its respective successors, hereby accepts the agency created hereby upon the terms and conditions hereof. Collateral Agent is authorized on behalf of all Lenders, without the necessity of any notice to or further consent from Lenders, from time to time to take any action with respect to any Collateral or the Collateral Documents which may be necessary to perfect and maintain perfected the security interest in and Liens upon the Collateral granted pursuant to the Collateral Documents. Lenders irrevocably authorize


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Collateral Agent, at its option and in its discretion, to release any Lien granted to or held by Collateral Agent upon any Collateral (i) upon termination of the Commitments and payment in full of all Loans and all other Obligations known to Collateral Agent and payable under this Agreement or any other Loan Document; (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder; (iii) constituting property in which Company or any Subsidiary of Company owned no interest at the time the Lien was granted or at any time thereafter; (iv) constituting property leased to Company or any Subsidiary of Company under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by Company or such Subsidiary to be, renewed or extended; or (v) consisting of an instrument evidencing Indebtedness or other debt instrument, if the indebtedness evidenced thereby has been paid in full. Upon request by Collateral Agent at any time, Lenders will confirm in writing Collateral Agent's authority to release particular types or items of Collateral pursuant to this subsection 10.1, provided that the absence of any such confirmation for whatever reason shall not affect Collateral Agent's rights under this Section 10. For the avoidance of doubt, each Lender hereby (subject to subsection 10.6) appoints Collateral Agent as and agrees that Collateral Agent shall act as trustee of the security, rights and benefits constituted by Collateral Documents executed or to be executed by MSL-Ireland and Collateral Agent hereby declares that it shall hold such security and such rights and benefits in trust for the benefit of such persons subject to the terms of these presents. Notwithstanding the foregoing or any other provision of this Agreement, in the event that Collateral Agent is required to be designated or described as a trustee in connection with any Collateral Documents governed by the laws of a jurisdiction other than the United States or any State thereof, Collateral Agent shall have the obligations of the trustee only to the extent required by the express provisions of the laws of any such jurisdiction other than the United States or any State thereof and not by implication and in any event, Collateral Agent shall not have any obligations hereunder as a trustee under the laws of the United States or any State thereof.

10.2  Duties of Collateral Agent.

            (a) Subject to subsections 10.2(b) and (c), Collateral Agent hereby agrees that it shall, for the benefit of Lenders and Administrative Agent, enforce the security interests of Lenders in the Collateral (including without limitation any security interests which are held or registered in the name of BofA but as to which Collateral Agent acts as agent for Lenders hereunder) to the fullest extent provided under the Collateral Documents.

            (b) Notwithstanding any other provision hereof, Collateral Agent shall be obligated to perform such duties and only such duties as are specifically set forth in this Agreement and any Collateral Document, and no implied covenants or obligations shall be read into this Agreement or any such Collateral Document against Collateral Agent. Collateral Agent shall, subject to the provisions hereof, exercise the rights and powers vested in it by this Agreement and any Collateral Document, and shall not be liable with respect to any action taken by it, or omitted to be taken by it, in accordance with the direction of Requisite Lenders (except as to matters requiring the consent of all Lenders required by subsection 12.6).


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            (c) Except as herein otherwise expressly provided. Collateral Agent shall not be under any obligation to take any action which is discretionary with Collateral Agent under the provisions hereof or of any Collateral Document except upon the written request of Requisite Lenders.

10.3  Exculpatory Provisions.

            (a) Collateral Agent shall not be responsible in any manner whatsoever for the correctness of any recitals, statements, representations or warranties herein or in any of the Loan Documents, all of which are made solely by Company and its Subsidiaries. Collateral Agent makes no representations as to the value or condition of the Collateral or any part thereof, or as to the title of the Company or its Subsidiaries thereto or as to the security afforded hereby or as to the validity, execution (except its own execution), enforceability, legality or sufficiency of this Agreement, any Collateral Documents or any Obligations secured by the Collateral Documents (the "Secured Obligations"), and Collateral Agent shall incur no liability or responsibility in respect of any such matters. Collateral Agent shall not be responsible for insuring the Collateral or for the payment of taxes, charges or assessments, or discharging of Liens upon the Collateral or otherwise as to the maintenance of the Collateral, except that if Collateral Agent takes possession of any Collateral, Collateral Agent shall use reasonable care in the preservation of the Collateral in its possession.

            (b) Collateral Agent shall not be required to ascertain or inquire as to the performance by Company or its Subsidiaries of any of the covenants or agreements contained herein or in any Collateral Document. Whenever it is necessary, or in the opinion of Collateral Agent advisable, for Collateral Agent to ascertain the amount of Secured Obligations, Collateral Agent may rely on certificates of Lenders as to such amounts.

            (c) Collateral Agent shall be under no obligation or duty to take any action under this Agreement or any Collateral Document if taking such action
(i) would subject Collateral Agent to a tax in any jurisdiction where it is not then subject to a tax, unless Collateral Agent receives security or indemnity satisfactory to it against such tax, or (ii) would require Collateral Agent to qualify to do business in any jurisdiction where it is not then so qualified.

            (d) Notwithstanding any other provision of this Agreement, Collateral Agent shall not be liable for any action taken or omitted to be taken by it in accordance with this Agreement or any Collateral Document except for its own gross negligence or willful misconduct.

            (e) Collateral Agent shall have the same rights with respect to any Secured Obligations held by it as any other holder of the Secured Obligations (each, a "Secured Party") and may exercise such rights as though it were not Collateral Agent hereunder, as more fully provided in subsection 9.2E.

10.4  Delegation of Duties.

            Collateral Agent may execute any of the trusts or powers hereof and perform any duty hereunder either directly or by or through agents or attorneys-in-fact, who may include


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officers and employees of Company or MSL Overseas. Collateral Agent shall be entitled to advice of counsel concerning all matters pertaining to such trusts, powers and duties. Collateral Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it without gross negligence or willful misconduct.

10.5  Reliance by Collateral Agent.

            (a) Whenever in the administration of or the performance of its duties under this Agreement or any Collateral Document, Collateral Agent shall deem it necessary or desirable that a factual matter be proved or established by Company or MSL Overseas in connection with Collateral Agent taking, suffering or omitting any action hereunder or thereunder, such matter (unless other evidence in respect thereof is herein specifically prescribed) may be deemed to be conclusively proved or established by a certificate of a Responsible Officer delivered to Collateral Agent, and such certificate shall be full warranty to Collateral Agent for any action taken, suffered or omitted in reliance thereon, subject, however, to the provisions of subsection 10.6.

            (b) Collateral Agent may consult with counsel, and any opinion of counsel shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder or under any Collateral Document. Collateral Agent shall have the right at any time to seek instructions concerning the administration of or the performance of its duties under this Agreement or under any Collateral Document from any court of competent jurisdiction.

            (c) Collateral Agent may rely, and shall be fully protected in acting, upon any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, bond or other paper or document which it has no reason to believe to be other than genuine and to have been signed or presented by the proper party or parties or, in the case of cables, telecopies and telexes, to have been sent by the proper party or parties. In the absence of gross negligence or willful misconduct, Collateral Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to Collateral Agent and conforming to the requirements of this Agreement.

            (d) Collateral Agent shall not be under any obligation to exercise any of the rights or powers vested in Collateral Agent by this Agreement and any Collateral Document at the request or direction of Requisite Lenders pursuant to this Agreement or otherwise, unless Collateral Agent shall have been provided adequate security and indemnity against the costs, expenses and liabilities which may be incurred by it in compliance with such request or direction, including such reasonable advances as may be requested by Collateral Agent.

            (e) Upon any application or demand by Company or MSL Overseas (except any such application or demand which is expressly permitted to be made orally) to Collateral Agent to take or permit any action under any of the provisions of this Agreement or any Collateral Document, Company or MSL Overseas shall furnish to Collateral Agent a certificate of a Responsible Officer stating that all conditions precedent, if any, provided for in this Agreement or in any Collateral Document relating to the proposed action have been complied with, and in the case of any such application or demand as to which the furnishing of any


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document is specifically required by any provision of this Agreement or any
Collateral Document relating to such particular application or demand, such additional document shall also be furnished.

10.6  Resignation and Removal of Collateral Agent.

            Collateral Agent may resign at any time upon 30 days' prior notice thereof to Company, Lenders and Collateral Agents. Collateral Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to Collateral Agent and signed by Requisite Lenders; provided that Company may propose to Requisite Lenders the removal of the Collateral Agent. Upon any such notice of resignation of Collateral Agent or any such removal of Collateral Agent, Company shall have the right to propose a successor Collateral Agent, subject to the approval of Requisite Lenders. If for any reason Requisite Lenders cannot agree on such successor Collateral Agent, Requisite Lenders shall have the right, upon five Business Days' notice to Company, to appoint a successor Collateral Agent. If for any reason Requisite Lenders cannot then agree on a successor Collateral Agent, the resigning Collateral Agent shall have the right to designate a successor Collateral Agent after consulting with Company. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Collateral Agent, and the resigning or removed Collateral Agent shall be discharged from its duties and obligations under this Agreement. After any resigning or removed Collateral Agent's resignation or removal hereunder as Collateral Agent, the provisions of this Section 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent, under this Agreement. If no successor collateral agent has accepted appointment as Collateral Agent by the date which is 30 days following a resigning Collateral Agent's notice of resignation, the resigning Collateral Agent's resignation shall nevertheless thereupon become effective and Lenders shall perform all of the duties of the Collateral Agent hereunder until such time, if any, as Requisite Lenders appoint a successor collateral agent as provided for above.

10.7  Merger of Collateral Agent.

            Any corporation into which Collateral Agent may be merged, or with which it may be consolidated or any corporation resulting from any merger or consolidation to which Collateral Agent shall be a party, shall be Collateral Agent under this Agreement and any Collateral Document without the execution or filing of any paper or any further act on the part of the parties hereto.

10.8  Co-Agent; Separate Agent; Trustee.

            (a) If at any time or times it shall be necessary or prudent in order to conform to any law of any jurisdiction in which any of the Collateral shall be located, or to avoid any violation of law or imposition on Collateral Agent of taxes by such jurisdiction not otherwise imposed on Collateral Agent, or Collateral Agent shall be advised by counsel satisfactory to it, that it is necessary or prudent in the interest of Secured Parties, or Collateral Agent shall deem it


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desirable for its own protection in the performance of its duties hereunder,
Collateral Agent and Company and MSL Overseas shall execute and deliver all instruments and agreements necessary or proper to constitute another bank or trust company, or one or more Persons approved by Collateral Agent and Company and MSL Overseas, either to act as a separate agent (each a "separate agent"), as a co-agent (each a "co-agent") or as a trustee (each a "trustee") for the benefit of Collateral Agent and Secured Parties of all or any of the Collateral under this Agreement or under any Collateral Document, jointly with Collateral Agent originally named herein or therein or any successor to Collateral Agent, or to act as separate agent, co-agent or trustee of any of the Collateral. If Company and MSL Overseas shall not have joined in the execution of such instruments and agreements within ten days after it receives a written request from Collateral Agent to do so, or if an Event of Default is in effect, Collateral Agent may act under the foregoing provisions of this subsection 10.8 without the concurrence of Company and MSL Overseas and execute and deliver such instruments and agreements on behalf of Company and MSL Overseas. Company and MSL Overseas each hereby appoints Collateral Agent as its agent and attorney to act for it under the foregoing provisions of this subsection 10.8 in either of such contingencies.

            (b) Every separate agent and every co-agent, other than any successor to Collateral Agent appointed pursuant to subsection 10.6, and each trustee, shall, to the extent permitted by law, be appointed and act and be such, subject to the following provisions and

            (i) All rights, powers, duties and obligations conferred or imposed upon Collateral Agent hereunder and under the relevant Collateral Document shall K conferred or imposed and exercised or performed by Collateral Agent and any such separate agent, co-agent or trustee jointly, as shall be provided in the instrument appointing such separate agent, co-agent or trustee, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed Collateral Agent shall be incompetent or unqualified to perform such act or acts, or unless the performance of such act or acts would result in the imposition of any tax on Collateral Agent which would not be imposed absent such joint act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such separate agent, co-agent or trustee;

            (ii) No power given hereby or by the relevant Collateral Document, or which is provided herein or therein, may be exercised by any such separate agent, co-agent or trustee, or except jointly with, or with the consent in writing of, Collateral Agent, anything contained herein to the contrary notwithstanding;

            (iii) No agent (including Collateral Agent), separate agent, co-agent or trustee hereunder shall be personally liable by reason of any act or omission of any other agent hereunder, co-agent or trustee hereunder; and

            (iv) Company, MSL Overseas or a Subsidiary of either, as applicable, and Collateral Agent, at any time by an instrument in writing executed by them jointly, may accept the resignation of or remove any such separate agent, co-agent or trustee and,


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      in that case by any instrument in writing executed by them jointly, may appoint a successor to such separate agent, co-agent or trustee as the case may be, anything contained herein to the contrary notwithstanding. If Company, MSL Overseas or any such subsidiary shall not have joined in the execution of any such instrument within ten days after it receives a written request from Collateral Agent to do so, or if an Event of Default has occurred and is continuing, Collateral Agent shall have the power to accept the resignation of or remove any such separate agent, co-agent or trustee and to appoint a successor without the concurrence of Company, MSL Overseas or any such subsidiary, Company, MSL Overseas or a subsidiary of either each hereby appointing Collateral Agent as its agent and attorney to act for it in such connection in such contingency. If Collateral Agent shall have appointed a separate agent, co-agent or trustee as above provided, Collateral Agent may at any time, by an instrument in writing, accept the resignation of or remove any such separate agent, co-agent or trustee and the successor to any such separate agent, co-agent or trustee shall be appointed by Company, MSL Overseas or a subsidiary of either and Collateral Agent, or by Collateral Agent alone pursuant to this subsection 10.8.

10.9  Release of Collateral.

            Upon the payment in full of all Obligations other than those referred to in subsection 12.9 of this Agreement, and any others which survive the payment of principal and interest on the Loans, the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit, the security interests granted under the Collateral Documents shall terminate and all rights to the Collateral shall revert to the relevant Loan Party. Upon any such termination Collateral Agent will, at such Loan Party's expense, execute and deliver to such Loan Party such documents as such Loan Party shall reasonably request to evidence such termination and such Loan Party shall be entitled to the return, upon its request and at its expense, against receipt and without recourse to Collateral Agent, of such of the Collateral as shall not have been sold or otherwise applied pursuant to the terms of the Loan Documents.

Section 11. COMPANY GUARANTY

11.1 Guaranty of the Guarantied Obligations.

            Company hereby irrevocably and unconditionally guaranties the due and punctual payment in full of all Guarantied Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. ss. 362(a)). The term "Guarantied Obligations" is used herein in its most comprehensive sense and includes:

            (a) Any and all Obligations of MSL Overseas and any and all obligations of MSL Overseas under Interest Rate Agreements to which an Interest Rate Exchanger is a party, in each case now or hereafter made, incurred or created, whether absolute or contingent, liquidated or unliquidated, whether due or not due, and however arising under or in connection with this


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Agreement and the other Loan Documents and the Interest Rate Agreements, including those arising under successive borrowing transactions under this Agreement which shall either continue the Obligations of MSL Overseas or from time to time renew them after they have been satisfied and including interest which, but for the filing of a petition in bankruptcy or similar insolvency proceeding with respect to MSL Overseas, would have accrued on any Guarantied Obligations, whether or not a claim is allowed against MSL Overseas for such interest in the related bankruptcy or insolvency proceeding; and

            (b) Those expenses set forth in subsection 2.3 and 12.8 hereof to the extent payable by MSL Overseas.

            The Obligations of Company under this Section 11, as they may be amended or supplemented from time to time, are referred to as this "Company Guaranty".

11.2  Payment by Company: Application of Payments.

            Company hereby agrees, in furtherance of the foregoing and not in limitation of any other right which any Agent, Lender or any Interest Rate Exchanger (a "Beneficiary") may have at law or in equity against Company by virtue hereof, that upon the failure of MSL Overseas to pay any of the Guarantied Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. ss. 362(a)), Company will upon demand pay, or cause to be paid, in cash, to Collateral Agent for the ratable benefit of all Beneficiaries, an amount equal to the sum of the unpaid principal amount of all Guarantied Obligations then due as aforesaid, accrued and unpaid fees and interest on such Guarantied Obligations (including interest which, but for the filing of a petition in bankruptcy or similar insolvency law with respect to MSL Overseas, would have accrued on such Guarantied Obligations, whether or not a claim is allowed against Company Guaranty for such interest in the related bankruptcy or insolvency proceeding) and all other Guarantied Obligations then owed to Beneficiaries as aforesaid. All such payments shall be applied promptly from time to time by Administrative Agent as provided in subsection 2.4D.

11.3  Liability of Company Absolute.

            Company agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a Company or surety other than payment in full of the Guarantied Obligations. In furtherance of the foregoing and without limiting the generality thereof, Company agrees as follows:

            (a) This Company Guaranty is a guaranty of payment when due and not of collectibility.

            (b) Collateral Agent may enforce this Company Guaranty upon the occurrence of an Event of Default under this Agreement or the occurrence of an Early Termination Date (as defined in an Interest Rate Agreement prepared by the International Swap


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and Derivatives Association, Inc.), or a similar event under an Interest Rate
Agreement notwithstanding the existence of any dispute between MSL Overseas and any Beneficiary with respect to the existence of such Event of Default.

            (c) The obligations of Company hereunder are independent of the obligations of MSL Overseas under the Loan Documents or the Interest Rate Agreements and the obligations of any other guarantor of the obligations of MSL Overseas under the Loan Documents or the Interest Rate Agreements, and a separate action or actions may be brought and prosecuted against Company whether or not any action is brought against MSL Overseas or any of such other guarantors and whether or not MSL Overseas is joined in any such action or actions.

            (d) Company's payment of a portion, but not all, of the Guarantied Obligations shall in no way limit, affect, modify or abridge Company's liability for any portion of the Guarantied Obligations which has not been paid. Without limiting the generality of the foregoing, if Administrative Agent is awarded a judgment in any suit brought to enforce Company's covenant to pay a portion of the Guarantied Obligations, such judgment shall not be deemed to release Company from its covenant to pay the portion of the Guarantied Obligations that is not the subject of such suit.

            (e) Any Beneficiary upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability of this Company Guaranty or giving rise to any reduction, limitation, impairment, discharge or termination of Company's liability hereunder, from time to time may
(i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guarantied Obligations, (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guarantied Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guarantied Obligations and take and hold security for the payment of this Company Guaranty or the Guarantied Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guarantied Obligations, any other guaranties of the Guarantied Obligations, or any other obligation of any Person with respect to the Guarantied Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Beneficiary in respect of this Company Guaranty or the Guarantied Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Beneficiary may have against any such security, in each case as such Beneficiary in its discretion may determine consistent with this Agreement or the applicable Interest Rate Agreement and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of Company against MSL Overseas or any security for the Guarantied Obligations; and (vi) exercise any other rights available to it under the Loan Documents or the Interest Rate Agreements.

            (f) This Company Guaranty and the obligations of Company hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment,


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discharge or termination for any reason (other than payment in full of the
Guarantied Obligations), including the occurrence of any of the following, whether or not Company shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Loan Documents or the Interest Rate Agreements, at law, in equity or otherwise) with respect to the Guarantied Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guarantied Obligations; (ii) any rescission, waiver, amendment or modification of or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) of this Agreement, any of the other Loan Documents, any of the Interest Rate Agreements or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guarantied Obligations, in each case whether or not in accordance with the terms of this Agreement or such Loan Document, such Interest Rate Agreement or any agreement relating to such other guaranty or security; (iii) the Guarantied Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Loan Documents or any of the Interest Rate Agreements or from to proceeds of any security for the Guarantied Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guarantied Obligations) to the payment of indebtedness other than the Guarantied Obligations, even though any Beneficiary might have elected to apply such payment to any part or all of the Guarantied Obligations; (v) any Beneficiary's consent to the change, reorganization or termination of the corporate structure or evidence of Company, MSL Overseas or any of Company's Subsidiaries and to any corresponding restructuring of the Guarantied Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guarantied Obligations; (vii) any defenses, set-offs or counterclaims which MSL Overseas may allege or assert against any Beneficiary in respect of the Guarantied Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of Company as an obligor in respect of the Guarantied Obligations.

11.4  Waivers by Company.

            Company hereby waives, for the benefit of Beneficiaries:

            (a) any right to require any Beneficiary, as a condition of payment or performance by Company, to (i) proceed against MSL Overseas, any other guarantor of the Guarantied Obligations or any other Person, (ii) proceed against or exhaust any security held from MSL Overseas, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any deposit account or credit on the books of any Beneficiary in favor of MSL Overseas or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary;


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            (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of MSL Overseas including any defense based on or arising out of the lack of validity or the unenforceability of the Guarantied Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of MSL Overseas from any cause other than payment in full of the Guarantied Obligations;

            (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;

            (d) any defense based upon any Beneficiary's errors or omissions in the administration of the Guarantied Obligations, except behavior which amounts to bad faith, gross negligence or willful misconduct;

            (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Company Guaranty and any legal or equitable discharge of Company's obligations hereunder, (ii) the benefit of any statute of limitations affecting Company's liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto;

            (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of this Company Guaranty, notices of default under this Agreement, the Interest Rate Agreements or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guarantied Obligations or any agreement related thereto, notices of any extension of credit to MSL Overseas and notices of any of the matters referred to in subsection 2.4 and any right to consent to any thereof; and

            (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Company Guaranty.

11.5  Company's Rights of Subrogation, Contribution, Etc.

            Until the Guarantied Obligations shall have been indefeasibly paid in full and the Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled, Company hereby agrees not to assert and shall subordinate to payment of the Guarantied Obligations any claim, right or remedy, direct or indirect, that Company now has or may hereafter have against MSL Overseas or any of its assets in connection with this Guaranty or the performance by Company of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including (a) any right of subrogation, reimbursement or indemnification that Company now has or may hereafter have against MSL Overseas, (b) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against MSL


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Overseas, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary. In addition, until the Guarantied Obligations shall have been indefeasibly paid in full and the Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled, Company shall withhold exercise of any right of contribution Company may have against any other Company of the Guarantied Obligations. Company further agrees that, to the extent the agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification Company may have against MSL Overseas or against any collateral or security, and any rights of contribution Company may have against any such other Company, shall be junior and subordinate to any rights any Beneficiary may have against MSL Overseas, to all right, title and interest any Beneficiary may have in any such collateral or security, and to any right any such person may have against such other Company. If any amount shall be paid to Company on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guarantied Obligations shall not have been paid in full, such amount shall be held in trust for Collateral Agent on behalf of Beneficiaries and shall forthwith be paid over to Collateral Agent for the benefit of Beneficiaries to be credited and applied against the Guarantied Obligations, whether matured or unmatured, in accordance with the terms hereof.

11.6  Subordination of Other Obligations.

            Any indebtedness of MSL Overseas or any Foreign Subsidiary now or hereafter held by Company is hereby subordinated in right of payment to the Guarantied Obligations, and any such indebtedness collected or received by Company after an Event of Default has occurred and is continuing shall be held in trust for Collateral Agent on behalf of Beneficiaries and shall forthwith be paid over to Collateral Agent for the benefit of Beneficiaries to be credited and applied against the Guarantied Obligations but without affecting, impairing or limiting in any manner the liability of Company under any other provision of this Company Guaranty.

11.7  Continuing Guaranty; Termination of Guaranty.

            This Company Guaranty is a continuing guaranty and shall remain in effect until all of the Guarantied Obligations shall have been paid in full and the Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled. Company hereby irrevocably waives any right to revoke this Company Guaranty as to future transactions giving rise to any Guarantied Obligations.

11.8  Financial Condition of MSL Overseas.

            Any Loans may be granted to MSL Overseas or continued from time to time, and any Interest Rate Agreements may be entered into from time to time, in each case without notice to or authorization from Company regardless of the financial or other condition of MSL Overseas at the time of any such grant or continuation or at the time such Interest Rate Agreement is entered into, as the case may be. No Beneficiary shall have any obligation to disclose or discuss with Company its assessment, or Company's assessment, of the financial


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condition of MSL Overseas. Company has adequate means to obtain information from
MSL Overseas on a continuing basis concerning the financial condition of MSL Overseas and its ability to perform its obligations under the Loan Documents and the Interest Rate Agreements, and Company assumes the responsibility for being and keeping informed of the financial condition of MSL Overseas and of all circumstances bearing upon the risk of nonpayment of the Guarantied Obligations. Company hereby waives and relinquishes any duty on the part of any Beneficiary to disclose any matter, fact or thing relating to the business, operations or conditions of MSL Overseas now known or hereafter known by any such person.

11.9  Bankruptcy; Post-Petition Interest; Reinstatement of Company Guaranty.

            (a) So long as any Guarantied Obligations remain outstanding, Company shall not, without the prior written consent of Collateral Agent, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency proceedings of or against MSL Overseas. The obligations of Company under this Company Guaranty shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of MSL Overseas or by any defense which MSL Overseas may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

            (b) Company acknowledges and agrees that any interest on any portion of the Guarantied Obligations which accrues after the commencement of any proceeding referred to in subsection 11.9(a) above (or, if interest on any portion of the Guarantied Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on such portion of the Guarantied Obligations if said proceedings had not been commenced) shall be included in the Guarantied Obligations because it is the intention of Agents, Lenders and Interest Rate Exchangers that the Guarantied Obligations which are guarantied by Company pursuant to this Guaranty should be determined without regard to any rule of law or order which may relieve MSL Overseas of any portion of such Guarantied Obligations. Company will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay Collateral Agent, or allow the claim of Collateral Agent in respect of, any such interest accruing after the date on which such proceeding is commenced.

            (c) In the event that all or any portion of the Guarantied Obligations are paid by MSL Overseas, the obligations of Company hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guarantied Obligations for all purposes under this Company Guaranty.


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Section 12. MISCELLANEOUS

12.1 Assignments and Participations in Loans and Letters of Credit.

            A. General. Subject to subsection 12.1B, each Lender shall have the right at any time to (i) sell, assign or transfer to any Eligible Assignee, or
(ii) sell participations to any Person in, all or any part of its Commitments or any Loan or Loans made by it or its Letters of Credit or participations therein or any other interest herein or in any other Obligations owed to it; provided that no such sale, assignment, transfer or participation shall, without the consent of Company, require Company to file a registration statement with the Securities and Exchange Commission or apply to qualify such sale, assignment, transfer or participation under the securities laws of any state; provided, further that no such sale, assignment, transfer or participation of any Letter of Credit or any participation therein may be made separately from a sale, assignment, transfer or participation of a corresponding interest in the Revolving Loan Commitment and the Revolving Loans of the Revolving Lender effecting such sale, assignment, transfer or participation. Except as otherwise provided in this subsection 12.1, no Lender shall, as between Borrowers and such Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment or transfer of, or any granting of participations in, all or any part of its Commitments or the Loans, the Letters of Credit or participations therein, or the other Obligations owed to such Lender.

            B. Assignments.

            (i) Amounts and Terms of Assignments. Each Commitment, Loan, Letter of Credit or participation therein, or other Obligation may (a) be assigned in any amount to another Lender, or to an Affiliate or Affiliated Fund of the assigning Lender or another Lender, with the giving of notice to Company and Administrative Agent or (b) be assigned in an aggregate amount of not less than $5,000,000 with respect to Revolving Loans, Revolving Loan Commitments and Letters of Credit or participations therein or be assigned in an aggregate amount of not less than $1,000,000 with respect to Term Loans, Term Loan Commitments or other Obligations (or such lesser amounts as shall constitute the aggregate amount of the Commitments, Loans, Letters of Credit and participations therein, and other Obligations of the assigning Lender or as may be consented to by Company and Agents) to any other Eligible Assignee with the consent of Company (which consent shall only be required so long as no Event of Default has occurred and is continuing) and, with respect to all Lenders other than DLJ, Syndication Agent and Administrative Agent (which consent of Company, Syndication Agent and Administrative Agent shall not be unreasonably withheld or delayed). To the extent of any such assignment in accordance with either clause (a) or (b) above, the assigning Lender shall be relieved of its obligations with respect to its Commitments, Loans, Letters of Credit or participations therein, or other Obligations or the portion thereof so assigned. The parties to each such assignment shall execute and deliver to Administrative Agent, for its acceptance, an Assignment Agreement, together with a processing fee of $3,500 (to be assessed if the assignor is DLJ only in accordance with that certain letter agreement between Administrative Agent and DLJ) and such forms, certificates or other evidence, if any, with respect to United States federal income tax


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      withholding matters as the assignee under such Assignment Agreement may be required to deliver to Administrative Agent pursuant to subsection 2.8B(iii)(a). Upon such execution, delivery and acceptance from and after the effective date specified in such Assignment Agreement, (y) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and (z) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination of this Agreement under subsection 12.9B) and be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto. The Commitments hereunder shall be modified to reflect the Commitment of such assignee and any remaining Commitment of such assigning Lender and, if any such assignment occurs after the issuance of the Notes hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to Administrative Agent for cancellation, and thereupon new Notes shall be issued to the assignee and to the assigning Lender, substantially in the form of Exhibit IV or
      Exhibit V annexed hereto, as the case may be, with appropriate insertions, to reflect the new Commitments and/or outstanding Term Loans, as the case may be, of the assignee and the assigning Lender.

            (ii) Acceptance by Administrative Agent. Upon its receipt of an Assignment Agreement executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with the processing fee referred to in subsection 12.1B(i) and any forms, certificates or other evidence with respect to United States federal income tax withholding matters that such assignee may be required to deliver to Administrative Agent pursuant to subsection 2.8B(iii)(a), Administrative Agent shall, if Administrative Agent and Company have consented to the assignment evidenced thereby (in each case to the extent such consent is required pursuant to subsection 12.1B(i)), (a) accept such Assignment Agreement by executing a counterpart thereof as provided therein (which acceptance shall evidence any required consent of Administrative Agent to such assignment) and (b) give prompt notice thereof to Company. Administrative Agent shall maintain a copy of each Assignment Agreement delivered to and accepted by it as provided in this subsection 12.1B(ii).

            C. Participations. (i) General. The holder of any participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except action directly affecting (i) the extension of the scheduled final maturity date of any Loan allocated to such participation or (ii) a reduction of the principal amount of or the rate of interest payable on any Loan allocated to such participation, and all amounts payable by Company hereunder (including amounts payable to such Lender pursuant to subsections 2.6D, 2.8 and 3.6) shall be determined as if such Lender had not sold such participation. Borrowers and each Lender hereby acknowledge and agree that, solely for purposes of subsections 12.4


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      and 12.5. (a) any participation will give rise to a direct obligation of
      Borrowers to the participant and (b) the participant shall be considered to be a "Lender".

            (ii) Offshore Participations. Notwithstanding any provision to the contrary contained in this Agreement or the other Loan Documents and so long as an Offshore Participant has not failed to make any payments required to be made by such Offshore Participant under subsection 2.1A(iii) or is not otherwise in default under its obligations under subsection 2.1A(iii), Fronting Offshore Lender hereby agrees that, to the extent of but only to the extent of such Offshore Participant's proportionate share based on its Offshore Participation, Fronting Offshore Lender will not agree to any amendment, modification, termination or waiver of any provision of this Agreement or the other Loan Documents, or to any departure by Borrower therefrom, in each case related to the Offshore Participation, without the prior written consent of such Offshore Participant. Nothing herein contained shall prevent Fronting Offshore Lender from consenting to any amendment, modification, termination or waiver of any provision of this Agreement or the other Loan Documents, and to any departure by Borrowers therefrom to the extent unrelated to the Offshore Participations and to the extent that Fronting Offshore Lender's interest or Pro Rata Share is not related to the Offshore Participations.

            (iii) Assignment. Fronting Offshore Lender may from time to time sell or transfer to other Persons assignments or participations or other interests in Fronting Offshore Lender's Revolving Loans and Revolving Loan Commitment, as the case may be, but not in the portion thereof allocated to the Offshore Participations hereunder. No Offshore Participation may be sold, pledged, assigned, or otherwise transferred without Fronting Offshore Lender's prior written consent; provided that this restriction shall not apply to (1) any such transfer to any of such Offshore Participant's Affiliates; or (2) a pro rata assignment in accordance with subsection 12.1B of the Revolving Loan Commitment and Revolving Loan held by such Offshore Participant.

            D. Assignments to Federal Reserve Banks. In addition to the assignments and participations permitted under the foregoing provisions of this subsection 12.1, any Lender may assign and pledge all or any portion of its Loans, the other Obligations owed to such Lender, and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank; provided that (i) no Lender shall, as between Company and such Lender, be relieved of any of its obligations hereunder as a result of any such assignment and pledge and (ii) in no event shall such Federal Reserve Bank be considered to be a "Lenders" or be entitled to require the assigning Lender to take or omit to take any action hereunder.

            E. Information. Each Lender may furnish any information concerning Company and its Subsidiaries in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants), subject to subsection 12.19.

            F. Representations of Lenders. Each Lender listed on the signature pages hereof hereby represents and warrants (i) that it is an Eligible Assignee described in clause (A) of


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the definition thereof; (ii) that it has experience and expertise in the making of loans such as the Loans; and (iii) that it will make its Loans for its own account in the ordinary course of its business and without a view to distribution of such Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this subsection 12.1, the disposition of such Loans or any interests therein shall at all times remain within its exclusive control). Each Lender that becomes a party hereto pursuant to an Assignment Agreement shall be deemed to agree that the representations and warranties of such Lender contained in Section 2(c) of such Assignment Agreement are incorporated herein by this reference.

12.2  Expenses.

            Whether or not the transactions contemplated hereby shall be consummated, Borrowers each agree to pay within five Business Days after demand
(i) all the actual and reasonable costs and expenses of preparation of the Loan Documents and any consents, amendments, waivers or other modifications thereto;
(ii) all the costs of furnishing all opinions by counsel for Borrowers (including any opinions requested by Agents or Lenders as to any legal matters arising hereunder) and of Borrowers' performance of and compliance with all agreements and conditions on its part to be performed or complied with under this Agreement and the other Loan Documents including with respect to confirming compliance with environmental, insurance and solvency requirements; (iii) the reasonable fees, expenses and disbursements of O'Melveny & Myers LLP, counsel to Arranger and Syndication Agent in connection with the negotiation, preparation, execution and administration of the Loan Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by a Borrower; (iv) the reasonable fees, expenses and disbursements of Administrative Agent, including reasonable fees, expenses and disbursements of counsel (including allocated costs and disbursements of internal counsel) to Administrative Agent in connection with the negotiation, preparation, execution and administration of the Loan Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by a Borrower; (v) all the actual costs and reasonable expenses of creating and perfecting Liens in favor of Collateral Agent on behalf of Lenders pursuant to any Collateral Document, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums, and reasonable fees, expenses and disbursements of counsel to each of Syndication Agent, Administrative Agent and Collateral Agent and of counsel providing any opinions that Syndication Agent, Administrative Agent, Collateral Agent or Requisite Lenders may request in respect of the Collateral Documents or the Liens created pursuant thereto; (vi) all the actual costs and reasonable expenses (including the reasonable fees, expenses and disbursements of any auditors, accountants or appraisers and any environmental or other consultants, advisors and agents employed or retained by Syndication Agent, Administrative Agent, Collateral Agent or their respective counsel) of obtaining and reviewing any environmental audits or reports provided for under subsection 6.9B; (vii) and any audits or reports provided for under subsection 4.1J or 6.5B with respect to Inventory and Accounts Receivable of Company and its Subsidiaries;
(viii) the custody or preservation of any of the Collateral; (ix) all other actual and reasonable costs and expenses incurred by Arranger, Syndication Agent, Administrative Agent or Collateral Agent in connection with the syndication of the Commitments and the negotiation, preparation and execution of the Loan Documents and


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any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby; and (x) after the occurrence of an Event of Default, all costs and expenses, including reasonable attorneys' fees (including allocated costs of internal counsel) and costs of settlement, incurred by Agents and Lenders in enforcing any Obligations of or in collecting any payments due from any Loan Party hereunder or under the other Loan Documents by reason of such Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranties or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings).

12.3  Indemnity.

            In addition to the payment of expenses pursuant to subsection 12.2, whether or not the transactions contemplated hereby shall be consummated, each Borrower agrees to defend (subject to Indemnitees' selection of counsel), indemnify, pay and hold harmless Arranger, Agents and Lenders, and the officers, directors, trustees, employees, agents and affiliates of Arranger, Agents and Lenders (collectively called the "Indemnitees"), from and against any and all Indemnified Liabilities (as hereinafter defined); provided that neither Borrower shall have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise solely from the gross negligence or willful misconduct of that Indemnitee as determined by a final judgment of a court of competent jurisdiction.

            As used herein, "Indemnified Liabilities" means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, actions, judgments, suits, claims (including Environmental Claims), costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of external counsel for Indemnitees and allocated costs of internal counsel of Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby (including Lenders' agreement to make the Loans hereunder or the use or intended use of the proceeds thereof or the issuance of Letters of Credit hereunder or the use or intended use of any thereof, or any enforcement of any of the Loan Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranties),
(ii) the statements contained in the commitment letter delivered by any Lender to Company with respect thereto, or (iii) any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of Company or any of its Subsidiaries.

            To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this subsection 12.3 may be unenforceable in whole or in part because they are violative of any law or public policy, each Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

12.4  Set-Off; Security Interest in Deposit Accounts.

            In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default each Lender is hereby authorized by Company and MSL Overseas at any time or from time to time, without notice to either Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by that Lender to or for the credit or the account of Company against and on account of the obligations and liabilities of a Borrower to that Lender under this Agreement, the Letters of Credit and participations therein and the other Loan Documents, including all claims of any nature or description arising out of or connected with this Agreement, the Letters of Credit and participations therein or any other Loan Document, irrespective of whether or not (i) that Lender shall have made any demand hereunder or (ii) the principal of or the interest on the Loans or any amounts in respect of the Letters of Credit or any other amounts due hereunder shall have become due and payable pursuant to
Section 8 and although said obligations and liabilities, or any of them, may be contingent or unmatured. Each Borrower hereby further grants to each Agent and each Lender a security interest in all deposits and accounts maintained with such Agent or such Lender as security for the Obligations.

12.5  Ratable Sharing.

            Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms of this Agreement), by realization upon security, through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Letters of Credit, fees and other amounts then due and owing to that Lender hereunder or under the other Loan Documents (collectively, the "Aggregate Amounts Due" to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (i) notify Administrative Agent and each other Lender of the receipt of such payment and
(ii) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Company or MSL Overseas or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Each Borrower expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by Borrowers to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

12.6  Amendments and Waivers.

            No amendment, modification, termination or waiver of any provision of this Agreement or of the Notes, and no consent to any departure by Company or MSL Overseas therefrom, shall in any event be effective without the written concurrence of Requisite Lenders and acknowledged by Administrative Agent; provided that any such amendment, modification, termination, waiver or consent which: increases the amount of any of the Commitments or reduces the principal amount of any of the Loans; changes in any manner the definition of "Pro Rata Share" or the definition of "Requisite Lenders"; changes in any manner any provision of this Agreement which, by its terms, expressly requires the approval or concurrence of all Lenders, all Revolving Lenders or all Offshore Lenders; postpones the scheduled final maturity date of any of the Loans; postpones the date on which any interest or any fees are payable; decreases the interest rate borne by any of the Loans (other than any waiver of any increase in the interest rate applicable to any of the Loans pursuant to subsection 2.2E) or the amount of any fees payable hereunder; increases the maximum duration of Interest Periods permitted hereunder; reduces the amount or postpones the due date of any amount payable in respect of, or extends the required expiration date of, any Letter of Credit; changes in any manner the obligations of Lenders relating to the purchase of participations in Letters of Credit; releases any Lien granted in favor of Collateral Agent with respect to a material portion of the Collateral, other than in accordance with subsection 10.1 and the other provisions of the Loan Documents; releases any Subsidiary from its obligations under a Domestic Guaranty or an Offshore Guaranty, other than in accordance with the terms of the Loan Documents; or changes in any manner the provisions contained in subsection 8.1 or this subsection 12.6 shall be effective only if evidenced by a writing signed by or on behalf of all Lenders and acknowledged by Administrative Agent; provided, further, that if any matter described in the foregoing proviso relates only to a Revolving Loan, the approval of all Revolving Lenders shall be sufficient; if any matter described in the foregoing proviso relates only to an Offshore Revolving Loan or if any such amendment, modification, termination, waiver or consent changes in any manner the definition of "Offshore Currency" or the manner of funding Offshore Currency Loans, the approval of all Offshore Lenders shall be sufficient; if any matter described in the foregoing proviso relates only to a Term Loan, the approval of all Term Loan Lenders shall be sufficient; and if any matter described in the foregoing proviso relates only to the role of Issuing Lender, the approval of Issuing Lender shall be sufficient; provided that each of the foregoing shall also be acknowledged by Administrative Agent. In addition, (i) any amendment, modification, termination or waiver of any of the provisions contained in
Section 4 shall be effective only if evidenced by a writing signed by or on behalf of Agents and Requisite Lenders, (ii) no amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the Lender which is the holder of that Note,
(iii) no amendment, modification, termination or waiver of any provision of any Letter of Credit shall be effective without the consent of the Issuing Lender of such Letter of Credit and no amendment, modification, termination or waiver of
Section 3 that changes in any manner the rights and obligations of an Issuing Lender with respect to an outstanding Letter of Credit shall be effective without the consent of that Issuing Lender, and (iv) no amendment, modification, termination or waiver of any provision of Section 9 or of any other provision of this Agreement which, by its terms, expressly requires the approval or concurrence of Agents shall be effective without the written concurrence of Agents. Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on a Borrower in any case shall entitle either Borrower to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 12.6 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by Company, on both Borrowers.

12.7  Independence of Covenants.

            All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

12.8  Notices.

            Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided that notices to Agents shall not be effective until received. For the purposes hereof, the address of each party hereto shall be as set forth on Schedule 12.8 or (i) as to Borrowers and Agents, such other address as shall be designated by such Person in a written notice delivered to the other parties hereto and (ii) as to each other party, such other address as shall be designated by such party in a written notice delivered to Administrative Agent.

12.9  Survival of Representations, Warranties and Agreements.

            A. All representations, warranties and agreements made herein shall survive the execution and delivery of this Agreement and the making of the Loans and the issuance of the Letters of Credit hereunder.

            B. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Company and MSL Overseas set forth in subsections 2.6D, 2.8,

3.5A, 3.6, 12.2, 12.3 and 12.4 and the agreements of Lenders set forth in subsections 9.2C, 9.4 and 12.5 shall survive the payment of the Loans, the cancellation or expiration of the Letters of Credit and the reimbursement of any amounts drawn thereunder, and the termination of this Agreement.

12.10 Failure or Indulgence Not Waiver; Remedies Cumulative.

            No failure or delay on the part of any Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

12.11 Marshalling; Payments Set Aside.

            None of Agents or Lenders shall be under any obligation to marshal any assets in favor of either Borrower or any other party or against or in payment of any or all of the Obligations. To the extent that a Borrower makes a payment or payments to Administrative Agent or Lenders (or to Administrative Agent for the benefit of Lenders), or any of Agents or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

12.12 Severability.

            In case any provision in or obligation under this Agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

12.13 Obligations Several; Independent Nature of Lenders' Rights.

            The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitments of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

12.14 Headings.

            Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

12.15 Applicable Law.

            THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

12.16 Successors and Assigns.

            This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders (it being understood that Lenders' rights of assignment are subject to subsection 11.1). Neither the rights or obligations of either Borrower hereunder nor any interest therein may be assigned or delegated by either Borrower without the prior written consent of all Lenders.

12.17 Consent to Jurisdiction and Service of Process.

            ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST EITHER BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY OBLIGATIONS THEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, COMPANY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY

            (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

            (II) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

            (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO COMPANY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SUBSECTION 12.8;

            (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION

            OVER A BORROWER IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

            (V) AGREES THAT LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST A BORROWER IN THE COURTS OF ANY OTHER JURISDICTION; AND

            (VI) AGREES THAT THE PROVISIONS OF THIS SUBSECTION 12.17 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW
            SECTION 5-1402 OR OTHERWISE.

12.18 Waiver of Jury Trial.

            EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of the waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SUBSECTION 12.18 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

12.19 Confidentiality.

            Each Lender shall hold all non-public information obtained pursuant to the requirements of this Agreement which has been identified as confidential by Company in accordance with such Lender's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, it being understood and agreed by Company that in any event a Lender may make disclosures to Affiliates and professional advisors of such Lender or disclosures reasonably required by
(a) any bona fide assignee, transferee or participant in connection with the contemplated assignment or transfer by such Lender of any Loans or any participations therein or (b) by any direct or indirect contractual counterparties in swap agreements or such contractual counterparties' professional advisors provided that such contractual counterparty or professional advisor to such contractual counterparty agrees in writing to keep such information confidential to the same extent required of the Lenders hereunder, or disclosures required or requested by any governmental agency or representative thereof or pursuant to legal process; provided that, unless specifically prohibited by applicable law or court order, each Lender shall notify Company of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information; and provided, further that in no event shall any Lender be obligated or required to return any materials furnished by Company or any of its Subsidiaries.

12.20 Counterparts; Effectiveness.

            This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Company and Agents of written or telephonic notification of such execution and authorization of delivery thereof.

                  [Remainder of page intentionally left blank]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.


            COMPANY:

                                MANUFACTURERS' SERVICES LIMITED

                                By:    /s/ [ILLEGIBLE]
                                       -------------------------------
                                Title: Treasurer
                                       -------------------------------

            MSL OVERSEAS:

                                MSL OVERSEAS FINANCE BV

                                By:    /s/ [ILLEGIBLE]
                                       -------------------------------
                                Title: DIRECTOR
                                       -------------------------------

            ADMINISTRATIVE AGENT
            AND COLLATERAL AGENT:

                                BANK OF AMERICA NT & SA,
                                as Administrative Agent and Collateral Agent

                                By:    /s/ Wendy Young
                                       -------------------------------
                                Title:
                                       -------------------------------

                                         WENDY YOUNG
                                       Vice President

            LENDERS:


                                DLJ CAPITAL FUNDING, INC., individually and as Syndication Agent

                                By:    /s/ [ILLEGIBLE]
                                       -------------------------------
                                Title:
                                       -------------------------------

                                BANK OF AMERICA NT & SA, individually and as
                                Issuing Lender

                                By:    /s/ [ILLEGIBLE]
                                       -------------------------------
                                Title: Managing Director
                                       -------------------------------

                                FLEET NATIONAL BANK

                                By:    /s/ [ILLEGIBLE]
                                       -------------------------------
                                Title: Vice President
                                       -------------------------------

                                ERSTE BANK

                                By:    /s/ John S. Runnion
                                       -------------------------------
                                Title:
                                       -------------------------------

                                         JOHN S. RUNNION
                                       FIRST VICE PRESIDENT

                                             /s/ [ILLEGIBLE]

                                           Arcinee Hovanessian
                                              Vice President
                                           Erste Bank New York

            SUB-AGENT:


                                BANK OF AMERICA INTERNATIONAL LIMITED,
                                as Sub-Agent

                                By:    /s/ Graham Radford
                                       -------------------------------
                                Title:
                                       -------------------------------
                                          GRAHAM RADFORD
                                          ASSISTANT VICE PRESIDENT

                                    EXHIBIT I

                           FORM OF NOTICE OF BORROWING

Bank of America National Trust
 and Savings Association
1850 Gateway Boulevard, Fourth Floor
Concord, California 94520
Telephone: (925) 675-8416
Facsimile: (925) 675-8500

            Pursuant to that certain Credit Agreement dated as of August 21, 1998 (said Credit Agreement, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "Credit Agreement", the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Manufacturers' Services Limited, a Delaware corporation ("Company"), Company's subsidiary, MSL Overseas Finance BV ("MSL Overseas"), the financial institutions listed therein as Lenders ("Lenders"), DLJ Capital Funding, Inc., as Syndication Agent and Bank of America National Trust and Savings Association, as Administrative Agent ("Administrative Agent"), this represents [Company's] [MSL Overseas'] request to borrow as follows:

      1.    Date of borrowing:      __________________, _______

      2.    Amount of borrowing:    $___________________

      3.    Type of Loans:          |_| a. Term Loans
                                    |_| b. Revolving Loans

      4.    Interest rate option:   |_| a. Base Rate Loan(s)
                                    |_| b. LIBOR Loans with an initial Interest
                                           Period of ________ month(s)

      5.    Type of Currency:       |_| a. Dollars
            (Revolving Loans        |_| b. Pesetas
            only)                   |_| c. Euros
                                    |_| d. Other

The proceeds of such Loans are to be deposited in [Company's] [MSL Overseas'] account at Administrative Agent.

            The undersigned officer, to the best of his or her knowledge, and [Company] [MSL Overseas] certify that:

            (i) The representations and warranties contained in the Credit Agreement and the other Loan Documents are true, correct and complete in all material respects on and as of the date hereof to the same extent as tough made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true, correct and complete in all material respects on and as of such earlier date;

            (ii) No event has occurred and is continuing or would result from the consummation of the borrowing contemplated hereby that would constitute an Event of Default or a Potential Event of Default; and

            (iii) [Company] [MSL Overseas] has performed in all material respects all agreements and satisfied all conditions which the Credit Agreement provides shall be performed or satisfied by it on or before the date hereof.

DATED: ____________                         [MANUFACTURERS' SERVICES LIMITED

                                            By: _____________________________
                                            Title: __________________________


                                            [MSL OVERSEAS FINANCE BV

                                            By: _____________________________
                                            Title: __________________________

                                   EXHIBIT II

                    FORM OF NOTICE OF CONVERSION/CONTINUATION

Bank of America National Trust
 and Savings Association
1850 Gateway Boulevard, Fourth Floor
Concord, California 94520
Telephone: (925) 675-8416
Facsimile: (925) 675-8500

            Pursuant to that certain Credit Agreement dated as of August 21, 1998 (said Credit Agreement, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "Credit Agreement", the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Manufacturers' Services Limited, a Delaware corporation ("Company"), Company's subsidiary, MSL Overseas Finance BV ("MSL Overseas"), the financial institutions listed therein as Lenders, DLJ Capital Funding, Inc., as Syndication Agent and Bank of America National Trust and Savings Association, as Administrative Agent, this represents [Company's] [MSL Overseas'] request to convert or continue Loans as follows:

      1.    Date of conversion/continuation: ___________________, ________

      2.    Amount of Loans being converted/continued: ___________________

      3.    Type of Loans being     |_| a. Term Loans
            converted/continued:    |_| b. Revolving Loans

      4.    Currency of Loan being  |_| a. Dollars
            convened/continued:     |_| b. Offshore Currency

      5.    Nature of conversion/continuation:
                |_| a. Conversion of Base Rate Loans to LIBOR Loans |_| b. Conversion of LIBOR Loans to Base Rate Loans |_| c. Continuation of LIBOR Loans as such |_| d. Continuation of Offshore Currency Loan as such

      5. If Loans are being continued as or converted to LIBOR Loans, the duration of the new Interest Period that commences on the conversion/ continuation date: _______________ month(s)

      6. If Loans are being continued as Offshore Currency Loans, the applicable Offshore Currency is: ___________.

            In the case of a conversion to or continuation of LIBOR Loans, the undersigned officer, to the best of his or her knowledge, and [Company] [MSL Overseas] certify that no

Event of Default or Potential Event of Default has occurred and is continuing under the Credit Agreement.

DATED: ____________                         [MANUFACTURERS' SERVICES LIMITED

                                            By: _____________________________
                                            Title: __________________________


                                            [MSL OVERSEAS FINANCE BV

                                            By: _____________________________
                                            Title: __________________________

                                   EXHIBIT III

                 FORM OF NOTICE OF ISSUANCE OF LETTER OF CREDIT

Bank of America National Trust
 and Savings Association
333 South Beaudry, 19th Floor
Los Angeles, California 90017
Attention: International Trade Banking #22621
Telephone: (213) 345-6632
Facsimile: (213) 345-6694

            Pursuant to that certain Credit Agreement dated as of August 21, 1998 (said Credit Agreement, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "Credit Agreement", the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Manufacturers' Services Limited, a Delaware corporation ("Company"), Company's subsidiary, MSL Overseas Finance BV ("MSL Overseas"), the financial institutions listed therein as Lenders, DLJ Capital Funding, Inc., as Syndication Agent and Bank of America National Trust and Savings Association, as Administrative Agent, this represents [Company's] [MSL Overseas'] request for the issuance of a Letter of Credit as follows:

      1.    Issuing Lender: Bank of America National Trust and Savings
                            Association

      2.    Date of issuance of Letter of Credit: _________________, ________

      3.    Type of Letter of Credit: |_| a. Commercial Letter of Credit
                                      |_| b. Standby Letter of Credit

      4.    Face amount of Letter of Credit: $_________________________

      5.    Expiration date of Letter of Credit: _________________, ________

      6.    Currency in which Letter of Credit shall be denominated. ________

      7.    Name and address of beneficiary:
                     _________________________________________
                     _________________________________________
                     _________________________________________
                     _________________________________________

      8.    Attached hereto is:
            |_| a. the verbatim text of such proposed Letter of Credit
            |_| b. a description of the proposed terms and conditions of such Letter of Credit, including a precise description of any documents to be presented by the beneficiary which, if presented by the beneficiary on or prior to the expiration date of such Letter of Credit, would require the Issuing Lender to make payment under such Letter of Credit.

            The undersigned officer, to the best of his or her knowledge, and [Company] [MSL Overseas] certify that:

            (i) The representations and warranties contained in the Credit Agreement and the other Loan Documents are true, correct and complete in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true, correct and complete in all material respects on and as of such earlier date;

            (ii) No event has occurred and is continuing or would result from the issuance of the Letter of Credit contemplated hereby that would constitute an Event of Default or a Potential Event of Default; and

            (iii) [Company] [MSL Overseas] has performed in all material respects all agreements all conditions which the Credit Agreement provides shall be performed or by it on or before the date hereof.

DATED: ____________                         [MANUFACTURERS' SERVICES LIMITED

                                            By: _____________________________
                                            Title: __________________________


                                            [MSL OVERSEAS FINANCE BV

                                            By: _____________________________
                                            Title: __________________________

                                   EXHIBIT IV

                                FORM OF TERM NOTE

           [MANUFACTURERS' SERVICES LIMITED] [MSL OVERSEAS FINANCE BV]

                        PROMISSORY NOTE DUE JULY 31, 2004

$(1)                                                           _________________
                                                                  August __ 1998

            FOR VALUE RECEIVED, [MANUFACTURERS' SERVICES LIMITED, a Delaware corporation] [MSL OVERSEAS FINANCE BV] ("Borrower"), promises to pay to (2) ("Payee") or its registered assigns the principal amount of (3) ($[1]) in the installments referred to below.

            Borrower also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Credit Agreement dated as of August __, 1998 by and among Borrower, [Manufacturers' Services Limited] [MSL Overseas Finance BV], the financial institutions listed therein as Lenders, DLJ Capital Funding, Inc., as Syndication Agent, and Bank of America National Trust and Savings Association, as Administrative Agent and Collateral Agent (said Credit Agreement, as it may be amended, supplemented or otherwise modified from time to time, being the "Credit Agreement", the terms defined therein and not otherwise defined herein being used herein as therein defined).

            Borrower shall make principal payments on this Note in consecutive quarterly installments, commencing on October 31, 1998 and ending on July 31, 2004. Each such installment shall be due on the date specified in the Credit Agreement and in an amount determined in accordance with the provisions thereof; provided that the last such installment shall be in an amount sufficient to repay the entire unpaid principal balance of this Note, together with all accrued and unpaid interest thereon.

            This Note is in the aggregate principal amount of___________ and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Term Loan evidenced hereby was made and is to be repaid.

            All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Funding and Payment Office or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement. Unless and until an Assignment Agreement effecting the assignment or transfer of this Note shall have been accepted by Administrative Agent as provided in subsection 12.1 B(ii) of the Credit Agreement, Borrower and Administrative Agent

----------
(1) Insert amount of Lender's Term Loan in numbers.
(2) Insert Lender's name in capital letters.
(3) Insert amount of Lender's Term Loan in words.

shall be entitled to deem and treat Payee as the owner and holder of this Note and the Loan evidenced hereby. Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, however, that the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of Borrower hereunder with respect to payments of principal of or interest on this Note.

            Whenever any payment on this Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Note.

            This Note is subject to mandatory prepayment as provided in subsection 2.4B(iii) of the Credit Agreement and to prepayment at the option of Borrower as provided in subsection 2.4B(i) of the Credit Agreement.

            THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF BORROWER AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

            Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

            The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

            This Note is subject to restrictions on transfer or assignment as provided in subsections 12.1 and 12.16 of the Credit Agreement.

            No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of Borrower, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

            Borrower promises to pay all costs and expenses, including reasonable attorneys' fees, all as provided in subsection 12.2 of the Credit Agreement, incurred in the collection and enforcement of this Note. Borrower and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

            IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

                                            [MANUFACTURERS' SERVICES LIMITED

                                            By: _____________________________
                                            Title: __________________________


                                            [MSL OVERSEAS FINANCE BV

                                            By: _____________________________
                                            Title: __________________________

                                   EXHIBIT V

                             FORM OF REVOLVING NOTE

           [MANUFACTURERS' SERVICES LIMITED] [MSL OVERSEAS FINANCE BV]

                      PROMISSORY NOTE DUE AUGUST ____, 2002

$(4)                                                           _________________
                                                                August ___, 1998

            FOR VALUE RECEIVED, [MANUFACTURERS' SERVICES LIMITED, a Delaware corporation] [MSL OVERSEAS FINANCE BV] ("Borrower"), promises to pay to (5) ("Payee") or its registered assigns, on or before August __, 1998, the lesser of (x)(6) ($[1]) and (y) the unpaid principal amount of all advances made by Payee to Borrower as Revolving Loans under the Credit Agreement referred to below.

            Borrower also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Credit Agreement dated as of August __, 1998 by and among Borrower, [Manufacturers' Services Limited] [MSL Overseas Finance BV], the financial institutions listed therein as Lenders, DLJ Capital Funding, Inc., as Syndication Agent, and Bank of America National Trust and Savings Association, as Administrative Agent and Collateral Agent (said Credit Agreement, as it may be amended, supplemented or otherwise modified from time to time, being the "Credit Agreement", the terms defined therein and not otherwise defined herein being used herein as therein defined).

            This Note is one of Borrower's "Revolving Notes" in the aggregate principal amount of______________ and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Revolving Loans evidenced hereby were made and are to be repaid.

            All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Funding and Payment Office or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement; provided that all payments of principal and interest on, and other amounts relating to, any Offshore Currency Loan shall be made in the Offshore Currency in which such Loan is denominated no later than such time as may be necessary for such payment to be credited on such date in accordance with normal banking procedures in the place of payment. Unless and until an Assignment Agreement effecting the assignment or transfer of this Note shall have been accepted by Administrative Agent as provided in subsection 12.1B(ii) of the Credit Agreement, Borrower and Administrative Agent shall be entitled to deem and treat Payee as the owner and holder of this Note and the Loans evidenced hereby. Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it

----------
(4) Insert amount of Lender's Revolving Loan Commitment in numbers.
(5) Insert Lender's name in capital letters.
(6) Insert amount of Lender's Revolving Loan Commitment in words.

will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, however, that the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of Borrower hereunder with respect to payments of principal of or interest on this Note.

            Whenever any payment on this Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Note.

            This Note is subject to mandatory prepayment as provided in subsection 2.4B(iii) of the Credit Agreement and to prepayment at the option of Borrower as provided in subsection 2.4B(i) of the Credit Agreement.

            THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF BORROWER AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

            Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

            The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

            This Note is subject to restrictions on transfer or assignment as provided in subsections 12.1 and 12.16 of the Credit Agreement.

            No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of Borrower, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

            Borrower promises to pay all costs and expenses, including reasonable attorneys' fees, all as provided in subsection 12.2 of the Credit Agreement, incurred in the collection and enforcement of this Note. Borrower and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

            IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

                                            [MANUFACTURERS' SERVICES LIMITED

                                            By: _____________________________
                                            Title: __________________________


                                            [MSL OVERSEAS FINANCE BV

                                            By: _____________________________
                                            Title: __________________________

                                  TRANSACTIONS
                                       ON
                                 REVOLVING NOTE

                                                     Outstanding
             Type of     Amount of     Amount of      Principal
            Loan Made    Loan Made   Principal Paid    Balance     Notation
    Date    This Date    This Date     This Date      This Date     Made By
    ----    ---------    ---------     ---------      ---------     -------

                                   EXHIBIT VI

                       FORM OF BORROWING BASE CERTIFICATE

                            ________________, ______

            Reference is made to the Credit Agreement dated as of August 21, 1998 (such agreement, as it may be amended, amended and restated, supplemented and or otherwise modified from time to time, the "Credit Agreement"; capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement) by and among Manufacturers' Services Limited, a Delaware corporation ("Company"), MSL Overseas Finance By, a Netherlands private company with limited liability ("MSL Overseas"), the lenders party thereto, DLJ Capital Funding, Inc., as Syndication Agent, Bank of America National Trust and Savings Association, as administrative agent for Lenders, as letter of credit issuing bank, and as collateral agent and Bank of America International Limited, as Sub-Agent.

            Pursuant to Section 6.1(i) of the Credit Agreement, the undersigned treasurer of the Company hereby certifies that attached hereto as Annexes A and B are a true and accurate calculation of the Company Borrowing Base (Annex A) and MSL Overseas Borrowing Base (Annex B) as of ________________, ______ determined in accordance with the requirements of the Credit Agreement.

            IN WITNESS WHEREOF, the undersigned has caused this certificate to be duly executed as of August 25, 1998.

                                   MANUFACTURERS' SERVICES LIMITED


                                   By__________________________
                                   Title: Treasurer

                                     ANNEX A

                          TO BORROWING BASE CERTIFICATE

                            ________________, ______

1.    ACCOUNTS RECEIVABLE OF COMPANY AND DOMESTIC SUBSIDIARIES

      1.    Total Accounts Receivable                           $_____________

      2.    Less: Accounts Receivable which remain unpaid
            for more than 90 days after the due date            $(___________)

      3.    Less: Other ineligible Accounts Receivable
            according to the definition of "Eligible
            Accounts Receivable"                                $(___________)

      4.    Accounts Receivable determined ineligible by
            Requisite Lenders                                   $_____________

      5.    Eligible Accounts Receivable (I1 less I2 less I3
            less I4)                                            $_____________

      6.    Percentage of Eligible Accounts Receivable to be
            included in Borrowing Base                          ______________

      7.    Eligible Accounts Receivable to be included in
            Borrowing Base (I5 times I6)                        (____________)

II.   INVENTORIES OF THE COMPANY AND DOMESTIC SUBSIDIARIES

      1.    Total Inventory                                     $_____________

      2.    Less ineligible inventory according to the
            definition of "Eligible Inventory"                  $(___________)

      3.    Otherwise ineligible inventory determined by
            Administrative Agent to be acceptable for
            borrowing purposes                                  $_____________

      4.    Eligible Inventory (II1 less II2 plus II3)          $_____________

      5.    Percentage of Eligible Inventory to be included
            in the Borrowing Base                               ______________

      6.    Preliminary Eligible Inventory to be included in
            the Borrowing Base (II4 times II5)                  $_____________

      7.    Adjustment, in any, to ensure that Eligible
            Inventory does not exceed 35% of Borrowing Base     $_____________

      8.    Eligible Inventory to be included in Borrowing
            Base (II6 times II7)                                $_____________

III.  COMPANY BORROWING BASE

      1.    Eligible Accounts Receivable plus Eligible
            Inventory (I7 plus II8)                             $_____________

      2.    Less Term Loans advanced to Company                 $(___________)

      3.    Company Borrowing Base (III1 minus III2)            ______________

IV.   APPLICABLE CREDIT EXTENSION TO COMPANY

      1.    Aggregate principal amount of outstanding
            Revolving Loans                                     $_____________

      2.    Letter of Credit usage by the Company               $_____________

      3.    Total Utilization of Revolving Loan Commitment
            by Company (IV1 plus IV2)                           $_____________

      4.    Available Company borrowing Base (III3 minus
            IV3)                                                $
                                                                 =============

                                     ANNEX B

                          TO BORROWING BASE CERTIFICATE


I.    ACCOUNTS RECEIVABLE OF MSL OVERSEAS AND FOREIGN SUBSIDIARIES

      1.    Accounts Receivable
               MSL Ireland                                      $_____________
               MSL Spain                                        $_____________
               MSL Singapore                                    $_____________
               MSL Malaysia                                     $_____________

            Total Accounts Receivable                           $_____________

      2.    Less: Accounts Receivable which remain unpaid
            for more than 90 days after the due date            (____________)

      3.    Less: Other ineligible Accounts Receivable
            according to the definition of "Eligible
            Accounts Receivable"                                (____________)

      4.    Accounts Receivable determined ineligible by
            Requisite Lenders                                   $_____________

      5.    Eligible Accounts Receivable (I1 less I2 less I3
            less I4)                                            $_____________

      6.    Percentage of Eligible Accounts Receivable to be
            included in Borrowing Base                          ______________

      7.    Eligible Accounts Receivable to be included in
            Borrowing Base (I5 times I6)                        $_____________

II.   INVENTORIES OF MSL OVERSEAS AND COMPANY'S FOREIGN
      SUBSIDIARIES

      1.    Inventory
               MSL Ireland                                      $_____________
               MSL Spain                                        $_____________
               MSL Singapore                                    $_____________
               MSL Malaysia                                     $_____________

            Total Inventory                                     $_____________

      2.    Less ineligible inventory according to the
            definition of "Eligible Inventory"                  (____________)

      3.    Otherwise ineligible Inventory determined by
            Administrative Agent to be acceptable for
            borrowing purposes                                  ______________

      4.    Eligible Inventory (II1 less II2 plus II3)          $_____________

      5.    Percentage of Eligible Inventory to be included
            in Borrowing Base                                   ______________

      6.    Preliminary Eligible Inventory to be included in
            Borrowing Base (II4 time II5)                       $_____________

      7.    Adjustment, if any, to ensure that Eligible
            Inventory does not exceed 35% of Borrowing Base     $_____________

      8.    Eligible Inventory to be included in Borrowing
            Base (II6 time II7)                                 $
                                                                 =============

III.  MSL OVERSEA BORROWING BASE

      1.    Eligible Accounts Receivable plus Eligible
            Inventory (I7 plus II8)                             $_____________

      2.    Less Term Loans advanced to Company                 (____________)

      3.    Company Borrowing Base (III1 minus III2)            $
                                                                 =============

IV.   APPLICABLE CREDIT EXTENSION TO MSL OVERSEAS

      1.    Aggregate principal amount of outstanding
            Revolving Loans                                     $_____________

      2.    Letter of Credit usage by the Company Total
            Utilization of Revolving Loan Commitment            $_____________

      3.    by Company (IV2 plus IV2)                           $_____________

      4.    Available Company Borrowing Base (III3 minus
            IV3)                                                $_____________

                                   EXHIBIT VII

                         FORM OF COMPLIANCE CERTIFICATE

                             COMPLIANCE CERTIFICATE

THE UNDERSIGNED HEREBY CERTIFY THAT:

            (1) I am the duly elected [Title] of Manufacturers' Services Limited, a Delaware corporation ("Company");

            (2) I have reviewed the terms of that certain Credit Agreement dated as of August ___, 1998 (said Credit Agreement, as it may be amended, supplemented or otherwise modified, being the "Credit Agreement", the terms defined therein and not otherwise defined in this Certificate (including Attachment No. 1 annexed hereto and made a part hereof) being used in this Certificate as therein defined), by and among Company, Company's subsidiary, MSL Overseas Finance BV, the financial institutions listed therein as Lenders, DLJ Capital Funding, Inc., as Syndication Agent, and Bank of America National Trust and Savings Association, as Administrative Agent and Collateral Agent, and the terms of the other Loan Documents, and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and condition of Company and its Subsidiaries during the accounting period covered by the attached financial statements; and

            (3) The examination described in paragraph (2) above did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Event of Default or Potential Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate[, except as set forth below].

            [Set forth [below] [in a separate attachment to this Certificate] are all exceptions to paragraph (3) above listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Company has taken, is taking, or proposes to take with respect to each such condition or event:

____________________________________________________________________________]

            The foregoing certifications, together with the computations set forth in Attachment No. 1 annexed hereto and made a part hereof and the financial statements delivered with this Certificate in support hereof, are made and delivered this __________ day of _____________, ____ pursuant to subsection
6.1 (iv) of the Credit Agreement.

                                        MANUFACTURERS' SERVICES LIMITED


                                        By: ___________________________
                                        Title: ________________________

                                ATTACHMENT NO. 1
                            TO COMPLIANCE CERTIFICATE

            This Attachment No. 1 is attached to and made a part of a Compliance Certificate dated as of _________ __, 199_ and pertains to the period from ____________, ____ to ____________, ____. Subsection references herein relate to subsections of the Credit Agreement.

A.    Indebtedness

      1.    Indebtedness permitted under subsection 7.1
            (vi):                                               $_____________

      2.    Maximum permitted under subsection 7.1(vi):         $10,000,000

B.    Liens

      1.    Indebtedness secured by Liens permitted under
            subsection 7.2A(iv):                                $_____________

      2.    Maximum permitted under subsection 7.2A(iv):        $1,000,000

C.    Investments

      1.    Investments permitted under subsection 7.3(vi):     $_____________

      2.    Maximum permitted under subsection 7.3(vi):         $500,000

D.    Contingent Obligations

      1.    Contingent Obligations in respect of other
            letters of credit (other than Letters of Credit
            pursuant to the Credit Agreement) permitted
            under subsection 7.4(ii):                           $_____________

      2.    Maximum permitted under subsection 7.4(u):          $100,000

      3.    Contingent Obligations under guarantees of
            obligations of suppliers, customers, franchisees
            and licensees permitted under subsection
            7.4(iv):                                            $_____________

      4.    Maximum permitted under subsection 7.4(iv):         $750,000

E.    Minimum Interest Coverage Ratio (for the four-Fiscal
      Quarter period ending _____________, _____)

      1.    Consolidated EBITDA (G.8 below):                    $_____________

      2.    Consolidated Interest Expense:                      $_____________

      3.    Interest Coverage Ratio (1):(3):                    ____:1.00

      4.    Minimum ratio required under subsection 7.6A:       ____:1.00

F.    Maximum Leverage Ratio (as of ___________, ____)

      1.    Consolidated Total Debt:                            $_____________

      2.    Consolidated EBITDA (G.8 below):                    $_____________

      3.    Leverage Ratio (1):(2):                             ____:1.00

      4.    Maximum ratio permitted under subsection 7.6B:      ____:1.00

G.    Minimum Consolidated EBITDA (for the four-Fiscal
      Quarter period ending ___________, ____)

      1.    Consolidated Net Income:                            $_____________

      2.    Consolidated Interest Expense:                      $_____________

      3.    Provisions for taxes based on income:               $_____________

      4.    Total depreciation expense:                         $_____________

      5.    Total amortization expense:                         $_____________

      6.    Other non-cash items reducing Consolidated Net
            Income:                                             $_____________

      7.    Other non-cash items increasing Consolidated Net
            Income:                                             $_____________

      8.    Consolidated Adjusted EBITDA (1+2+3+4+5+6-7):       $_____________

      9.    Minimum required under subsection 7.6C:             $_____________

H.    Minimum Consolidated Net Worth (as of ___________, ____)

      1.    Consolidated Net Worth:                             $_____________

      2.    Minimum required under subsection 7.6D:             $_____________

I.    Consolidated Capital Expenditures

      1.    a.    expenditures included as additions to
                  property, plant and equipment per GAAP:       $_____________

            b.    expenditures reimbursed or reimburseable
                  pursuant to a written agreement with IBM:     $_____________

            c.    acquisition expenditures not included in
                  a. above, excluding expenditures in
                  respect of Eligible Inventory acquired in
                  connection with Company's Charlotte, North
                  Carolina Facility:                            $_____________

            Consolidated Capital Expenditures for period
            (a.-b.+c):                                          $_____________

      2.    Maximum Consolidated Capital Expenditures Amount
            for period:                                         $_____________

      3.    Actual Consolidated Capital Expenditures for
            prior Fiscal Year:                                  $_____________

      4.    Excess of prior Fiscal Year Maximum Consolidated
            Capital Expenditures Amount, over actual prior
            Fiscal Year Maximum Consolidated Capital
            Expenditures (3 - 2)(0 if a negative number):       $_____________

      5.    50% of Excess of prior Fiscal Year Maximum
            Consolidated Capital Expenditures Amount (25% of
            4):                                                 $_____________

      6.    Maximum Consolidated Capital Expenditures Amount
            for period plus 4:                                  $_____________

      7.    Maximum Consolidated Capital Expenditures Amount
            for period:                                         $_____________

J.    Increases in Inventory (Subsection 6.8C)

      1.    Change in Inventory of MSL Spain

            a.    Inventory owned by MSL Spain (book value)     $_____________

            b.    Level of Inventory covered by
                  Hypothecation of Stocks applicable to MSL
                  Spain's Inventory                             $_____________

      2.    Change in Inventory of MSL Spain = (a) - (b)        $_____________

      3.    Change in Inventory of MSL Spain requiring
            action pursuant to subsection 6.8C                  $5,000,000

K.    Overseas Borrowing Base (Subsection 7.17)

      1.    Consolidated Leverage Ratio current quarter:        ____:1.00

      2.    Consolidated Leverage Ratio prior quarter:          ____:1.00

                                  EXHIBIT VIII

              FORM OF OPINION OF SHERBURNE, POWERS & NEEDHAM, P.C.

                        SHERBURNE, POWERS & NEEDHAM, P.C.

        ONE BEACON STREET [GRAPHIC] BOSTON [GRAPHIC] MASSACHUSETTS 02108
           TELEPHONE (617) 523-2700 [GRAPHIC] FACSIMILE (617) 523-6850

                                 August 28, 1998

Bank of America National Trust
and Savings Association
in its capacity as
Administrative Agent,
Collateral Agent and
Issuing Lender under
the U.S. $125,000,000
Credit Agreement referenced below
for the Lenders listed in said
Credit Agreement
555 California Street
San Francisco, CA 94104

Ladies and Gentlemen:

      We have acted as special counsel to Manufacturers' Services Limited, a Delaware corporation (the "Company"), in connection with that certain U.S. $125,000,000 Credit Agreement dated as of August 21, 1998 (the "Credit Agreement") among the Company; MSL Overseas Finance BV, described therein as a Netherlands private company with limited liability ("MSL Overseas"); the Lenders listed on the signature pages thereof as Lenders (the "Lenders"); Bank of America National Trust and Savings Association as Administrative Agent for Lenders (the "Administrative Agent"), as Collateral Agent for Lenders (the "Collateral Agent") and as letter of credit issuing lender (the "Issuing Lender"); DLJ Capital Funding, Inc. as Syndication Agent (the "Syndication Agent"); and Bank of America International Limited, as Sub-Agent ("Sub Agent"). In the transaction contemplated by the Credit Agreement, we have also acted as special counsel to Manufacturers' Services Central U.S. Operations Inc., a Minnesota corporation ("MSL-Central Ops"); Manufacturers' Services Western U.S. Operations Inc., a California corporation ("MSL-Western Ops"); MSL SPV Spain, Inc., a Delaware corporation ("SPV Spain"); and Manufacturers' Services Limited-Corporate, a Massachusetts corporation ("MSL-Corporate" which together with MSL-Central Ops, MSL-Western Ops and SPV Spain are herein collectively called the "U.S. Subsidiaries"). We render this opinion pursuant to subsection 4.1F of the Credit Agreement. All capitalized terms used but not defined herein which are defined in the Credit Agreement shall, whenever used herein, have the meanings ascribed thereto in the Credit Agreement.

      As special counsel to the Company and the U.S. Subsidiaries (collectively the "Domestic Loan Parties"), we have examined the following, each dated as of August 21, 1998 (unless otherwise indicated) (collectively "Financing Documents") in connection with our rendering the opinions hereinafter set forth:

                        SHERBURNE, POWERS & NEEDHAM, PC.

August 28, 1998
Page -2-

      1. The Credit Agreement, including all Schedules and Exhibits attached thereto, executed and delivered by the Company;

      2. A Term Note dated August 28, 1998 executed and delivered by the Company to each of the following in the following amounts, respectively:

      a)    DLJ Capital Funding, Inc.         $47,000,000.

      b)    Erste Bank                        $3,000,000.

      3. A Revolving Note executed and delivered by the Company to each of the following Revolving Lenders in the following amounts, respectively:

      a)    Erste Bank                        $7,000,000.

      b)    DLJ Capital Funding, Inc.         $25,000,000.

      c)    Bank of America National
            Trust and Savings Association     $25,000,000.

      d)    Fleet National Bank               $18,000,000.

      4. The Company Security Agreement executed and delivered by the Company to the Collateral Agent;

      5. The Company Pledge Agreement executed and delivered by the Company to the Collateral Agent;

      6. Each Subsidiary Security Agreement and Subsidiary Pledge Agreement executed and delivered by each of the U.S. Subsidiaries other than SPV Spain to the Collateral Agent;

      7. Each Subsidiary Guarantee executed and delivered by each of the U.S. Subsidiaries to the Collateral Agent;

      8. Unsigned English translation from Spanish of "Fees For the Creation of a Pledge of Shares" dated August ___, 1998, the executed Spanish of original which is herein called the "Spanish Pledge Agreement"; and

      9. UCC-1 Financing Statements (undated), in the form of the one annexed hereto, executed and delivered by the Domestic Loan Parties, respectively, and to be filed by Collateral Agent in the respective public offices listed in the schedule attached hereto (the "Financing Statements").

      (Items 4, 5, 6, 7, 8 and 9 are sometimes referred to as the "Domestic Collateral Documents").

                        SHERBURNE, POWERS & NEEDHAM, P.C.

August 28, 1998
Page -3-

      Further, as special counsel to the Company and the U.S. Subsidiaries, we have examined the following (collectively called "Certificates and Authenticated Documents"):

      1. A copy of the Amended and Restated Certificate of Incorporation of the Company, and 3 amendments thereof on file in the office of the Secretary of State of Delaware, as certified by said Secretary on July 29, 1998 (the "Company Certificate of Incorporation"); and a certificate dated July 29, 1998, of said Secretary attesting to the continued corporate existence and corporate good standing of the Company as of that date;

      2. A certificate of registration to do business dated August 5, 1998 issued by the Secretary of State of Massachusetts relating to the Company;

      3. A certificate dated this date delivered to you contemporaneously herewith by the Secretary of the Company as to (i) the adoption of certain resolutions authorizing the execution and delivery of those of the Financing Documents to be executed by it, (ii) the incumbency and signatures of certain officers of the Company and (iii) the accuracy of the copy of the Company Certificate of Incorporation and By-Laws attached thereto;

      4. A copy of the Certificate of Incorporation of MSL-Central Ops on file in the office of the Secretary of State of Minnesota and an amendment thereof, as certified by said Secretary on July 31, 1998 (the "Central Certificate of Incorporation"); and a certificate dated July 31, 1998, of said Secretary attesting to the continued corporate existence and corporate good standing of MSL-Central Ops as of that date;

      5. A certificate dated this date delivered to you contemporaneously herewith by the Secretary of MSL-Central Ops as to (i) the adoption of certain resolutions authorizing the execution and delivery of the Financing Documents to be executed by it, (ii) the incumbency and signatures of certain officers of MSL-Central Ops and (iii) the accuracy of the Central Certificate of Incorporation as amended and By-Laws attached thereto;

      6. A copy of the Articles of Incorporation of MSL-Western Ops on file in the office of the Secretary of State of California and an amendment thereof, as certified by said Secretary on August 3, 1998 (the "Western Articles"); and a certificate dated August 3, 1998, of said Secretary attesting to the continued corporate existence and corporate good standing of MSL-Western Ops as of that date;

      7. A certificate dated this date delivered to you contemporaneously herewith by the Secretary of MSL-Western Ops as to (i) the adoption of certain resolutions authorizing its execution and delivery of the Financing Documents to be executed by it; (ii) the incumbency and signatures of certain officers of MSL-Western Ops, and (iii) the accuracy of the Western Articles and By-Laws attached thereto;

                        SHERBURNE, POWERS & NEEDHAM, P.C.

August 28, 1998
Page -4-

      8. A copy of the Articles of Organization of MSL Corporate and 2 Articles of Amendment thereof on file in the office of the Secretary of State of Massachusetts, as certified by said Secretary on August 3, 1998 (the "Corporate Articles"), and a certificate dated August 3, 1998 of said Secretary attesting to the continued corporate existence and corporate good standing of MSL Corporate as of that date;

      9. A Certificate of Foreign Qualification dated August 4, 1998, issued by the Clerk of the State Corporation Commission of Virginia relating to MSL Corporate;

      10. A certificate dated this date delivered to you contemporaneously herewith by the Clerk of MSL Corporate as to (i) the adoption of certain resolutions authorizing the execution and delivery of the Financing Documents to be executed by it, (ii) the incumbency and signatures of certain officers of MSL Corporate and (iii) the accuracy of the Corporate Articles and By-Laws attached thereto;

      11. A copy of the Certificate of Incorporation of SPV Spain as certified by the Secretary of State of Delaware on July 30, 1998 as amended as certified by said Secretary on July 29, 1998 ("SPV Spain Certificate of Incorporation"); and a certificate dated July 29, 1998 of said Secretary attesting to the continued corporate existence and corporate good standing of Spy Spain as of that date;

      12. A certificate dated this date delivered to you contemporaneously herewith by the Secretary of SPV Spain as to (i) the adoption of certain resolutions authorizing the execution and delivery of the Spanish Pledge, (ii) the numbering and signatures of certain officers of SPV Spain and (iii) the accuracy of the SPV Spain Certificate of Incorporation and by laws attached thereto;

      13. An Officer's Certificate attached hereto (the "Officer's Certificate"); and

      14. Such other certificates, documents and records and such other matters as we have deemed necessary in connection with rendering the opinions herein expressed.

      We have assumed (i) the genuineness of all signatures and seals (if any) appearing on each such document and the originals thereof, (ii) the genuineness of each original document inspected by us, (iii) the conformity of all copies (including facsimile copies) submitted to or obtained by us with the executed originals of the documents to which they relate and the conformity to the Spanish original of all English translations thereof, (iv) that the execution and delivery of all Financing Documents and performance of the respective obligations thereunder have been duly authorized by all parties thereto, other than the Domestic Loan Parties, (v) that all Financing Documents have been duly executed and delivered by all Persons intended thereby to be parties thereto, other than the Domestic Loan Parties except for SPV Spain with respect to the Spanish Pledge Agreement; (vi) that all Financing

                        SHERBURNE, POWERS & NEEDHAM, P.C.

August 28, 1998
Page -5-

Documents are valid and binding on and enforceable against all parties thereto other than the Domestic Loan Parties, (vii) that all rights and property wherever acquired or arising which are the subject of a grant of a security interest, mortgage, pledge or assignment by any Domestic Loan Party to Collateral Agent or anyone else under the Domestic Collateral Documents, are owned by the grantor, pledgor or assignor thereof; and (viii) that except for the Company and SPV Spain, each a Delaware corporation, each other Domestic Loan Party which under the Financing Documents or otherwise (a) guaranties, endorses, or otherwise becomes liable for or (b) grants any security interest, mortgages, pledges or assigns any of its assets, rights or other property to secure the debts, liabilities or obligations of another Person (whether such other Person be the Company, any Domestic Subsidiary or anyone else), under the laws of the jurisdiction of its incorporation and otherwise has the corporate power and shall have been deemed to have exercised the corporate power so to do, that its so doing is not ultra vires, and that it shall have received adequate consideration therefor.

      To the extent that this opinion addresses or is based upon matters of fact, with your permission we have not made any independent investigation or verification of the same, other than as herein noted, and with your permission have relied exclusively upon the representations and warranties as to matters of fact contained in the Loan Documents, and in the Certificates and Authenticated Documents, but nothing has come to our attention leading us to question the accuracy of such representations, warranties or the Certificates and Authenticated Documents.

      You have not asked us to pass upon your power or authority in your various capacities or the power or authority of the Syndication Agent or the Lenders to enter into the Loan Documents or to effect the transactions contemplated thereby (the "Transactions") or upon the applicability to you or them of any foreign, federal, state or local law ordinance or regulation and, for the purposes of this opinion, we are assuming that you and they have all requisite power and authority and have taken all necessary action to enter into and effect the Transactions.

      As used herein, the terms "to our knowledge", "to the best of our knowledge", "known to us", "we have no knowledge" or similar phrases mean the conscious awareness of facts or other information by the lawyers in our firm who had active involvement in negotiating the Transactions and the Loan Documents or preparing this opinion letter and, solely as to information relevant to a particular opinion issue or confirmation regarding a particular factual mater, any lawyer in our firm who was primarily responsible for providing the response concerning the particular opinion issue or confirmation;

      Our opinions set forth herein as to the validity, binding effect and enforceability of any of the Financing Documents are specifically qualified to the extent that the validity, binding effect or enforceability of any of them or of any terms, provisions or conditions therein, or indemnities, covenants, liabilities, indebtedness or obligations thereunder, or the

                        SHERBURNE, POWERS & NEEDHAM, P.C.

August 28, 1998
Page -6-

availability or enforceability of any of the remedies provided therein, are subject to or limited by (i) applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other statutory or decisional laws, heretofore or hereafter enacted or in effect, affecting the rights of creditors generally, (ii) the exercise of judicial or administrative discretion in accordance with general equitable principles, whether enforcement is sought at law or in equity, (iii) the application by courts of competent jurisdiction of laws containing provisions determined to have a paramount public interest, and
(iv) the Lenders' and Agents' duty (a) to deal fairly and act in good faith and
(b) under the Uniform Commercial Code as adopted by The Commonwealth of Massachusetts, or other applicable jurisdictions which, for purposes hereof is assumed to be the same as that in the Commonwealth (the "UCC") (a) to act in respect of any disposition of collateral security or realization thereon in a commercially reasonable manner. We also do not express an opinion as to the strict enforceability of each and every remedy and provision of the Financing Documents in accordance with their terms under all facts and circumstances. However, it is our opinion that the remedies and provisions contained in each of such documents are sufficient as a whole, subject to the qualifications stated elsewhere herein, for the practical realization of the essential benefits intended thereby.

      We express no opinion with respect to the validity, binding effect or enforceability of any provision in any of the Financing Documents which purports to waive any requirement of commercial reasonableness, diligent performance, notice or other care on the part of the Agents or the Lenders with respect to the recognition or preservation of any person's rights to, or interest in, any property subject to any Guaranty, Security Agreement or Pledge Agreement or the security interests granted thereby or purports to waive notice or other requirements which by the terms of the UCC may not be waived.

      Furthermore, we express no opinion as to the validity, binding effect or enforceability of the provisions of any of the Financing Documents regarding interest rates, fees, compounding of interest or other charges or whether they conform to "usury" or similar laws except for a Lender who, as provided in paragraph (e) of Massachusetts General Laws, Chapter 271, Section 49, is subject to control, regulation or examination by any state or federal agency or any Lender who, as provided in paragraph (d) of said section, (1) notifies the Attorney General of The Commonwealth of Massachusetts of such Lender's intent to engage in a transaction as transactions which but for such the provisions of paragraph (d) of said Section would be proscribed under other provisions of that Section and (2) complies with recordkeeping, renewal notice and other provisions of said Section.

      We have not made any independent investigation of any requirement that the Company or any Subsidiary qualify to do business as a foreign corporation in any jurisdiction other than the requirement that the Company qualify to do business in The Commonwealth of Massachusetts.

                        SHERBURNE, POWERS & NEEDHAM, P.C.

August 28, 1998
Page -7-

      We are attorneys admitted to practice in the Commonwealth of Massachusetts and, accordingly, this opinion is limited solely to the laws of the Commonwealth of Massachusetts as applied by courts located in Massachusetts, the corporate statutes of the State of Delaware and the federal laws of the United States of America, to the extent that the same may apply to, or govern matters addressed in the opinions herein expressed. Insofar as such opinions involve matters governed by the laws of the State of New York (as the jurisdiction whose laws have been chosen by you and Lenders as applicable in certain of the Financing Documents), or the Uniform Commercial Code as now in force in any jurisdiction other than Massachusetts, we have assumed that such laws are the same in substantive effect as the laws of the Commonwealth of Massachusetts with respect to the legality, validity, binding effect and enforceability of those Financing Documents governed by the laws of such jurisdiction, and with respect to all other matters addressed in this opinion which are or purport to be governed by the laws of such jurisdictions. No opinion is given herein as to the validity, binding effect or enforceability of any choice of law or internal substantive rules of law contained in any of the Financing Documents or which laws any tribunal may apply to the Transactions or the Financing Documents.

      Based upon and subject to the foregoing, and all other qualifications herein set forth, we are of the opinion that:

      1. The Company (i) is a duly incorporated and validly existing corporation in good standing under the Delaware General Corporation Law and (ii) has the corporate power and authority to own and operate its property, to lease the property it operates as lessee and to carry on its businesses as we understand they are now conducted.

      2. Each of the U.S. Subsidiaries (i) is a duly incorporated and validly existing corporation in good standing under the laws of the jurisdiction of its incorporation and (ii) has the corporate power and authority to own and operate its property, to lease the property it operates as lessee and to carry on its respective businesses as we understand they are now conducted.

      3. Each of the Domestic Loan Parties has the corporate power and authority to execute and deliver each of the Financing Documents to which it is a party and to perform its respective obligations thereunder. Each of the Domestic Loan Parties has taken all necessary corporate action to authorize the granting of the security interests contemplated to be granted by it by the Domestic Collateral Documents to which it is a party and to authorize the execution and delivery of, and performance of its obligations under the Financing Documents to which it is a party.

      4. Each of the Domestic Loan Parties has duly executed and delivered each of the Financing Documents to which it is a party. Subject to the proviso below, each Financing Document constitutes the valid and binding obligation of each of the Domestic Loan Parties

                        SHERBURNE, POWERS & NEEDHAM, P.C.

August 28, 1998
Page -8-

which are party thereto, as applicable, enforceable against such Domestic Loan Party respectively in accordance with its terms; provided, however, that we render no opinion as to the validity, binding effect or enforceability of the Spanish Pledge Agreement.

      5. The execution and the delivery by a Domestic Loan Party of any of the Financing Documents to which it is a party, the performance by a Domestic Loan Party of its respective obligations thereunder, the consummation of the transactions provided for therein, the compliance by such Domestic Loan Party with any of the provisions thereof, the borrowings by the Company under the Credit Agreement and the Company's use of proceeds thereof, all as provided therein, (a) do not violate any material applicable provision of any law, statute, rule or regulation of the United States of America or The Commonwealth of Massachusetts (including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System) or of the Delaware General Corporation Law (except with respect to any state securities or "blue sky" laws, as to which we express no opinion) to which a Domestic Loan Party is subject, which violation would have a Material Adverse Effect, (b) do not violate any provision of its Certificate of Incorporation, Articles of Organization or other charter document, respectively, or the Bylaws of a Domestic Loan Party, (c) do not to the best of our knowledge, violate, or constitute a material default under, any Contractual Obligations of a Domestic Loan Party of which we have knowledge and (d) will not, to the best of our knowledge, result in or require the creation or imposition of any Lien on any of properties or revenues of a Domestic Loan Party, except in favor of Collateral Agent.

      6. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental or regulatory authority pursuant to any law or regulation of the United States of America or The Commonwealth of Massachusetts or pursuant to the Delaware General Corporation Law (except, in each case (i) as required to perfect, or maintain the perfection of, security interests created under the Domestic Collateral Documents, (ii) as required to obtain, perfect or maintain assignments or security interests in patents, trademarks or copyrights or (iii) as have otherwise been obtained or made) is required to be obtained or made by any Domestic Loan Party in connection with any action to be taken pursuant to any Financing Document by any Domestic Loan Party on or prior to the date hereof. Our opinions set forth in this paragraph 6 address only approvals, consents and filings required by laws and regulations of general applicability. Without limiting the foregoing, we render no opinion as to any of the matters in this paragraph 6 with respect to the Spanish Pledge Agreement, the assets pledged thereunder or SPV Spain's execution thereof as the same may be governed by the laws of Spain.

      7. To our knowledge, no material litigation, investigation or proceeding of or before any arbitrator or governmental authority is pending or threatened against any Domestic Loan Party or against any of its properties or revenues with respect to the Credit Agreement or any of the other Financing Documents. We have not conducted and disclaim

                        SHERBURNE, POWERS & NEEDHAM, P.C.

August 28, 1998
Page -9-

any obligation to conduct any docket searches or examinations of any other public records in connection with the opinion expressed in this paragraph 7.

      8. No Domestic Loan Party is an "investment company" within the meaning of, nor is any Domestic Loan Party subject to regulation under, the Investment Company Act of 1940, as amended.

      9. The capital stock of each of the U.S. Subsidiaries listed on the Schedule annexed hereto has been duly authorized and to the best of our knowledge constitutes all of the issued and outstanding shares of capital stock of the U.S. Subsidiaries. Such capital stock is owned of record by the Company, and, to the best of our knowledge there are no outstanding subscriptions, options, warrants, calls, rights (including preemptive rights) or any other agreement or commitment of any nature with respect to the capital stock of such U.S. Subsidiaries.

      10. The provisions of the Company Security Agreement and each of the Subsidiary Security Agreements are effective to create in favor of the Collateral Agent valid and enforceable security interests in the Collateral (as defined in each such agreement) if and to the extent that security interests in such Collateral may be created under the UCC (the "Code Collateral"). Assuming
(a) the repayment in full of all amounts owing under the Existing Credit Agreement and the release of the Liens created pursuant thereto, (b) delivery to the Collateral Agent pursuant to the Company Pledge Agreement and the Subsidiary Pledge Agreements of the certificates representing the Pledged Shares referred to in such pledge agreements, along with undated stock powers duly endorsed in blank and (c) the Collateral Agent takes and continuously holds the certificates representing the Pledged Shares in good faith and without notice of any adverse claim, the security interests created in favor of the Collateral Agent under each of such pledge agreements in such Pledged Shares will constitute valid and perfected security interests. No filings or recordings are required in order to perfect the security interests created under such pledge agreements in such Pledged Shares.

      11. The Financing Statements have been duly executed and delivered. If the Financing Statements, respectively, meet the requirements of the state in which they are to be filed (except for Massachusetts, whose requirements have been met), are filed and are accepted for filing in the offices listed on the schedule annexed hereto, the property and rights to property in which a security interest is granted to Collateral Agent under the Collateral Documents and the description of such property and rights in the Collateral Documents is the same as that in the Financing Statements so filed and a security interest therein can be perfected by filing financing statements pursuant to the UCC, then subject to the exceptions and assumptions below, the Collateral Agent's security interests granted in the Collateral Documents will be perfected. This opinion specifically assumes that none of the property or rights to property referred to above are or will become fixtures, accessions, consumer goods, farm products, minerals (or accounts or other proceeds arising therefrom).

                        SHERBURNE, POWERS & NEEDHAM, P.C.

August 28, 1998
Page -10-

The opinion expressed in this paragraph is based upon the information of locations of Debtors and their property and activities in the Officer's Certificate and is also based except for Massachusetts on the "Charts" and UCC Filing section of Volume 1 of the "Secured Transactions Guide" published by CCH Incorporated. We disclaim any obligation to investigate further whether filing financing statements in other filing offices is necessary or appropriate and we claim no expertise in determining the appropriate or necessary places to file the Financing Statements in any jurisdiction other than in Massachusetts. We render no opinion with respect to the priority of any security interest, vis-a-vis any other one or any other Lien and call to your attention the requirements of the UCC to file continuation statements or amendments under certain circumstances in order to maintain perfection.

      This opinion is specific to the transaction and the documents referred to herein and is based upon the facts known to us, the documents examined by us and the law at the date hereof. Therefore, this opinion may not be quoted to or relied upon by, nor may copies be delivered to, persons other than the Administrative Agent, the Syndication Agent, the Collateral Agent and the Lenders and their successors and assigns and should not be assumed to state general principles of law applicable to transactions of this kind.

                                    Very truly yours,

                                    /s/ Sherburne, Powers & Needham, P.C.

Attachments:
Officer's Certificate
Form of Financing Statement
Schedule of Public Offices
Schedule of Capital Stock

                                   EXHIBIT IX

                    FORM OF OPINION OF O'MELVENY & MYERS LLP

August __, 1998


DLJ Capital Funding, Inc.,
 as Syndication Agent

Bank of America National Trust and Savings Association, as Administrative Agent, as Collateral Agent, and as Issuing Lender

and

The Lenders Party to the Credit
 Agreement Referenced Below

      Re: Loans to Manufacturers' Services Limited and MSL Overseas Finance BV

Ladies and Gentlemen:

      We have acted as counsel to DLJ Capital Funding, Inc., as Syndication Agent (in such capacity, "Agent"), in connection with the preparation and delivery of a Credit Agreement dated as of August 21, 1998 (the "Credit Agreement") among Manufacturers' Services Limited, a Delaware corporation ("Company"), Company's subsidiary, MSL Overseas Finance BV, Bank of America National Trust and Savings Association, as Administrative Agent, Collateral Agent and Issuing Lender, Bank of America International Limited, as Sub-Agent, the financial institutions listed therein as lenders, and Agent, and in connection with the preparation and delivery of certain related documents.

      We have participated in various telephone conferences with representatives of Company, with representatives of Sherburne, Powers & Needham, P.C., counsel to Company, and with your representatives, during which the Credit Agreement and related matters have been discussed, and we have also participated in meetings and conference telephone calls held on and prior to the date hereof (the "Closing") incident to the funding of the initial loans made under the Credit Agreement. We have reviewed the forms of the Credit Agreement and the exhibits thereto, including the forms of the promissory notes annexed thereto (the

"Notes"), and the opinion of Sherburne, Powers & Needham, P.C. and Company's domestic and foreign local counsel (collectively, the "Opinions") and the officers' certificates and other documents delivered at the Closing. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals or copies and the due authority of all persons executing the same, and we have relied as to factual matters on the documents that we have reviewed.

      Although we have not independently considered all of the matters covered by the Opinions to the extent necessary to enable us to express the conclusions therein stated, we believe that the Credit Agreement and the exhibits thereto are in substantially acceptable legal form and that the Opinions and the officers' certificates and other documents delivered in connection with the execution and delivery of, and as conditions to the making of the initial loans under, the Credit Agreement and the Notes are substantially responsive to the requirements of the Credit Agreement.

                             Respectfully submitted,

                                    EXHIBIT X
                          FORM OF ASSIGNMENT AGREEMENT

            This ASSIGNMENT AGREEMENT (this "Agreement") is entered into by and between the parties designated as Assignor ("Assignor") and Assignee ("Assignee") above the signatures of such parties on the Schedule of Terms attached hereto and hereby made an integral part hereof (the "Schedule of Terms") and relates to that certain Credit Agreement described in the Schedule of Terms (said Credit Agreement, as amended, supplemented or otherwise modified to the date hereof and as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "Credit Agreement", the terms defined therein and not otherwise defined herein being used herein as therein defined).

            IN CONSIDERATION of the agreements, provisions and covenants herein contained, the parties hereto hereby agree as follows:

            SECTION 1. Assignment and Assumption.

            (a) Effective upon the Settlement Date specified in Item 4 of the Schedule of Terms (the "Settlement Date"), Assignor hereby sells and assigns to Assignee, without recourse, representation or warranty (except as expressly set forth herein), and Assignee hereby purchases and assumes from Assignor, that percentage interest in all of Assignor's rights and obligations as a Lender and, if applicable, an Offshore Participant, arising under the Credit Agreement and the other Loan Documents with respect to Assignor's Commitments and outstanding Loans, if any, and Offshore Participation, if any, which represents, as of the Settlement Date, the percentage interest specified in Item 3 of the Schedule of Terms of all rights and obligations of Lenders and, if applicable, Offshore Participants, arising under the Credit Agreement and the other Loan Documents with respect to the Commitments and any outstanding Loans and any Offshore Participation (the "Assigned Share"). Without limiting the generality of the foregoing, the parties hereto hereby expressly acknowledge and agree that any assignment of all or any portion of Assignor's rights and obligations relating to Assignor's Revolving Loan Commitment (or any Offshore Participation related thereto) shall include (i) in the event Assignor is the Issuing Lender with respect to any outstanding Letters of Credit (any such Letters of Credit being "Assignor Letters of Credit"), the sale to Assignee of a participation in the Assignor Letters of Credit and any drawings thereunder as contemplated by subsection 3.1C of the Credit Agreement and (ii) the sale to Assignee of a ratable portion of any participations previously purchased by Assignor pursuant to said subsection 3.1C with respect to any Letters of Credit other than the Assignor Letters of Credit.

            (b) In consideration of the assignment described above, Assignee hereby agrees to pay to Assignor, on the Settlement Date, the principal amount of any outstanding Loans included within the Assigned Share, such payment to be made by wire transfer of immediately available funds in accordance with the applicable payment instructions set forth in Item 5 of the Schedule of Terms.

            (c) Assignor hereby represents and warrants that Item 3 of the Schedule of Terms correctly sets forth the amount of the Commitments, any Offshore Participation, the outstanding Term Loans and the Pro Rata Share corresponding to the Assigned Share.

            (d) Assignor and Assignee hereby agree that, upon giving effect to the assignment and assumption described above, (i) Assignee shall be a party to the Credit Agreement and shall have all of the rights and obligations under the Loan Documents, and shall be deemed to have made all of the covenants and agreements contained in the Loan Documents, arising out of or otherwise related to the Assigned Share, and (ii) Assignor shall be absolutely released from any of such obligations, covenants and agreements assumed or made by Assignee in respect of the Assigned Share. Assignee hereby acknowledges and agrees that the agreement set forth in this Section 1(d) is expressly made for the benefit of Company, Administrative Agent, Collateral Agent, Assignor and the other Lenders and their respective successors and permitted assigns.

            (e) Assignor and Assignee hereby acknowledge and confirm their understanding and intent that (i) this Agreement shall effect the assignment by Assignor and the assumption by Assignee of Assignor's rights and obligations with respect to the Assigned Share, (ii) any other assignments by Assignor of a portion of its rights and obligations with respect to the Commitments and any outstanding Loans and any Offshore Participation shall have no effect on the Commitments, any Offshore Participation, the outstanding Term Loan and the Pro Rata Share corresponding to the Assigned Share as set forth in Item 3 of the Schedule of Terms or on the interest of Assignee in any outstanding Revolving Loans corresponding thereto, and (iii) from and after the Settlement Date, Collateral Agent shall make all payments under the Credit Agreement in respect of the Assigned Share (including all payments of principal and accrued but unpaid interest, commitment fees and letter of credit fees with respect thereto)
(A) in the case of any such interest and fees that shall have accrued prior to the Settlement Date, to Assignor, and (B) in all other cases, to Assignee; provided that Assignor and Assignee shall make payments directly to each other to the extent necessary to effect any appropriate adjustments in any amounts distributed to Assignor and/or Assignee by Collateral Agent under the Loan Documents in respect of the Assigned Share in the event that, for any reason whatsoever, the payment of consideration contemplated by Section 1(b) occurs on a date other than the Settlement Date.

            SECTION 2. Certain Representations, Warranties and Agreements.

            (a) Assignor represents and warrants that it is the legal and beneficial owner of the Assigned Share, free and clear of any adverse claim.

            (b) Assignor shall not be responsible to Assignee for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of any of the Loan Documents or for any representations, warranties, recitals or statements made therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by Assignor to Assignee or by or on behalf of Company or any of its Subsidiaries to Assignor or Assignee in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of Company or any other Person liable for the payment of any Obligations, nor shall Assignor be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or the use of the Letters of Credit or as to the existence or possible existence of any Event of Default or Potential Event of Default.

            (c) Assignee represents and warrants that it is an Eligible Assignee; that it has experience and expertise in the making of loans such as the Loans; that it has acquired the Assigned Share for its own account in the ordinary course of its business and without a view to distribution of the Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of subsection 12.1 of the Credit Agreement, the disposition of the Assigned Share or any interests therein shall at all times remain within its exclusive control); and that it has received, reviewed and approved a copy of the Credit Agreement (including all Exhibits and Schedules thereto).

            (d) Assignee represents and warrants that it has received from Assignor such financial information regarding Company and its Subsidiaries as is available to Assignor and as Assignee has requested, that it has made its own independent investigation of the financial condition and affairs of Company and its Subsidiaries in connection with the assignment evidenced by this Agreement, and that it has made and shall continue to make its own appraisal of the creditworthiness of Company and its Subsidiaries. Assignor shall have no duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Assignee or to provide Assignee with any other credit or other information with respect thereto, whether coming into its possession before the making of the initial Loans or at any time or times thereafter, and Assignor shall not have any responsibility with respect to the accuracy of or the completeness of any information provided to Assignee.

            (e) Each party to this Agreement represents and warrants to the other party hereto that it has full power and authority to enter into this Agreement and to perform its obligations hereunder in accordance with the provisions hereof, that this Agreement has been duly authorized, executed and delivered by such party and that this Agreement constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity.

            SECTION 3. Miscellaneous.

            (a) Each of Assignor and Assignee hereby agrees from time to time, upon request of the other such party hereto, to take such additional actions and to execute and deliver such additional documents and instruments as such other party may reasonably request to effect the transactions contemplated by, and to carry out the intent of, this Agreement.

            (b) Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except by an instrument in writing signed by the party (including, if applicable, any party required to evidence its consent to or acceptance of this Agreement) against whom enforcement of such change, waiver, discharge or termination is sought.

            (c) Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the notice address of each of Assignor and Assignee shall be as set forth on the Schedule of Terms or, as to either such party, such other address as shall be designated by such party in a written notice delivered to the other such party. In addition, the notice address of Assignee set forth on the Schedule of Terms shall serve as the initial notice address of Assignee for purposes of subsection 12.8 of the Credit Agreement.

            (d) In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

            (e) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

            (f) This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

            (g) This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

            (h) This Agreement shall become effective upon the date (the "Effective Date") upon which all of the following conditions are satisfied: (i) the execution of a counterpart hereof by each of Assignor and Assignee, (ii) the execution of a counterpart hereof by Company, Administrative Agent, Collateral Agent and Syndication Agent as evidence of their consent hereto to the extent required under subsection 12.1B(i) of the Credit Agreement, (iii) the receipt by Administrative Agent of the processing and recordation fee referred to in subsection 12.1B(i) of the Credit Agreement, (iv) in the event Assignee is a Non-US Lender (as defined in subsection 2.8B(iii)(a) of the Credit Agreement), the delivery by Assignee to Administrative Agent of such forms, certificates or other evidence with respect to United States federal income tax withholding matters as Assignee may be required to deliver to Administrative Agent pursuant to said subsection 2.8B(iii)(a), (v) the execution of a counterpart hereof by Administrative Agent as evidence of its acceptance hereof in accordance with subsection 12.1B(ii) of the Credit

Agreement, (vi) the receipt by Administrative Agent of originals or telefacsimiles of the counterparts described above and authorization of delivery thereof.

            SECTION 4. Notice Regarding Massachusetts Usury Law. Lenders who are not subject to control, regulation or examination by any state or federal agency may be required to file a notice with the Attorney General of the Commonwealth of Massachusetts in connection with the Massachusetts usury statute, which may apply, notwithstanding the provisions of the Credit Agreement selecting New York law to govern the Credit Agreement, to loans under the Credit Agreement. Such notice was made on the Closing Date of the Credit Agreement on behalf of the Lenders and all assignees, but each Assignee who is not subject to control, regulation or examination by any state or federal agency should consult with its own counsel regarding the necessity or desirability of filing a notice on behalf of such Assignee upon the date of assignment.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized, such execution being made as of the Effective Date in the applicable spaces provided on the Schedule of Terms.


                  [Remainder of page intentionally left blank]

                                SCHEDULE OF TERMS

1.    Borrower: ______________________

2. Name and Date of Credit Agreement: Credit Agreement dated as of August 21, 1998 by and among Manufacturers' Services Limited, a Delaware corporation, MSL Overseas Finance BV, the financial institutions listed therein as Lenders, DLJ Capital Funding, Inc., as Syndication Agent, and Bank of America National Trust and Savings Association, as Administrative Agent and as Collateral Agent.

3.    Amounts:
      Re: Term Loans
      (a) Aggregate Commitments of all Lenders:                   $_________
      (b) Assigned Share/Pro Rata Share:                             ______%
      (c) Amount of Assigned Share of Commitments:                $_________
      (d) Amount of Assigned Share of Term Loans:                 $_________

4.    Amounts:
      Re: Revolving Loans
      (a) Aggregate Commitments of all Lenders:                   $_________
      (b) Assigned Share/Pro Rata Share:                             ______%
      (c) Amount of Assigned Share of Commitments:                $_________
      (d) Amount of Assigned Share of Revolving Loans:            $_________
      (e) Amount of Assigned Offshore Participation, if any:      $_________

5.    Settlement Date: _____________, ____

6.    Payment Instructions:
      ASSIGNOR:                            ASSIGNEE:
      __________________                   __________________
      __________________                   __________________
      Account # ________                   __________________
      Attention: _______                   Attention: _______
      Reference: _______                   Reference: _______

7.    Notice Addresses:
      ASSIGNOR:                            ASSIGNEE:
      __________________                   __________________
      __________________                   __________________
      __________________                   __________________
      Attention: _______                   __________________

      See Section 4 of Assignment Agreement regarding the filing of a notice by certain lenders in the Commonwealth of Massachusetts.

[NAME OF ASSIGNOR]                         [NAME OF ASSIGNEE],
as Assignor                                as Assignee

By: ____________________                   By: ____________________
Title: _________________                   Title: _________________


8.    Signatures:


Consented to in accordance with            Accepted in accordance with
subsection 12.1B(i) of the Credit          subsection 12.1B(ii) of the Credit
Agreement                                  Agreement

MANUFACTURERS' SERVICES LIMITED            BANK OF AMERICA NATIONAL TRUST
                                           AND SAVINGS ASSOCIATION,
                                           as Administrative Agent

By: ____________________                   By: ____________________
Title: _________________                   Title: _________________


DLJ CAPITAL FUNDING, INC.,
as Syndication Agent

By: ____________________
Title: _________________


BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION,
as Collateral Agent

By: ____________________
Title: _________________


----------
* Signatures required only under the circumstances set forth in subsection 12.1B(i) of the Credit Agreement. If any Offshore Participation is being assigned, consent of Administrative Agent is required.

                                   EXHIBIT XI

                     FORM OF CERTIFICATE RE NON-BANK STATUS

            Reference is hereby made to that certain Credit Agreement dated as of August 21, 1998 (said Credit Agreement, as it may be amended, supplemented or otherwise modified from time to time, being the "Credit Agreement") by and among Manufacturers' Services Limited., a Delaware corporation, MSL Overseas Finance BV, the financial institutions listed therein as Lenders, DLJ Capital Funding, Inc., as Syndication Agent, and Bank of America National Trust and Savings Association, as Administrative Agent. Pursuant to subsection 2.8B(iii) of the Credit Agreement, the undersigned hereby certifies that it is not a "bank" or other Person described in Section 881(c)(3) of the Internal Revenue Code of 1986, as amended.


                                                 [NAME OF LENDER]

                                                 By: _________________
                                                 Title: ______________

                                   EXHIBIT XII

                          FORM OF SOLVENCY CERTIFICATE

                         FINANCIAL CONDITION CERTIFICATE

            This FINANCIAL CONDITION CERTIFICATE (this "Certificate") is delivered in connection with that certain Credit Agreement dated as of August 21, 1998, (the "Credit Agreement") by and among Manufacturers' Services Limited, a Delaware corporation (herein the "Company"), MSL Overseas Finance BV, a Netherlands limited liability company, the financial institutions referred to therein as Lenders (herein the "Lenders"), DLJ Capital Funding. Inc., as Syndication Agent and Bank of America NT & SA, as Administrative Agent, Collateral Agent and Issuing Lender. Capitalized and other defined terms used herein without definition have the same meanings as in the Credit Agreement.

            A. I am, and since August 1997 have been, the duly qualified and acting Executive Vice President and Chief Financial Officer of the Company. In such capacity I am the senior financial officer of the Company and participated actively in the management of its financial affairs and am familiar with its financial statements and those of its Subsidiaries. I have, together with other officers of the Company, acted on behalf of the Company in connection with the negotiation of the Credit Agreement and I am familiar with the terms and conditions thereof.

            B. Company's counsel and I have reviewed this Certificate.

            C. In connection with preparing for the consummation of the transactions constituting loans at closing, payment of fees and expenses, and the establishment of commitments for future loans as contemplated by the Credit Agreement (the "Proposed Transactions"), I have participated in the preparation of, and I have reviewed, pro forma projections of net income and cash flows for the Company and its Subsidiaries on a consolidated basis for each of the fiscal years of the Company ending December 31,1998, through December 31, 2004, inclusive (the "Projected Financial Statements"). The Projected Financial Statements, attached hereto as Exhibit A, give effect to the consummation of the Proposed Transactions including use as required by the Credit Agreement of Loans at Closing and use of such commitments as the Company deems necessary or appropriate. The Projected Financial Statements were prepared on the basis of certain assumptions as well as information available at the end of June 1998. I know of no events or circumstances that have occurred since such date that would lead me to believe that the Projected Financial Statements if prepared today based on the same assumptions would be different in any material respect The Projected Financial Statements also assume inter alia (i) no increase in interest rates from those assumed in the Projected Financial Statements, (ii) no adverse changes in the general business climate or conditions in our industry, and (iii) no adverse change in tax laws.

            D. I have also participated in the preparation of, and I have reviewed, a pro forma summary consolidated balance sheet of the Company and its Subsidiaries (the "Pro Forma Balance Sheet") as of July 4,1998, which also gives effect to the Proposed Transactions. The Pro Forma Balance Sheet is attached hereto as Exhibit B and has been prepared in accordance with GAAP.

            E. In connection with the preparation of the Projected Financial Statements, I have made such investigations and inquiries as I have deemed necessary and prudent therefor and, specifically, have relied on historical information, including trends indicated thereby, with respect to revenues, expenses and other relevant items supplied by supervisory personnel of the Company and its Subsidiaries. Although any assumptions and any projections by necessity involve uncertainties and approximations and are essentially predictions of the future, I believe, based on my discussions with other members of management, that the assumptions on which the Projected Financial Statements have been based are not unreasonable. Based thereon, I believe that the Projected Financial Statements provide reasonable estimations of future performance of the Company on a consolidated basis, subject. as stated above, to the uncertainties and approximations inherent in any projections.

Based on the foregoing, I believe that:

            1. Company and the Loan Parties are not now, nor will the incurrence of the Obligations and receipt of the Loans and other benefits under the Credit Agreement and the incurrence of the other obligations and receipt of the Loans and other benefits contemplated by the Proposed Transactions render Company or any Loan Party "insolvent" as defined in this paragraph 1. The recipients of this Certificate and I have agreed that, in this context, "insolvent" means that the present fair market value of assets of the Company and any Loan Party as a going concern is less than the amount that will be required to pay the probable liability on existing debts if they become absolute and matured. We have also agreed that the term "debts" includes any probable legal liability, whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent, but without duplication.

            2. By receiving the Loans and incurring the Obligations under the Credit Agreement, the Company and the Loan Parties are not incurring any debts beyond their ability to pay them as such debts become due in accordance with their scheduled terms and their ability to refinance amounts owing at scheduled maturities.

            3. The incurrence of the Obligations under the Credit Agreement or any other Loan Document and the receipt of the Loans and other benefits therefrom will not leave Company or any other Loan Party with property remaining in its hands constituting "unreasonably small capital." In reaching this judgment, I understand that "unreasonably small capital" depends upon the need for capital of the particular business being conducted and that funds meeting such needs and, therefore, not being "unreasonably small" may come from sources including additional equity contributions, loans from Affiliates, cash flow from operations and available credit capacity. I have reached such judgment based on my estimate of the current and anticipated needs for capital for the businesses conducted or anticipated to be conducted by Company and its Subsidiaries as presented in the Projected Financial Statements.

            To the best of my knowledge, the Company and the Loan Parties have not executed the Credit Agreement or any Loan Document or made any transfer required therein or incurred any obligations thereunder, with actual intent to hinder, delay or defraud either present or future creditors.

            I understand that the Lenders are relying on this Certificate in connection with the extension of credit pursuant to the Credit Agreement.

            The foregoing information, to the best of my knowledge and belief, is true and correct. I have executed this Certificate this ____ day of August 1998.

                                     MANUFACTURERS' SERVICES LIMITED


                                     By: /s/ Robert Donahue
                                     --------------------------------
                                     Name:  Robert Donahue
                                     Title: Chief Financial Officer

                                    Exhibit A

                         Projected Financial Statements

                                  EXHIBIT XIII

                        FORM OF COMPANY PLEDGE AGREEMENT

            This COMPANY PLEDGE AGREEMENT (this "Agreement") is dated as of August __, 1998 and entered into by and between MANUFACTURERS' SERVICES LIMITED, a Delaware corporation ("Pledgor"), and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as collateral agent for and representative of (in such capacity herein called "Secured Party") the financial institutions ("Lenders") party to the Credit Agreement referred to below and any Interest Rate Exchangers (as hereinafter defined).

                             PRELIMINARY STATEMENTS

            A. Pledgor is the legal and beneficial owner of (i) the shares of stock (the "Pledged Shares") described in Part A of Schedule I annexed hereto and issued by the parties named therein and (ii) the indebtedness (the "Pledged Debt") described in Part B of said Schedule I and issued by the obligors named therein.

            B. Secured Party, DLJ Capital Funding, Inc., as Syndication Agent and Lenders have entered into a Credit Agreement dated as of August 21, 1998 (said Credit Agreement, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "Credit Agreement", the terms defined therein and not otherwise defined herein being used herein as therein defined) with Pledgor and Pledgor's subsidiary, MSL Overseas Finance BV ("MSL Overseas") pursuant to which Lenders have made certain commitments, subject to the terms and conditions set forth in the Credit Agreement, to extend certain credit facilities to Pledgor and MSL Overseas.

            C. Pledgor may from time to time enter into one or more Interest Rate Agreements (collectively, the "Interest Rate Agreements") with one or more Lenders (in such capacity, collectively, "Interest Rate Exchangers") in accordance with the terms of the Credit Agreement, and it is desired that the obligations of Pledgor under the Interest Rate Agreements, including the obligation of Pledgor to make payments thereunder in the event of early termination thereof, together with all obligations of Pledgor under the Credit Agreement and the other Loan Documents, be secured hereunder.

            D. It is a condition precedent to the initial extensions of credit by Lenders under the Credit Agreement that Pledgor shall have granted the security interests and undertaken the obligations contemplated by this Agreement.

            NOW, THEREFORE, in consideration of the premises and in order to induce Lenders to make Loans and other extensions of credit under the Credit Agreement and to induce Interest Rate Exchangers to enter into the Interest Rate Agreements and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Pledgor hereby agrees with Secured Party as follows:

            SECTION 1. Pledge of Security. Pledgor hereby pledges and assigns to Secured Party, and hereby grants to Secured Party a security interest in, all of Pledgor's right, title and interest in and to the following (the "Pledged Collateral"):

            (a) the Pledged Shares and the certificates representing the Pledged Shares and any interest of Pledgor in the entries on the books of any financial intermediary pertaining to the Pledged Shares, and all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares;

            (b) the Pledged Debt and the instruments evidencing the Pledged Debt, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Debt;

            (c) all additional shares of, and all securities convertible into and warrants, options and other rights to purchase or otherwise acquire, stock of any issuer of the Pledged Shares from time to time acquired by Pledgor in any manner (which shares shall be deemed to be part of the Pledged Shares), the certificates or other instruments representing such additional shares, securities, warrants, options or other rights and any interest of Pledgor in the entries on the books of any financial intermediary pertaining to such additional shares, and all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such additional shares, securities, warrants, options or other rights; provided, however, that Pledgor shall not be required to pledge any additional shares of, or any securities convertible into and warrants, options and other rights to purchase or otherwise acquire, stock of any Foreign Subsidiary issuer of the Pledged Shares pursuant to this Section 1(c) to the extent that such pledges would constitute an investment of earnings in United States property under Section 956 (or a successor provision) of the Internal Revenue Code (the "IRC") that would trigger an increase in the gross income of a United States shareholder of Pledgor pursuant to Section 951 (or a successor provision) of the IRC;

            (d) all additional indebtedness from time to time owed to Pledgor by any obligor on the Pledged Debt and the instruments evidencing such indebtedness, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness;

            (e) all shares of, and all securities convertible into and warrants, options and other rights to purchase or otherwise acquire, stock of any Person that, after the date of this Agreement, becomes, as a result of any occurrence, a direct Subsidiary of Pledgor (which shares shall be deemed to be part of the Pledged Shares), the certificates or other instruments representing such shares, securities, warrants, options or other rights and any interest of Pledgor in the entries on the books of any financial intermediary pertaining to such shares, and all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares, securities, warrants, options or other rights; provided, however, that Pledgor shall not be required to pledge any additional shares of, or any securities convertible into and warrants, options and other rights to purchase or otherwise acquire, stock of any Foreign Subsidiary issuer of the Pledged Shares pursuant to this Section 1(e) to the extent that such pledges would constitute an investment of earnings in United States property under Section 956 (or a successor provision) of the LRC that would trigger an increase in the gross income of a United States shareholder of Pledgor pursuant to Section 951 (or a successor provision) of the IRC;

            (f) all membership interests in a limited liability company or partnership interests in a partnership of any Person that, after the date of this Agreement, becomes, as result of any occurrence a direct Subsidiary of Pledgor and the certificates or other instruments representing such interests; provided, however, that Pledgor shall not be required to pledge any additional membership interests or additional partnership interests pursuant to this
Section 1(f) to the extent that such pledges would constitute an investment of earnings in United States property under Section 956 (or a successor provision) of the IRC that would trigger an increase in the gross income of a United States shareholder of Pledgor pursuant to Section 951 (or a successor provision) of the IRC;

            (g) all indebtedness from time to time owed to Pledgor by any Person that, after the date of this Agreement, becomes, as a result of any occurrence, a direct or indirect Subsidiary of Pledgor, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness; and

            (h) to the extent not covered by clauses (a) through (f) above, all proceeds of any or all of the foregoing Pledged Collateral. For purposes of this Agreement, the term "proceeds" includes whatever is receivable or received when Pledged Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes proceeds of any indemnity or guaranty payable to Pledgor or Secured Party from time to time with respect to any of the Pledged Collateral.

            Notwithstanding anything to the contrary contained in this Agreement, nothing in this Agreement shall require Pledgor to pledge hereunder any share of MSL Ireland, MSL Malaysia or Manufacturer's Services Singapore Pte Ltd., which shares are held by Pledgor in connection with a corporate restructuring of Pledgor and its Subsidiaries for a period of time which does not exceed 30 days after the Closing Date (or such longer period of time as may be approved by Secured Party) and which shares are transferred by Pledgor to MSL Overseas.

            SECTION 2. Security for Obligations. This Agreement secures, and the Pledged Collateral is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. ss.362(a) or similar provisions of foreign law), of all obligations and liabilities of every nature of Pledgor now or hereafter existing under or arising out of or in connection with the Credit Agreement and the other Loan Documents and the Interest Rate Agreements and all extensions or renewals thereof, whether for principal, interest (including interest that, but for the filing of a petition in bankruptcy with respect to Pledgor, would accrue on such obligations), reimbursement of amounts drawn under Letters of Credit, payments due for early termination of Interest Rate Agreements in accordance with the terms of the applicable Interest Rate Agreements, fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated. whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Secured Party or any Lender or Interest Rate Exchanger as a preference, fraudulent transfer or otherwise, and all obligations of every nature of Pledgor now or hereafter existing under this Agreement (all such obligations of Pledgor being the "Secured Obligations").

            SECTION 3. Delivery of Pledged Collateral. All certificates or instruments representing or evidencing the Pledged Collateral shall be delivered to and held by or on behalf of Secured Party pursuant hereto and shall be in suitable form for transfer by delivery or, as applicable, shall be accompanied by Pledgor's endorsement, where necessary, or duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Secured Party. Upon the occurrence and during the continuance of an Event of Default (as defined in the Credit Agreement) or the occurrence of an Early Termination Date (as defined in an Interest Rate Agreement in the form prepared by the International Swap and Dealers Association Inc. or a similar event under any similar swap agreement) under any Interest Rate Agreement (either such occurrence being an "Event of Default" for purposes of this Agreement), Secured Party shall have the right, without notice to Pledgor, to transfer to or to register in the name of Secured Party or any of its nominees any or all of the Pledged Collateral, subject only to the revocable rights specified in Section 7(a). In addition, Secured Party shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations.

            SECTION 4. Representations and Warranties. Pledgor represents and warrants as follows:

            (a) Due Authorization, etc. of Pledged Collateral. All of the Pledged Shares have been duly authorized and validly issued and are fully paid and non-assessable. All of the Pledged Debt has been duly authorized, authenticated or issued, and delivered and is the legal, valid and binding obligation of the issuers thereof and is not in default.

            (b) Description of Pledged Collateral. The Pledged Shares constitute the percentage of the issued and outstanding shares of stock of each issuer thereof as set forth in Schedule 1 annexed hereto, and there are no outstanding warrants, options or other rights to purchase, or other agreements outstanding with respect to, or property that is now or hereafter convertible into, or that requires the issuance or sale of, any Pledged Shares. The Pledged Debt constitutes all of the issued and outstanding intercompany indebtedness evidenced by a promissory note of the respective issuers thereof owing to Pledgor.

            (c) Ownership of Pledged Collateral. Pledgor is the legal, record and beneficial owner of the Pledged Collateral free and clear of any Lien except for the security interest created by this Agreement.

            SECTION 5. Transfers and Other Liens; Additional Pledged Collateral; etc. Pledgor shall:

            (a) not, except as expressly permitted by the Credit Agreement, (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral, (ii) create or suffer to exist any Lien upon or with respect to any of the Pledged Collateral, except for the security interest under this Agreement, or (iii) permit any issuer of Pledged Shares to merge or consolidate unless all the outstanding capital stock of the surviving or resulting corporation is, upon such merger or consolidation, pledged hereunder and no cash, securities or other property is distributed in respect of the outstanding shares of any other constituent corporation; provided that in the event Pledgor makes an Asset Sale permitted by the Credit Agreement and the assets subject to such Asset Sale are Pledged Shares, Secured Party shall release the Pledged Shares that are the subject of such Asset Sale to Pledgor free and clear of the lien and security interest under this Agreement concurrently with the consummation of such Asset Sale; provided, further that, as a condition precedent to such release, Secured Party shall have received evidence satisfactory to it that arrangements satisfactory to it have been made for delivery to Secured Party of the Net Asset Sale Proceeds of such Asset Sale;

            (b) (i) cause each issuer of Pledged Shares not to issue any stock or other securities in addition to or in substitution for the Pledged Shares issued by such issuer, except to Pledgor, (ii) subject to the proviso in Section 1(c), pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional shares of stock or other securities of each issuer of Pledged Shares, and (iii) subject to the proviso in Section 1(e), pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all shares of stock of any Person that, after the date of this Agreement, becomes, as a result of any occurrence, a direct Subsidiary of Pledgor;

            (c) (i) pledge hereunder, immediately upon their issuance, any and all instruments or other evidences of additional indebtedness from time to time owed to Pledgor by any obligor on the Pledged Debt, and (ii) pledge hereunder, immediately upon their issuance, any and all instruments or other evidences of indebtedness from time to time owed to Pledgor by any Person that after the date of this Agreement becomes, as a result of any occurrence, a direct or indirect Subsidiary of Pledgor;

            (d) promptly notify Secured Party of any event of which Pledgor becomes aware causing material loss or depreciation in the value of the Pledged Collateral other than as shown on financial statements delivered or to be delivered to Agents under the Credit Agreement;

            (e) promptly deliver to Secured Party all written notices received by it with respect to the Pledged Collateral; and

            (f) pay promptly when due all taxes, assessments and governmental charges or levies imposed upon, and all claims against, the Pledged Collateral, except to the extent the validity thereof is being contested in good faith; provided that Pledgor shall in any event pay such taxes, assessments, charges, levies or claims not later than five days prior to the date of any proposed sale under any judgement, writ or warrant of attachment entered or filed against Pledgor or any of the Pledged Collateral as a result of the failure to make such payment.

            SECTION 6. Further Assurances; Pledge Amendments.

            (a) Pledgor agrees that from time to time, at the expense of Pledgor, Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that are necessary, or that Secured Parry may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral. Without limiting the generality of the foregoing, Pledgor will: (i) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as are necessary, or as Secured Party may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby and (ii) at Secured Party's request, appear in and defend any action or proceeding that may adversely affect Pledgor's title to or Secured Party's security interest in all or any part of the Pledged Collateral.

            (b) Pledgor further agrees that it will, upon obtaining any additional shares of stock or other securities required to be pledged hereunder as provided in Section 5(b) or (c), promptly (and in any event within five Business Days) deliver to Secured Party a Pledge Amendment, duly executed by Pledgor, in substantially the form of Schedule II annexed hereto (a "Pledge Amendment"), in respect of the additional Pledged Shares or Pledged Debt to be pledged pursuant to this Agreement. Pledgor hereby authorizes Secured Party to attach each Pledge Amendment to this Agreement and agrees that all Pledged Shares or Pledged Debt listed on any Pledge Amendment delivered to Secured Party shall for all purposes hereunder be considered Pledged Collateral; provided that the failure of Pledgor to execute a Pledge Amendment with respect to any additional Pledged Shares or Pledged Debt pledged pursuant to this Agreement shall not impair the security interest of Secured Party therein or otherwise adversely affect the rights and remedies of Secured Party hereunder with respect thereto.

            SECTION 7. Voting Rights; Dividends; Etc.

            (a) So long as no Event of Default shall have occurred and be continuing:

            (i) Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Credit Agreement; provided, however, that Pledgor shall not exercise or refrain from exercising any such right if Secured Party shall have notified Pledgor that, in Secured Party's reasonable judgment, such action would have a material adverse effect on the value of the Pledged Collateral or any part thereof; and provided, further, that Pledgor shall give Secured Party at least five Business Days' prior written notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any such right. It is understood, however, that neither
            (A) the voting by Pledgor of any Pledged Shares for or Pledgor's consent to the election of directors at a regularly scheduled annual or other meeting of stockholders or with respect to incidental matters at any such meeting nor (B) Pledgor's consent to or approval of any action otherwise permitted under this Agreement and the Credit Agreement shall be deemed inconsistent with the terms of this Agreement or the Credit Agreement within the meaning of this Section

            7(a)(i), and no notice of any such voting or consent need be given to Secured Party;

            (ii) Pledgor shall be entitled to receive and retain, and to utilize free and clear of the lien of this Agreement, any and all dividends and interest paid in respect of the Pledged Collateral; provided, however, that any and all

                  (A) dividends and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral,

                  (B) dividends and other distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and

                  (C) cash paid, payable or otherwise distributed in respect of principal or in redemption of or in exchange for any Pledged Collateral,

      shall be, and shall forthwith be delivered to Secured Party to hold as, Pledged Collateral and shall, if received by Pledgor, be received in trust for the benefit of Secured Party, be segregated from the other property or funds of Pledgor and be forthwith delivered to Secured Party as Pledged Collateral in the same form as so received (with all necessary indorsements); and

            (iii) Secured Party shall promptly execute and deliver (or cause to be executed and delivered) to Pledgor all such proxies, dividend payment orders and other instruments as Pledgor may from time to time reasonably request for the purpose of enabling Pledgor to exercise the voting and other consensual rights which it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends, principal or interest payments which it is authorized to receive and retain pursuant to paragraph (ii) above.

            (b) Upon the occurrence and during the continuation of an Event of
Default:

            (i) upon written notice from Secured Party to Pledgor, all rights of Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 7(a)(i) shall cease, and all such rights shall thereupon become vested in Secured Party who shall thereupon have the sole right to exercise such voting and other consensual rights;

            (ii) all rights of Pledgor to receive the dividends and interest payments which it would otherwise be authorized to receive and retain pursuant to Section 7(a)(ii) shall cease, and all such rights shall thereupon become vested in Secured Party who shall thereupon have the sole right to receive and hold as Pledged Collateral such dividends and interest payments; and

            (iii) all dividends, principal and interest payments which are received by Pledgor contrary to the provisions of paragraph (ii) of this Section 7(b) shall he received in trust for the benefit of Secured Party, shall be segregated from other funds of Pledgor and shall forthwith be paid over to Secured Party as Pledged Collateral in the same form as so received (with any necessary indorsements).

            (c) In order to permit Secured Party to exercise the voting and other consensual rights which it may be entitled to exercise pursuant to Section 7(b)(i) and to receive all dividends and other distributions which it may be entitled to receive under Section 7(a)(ii) or Section 7(b)(ii), (i) Pledgor shall promptly execute and deliver (or cause to be executed and delivered) to Secured Party all such proxies, dividend payment orders and other instruments as Secured Party may from time to time reasonably request and (ii) without limiting the effect of the immediately preceding clause (i), Pledgor hereby grants to Secured Party an irrevocable proxy to vote the Pledged Shares and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Shares would be entitled (including giving or withholding written consents of shareholders, calling special meetings of shareholders and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Shares on the record books of the issuer thereof) by any other Person (including the issuer of the Pledged Shares or any officer or agent thereof), upon and only upon the occurrence and during the continuation of an Event of Default and which proxy shall only terminate upon the payment in full of the Secured Obligations.

            SECTION 8. Secured Party Appointed Attorney-in-Fact. Pledgor hereby irrevocably appoints Secured Party as Pledgor's attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor, Secured Party or otherwise, from time to time in Secured Party's discretion upon and only upon and during the continuation of an Event of Default to take any action and to execute any instrument that Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including:

            (a) to file one or more financing or continuation statements, or amendments thereto, relative to all or any part of the Pledged Collateral without the signature of Pledgor;

            (b) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Pledged Collateral;

            (c) to receive, endorse and collect any instruments made payable to Pledgor representing any dividend, principal or interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same; and

            (d) to file any claims or take any action or institute any proceedings that Secured Party may reasonably deem necessary or desirable for the collection of any of the Pledged Collateral or otherwise to enforce the rights of Secured Party with respect to any of the Pledged Collateral.

            SECTION 9. Secured Party May Perform. If Pledgor fails to perform any agreement contained herein, Secured Party may itself perform, or cause performance of, such agreement, and the expenses of Secured Party incurred in connection therewith shall be payable by Pledgor.

            SECTION 10. Standard of Care. The powers conferred on Secured Party hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Pledged Collateral in its possession and the accounting for moneys actually received by it hereunder, Secured Party shall have no duty as to any Pledged Collateral, it being understood that Secured Party shall have no responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Collateral, whether or not Secured Party has or is deemed to have knowledge of such matters, (b) taking any necessary steps (other than steps taken in accordance with the standard of care set forth above to maintain possession of the Pledged Collateral) to preserve rights against any parties with respect to any Pledged Collateral, (c) taking any necessary steps to collect or realize upon the Secured Obligations or any guarantee therefor, or any part thereof, or any of the Pledged Collateral, or (d) initiating any action to protect the Pledged Collateral against the possibility of a decline in market value. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equal to that which Secured Party accords its own property consisting of negotiable securities.

            SECTION 11. Remedies.

            (a) If any Event of Default shall have occurred and be continuing, Secured Party may exercise in respect of the Pledged Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code as in effect in any relevant jurisdiction (the "Code") (whether or not the Code applies to the affected Pledged Collateral), and Secured Party may also in its sole discretion, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange or broker's board or at any of Secured Party's offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as are commercially reasonable. Secured Party or any Lender or Interest Rate Exchanger may be the purchaser of any or all of the Pledged Collateral at any such sale and Secured Party, as agent for and representative of Lenders and Interest Rate Exchangers (but not any Lender or Lenders or Interest Rate Exchanger or Interest Rate Exchangers in its or their respective individual capacities unless Requisite Lenders or Requisite Obligees (as defined in Section 14(a)) shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Pledged Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Pledged Collateral payable by Secured Party at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Pledgor, and Pledgor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Secured Party shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Pledgor hereby waives any claims against Secured Party arising by reason of the fact that the price at which any Pledged Collateral may have been sold at such a commercially reasonable private sale was less than the price which might have been obtained at a public sale, even if Secured Party accepts the first offer received and does not offer such Pledged Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Pledged Collateral are insufficient to pay all the Secured Obligations, Pledgor shall be liable for the deficiency and the fees of any attorneys employed by Secured Party to collect such deficiency.

            (b) Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, Secured Party may be compelled, with respect to any sale of all or any part of the Pledged Collateral conducted without prior registration or qualification of such Pledged Collateral under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges that any such private sales may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, Pledgor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that Secured Party shall have no obligation to engage in public sales and no obligation to delay the sale of any Pledged Collateral for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it.

            (c) If Secured Party determines to exercise its right to sell any or all of the Pledged Collateral, upon written request, Pledgor shall and shall cause each issuer of any Pledged Shares to be sold hereunder from time to time to furnish to Secured Party all such information as Secured Party may reasonably request in order to determine the number of shares and other instruments included in the Pledged Collateral which may be sold by Secured Party in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

            SECTION 12. Application of Proceeds. All proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral shall be applied as provided in subsection 2.4D of the Credit Agreement.

            SECTION 13. Continuing Security Interest: Transfer of Loans. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (a) remain in full force and effect until the payment in full of all Secured Obligations other than those referred to in Section 12.9 of the Credit Agreement, the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit, (b) be binding upon Pledgor, its successors and assigns, and (c) inure, together with the rights and remedies of Secured Party hereunder, to the benefit of Secured Party and its successors, transferees and assigns. Without limiting the generality of the foregoing clause
(c), but subject to the provisions of subsection 12.1 of the Credit Agreement, any Lender may assign or otherwise transfer any Loans held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lenders herein or otherwise. Upon the payment in full of all Secured Obligations other than those referred to in
Section 12.9 of the Credit Agreement and any others which survive the payment of principal and interest on the Loans, the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit, the security interest granted hereby shall terminate and all rights to the Pledged Collateral shall revert to Pledgor. Upon any such termination Secured Party will, at Pledgor's expense, execute and deliver to Pledgor such documents as Pledgor shall reasonably request to evidence such termination and Pledgor shall be entitled to the return, upon its request and at its expense, against receipt and without recourse to Secured Party, of such of the Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof.

            SECTION 14. Secured Party as Collateral Agent.

            (a) Secured Party has been appointed to act as Secured Party hereunder by Lenders and, by their acceptance of the benefits hereof, Interest Rate Exchangers. Secured Party shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including the release or substitution of Pledged Collateral), solely in accordance with this Agreement and the Credit Agreement; provided that Secured Party shall exercise, or refrain from exercising, any remedies provided for in Section 11 in accordance with the instructions of (i) Requisite Lenders or (ii) after payment in full of all Obligations under the Credit Agreement other than those referred to in Section 12.9 of the Credit Agreement and the other Loan Documents other than those which survive the payment of principal and interest on the Loans, the holders of a majority of the aggregate notional amount (or, with respect to any Interest Rate Agreement that has been terminated in accordance with its terms, the amount then due and payable (exclusive of expenses and similar payments but including any early termination payments then due) under such Interest Rate Agreement) under all Interest Rate Agreements (Requisite Lenders or, if applicable, such holders being referred to herein as "Requisite Obligees"). In furtherance of the foregoing provisions of this Section 14(a), each Interest Rate Exchanger, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Pledged Collateral hereunder, it being understood and agreed by such Interest Rate Exchanger that all rights and remedies hereunder may be exercised solely by Secured Party for the benefit of Lenders and Interest Rate Exchangers in accordance with the terms of this Section 14(a).

            (b) Secured Party shall at all times be the same Person that is Collateral Agent under the Credit Agreement. Written notice of resignation by Collateral Agent pursuant to subsection 10.6 of the Credit Agreement shall also constitute notice of resignation as Secured Party under this Agreement; removal of Collateral Agent pursuant to subsection 10.6 of the Credit Agreement shall also constitute removal as Secured Party under this Agreement; and appointment of a successor Collateral Agent pursuant to subsection 10.6 of the Credit Agreement shall also constitute appointment of a successor Secured Party under this Agreement. Upon the acceptance of any appointment as Collateral Agent under subsection 10.6 of the Credit

Agreement by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Secured Party under this Agreement, and the retiring or removed Secured Party under this Agreement shall promptly (i) transfer to such successor Secured Party all sums, securities and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Secured Party under this Agreement, and (ii) execute and deliver to such successor Secured Party such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Secured Party of the security interests created hereunder, whereupon such retiring or removed Secured Party shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Collateral Agent's resignation or removal hereunder as Secured Party, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Secured Party hereunder.

            SECTION 15. Amendments; Etc. No amendment, modification, termination or waiver of any provision of this Agreement, and no consent to any departure by Pledgor therefrom, shall in any event be effective unless the same shall be in wilting and signed by Secured Party and, in the case of any such amendment or modification, by Pledgor. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

            SECTION 16. Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided that notices to Agents shall not be effective until received. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or such other addresses as shall be designated by such Person in a written notice delivered to the other parties hereto.

            SECTION 17. Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

            SECTION 18. Headings. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

            SECTION 19. Governing Law; Terms. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT TO THE EXTENT THAT

THE CODE PROVIDES THAT THE PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR PLEDGED COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. Unless otherwise defined herein or in the Credit Agreement, terms used in Articles 8 and 9 of the Uniform Commercial Code in the State of New York are used herein as therein defined.

            SECTION 20. Counterparts. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

            SECTION 21. Notice of Interest Rate Agreements. The Collateral Agent shall not be deemed to have any duty whatsoever to any Interest Rate Exchanger until it shall have received written notice in form and substance satisfactory to the Collateral Agent from Pledgor or the Interest Rate Exchanger as to the existence and terms of the applicable Interest Rate Agreement. Collateral Agent may require each Interest Rate Exchanger to execute and deliver to Collateral Agent such instruments as Collateral Agent may require evidencing the agreement of such Interest Rate Exchanger to the terms of this Agreement as a condition to such Interest Rate Exchanger's entitlement to the benefits hereof.


                  [Remainder of page intentionally left blank]

            IN WITNESS WHEREOF, Pledgor and Secured Party have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                  MANUFACTURERS' SERVICES LIMITED


                                  By: __________________________________
                                  Title:

                                  Notice Address: 200 Baker Avenue
                                                  Concord, MA 01742
                                                  Attention: Dale Johnson


                                  BANK OF AMERICA NATIONAL TRUST AND
                                  SAVINGS ASSOCIATION, as Collateral Agent


                                  By: __________________________________
                                  Title:

                                  Notice Address: Agency Management 10831
                                                  1455 Market Street, 12th Floor
                                                  San Francisco, CA 94103
                                                  Attention: Wendy Young

                                   SCHEDULE I

            Attached to and forming a part of the Pledge Agreement dated as of August __, 1998 between Manufacturers' Services Limited, as Pledgor, and Bank of America National Trust and Savings Association, as Secured Party.

                                     Part A

                                      Stock                    Number of Shares/Percentage of
Stock Issuer   Class of Stock   Certificate Nos.   Par Value         Outstanding Shares
------------   --------------   ----------------   ---------         ------------------

                                     Part B

Debt Issuer                                  Amount of Indebtedness
-----------                                  ----------------------


                                   SCHEDULE II

                                PLEDGE AMENDMENT

            This Pledge Amendment, dated ____________, 199__, is delivered pursuant to Section 6(b) of the Pledge Agreement referred to below. The undersigned hereby agrees that this Pledge Amendment may be attached to the Pledge Agreement dated August __, 1998, between the undersigned and Bank of America National Trust and Savings Association, as Secured Party (the "Pledge Agreement," capitalized terms defined therein being used herein as therein defined), and that the [Pledged Shares] [Pledged Debt] listed on this Pledge Amendment shall be deemed to be part of the [Pledged Shares] [Pledged Debt] and shall become part of the Pledged Collateral and shall secure all Secured Obligations.

                                  MANUFACTURERS' SERVICES LIMITED


                                  By: ____________________________________
                                  Title:

                                      Stock                    Number of Shares/Percentage of
Stock Issuer   Class of Stock   Certificate Nos.   Par Value         Outstanding Shares
------------   --------------   ----------------   ---------         ------------------

Debt Issuer                                  Amount of Indebtedness
-----------                                  ----------------------


                                   EXHIBIT XIV

                                 FORM OF COMPANY
                               SECURITY AGREEMENT

            This COMPANY SECURITY AGREEMENT (this "Agreement") is dated as of August __, 1998 and entered into by and between MANUFACTURERS' SERVICES LIMITED, a Delaware corporation ("Grantor"), and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as collateral agent for and representative of (in such capacity herein called "Secured Party") the financial institutions ("Lenders") party to the Credit Agreement (as hereinafter defined) and any Interest Rate Exchangers (as hereinafter defined).

                             PRELIMINARY STATEMENTS

            A. Secured Party, DLJ Capital Funding, Inc., as Syndication Agent, and Lenders have entered into a Credit Agreement dated as of August 21, 1998 (said Credit Agreement, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "Credit Agreement", the terms defined therein and not otherwise defined herein being used herein as therein defined) with Grantor and Grantor's subsidiary, MSL Overseas Finance BV ("MSL Overseas") pursuant to which Lenders have made certain commitments, subject to the terms and conditions set forth in the Credit Agreement, to extend certain credit facilities to Grantor and MSL Overseas.

            B. Grantor may from time to time enter into one or more Interest Rate Agreements (collectively, the "Interest Rate Agreements") with one or more Lenders (in such capacity, collectively, "Interest Rate Exchangers") in accordance with the terms of the Credit Agreement, and it is desired that the obligations of Grantor under the Interest Rate Agreements, including the obligation of Grantor to make payments thereunder in the event of early termination thereof, together with all obligations of Grantor under the Credit Agreement and the other Loan Documents, be secured hereunder.

            C. It is a condition precedent to the initial extensions of credit by Lenders under the Credit Agreement that Grantor shall have granted the security interests and undertaken the obligations contemplated by this Agreement.

            NOW, THEREFORE, in consideration of the premises and in order to induce Lenders to make Loans and other extensions of credit under the Credit Agreement and to induce Interest Rate Exchangers to enter into the Interest Rate Agreements, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Grantor hereby agrees with Secured Party as follows:

            SECTION 1. Grant of Security. Grantor hereby assigns to Secured Party, and hereby grants to Secured Party a security interest in, all of Grantor's right, title and interest in and to the following, in each case whether now or hereafter existing or in which Grantor now has or hereafter acquires an interest and wherever the same may be located (the "Collateral"):

            (a) all equipment in all of its forms, all parts thereof and all accessions thereto (any and all such equipment, parts and accessions being the "Equipment");

            (b) all inventory in all of its forms (including, but not limited to, (i) all goods held by Grantor for sale or lease or to be furnished under contracts of service or so leased or furnished, (ii) all raw materials, work in process, finished goods, and materials used or consumed in the manufacture, packing, shipping, advertising, selling, leasing, furnishing or production of such inventory or otherwise used or consumed in Grantor's business, (iii) all goods in which Grantor has an interest in mass or a joint or other interest or right of any kind, and (iv) all goods which are returned to or repossessed by Grantor) and all accessions thereto and products thereof (all such inventory, accessions and products being the "Inventory") and all negotiable documents of title (including without limitation warehouse receipts, dock receipts and bills of lading) issued by any Person covering any Inventory (any such negotiable document of title being a "Negotiable Document of Title");

            (c) all accounts, contract rights, chattel paper, documents, instruments, general intangibles and other rights and obligations of any kind arising out of or in connection with the sale or lease of goods or the rendering of services and all rights in, to and under all security agreements, leases and other contracts securing or otherwise relating to any such accounts, contract rights, chattel paper, documents, instruments, general intangibles or other obligations (provided, however, that Grantor shall not be required to grant a security interest in any instruments pursuant to this Section 1(c) to the extent that such grant of a security interest would constitute an investment of earnings in United States property under Section 956 (or a successor provision) of the Internal Revenue Code (the "IRC") that would trigger an increase in the gross income of a United States shareholder of Grantor pursuant to Section 951 (or a successor provision) of the IRC) (any and all such accounts, contract rights, chattel paper, documents, instruments, general intangibles and other obligations being the "Accounts", and any and all such security agreements, leases and other contracts being the "Related Contracts");

            (d) the agreements listed in Schedule I annexed hereto, as each such agreement may be amended, supplemented or otherwise modified from time to time (said agreements, as so amended, supplemented or otherwise modified, being referred to herein individually as an "Assigned Agreement" and collectively as the "Assigned Agreements"), including without limitation (i) all rights of Grantor to receive moneys due or to become due under or pursuant to the Assigned Agreements, (ii) all rights of Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Assigned Agreements, (iii) all claims of Grantor for damages arising out of any breach of or default under the Assigned Agreements, and (iv) all rights of Grantor to terminate, amend, supplement, modify or exercise rights or options under the Assigned Agreements, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder;

            (e) all deposit accounts, including without limitation all deposit accounts maintained with Secured Party;

            (f) the "Intellectual Property Collateral", which term means:

                  (i) all rights, title and interest (including rights acquired pursuant to a license or otherwise but only to the extent permitted by agreements governing such license or other use) in and to all trademarks, service marks, designs, logos, indicia, tradenames, trade dress, corporate names, company names, business names, fictitious business names, trade styles and/or other source and/or business identifiers and applications pertaining thereto, owned by such Grantor, or hereafter adopted and used, in its business (including, without limitation, the trademarks specifically identified in Schedule I, as the same may be amended pursuant hereto from time to time) (collectively, the "Trademarks"), all registrations that have been or may hereafter be issued or applied for thereon in the United States and any state thereof and in foreign countries (including, without limitation, the registrations and applications specifically identified in Schedule I, as the same may be amended pursuant hereto from time to time) (the "Trademark Registrations"), all common law and other rights (but in no event any of the obligations) in and to the Trademarks in the United States and any state thereof and in foreign countries (the "Trademark Rights"), and all goodwill of such Grantor's business symbolized by the Trademarks and associated therewith (the "Associated Goodwill"):

                  (ii) all rights, title and interest (including rights acquired pursuant to a license or otherwise but only to the extent permitted by agreements governing such license or other use) in and to all patents and patent applications and rights and interests in patents and patent applications under any domestic or foreign law that are presently, or in the future may be, owned or held by such Grantor and all patents and patent applications and rights, title and interests in patents and patent applications under any domestic or foreign law that are presently, or in the future may be, owned by such Grantor in whole or in part, all rights (but not obligations) corresponding thereto (including, without limitation, the right (but not the obligation), exercisable only upon the occurrence and during the continuation of an Event of Default, to sue for past, present and future infringements in the name of such Grantor or in the name of Secured Party or Lenders), and all re-issues, divisions, continuations, renewals, extensions and continuations-in-part thereof (all of the foregoing being collectively referred to as the "Patents"); it being understood that the rights and interests included in the Intellectual Property Collateral hereby shall include, without limitation, all rights and interests pursuant to licensing or other contracts in favor of such Grantor pertaining to patent applications and patents presently or in the future owned or used by third parties but, in the case of third parties which are not Affiliates of such Grantor, only to the extent permitted by such licensing or other contracts and, if not so permitted, only with the consent of such third parties; and

                  (iii) all rights, title and interest (including rights acquired pursuant to a license or otherwise but only to the extent permitted by agreements governing such license or other use) under copyright in various published and unpublished works of authorship including, without limitation, computer programs, computer data bases, other computer software, layouts, trade dress, drawings, designs, writings, and formulas owned by Grantor (collectively, the "Copyrights"), all copyright registrations issued to such Grantor and applications for copyright registration that have been or may hereafter be issued or applied for thereon by Grantor in the United States and any state thereof and in foreign countries (collectively, the "Copyright Registrations"), all common law and other rights in and to the Copyrights in the United States and any state thereof and in foreign countries including all copyright licenses (but with respect to such copyright licenses, only to the extent permitted by such licensing arrangements) (the "Copyright Rights"), including, without limitation, each of the Copyrights, rights, titles and interests in and to the Copyrights and works protectable by copyright, which are presently, or in the future may be, owned, created (as a work for hire for the benefit of such Grantor), authored (as a work for hire for the benefit of such Grantor), or acquired by such Grantor, in whole or in part, and all Copyright Rights with respect thereto and all Copyright Registrations therefor, heretofore or hereafter granted or applied for, and all renewals and extensions thereof, throughout the world, including all proceeds thereof (such as, by way of example and not by limitation, license royalties and proceeds of infringement suits), the right (but not the obligation) exercisable only upon the occurrence and during the continuation of an Event of Default to renew and extend such Copyright Registrations and Copyright Rights and to register works protectable by copyright and the right (but not the obligation) exercisable only upon the occurrence and during the continuation of an Event of Default to sue for past, present and future infringements of the Copyrights and Copyright Rights;

            (g) all information used or useful or arising from the business including all goodwill, trade secrets, trade secret rights, know-how, customer lists, processes of production, ideas, confidential business information, techniques, processes, formulas, and all other proprietary information;

            (h) to the extent not included in any other paragraph of this
Section 1, all other general intangibles (including without limitation tax refunds, rights to payment or performance, choses in action and judgments taken on any rights or claims included in the Collateral);

            (i) all plant fixtures, business fixtures and other fixtures and storage and office facilities, and all accessions thereto and products thereof;

            (j) all books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing software that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon; and

            (k) all proceeds, products, rents and profits of or from any and all of the foregoing Collateral and, to the extent not otherwise included, all payments under insurance (whether or not Secured Party is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral. For purposes of this Agreement, the ten "proceeds" includes whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

            Notwithstanding anything to the contrary contained in this Agreement, nothing in this Agreement shall require Grantor to grant a security interest hereunder in any shares of MSL Ireland, MSL Malaysia or Manufacturers' Services Singapore Pte Ltd., which shares are held by Grantor in connection with a corporate restructuring of Grantor and its Subsidiaries for a period of time which does not exceed 30 days after the Closing Date (or such longer period of time as may be approved by Secured Party) and which shares are transferred by Grantor to MSL Overseas.

            SECTION 2. Security for Obligations. This Agreement secures, and the Collateral is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise taking into account any applicable grace, notice or cure period (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. ss.362(a)), of all obligations and liabilities of every nature of Grantor now or hereafter existing under or arising out of or in connection with the Credit Agreement and the other Loan Documents and the Interest Rate Agreements and all extensions or renewals thereof, whether for principal, interest (including without limitation interest that, but for the filing of a petition in bankruptcy with respect to Grantor, would accrue on such obligations), reimbursement of amounts drawn under Letters of Credit, payments due for early termination of Interest Rate Agreements in accordance with the terms of the applicable Interest Rate Agreement, fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Secured Party or any Lender as a preference, fraudulent transfer or otherwise (all such obligations and liabilities being the "Underlying Debt"), and all obligations of every nature of Grantor now or hereafter existing under this Agreement (all such obligations of Grantor, together with the Underlying Debt, being the "Secured Obligations").

            SECTION 3. Grantor Remains Liable. Anything contained herein to the contrary notwithstanding, (a) Grantor shall remain liable under any contracts and agreements included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Secured Party of any of its rights hereunder shall not release Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral, and
(c) Secured Party shall not have any obligation or liability under any contracts and agreements included in the Collateral by reason of this Agreement, nor shall Secured Party be obligated to perform any of the obligations or duties of Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

            SECTION 4. Representations and Warranties. Grantor represents and warrants as follows:

            (a) Ownership of Collateral. Except for Permitted Encumbrances, claims of real estate interests in fixtures and the security interest created by this Agreement, Grantor owns the Collateral free and clear of any Lien and no effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office.

            (b) Location of Equipment and Inventory. All of the Equipment and Inventory is, as of the date hereof, located at the places specified in Schedule II annexed hereto.

            (c) Negotiable Documents of Title. No Negotiable Documents of Title are outstanding with respect to any of the Inventory.

            (d) Office Locations; Other Names. The chief place of business, the chief executive office and the office where Grantor keeps its records regarding the Accounts and all originals of all chattel paper that evidence Accounts is, and has been for the four month period preceding the date hereof, located at 200 Baker Avenue, Concord, Massachusetts 01742. Grantor has not in the past done, and does not now do, business under any other name (including any trade-name or fictitious business name).

            (e) Delivery of Certain Collateral. All notes and other instruments (excluding checks) comprising any and all items of Collateral have been delivered to Secured Party duly endorsed and accompanied by duly executed instruments of transfer or assignment in blank.

            (f) Governmental Authorizations. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body other than filing financing statements and continuation statements under the Uniform Commercial Code and upon certain changes in Grantor or its property, other forms pursuant to the Uniform Commercial Code is required for either (i) the grant by Grantor of the security interest granted hereby,
(ii) the execution, delivery or performance of this Agreement by Grantor, or
(iii) the perfection of or the exercise by Secured Party of its rights and remedies hereunder (except as may have been taken by or at the direction of Grantor).

            (g) Intellectual Property Collateral.

                  (i) a true and complete list of all Trademark Registrations and applications to register Trademarks owned or held (whether pursuant to a license or otherwise) by such Grantor, in whole or in part, is set forth in Schedule I;

                  (ii) after reasonable inquiry, such Grantor is not aware of any pending or threatened claim by any third party that any of the Intellectual Property Collateral owned by such Grantor is invalid or unenforceable; and

                  (iii) no effective security interest or other Lien covering all or any part of the Intellectual Property Collateral owned by such Grantor is on file in the United States Patent and Trademark Office or the United States Copyright Office.

            (h) Validity and Enforceability of Intellectual Property Collateral. Each of the trademarks, service marks, tradenames, copyrights and patents or applications making up the Intellectual Property owned by such Grantor is valid, subsisting and enforceable and Grantor is not aware of any pending or threatened claim by any third party that any of the trademarks, tradenames, copyrights or patents owned by such Grantor is invalid or unenforceable or that the use of any of the trademarks, service marks, tradenames, copyrights or patents owned by such Grantor violates the rights of any third person or of any basis for any such claim.

            (i) Perfection. This Agreement, together with the filing of financing statements, on form UCC-1 in the jurisdictions shown on Schedule II and the recording of the Grant of Intellectual Property Security Interest substantially in the form of Exhibit A ("Grant of

Intellectual Property Security Interest") describing the Intellectual Property Collateral with the United States Patent and Trademark Office which have been made, create a valid, perfected and, except for Permitted Encumbrances, first priority security interest in the Collateral if and to the extent perfection may be achieved by such filing, securing the payment of the Secured Obligations.

            (j) Other Information. All information heretofore, herein or hereafter supplied to Secured Party by Grantor or on its behalf by its accountants and counsel with respect to the Collateral is accurate and complete in all respects.

            SECTION 5. Further Assurances.

            (a) Grantor agrees that from time to time, at the expense of Grantor, Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be reasonably necessary or desirable, or that Secured Party may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, Grantor will: (i) at the request of Secured Party mark conspicuously each item of chattel paper included in the Accounts, each Related Contract and each of its records pertaining to the Collateral, with a legend, in form and substance satisfactory to Secured Party, indicating that such Collateral is subject to the security interest granted hereby, (ii) at the request of Secured Party, deliver and pledge to Secured Party hereunder all promissory notes and other instruments (other than checks) and all original counterparts of chattel paper constituting Collateral, duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to Secured Party, (iii) execute and file such financing or continuation statements, or amendments thereto, and such other writings or notices, as may be reasonably necessary or desirable, or as Secured Party may request, in order to perfect and preserve the security interests granted or purported to be granted hereby, (iv) at any reasonable time, upon request by Secured Party, after reasonable notice except if an Event of Default has occurred and is continuing exhibit the Collateral to and allow inspection of the Collateral by Secured Party, or persons designated by Secured Party, and (v) at Secured Party's reasonable request, appear in and defend any action or proceeding that may affect Grantor's title to or Secured Party's security interest in all or any part of the Collateral if perfected but not vis-a-vis Permitted Encumbrances.

            (b) Grantor hereby authorizes Secured Party to file one or more continuation statements and/or amendments to continuation statements, relative to all or any part of the Collateral without the signature of Grantor. Grantor hereby authorizes Secured Party to file one or more financing statements and/or amendments to financing statements relative to all or any part of the Collateral without the signature of Grantor; provided that Secured Party (i) gives notice to Grantor of its intention to do so and (ii) Grantor does not respond to such notice by filing a financing statement within five days of receipt of such notice. Grantor agrees that a carbon, photographic or other reproduction of this Agreement or of a financing statement signed by Grantor shall be sufficient as a financing statement and may be filed as a financing statement in any and all jurisdictions.

            (c) Without limiting the generality of the foregoing clause (a), if any Grantor shall hereafter obtain rights to any new Intellectual Property Collateral or become entitled to the benefit of (i) any patent application or patent or any reissue, division, continuation, renewal, extension or continuation-in-part of any Patent or any improvement of any Patent; or (ii) any Copyright Registration, application for Registration or renewals or extension of any Copyright, then in any such case, the provisions of this Agreement shall automatically apply thereto. Each Grantor shall promptly notify Secured Party in writing of any of the foregoing rights acquired by such Grantor after the date hereof and of (i) any Trademark Registrations issued or application for a Trademark Registration or application for a Patent made, and (ii) any Copyright Registrations issued or applications for Copyright Registration made, in any such case, after the date hereof. Promptly after the filing of an application for any (1) Trademark Registration; (2) Patent; and (3) Copyright Registration, each Grantor shall execute and deliver to Secured Party and record in all places where this Agreement is recorded a Security Agreement Supplement, substantially in the form of Exhibit B, pursuant to which such Grantor shall grant to Secured Party a security interest to the extent of its interest in such Intellectual Property Collateral; provided, if, in the reasonable judgment of such Grantor, after due inquiry, granting such interest would result in the grant of a Trademark Registration or Copyright Registration in the name of Secured Party, such Grantor shall give written notice to Secured Party as soon as reasonably practicable and the filing shall instead be undertaken as soon as practicable but in no case later than immediately following the grant of the applicable Trademark Registration or Copyright Registration, as the case may be.

            (d) Each Grantor hereby authorizes Secured Party to modify this Agreement without obtaining such Grantor's approval of or signature to such modification by amending Schedule I, to include reference to any right, title or interest in any existing Intellectual Property Collateral or any Intellectual Property Collateral acquired or developed by any Grantor after the execution hereof or to delete any reference to any right, title or interest in any Intellectual Property Collateral in which any Grantor no longer has or claims any right, title or interest.

            (e) Grantor will furnish to Secured Party statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral every quarter all in reasonable detail.

            SECTION 6. Certain Covenants of Grantor. Grantor shall:

            (a) not use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement or any applicable statute, regulation or ordinance or any policy of insurance covering the Collateral;

            (b) notify Secured Party of any change in Grantor's name, identity or corporate structure except as contemplated by the Credit Agreement within 15 days of such change;

            (c) give Secured Party 30 days' prior written notice of any change in Grantor's chief place of business, chief executive office or residence or the office where Grantor keeps its records regarding the Accounts;

            (d) if Secured Party gives value to enable Grantor to acquire rights in or the use of any Collateral, use such value for such purposes; and

            (e) pay all taxes, assessments and other governmental charges imposed upon the Collateral and all claims (including claims for labor, services, materials and supplies) against the Collateral for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided that no such charge or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (1) such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor and (2) in the case of a charge or claim which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such charge or claim.

            SECTION 7. Special Covenants With Respect to Equipment and Inventory. Grantor shall:

            (a) until the sale or lease thereof as permitted hereby keep the Equipment and Inventory at the places therefor specified on Schedule II annexed hereto or, upon 30 days' prior written notice to Secured Party, at such other places in jurisdictions where all action that may be reasonably necessary or desirable, or that Secured Party may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby, or to enable Secured Party to exercise and enforce its rights and remedies hereunder, with respect to such Equipment and Inventory shall have been taken;

            (b) cause the Equipment to be maintained and preserved in the same condition, repair and working order as on this date, ordinary wear and tear excepted, and in accordance with Grantor's past practices.

            (c) keep correct and accurate records of the Inventory, itemizing and describing the kind, type and quantity of Inventory, Grantor's book value therefor in accordance with Grantor's past practices; and

            (d) promptly upon the issuance and delivery to Grantor of any Negotiable Document of Title, deliver such Negotiable Document of Title to Secured Party except as otherwise necessary or desirable in the operation of Grantor's business.

            SECTION 8. Insurance. Grantor shall, at its own expense, maintain insurance with respect to the Equipment and Inventory in accordance with the terms of the Credit Agreement.

            SECTION 9. Special Covenants with respect to Accounts and Related Contracts.

            (a) Grantor shall keep its chief place of business and chief executive office and the office where it keeps its records concerning the Accounts and Related Contracts at the location therefor specified in Section 4 or, upon 30 days' prior written notice to Secured Party, at such other location in a jurisdiction where all action that may be reasonably necessary or desirable, or that Secured Party may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby, or to enable Secured Party after and during the continuation of an Event of Default to exercise and enforce its rights and remedies hereunder, with respect to such Accounts and Related Contracts shall have been taken. Grantor will hold arid preserve such records and will permit representatives of Secured Party at any time during normal business hours after reasonable notice unless an Event of Default has occurred and is continuing to inspect and make abstracts from such records, and Grantor agrees to render to Secured Party, at Grantor's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. Promptly upon the request of Secured Party, Grantor shall deliver to Secured Party complete and correct copies of each Related Contract.

            (b) Grantor shall, for not less than 5 years from the date on which such Account arose, maintain (i) complete records of each Account, including records of all payments received, credits granted and merchandise returned, and
(ii) all documentation relating thereto.

            (c) Except as otherwise provided in this subsection (c), Grantor shall continue to collect, at its own expense, all amounts due or to become due to Grantor under the Accounts and Related Contracts. In connection with such collections, Grantor may take (and, at Secured Party's direction, after and during the continuation of an Event of Default shall take) such action as Grantor or Secured Party may deem necessary or advisable to enforce collection of amounts due or to become due under the Accounts; provided, however, that Secured Party shall have the right at any time, upon the occurrence and during the continuation of an Event of Default or a Potential Event of Default and upon written notice to Grantor of its intention to do so, to notify the account debtors or obligors under any Accounts of the assignment of such Accounts to Secured Party and to direct such account debtors or obligors to make payment of all amounts due or to become due to Grantor thereunder directly to Secured Party, to notify each Person maintaining a lockbox or similar arrangement to which account debtors or obligors under any Accounts have been directed to make payment to remit all amounts representing collections on checks and other payment items from time to time sent to or deposited in such lockbox or other arrangement directly to Secured Party and, upon such notification and at the expense of Grantor, to enforce collection of any such Accounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as Grantor might have done. After receipt by Grantor of the notice from Secured Party referred to in the proviso to the preceding sentence,
(i) all amounts and proceeds (including checks and other instruments) received by Grantor in respect of the Accounts and the Related Contracts shall be received in trust for the benefit of Secured Party hereunder, shall be segregated from other funds of Grantor and shall be forthwith paid over or delivered to Secured Party in the same form as so received (with any necessary endorsement) to be promptly applied as provided by Section 18 and (ii) Grantor shall not adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon.

            SECTION 10. Special Provisions With Respect to the Assigned Agreements.

            (a) Grantor shall at its expense:

                  (i) perform and observe all terms and provisions of the Assigned Agreements to be performed or observed by it, maintain the Assigned Agreements in full force and effect, enforce the Assigned Agreements in accordance with their terms, and take all such action to such end as may be from time to time requested by Secured Party; and

                  (ii) furnish to Secured Party, promptly upon receipt thereof, copies of all notices, requests and other documents received by Grantor under or pursuant to the Assigned Agreements, and from time to time furnish to Secured Party such information and reports regarding the Assigned Agreements as Secured Party may reasonably request.

            (b) Grantor shall not:

                  (i) cancel or terminate any of the Assigned Agreements or consent to or accept any cancellation or termination thereof;

                  (ii) amend or otherwise modify the Assigned Agreements or give any consent, waiver or approval thereunder;

                  (iii) waive any default under or breach of the Assigned Agreements;

                  (iv) consent to or permit or accept any prepayment of amounts to become due under or in connection with the Assigned Agreements, except as expressly provided therein; or

                  (v) take any other action in connection with the Assigned Agreements that would impair the value of the interest or rights of Grantor thereunder or that would impair the interest or rights of Secured Party.

            SECTION 11. Deposit Accounts. Upon the occurrence and during the continuation of an Event of Default, Secured Party may exercise dominion and control over, and refuse to permit further withdrawals (whether of money, securities, instruments or other property) from any deposit accounts maintained by Grantor with Secured Party constituting part of the Collateral.

            SECTION 12. Special Provisions With Respect to the Intellectual Property Collateral.

            (a) Each Grantor shall:

                  (i) diligently keep reasonable records respecting the Intellectual Property Collateral and at all times keep at least one complete set of its records concerning such Collateral at its chief executive office or principal place of business;

                  (ii) hereafter use commercially reasonable efforts so as not to permit the inclusion in any contract to which it hereafter becomes a party of any provision that could or might in any way materially impair or prevent the creation of a security interest in, or the assignment of, such Grantor's rights and interests in any property included within the definitions of any Intellectual Property Collateral acquired under such contracts;

                  (iii) take all steps deemed appropriate in Grantor's commercially reasonable judgement to protect the secrecy of all trade secrets relating to the products and services sold or delivered under or in connection with the Intellectual Property Collateral, including, without limitation, where appropriate entering into confidentiality agreements with employees and labeling and restricting access to secret information and documents;

                  (iv) use proper statutory notice in connection with its use of any of the Intellectual Property Collateral;

                  (v) use a commercially appropriate standard of quality (which may be consistent with such Grantor's past practices) in the manufacture, sale and delivery of products and services sold or delivered under or in connection with the Trademarks; and

                  (vi) furnish to Secured Party from time to time at Secured Party's reasonable request statements and schedules further identifying and describing any Intellectual Property Collateral and such other reports in connection with such Collateral, all in reasonable detail.

            (b) Except as otherwise provided in this Section 12, each Grantor shall continue to collect, at its own expense, all amounts due or to become due to such Grantor in respect of the Intellectual Property Collateral or any portion thereof. In connection with such collections, each Grantor may take such action as such Grantor may deem reasonably necessary or advisable to enforce collection of such amounts; provided that Secured Party shall, upon request of Grantor and at its expense, take such action as may be reasonably necessary to cooperate with Grantor where required in connection with such collection provided that Grantor shall have made arrangements satisfactory to Secured Party to indemnify it against any liabilities therefor; and provided, further, Secured Party shall have the right at any time, upon the occurrence and during the continuation of an Event of Default and upon written notice to such Grantor of its intention to do so, to notify the obligors with respect to any such amounts of the existence of the security interest created hereby and to direct such obligors to make payment of all such amounts directly to Secured Party, and, upon such notification and at the expense of such Grantor, to enforce collection of any such amounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done. After receipt by any Grantor of the notice from Secured Party referred to in the proviso to the preceding sentence and during the continuation of any Event of Default, (i) all amounts and proceeds (including checks and other instruments) received by each Grantor in respect of amounts due to such Grantor in respect of the Intellectual Property Collateral or any portion thereof shall be received in trust for the benefit of Secured Party hereunder, shall be segregated from other finds of such Grantor and shall be forthwith paid over or delivered to Secured Party in the same form as so received (with any necessary endorsement) to be held as cash Collateral and applied as provided by Section 18, and (ii) such Grantor shall not adjust, settle or compromise the amount or payment of any such amount or release wholly or partly any obligor with respect thereto or allow any credit or discount thereon.

            (c) Each Grantor shall have the duty diligently to prosecute, file and/or make, unless and until such Grantor, in its commercially reasonable judgment, decides otherwise, (i) any application relating to any of the Intellectual Property Collateral owned, held or used by such Grantor and identified on Schedule I, as applicable, that is pending as of the date of this Agreement, (ii) any Copyright Registration on any existing or future unregistered but copyrightable works (except for works of nominal commercial value or with respect to which such Grantor has determined in the exercise of its commercially reasonable judgment that it shall not seek registration), (iii) application on any future patentable but unpatented innovation or invention comprising Intellectual Property Collateral, and (iv) any Trademark opposition and cancellation proceedings, renew Trademark Registrations and Copyright Registrations and do any and all acts which are necessary or desirable, as determined in such Grantor's commercially reasonable judgment, to preserve and maintain all rights in all Intellectual Property Collateral. Any expenses incurred in connection therewith shall be borne solely by Grantors. Subject to the foregoing, each Grantor shall give Secured Party prior written notice of any abandonment of any Intellectual Property Collateral or any pending patent application or any Patent.

            (d) Except as provided herein, each Grantor shall have the right to commence and prosecute in its own name, as real party in interest, for its own benefit and at its own expense, such suits, proceedings or other actions for infringement, unfair competition, dilution, misappropriation or other damage, or reexamination or reissue proceedings as are in its commercially reasonable judgment necessary to protect the Intellectual Property Collateral. Secured Party shall provide, at such Grantor's expense, all reasonable and necessary cooperation in connection with any such suit, proceeding or action but Secured Party shall not be required to take any such action including, without limitation, joining as a necessary party unless it shall be indemnified by Grantor pursuant to arrangements satisfactory to Secured Party against any and all liability relating thereto. Each Grantor shall promptly, following its becoming aware thereof, notify Secured Party of the institution of, or of any adverse determination in, any proceeding (whether in the United States Patent and Trademark Office, the United States Copyright Office or any federal, state, local or foreign court) or regarding such Grantor's ownership, right to use, or interest in any Intellectual Property Collateral. Each Grantor shall provide to Secured Party any information with respect thereto requested by Secured Party.

            (e) In addition to, and not by way of limitation of, the granting of a security interest in the Collateral pursuant hereto, each Grantor, effective upon the occurrence and during the continuation of an Event of Default and upon written notice from Secured Party, shall grant, sell, convey, transfer, assign and set over to Secured Party, for its benefit and the ratable benefit of Lenders, all of such Grantor's right, title and interest in and to the Intellectual Property Collateral to the extent necessary to enable Secured Party to use, possess and realize on the Intellectual Property Collateral and to enable any successor or assign to enjoy the benefits of the Intellectual Property Collateral. This right shall inure to the benefit of all successors, assigns and transferees of Secured Party and its successors, assigns and transferees, whether by voluntary conveyance, operation of law, assignment, transfer, foreclosure, deed in lieu of foreclosure or otherwise. Such right and license shall be granted free of charge, without requirement that any monetary payment whatsoever be made to such Grantor. In addition, each Grantor hereby grants to Secured Party and its employees, representatives and agents the right to visit such Grantor's and any of its Affiliate's or subcontractor's plants, facilities and other places of business that are utilized in connection with the manufacture, production, inspection, storage or sale of products and services sold or delivered under any of the Intellectual Property Collateral (or which were so utilized during the prior six month period), and to inspect the quality control and all other records relating thereto upon reasonable advance written notice to such Grantor and at reasonable dates and times and as often as may be reasonably requested. If and to the extent that any Grantor is permitted to license the Intellectual Property Collateral, Secured Party shall promptly enter into a non-disturbance agreement or other similar arrangement, at such Grantor's request and expense, with such Grantor and any licensee of any Intellectual Property Collateral permitted hereunder in form and substance satisfactory to Secured Party pursuant to which (i) Secured Party shall agree not to disturb or interfere with such licensee's rights under its license agreement with such Grantor so long as such licensee is not in default thereunder, and (ii) such licensee shall acknowledge and agree that the Intellectual Property Collateral licensed to it is subject to the security interest created in favor of Secured Party and the other terms of this Agreement.

            SECTION 13. Transfers and Other Liens. Grantor shall not:

            (a) sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral, except as permitted by the Credit Agreement; or

            (b) except for Permitted Encumbrances and the security interest created by this Agreement, create or suffer to exist any Lien upon or with respect to any of the Collateral to secure the indebtedness or other obligations of any Person.

            SECTION 14. Secured Party Appointed Attorney-in-Fact. Grantor hereby irrevocably appoints Secured Party as Grantor's attorney-in-fact, with full authority in the place and stead of Grantor and in the name of Grantor, Secured Party or otherwise, from time to time in Secured Party's discretion effective upon the occurrence and during the continuation of any Event of Default to take any action and to execute any instrument that Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including without limitation:

            (a) to obtain and adjust insurance required to be maintained by Grantor or paid to Secured Party in accordance with the terms of the Credit Agreement;

            (b) to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

            (c) to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clauses (a) and (b) above;

            (d) to file any claims or take any action or institute any proceedings that Secured Party may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Secured Party with respect to any of the Collateral;

            (e) to pay or discharge taxes or Liens (other than Liens permitted under this Agreement or the Credit Agreement) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by Secured Party in its sole discretion, any such payments made by Secured Party to become obligations of Grantor to Secured Party, due and payable immediately without demand;

            (f) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with Accounts and other documents relating to the Collateral; and

            (g) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and to do, at Secured Party's option and Grantor's expense, at any time or from time to time, all acts and things that Secured Party deems necessary to protect, preserve or realize upon the Collateral and Secured Party's security interest therein in order to effect the intent of this Agreement, all as fully and effectively as Grantor might do.

            SECTION 15. Secured Party May Perform. If Grantor fails to perform any agreement contained herein, Secured Party may after reasonable notice to Grantor itself perform, or cause performance of, such agreement, and the expenses of Secured Party incurred in connection therewith shall be payable by Grantor in accordance with the terms of the Credit Agreement.

            SECTION 16. Standard of Care. The powers conferred on Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Secured Party shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Secured Party accords its own property.

            SECTION 17. Remedies. If any Event of Default shall have occurred and be continuing, Secured Party may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code as in effect in any relevant jurisdiction (the "Code") (whether or not the Code applies to the affected Collateral), and also may (a) require Grantor to, and Grantor hereby agrees that it will at its expense and upon request of Secured Party forthwith, assemble all or part of the Collateral as directed by Secured Party and make it available to Secured Party at a place to be designated by Secured Party that is reasonably convenient to both parties, (b) enter onto the property where any Collateral is located and take possession thereof with or without judicial process, (c) prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent Secured Party deems appropriate, (d) take possession of Grantor's premises or place custodians in exclusive control thereof, remain on such premises and use the same and any of Grantor's equipment for the purpose of completing any work in process, taking any actions described in the preceding clause (c) and collecting any Secured Obligation, and (e) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Secured Party's offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as are commercially reasonable. Secured Party or any Lender or Interest Rate Exchanger may be the purchaser of any or all of the Collateral at any such sale and Secured Party, as agent for and representative of Lenders and Interest Rate Exchangers (but not any Lender or Lenders or Interest Rate Exchanger in its or their respective individual capacities unless Requisite Lenders or Requisite Obligees (as defined in Section 20(a))shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by Secured Party at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Grantor, and Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Grantor hereby waives any claims against Secured Party arising by reason of the fact that the price at which any Collateral may have been sold at such a commercially reasonable private sale was less than the price which might have been obtained at a public sale, even if Secured Party accepts the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, Grantor shall be liable for the deficiency and the reasonable fees of any attorneys employed by Secured Party to collect such deficiency.

            SECTION 18. Additional Remedies for Intellectual Property
Collateral.

            (a) Anything contained herein to the contrary notwithstanding, upon the occurrence and during the continuation of an Event of Default, (i) Secured Party shall have the right (but not the obligation) to bring suit, in the name of any Grantor, Secured Party or otherwise, to enforce any Intellectual Property Collateral, in which event each Grantor shall, at the request of Secured Party, do any and all lawful acts and execute any and all documents required by Secured Party in aid of such enforcement and each Grantor shall promptly, upon demand, reimburse and indemnify Secured Party as provided in Sections 12.2 and 12.3 of the Credit Agreement and Section 20 hereof, as applicable, in connection with the exercise of its rights under this Section, and, to the extent that Secured Party shall elect not to bring suit to enforce any Intellectual Property Collateral as provided in this Section, each Grantor agrees to use all reasonable measures, whether by action, suit, proceeding or otherwise, to prevent the infringement of any of the Intellectual Property Collateral by others and for that purpose agrees to use its commercially reasonable judgement in maintaining any action, suit or proceeding against any Person so infringing reasonably necessary to prevent such infringement; (ii) upon written demand from Secured Party, each Grantor shall execute and deliver to Secured Party an assignment or assignments of the Intellectual Property Collateral and such other documents as are necessary or appropriate to carry out the intent and purposes of this Agreement; (iii) each Grantor agrees that such an assignment and/or recording shall be applied to reduce the Secured Obligations outstanding only to the extent that Secured Party (or any Lender) receives cash proceeds in respect of the sale of, or other realization upon, the Intellectual Property Collateral; and (iv) within five Business Days after written notice from Secured Party, each Grantor shall make available to Secured Party, to the extent within such Grantor's power and authority, such personnel in such Grantor's employ on the date of such Event of Default as Secured Party may reasonably designate, by name, title or job responsibility, to permit such Grantor to continue, directly or indirectly, to produce, advertise and sell the products and services sold or delivered by such Grantor under or in connection with the Trademarks, Trademark Registrations and Trademark Rights, such persons to be available to perform their prior functions on Secured Party's behalf and to be compensated by Secured Party at such Grantor's expense on a per diem, pro-rata basis consistent with the salary and benefit structure applicable to each as of the date of such Event of Default.

            (b) If (i) an Event of Default shall have occurred and, by reason of cure, waiver, modification, amendment or otherwise, no longer be continuing,
(ii) no other Event of Default shall have occurred and be continuing, (iii) an assignment to Secured Party of any rights, title and interests in and to the Intellectual Property Collateral shall have been previously made, and (iv) the Secured Obligations shall not have become immediately due and payable, upon the written request of any Grantor, Secured Party shall promptly execute and deliver to such Grantor such assignments as may be necessary to reassign to such Grantor any such rights, title and interests as may have been assigned to Secured Party as aforesaid, subject to any disposition thereof that may have been made by Secured Party; provided, after giving effect to such reassignment, Secured Party's security interest granted pursuant hereto, as well as all other rights and remedies of Secured Party granted hereunder, shall continue to be in full force and effect; and provided further, the rights, title and interests so reassigned shall be free and clear of all Liens other than Liens (if any) encumbering such rights, title and interest at the time of their assignment to Secured Party and Permitted Encumbrances.

            SECTION 19. Application of Proceeds. Except as expressly provided elsewhere in this Agreement, all proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied as provided in subsection 2.4D of the Credit Agreement.

            SECTION 20. Continuing Security Interest: Transfer of Loans. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the payment in full of the Secured Obligations, the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit, (b) be binding upon Grantor, its successors and assigns, and (c) inure, together with the rights and remedies of Secured Party hereunder, to the benefit of Secured Party and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), but subject to the provisions of subsection 12.1 of the Credit Agreement, any Lender may assign or otherwise transfer any Loans held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lenders herein or otherwise. Upon the payment in full of all Secured Obligations other than any which survive the payment in full of the principal and interest of the Loans, the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to Grantor. Upon any such termination Secured Party will, at Grantor's expense, execute and deliver to Grantor such documents as Grantor shall reasonably request to evidence such termination.

            SECTION 21. Secured Party as Collateral Agent.

            (a) Secured Party has been appointed to act as Secured Party hereunder by Lenders and, by their acceptance of the benefits hereof, Interest Rate Exchangers. Secured Party shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Collateral), solely in accordance with this Agreement and the Credit Agreement; provided that Secured Party shall exercise, or refrain from exercising any remedies provided for in
Section 17 in accordance with the instructions of (i) Requisite Lenders or (ii) after payment in full of all Obligations under the Credit Agreement and the other Loan Documents other than any which survive the payment in full of the principal and interest of the Loans, the holders of a majority of the aggregate notional amount (or, with respect to any Interest Rate Agreement that has been terminated in accordance with its terms, the amount then due and payable (exclusive of expenses and similar payments but including any early termination payments then due) under such Interest Rate Agreement) under all Interest Rate Agreements (Requisite Lenders or, if applicable, such holders being referred to herein as "Requisite Obligees"). In furtherance of the foregoing provisions of this Section 21(a), each Interest Rate Exchanger, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Collateral hereunder, it being understood and agreed by such Interest Rate Exchanger that all rights an remedies hereunder may be exercised solely by Secured Party for the benefit of Lenders and Interest Rate Exchangers in accordance with the terms of this Section 21(a).

            (b) Secured Party shall at all times be the same Person that is Agent under the Credit Agreement. Written notice of resignation by Agent pursuant to subsection 10.6 of the Credit Agreement shall also constitute notice of resignation as Secured Party under this Agreement; removal of Agent pursuant to subsection 10.6 of the Credit Agreement shall also constitute removal as Secured Party under this Agreement; and appointment of a successor Agent pursuant to subsection 10.6 of the Credit Agreement shall also constitute appointment of a successor Secured Party under this Agreement. Upon the acceptance of any appointment as Agent under subsection 10.6 of the Credit Agreement by a successor Agent, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Secured Party under this Agreement, and the retiring or removed Secured Party under this Agreement shall promptly (i) transfer to such successor Secured Party all sums, securities and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Secured Party under this Agreement, and (ii) execute and deliver to such successor Secured Party such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Secured Party of the security interests created hereunder, whereupon such retiring or removed Secured Party shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Agent's resignation or removal hereunder as Secured Party, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Secured Party hereunder.

            SECTION 22. Amendments; Etc. No amendment, modification, termination or waiver of any provision of this Agreement, and no consent to any departure by Grantor therefrom, shall in any event be effective unless the same shall be in writing and signed by Secured Party and, in the case of any such amendment or modification, by Grantor. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

            SECTION 23. Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex, or three Business days after depositing it in the United States mail with postage prepaid and properly addressed; provided that notices to Agents shall not be effective until received. For the purposes hereof, the addresses of each party hereto shall be as set forth under such party's name on the signature pages hereof such other address as shall be designated by such Person in a written notice delivered to the other parties hereto.

            SECTION 24. Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of Secured Party in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or farther exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

            SECTION 25. Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

            SECTION 26. Headings. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

            SECTION 27. Governing Law; Terms. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5.1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT TO THE EXTENT THAT THE CODE PROVIDES THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR

REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. Unless otherwise defined herein or in the Credit Agreement, terms used in Articles 8 and 9 of the Uniform Commercial Code in the State of New York are used herein as therein defined.

            SECTION 28. Counterparts. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

            SECTION 29. Notice of Interest Rate Agreements. The Collateral Agent shall not be deemed to have any duty whatsoever with respect to any Interest Rate Exchanger until it shall have received written notice in form and substance satisfactory to the Collateral Agent from Grantor or the Interest Rate Exchanger as to the existence and terms of the applicable Interest Rate Agreement. Collateral Agent may require each Interest Rate Exchanger to execute and deliver to Collateral Agent such instruments as Collateral Agent may require evidencing the agreement of such Interest Rate Exchanger to the terms of this Agreement as a condition to such Interest Rate Exchanger's entitlement to the benefits hereof.

                  [Remainder of page intentionally left blank]

IN WITNESS WHEREOF, Grantor and Secured Party have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                  MANUFACTURERS' SERVICES LIMITED


                                  By: ______________________________
                                  Title:

                                  Notice Address: 200 Baker Avenue
                                                  Concord, Massachusetts 01742
                                                  Attention: Dale Johnson


                                  BANK OF AMERICA NATIONAL TRUST AND
                                  SAVINGS ASSOCIATION, as Collateral Agent


                                  By: ______________________________
                                  Title:

                                  Notice Address: Agency Management 10831
                                                  1455 Market Street, 12th Floor
                                                  San Francisco, CA 94103
                                                  Attention:  Wendy Young

                                   SCHEDULE I
                              TO SECURITY AGREEMENT

Assigned Agreements:

      None

Trademarks:

                           Trademark          Registration      Registration
Registered Owner           Description        Number            Date
----------------           -----------        ------            ----

Manufacturers' Services    Service Mark       75-131652         Pending
Limited

Manufacturers' Services    Service Mark       75-131651         Pending
Limited

Manufacturers' Services    Service Mark       75-131372         Pending
Limited

                                   SCHEDULE II
                              TO SECURITY AGREEMENT

Locations of Equipment:


Locations of Inventory:


UCC Filing Jurisdictions:

                                    EXHIBIT A

                  FORM OF GRANT OF TRADEMARK SECURITY INTEREST

      WHEREAS, MANUFACTURERS' SERVICES LIMITED, a Delaware corporation ("GRANTOR"), owns and uses in its business, and will in the future adopt and so use, various intangible assets, including the Trademark Collateral (as defined below); and

      WHEREAS, Grantor and Grantor's Subsidiary MSL Overseas Finance B.V. ("MSL Overseas"), a Netherlands private company with limited liability, have entered into a Credit Agreement dated as of August 21, 1998 (said Credit Agreement, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "Credit Agreement") with the financial institutions named therein (collectively, together with their respective successors and assigns party to the Credit Agreement from time to time, the "Lenders") and Bank of America National Trust and Savings Association, as collateral agent for the Lenders (in such capacity, "Secured Party") and as administrative agent and issuing lender, pursuant to which Lenders have made certain commitments, subject to the terms and conditions set forth in the Credit Agreement, to extend certain credit facilities to MSL Overseas and Grantor; and

      WHEREAS, [Company] [Grantor] may from time to time enter, or may from time to time have entered, into one or more Interest Rate Agreements (collectively, the "Interest Rate Agreements") with one or more Lenders (in such capacity, collectively, "Interest Rate Exchangers"); and

      WHEREAS, pursuant to the terms of a Company Security Agreement dated as of August __, 1998 (as amended, supplemented or otherwise modified from time to time, the "Security Agreement"), among Grantor and Secured Party, Grantor has agreed to create in favor of Secured Party a secured and protected interest in, and Secured Party has agreed to become a secured creditor with respect to, the Trademark Collateral;

      NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, subject to the terms and conditions of the Credit Agreement and the Security Agreement, Grantor hereby grants to Secured Party a security interest in all of Grantor's right, title and interest in and to the following, in each case whether now or hereafter existing or in which Grantor now has or hereafter acquires an interest and wherever the same may be located (the "Trademark Collateral"):

                  (i) all rights, title and interest (including rights acquired pursuant to a license or otherwise but only to the extent permitted by agreements governing such license or other use) in and to all trademarks, service marks, designs, logos, indicia, tradenames, trade dress, corporate names, company names, business names, fictitious business names, trade styles and/or other source and/or business identifiers and applications pertaining thereto, owned by such Grantor, or hereafter adopted and used, in its business (including, without limitation, the trademarks specifically identified in Schedule A) (collectively, the "Trademarks"), all registrations that have been or may hereafter be issued or applied for thereon in the United States and any state thereof and in foreign countries (including, without limitation, the registrations and applications specifically identified in Schedule A) (the "Trademark Registrations"), all common law and other rights (but in no event any of the obligations) in and to the Trademarks in the United States and any state thereof and in foreign countries (the "Trademark Rights"), and all goodwill of such Grantor's business symbolized by the Trademarks and associated therewith (the "Associated Goodwill"); and

                  (ii) all proceeds, products, rents and profits of or from any and all of the foregoing Trademark Collateral and, to the extent not otherwise included, all payments under insurance (whether or not Secured Party is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Trademark Collateral. For purposes of this Grant of Trademark Security Interest, the term "proceeds" includes whatever is receivable or received when Trademark Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

      Notwithstanding anything herein to the contrary, in no event shall the Trademark Collateral include, and Grantor shall be not deemed to have granted a security interest in, any of Grantor's rights or interests in any license, contract or agreement to which Grantor is a party or any of its rights or interests thereunder to the extent, but only to the extent, that such a grant would, under the terms of such license, contract or agreement or otherwise, result in a breach of the terms of, or constitute a default under any license, contract or agreement to which Grantor is a party; provided, that immediately upon the ineffectiveness, lapse or termination of any such provision, the Trademark Collateral shall include, and Grantor shall be deemed to have granted a security interest in, all such rights and interests as if such provision had never been in effect.

      Grantor does hereby further acknowledge and affirm that the rights and remedies of Secured Party with respect to the security interest in the Trademark Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

      IN WITNESS WHEREOF, Grantor has caused this Grant of Trademark Security Interest to be duly executed and delivered by its officer thereunto duly authorized as of the _____th day of________________, _____.


                                  MANUFACTURERS' SERVICES LIMITED


                                  By: _______________________________
                                      Name:
                                      Title:

                                   SCHEDULE A
                                       TO
                      GRANT OF TRADEMARK SECURITY INTEREST

                           United States
                           Trademark          Registration     Registration
Registered Owner           Description        Number           Date
----------------           -----------        ------           ----

Manufacturers' Services    Service Mark       75-131652        Pending
Limited

Manufacturers' Services    Service Mark       75-131651        Pending
Limited

Manufacturers' Services    Service Mark       75-131372        Pending
Limited

                                    EXHIBIT B

                      COMPANY SECURITY AGREEMENT SUPPLEMENT

      This SECURITY AGREEMENT SUPPLEMENT, dated _______, is delivered pursuant to the Security Agreement, dated as of August __, 1998 (as it may be from time to time amended, modified or supplemented, the "Security Agreement"), among Manufacturers' Services Limited and Bank of America National Trust and Savings Association, as Secured Party. Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Security Agreement.

      Subject to the terms and conditions of the Security Agreement, Grantor hereby grants to Secured Party a security interest in all of Grantor's right, title and interest in and to the Intellectual Property Collateral listed on Supplemental Schedule [1(a)] [1(b)] [1.(c)] attached hereto the following, in each case whether now or hereafter existing or in which Grantor now has or hereafter acquires an interest and wherever the same may be located. All such Intellectual Property Collateral shall be deemed to be part of the Collateral and hereafter subject to each of the terms and conditions of the Security Agreement.

      IN WITNESS WHEREOF, Grantor has caused this Supplement to be duly executed and delivered by its duly authorized officer as of _______________.


                                    [GRANTOR]


                                    By: _______________________________
                                        Name:
                                        Title:

                           Supplemental Schedule ____

Trademarks:

                       Trademark           Registration      Registration
Registered Owner       Description         Number            Date
----------------       -----------         ------            ----


Patents Issued:

Patent No.             Issue Date          Invention         Inventor
----------             ----------          ---------         --------


Patents Pending:

Applicant's      Date             Application
Name             Filed            Number            Invention         Inventor
----             -----            ------            ---------         --------


U.S. Copyrights:

Copyright        Registration No.      Date of Issue       Registered Owner
---------        ----------------      -------------       ----------------


Foreign Copyright Registrations:

Country          Copyright             Registration No.       Date of Issue
-------          ---------             ----------------       -------------

Pending U.S. Copyrights:

Copyright        Reference No.       Date of Application    Copyright Claimant
---------        -------------       -------------------    ------------------


Pending Foreign Copyrights:

Country          Copyright             Registration No.       Date of Issue
-------          ---------             ----------------       -------------

                                   EXHIBIT XV

                               FORM OF SUBSIDIARY
                                    GUARANTY

            This SUBSIDIARY GUARANTY is entered into as of August __, 1998 by [NAME OF GUARANTOR], a _____________ corporation ("Guarantor"), in favor of and for the benefit of BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as collateral agent for and representative of (in such capacity herein called "Guarantied Party") the financial institutions ("Lenders") party to the Credit Agreement (as hereinafter defined), and, subject to subsection 5.12, for the benefit of the other Beneficiaries (as hereinafter defined).

                                    RECITALS

            A. MANUFACTURERS' SERVICES LIMITED, a Delaware corporation ("Company"), and Company's subsidiary, MSL Overseas Finance BV ("MSL Overseas"), have entered into that certain Credit Agreement dated as of August 21, 1998 with DLJ Capital Funding, Inc., as Syndication Agent, Guarantied Party and Lenders (said Credit Agreement, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "Credit Agreement"; capitalized terms defined therein and not otherwise defined herein being used herein as therein defined).

            B. Company may from time to time enter, or may from time to time have entered, into one or more Interest Rate Agreements (collectively, the "Interest Rate Agreements") with or one or more Lenders (in such capacity, collectively, "Interest Rate Exchangers") in accordance with the terms of the Credit Agreement, and it is desired that the obligations of Company under Interest Rate Agreements, including the obligation of Company to make payments thereunder in the event of early termination thereof (all such obligations being the "Interest Rate Obligations"), together with all obligations of Company and MSL Overseas under the Credit Agreement and the other Loan Documents, be guarantied hereunder.

            C. A portion of the proceeds of the Loans may be advanced to Guarantor and thus the Guarantied Obligations (as hereinafter defined) are being incurred for and will inure to the benefit of Guarantor (which benefits are hereby acknowledged).

            D. It is a condition precedent to the making of the initial Loans under the Credit Agreement that Company's obligations and MSL Overseas' obligations thereunder be guarantied by Guarantor.

            E. Guarantor is willing irrevocably and unconditionally to guaranty such obligations of Company.

            NOW, THEREFORE, based upon the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce Lenders and Guarantied Party to enter into the Credit Agreement and to make the Loans thereunder, Guarantor hereby agrees as follows:

SECTION 1. DEFINITIONS

      1.1 Certain Defined Terms. As used in this Guaranty, the following terms shall have the following meanings unless the context otherwise requires:

            "Beneficiaries" means Guarantied Party and Lenders.

            "Guarantied Obligations" has the meaning assigned to that term in subsection 2.1.

            "Guaranty" means this Guaranty dated as of August ___, 1998, as it may be amended, supplemented or otherwise modified from time to time.

            "payment in full", "paid in full" or any similar term means payment in full of the Guarantied Obligations, including without limitation all principal, interest, costs, fees and expenses (including, without limitation, reasonable legal fees and expenses) of Beneficiaries as required under the Loan Documents.

      1.2 Interpretation.

            (a) References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Guaranty unless otherwise specifically provided.

            (b) In the event of any conflict or inconsistency between the terms, conditions and provisions of this Guaranty and the terms, conditions and provisions of the Credit Agreement, the terms, conditions and provisions of this Guaranty shall prevail.

SECTION 2. THE GUARANTY

      2.1 Guaranty of the Guarantied Obligations. Subject to the provisions of subsection 2.2(a), Guarantor hereby irrevocably and unconditionally guaranties, as primary obligor and not merely as surety, the due and punctual payment in full of all Guarantied Obligations when the same, taking into account all grace, notice and cure periods applicable thereto, shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C.

ss. 362(a) or any similar provision of foreign law). The term "Guarantied Obligations" is used herein in its most comprehensive sense and includes:

            (a) any and all Obligations of Company and any and all interest Rate Obligations, in each case now or hereafter made, incurred or created, whether absolute or contingent, liquidated or unliquidated, whether due or not due, and however arising under or in connection with the Credit Agreement and the other Loan Documents, including those arising under successive borrowing transactions under the Credit Agreement which shall either continue the Obligations of Company or from time to time renew them after they have been satisfied and including interest which, but for the filing of a petition in bankruptcy with respect to Company, would have accrued on any Guarantied Obligations, whether or not a claim is allowed against Company for such interest in the related bankruptcy proceeding; and

            (b) those expenses set forth in subsection 2.8 hereof.

      2.2 Limitation on Amount Guarantied; Contribution by Guarantor. (a) Anything contained in this Guaranty to the contrary notwithstanding, if any Fraudulent Transfer Law (as hereinafter defined) is determined by a court of competent jurisdiction to be applicable to the obligations of Guarantor under this Guaranty, such obligations of Guarantor hereunder shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance or other challenge as a fraudulent transfer or fraudulent conveyance or fraudulent obligation under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law (collectively, the "Fraudulent Transfer Laws"), in each case after giving effect to all other liabilities of Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of Guarantor (x) in respect of intercompany indebtedness to Company or other affiliates of Company to the extent that such indebtedness would be discharged in an amount equal to the amount paid by Guarantor hereunder and (y) under any guaranty of Subordinated Indebtedness which guaranty contains a limitation as to maximum amount similar to that set forth in this subsection 2.2(a), pursuant to which the liability of Guarantor hereunder is included in the liabilities taken into account in determining such maximum amount) and after giving effect as assets to the value (to the extent applicable under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, reimbursement, indemnification or contribution of Guarantor pursuant to applicable law or pursuant to the terms of any agreement (including without limitation any such right of contribution under a Related Guaranty (as hereinafter defined) as contemplated by subsection 2.2(b)).

            (b) Guarantor under this Guaranty, and each guarantor under other guaranties, if any, relating to the Credit Agreement, provided that each such guarantor is a Domestic Subsidiary other than MSL SPV Spain, Inc. (the "Related Guaranties") which contain a contribution provision similar to that set forth in this subsection 2.2(b), together desire to allocate among themselves (collectively, the "Contributing Guarantors"), in a fair and equitable manner, their obligations arising under this Guaranty and the Related Guaranties. Accordingly, in the event any payment or distribution is made on any date by Guarantor under this Guaranty or a guarantor under a Related Guaranty (a "Funding Guarantor") that exceeds its Fair Share (as defined below) as of such date, that Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in the amount of such other Contributing Guarantor's Fair Share Shortfall (as defined below) as of such date, with the result that all such contributions will cause each Contributing Guarantor's Aggregate Payments (as defined below) to equal its Fair Share as of such date. "Fair Share" means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (i) the ratio of (x) the Adjusted Maximum Amount (as defined below) with respect to such Contributing Guarantor to (y) the aggregate of the Adjusted Maximum Amounts with respect to all Contributing Guarantors, multiplied by (ii) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty and the Related Guaranties in respect of the obligations guarantied. "Fair Share Shortfall" means, with respect to a Contributing Guarantor as of any date of determination, the excess, if any, of the Fair Share of such Contributing Guarantor over the Aggregate Payments of such Contributing Guarantor. "Adjusted Maximum Amount" means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty and the Related Guaranties, determined as of such date in accordance with subsection 2.2(a) or, if applicable, a similar provision contained in a Related Guaranty; provided that, solely for purposes of calculating the "Adjusted Maximum Amount" with respect to any Contributing Guarantor for purposes of this subsection 2.2(b), any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder or under any similar provision contained in a Related Guaranty shall not be considered as assets or liabilities of such Contributing Guarantor. "Aggregate Payments" means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (i) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty and the Related Guaranties (including, without limitation, in respect of this subsection 2.2(b) or any similar provision contained in a Related Guaranty) minus (ii) the aggregate amount of all payments received on or before such date by such Contributing Guarantor from the other Contributing Guarantors as contributions under this subsection 2.2(b) or any similar provision contained in a Related Guaranty. The amounts payable as contributions hereunder and under similar provisions in the Related Guaranties shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Contributing Guarantors of their obligations as set forth in this subsection 2.2(b) or any similar provision contained in a Related Guaranty shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder or under a Related Guaranty. Each Contributing Guarantor under a Related Guaranty is a third party beneficiary to the contribution agreement set forth in this subsection 2.2(b).

      2.3 Payment by Guarantor: Application of Payments. Subject to the provisions of subsection 2.2(a), Guarantor hereby agrees, in furtherance of the foregoing and not in limitation of any other right which any Beneficiary may have at law or in equity against Guarantor by virtue hereof, that upon the failure of Company to pay any of the Guarantied Obligations when and as the same, taking into account all grace, notice and cure periods applicable thereto shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. ss. 362(a) or any similar provision of foreign law), Guarantor will upon demand pay, or cause to be paid, in cash, to Guarantied Party for the ratable benefit of Beneficiaries, an amount equal to the sum of the unpaid principal amount of all Guarantied Obligations then due as aforesaid, accrued and unpaid interest on such Guarantied Obligations (including, without limitation, interest which, but for the filing of a petition in bankruptcy with respect to Company, would have accrued on such Guarantied Obligations, whether or not a claim is allowed against Company for such interest in the related bankruptcy proceeding) and all other Guarantied Obligations then owed to Beneficiaries as aforesaid. All such payments shall be applied promptly from time to time by Guarantied Party as provided in subsection 2.4D of the Credit Agreement.

      2.4 Liability of Guarantor Absolute. Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guarantied Obligations or of the obligations hereunder. In furtherance of the foregoing and without limiting the generality thereof, Guarantor agrees as follows:

            (a) This Guaranty is a guaranty of payment when due and not of collectibility.

            (b) Guarantied Party may enforce this Guaranty upon the occurrence of an Event of Default under the Credit Agreement or the occurrence of an Early Termination Date (as defined in an Interest Rate Agreement in the form prepared by the International Swap and Dealers Association, Inc. or a similar event under any similar swap agreement) under any Interest Rate Agreements (either such occurrence being an "Event of Default" for purposes of this Guaranty).

            (c) The obligations of Guarantor hereunder are independent of the obligations of Company under the Loan Documents or the Interest Rate Agreements and the obligations of any other guarantor of the obligations of Company under the Loan Documents, or the Interest Rate Agreements and a separate action or actions may be brought and prosecuted against Guarantor whether or not any action is brought against Company or any of such other guarantors and whether or not Company is joined in any such action or actions.

            (d) Guarantor's payment of a portion, but not all, of the Guarantied Obligations shall in no way limit, affect, modify or abridge Guarantor's liability for any portion of the Guarantied Obligations which has not been paid. Without limiting the generality of the foregoing, if Guarantied Party is awarded a judgment in any suit brought to enforce Guarantor's covenant to pay a portion of the Guarantied Obligations, such judgment shall not be deemed to release Guarantor from its covenant to pay the portion of the Guarantied Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantors liability hereunder in respect to the Guarantied Obligations.

            (e) Any Beneficiary, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability of this Guaranty or giving rise to any reduction, limitation, impairment, discharge or termination of Guarantor's liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guarantied Obligations, (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guarantied Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guarantied Obligations and take and hold security for the payment of this Guaranty or the Guarantied Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guarantied Obligations, any other guaranties of the Guarantied Obligations, or any other obligation of any Person with respect to the Guarantied Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Beneficiary in respect of this Guaranty or the Guarantied Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Beneficiary may have against any such security, in each case as such Beneficiary in its discretion may determine consistent with the Credit Agreement and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of Guarantor against Company or any security for the Guarantied Obligations; and (vi) exercise any other rights available to it under the Loan Documents or the Interest Rate Agreements.

            (f) This Guaranty and the obligations of Guarantor hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guarantied Obligations), including without limitation the occurrence of any of the following, whether or not Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Loan Documents or the Interest Rate Agreements, at law, in equity or otherwise) with respect to the Guarantied Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guarantied Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including without limitation provisions relating to events of default) of the Credit Agreement, any of the other Loan Documents, any of the Interest Rate Agreements or any agreement or instrument executed by Company or its Subsidiaries pursuant thereto, or of any other guaranty or security for the Guarantied Obligations, in each case whether or not in accordance with the terms of the Credit Agreement or such Loan Document, such Interest Rate Agreement or any agreement relating to such other guaranty or security; (iii) the Guarantied Obligations, or any agreement by Company or its Subsidiaries relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than Guarantor or Contributing Guarantors or the Company or any of its Subsidiaries or other than payments received pursuant to the other Loan Documents or any of the Interest Rate Agreements or from the proceeds of any security for the Guarantied Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guarantied Obligations) to the payment of indebtedness other than the Guarantied Obligations, even though any Beneficiary might have elected to apply such payment to any part or all of the Guarantied Obligations; (v) any Beneficiary's consent to the change, reorganization or termination of the corporate structure or existence of Company or any of its Subsidiaries and to any corresponding restructuring of the Guarantied Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guarantied Obligations; (vii) any defenses, set-offs or counterclaims which Company may allege or assert against any Beneficiary in respect of the Guarantied Obligations, including but not limited to failure of consideration, breach of warranty, payment and statute of frauds; and
      (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of Guarantor as an obligor in respect of the Guarantied Obligations.

      2.5 Waivers by Guarantor. Guarantor hereby waives, for the benefit of
Beneficiaries:

            (a) any right to require any Beneficiary, as a condition of payment or performance by Guarantor, to (i) proceed against Company, any other guarantor of the Guarantied Obligations or any other Person, (ii) proceed against or exhaust any security held from Company, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any deposit account or credit on the books of any Beneficiary in favor of Company or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary whatsoever;

            (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Company including, without limitation, any defense based on or arising out of the lack of validity or the unenforceability of the Guarantied Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Company from any cause other than payment in full of the Guarantied Obligations;

            (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;

            (d) any defense based upon any Beneficiary's errors or omissions in the administration of the Guarantied Obligations, except behavior which amounts to bad faith, gross negligence or willful misconduct;

            (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Guaranty and any legal or equitable discharge of Guarantor's obligations hereunder, (ii) any rights to set-offs, recoupments and counterclaims, and (iii) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto;

            (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of this Guaranty, notices of default under the Credit Agreement, the Interest Rate Agreements or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guarantied Obligations or any agreement related thereto, notices of any extension of credit to Company and notices of any of the matters referred to in subsection 2.4 and any right to consent to any thereof; and

            (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Guaranty.

      2.6 Guarantor's Rights of Subrogation, Contribution, Etc. Until the Guarantied Obligations other than those referenced to in Section 12.9 of the Credit Agreement and any others which survive payment in full of principal and interest on the Loans, shall have been paid in full and the Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled, the Guarantor shall withhold exercise of (a) any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against Company or any of its assets in connection with this Guaranty or the performance by Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including without limitation (i) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against Company, (ii) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against Company, and (iii) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary, and (b) any right of contribution Guarantor may have against any other guarantor of any of the Guarantied Obligations or under a Related Guaranty as contemplated by subsection 2.2b. Guarantor further agrees that, to the extent the agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against Company or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Beneficiary may have against Company, to all right, title and interest any Beneficiary may have in any such collateral or security, and to any right any Beneficiary may have against such other guarantor.

      2.7 Subordination of Other Obligations. Any indebtedness of Company now or hereafter held by Guarantor is hereby subordinated in right of payment to the Guarantied Obligations but until an Event of Default may be collected by Guarantor and used by it free of any restriction, and any such indebtedness of Company to Guarantor collected or received by Guarantor after an Event of Default has occurred and is continuing shall be held in trust for Guarantied Party on behalf of Beneficiaries and shall forthwith be paid over to Guarantied Party for the benefit of Beneficiaries to be credited and applied against the Guarantied Obligations but without affecting, impairing or limiting in any manner the liability of Guarantor under any other provision of this Guaranty.

      2.8 Expenses. Guarantor agrees to pay, or cause to be paid, on demand, and to save Guarantied Party and Beneficiaries harmless against liability for, any and all costs and expenses (including reasonable fees and disbursements of counsel and allocated costs of internal counsel) incurred or expended by Guarantied Party or any Beneficiary in connection with the enforcement of or preservation of any rights under this Guaranty.

      2.9 Continuing Guaranty; Termination of Guaranty. This Guaranty is a continuing guaranty and shall remain in effect until all of the Guarantied Obligations shall have been paid in full and the Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled. Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guarantied Obligations.

      2.10 Authority of Guarantor or Company. It is not necessary for any Beneficiary to inquire into the capacity or powers of Guarantor or Company or the officers, directors or any agents acting or purporting to act on behalf of any of them.

      2.11 Financial Condition of Company. Any Loans may be granted to Company or continued from time to time and any Interest Rate Agreements may be entered into or continued from time to time, in each case without notice to or authorization from Guarantor regardless of the financial or other condition of Company at the time of any such grant or continuation or at the time such Interest Rate Agreement is entered into, as the case may be.

No Beneficiary shall have any obligation to disclose or discuss with Guarantor its assessment, or Guarantor's assessment, of the financial condition of Company. Guarantor has adequate means to obtain information from Company on a continuing basis concerning the financial condition of Company and its ability to perform its obligations under the Loan Documents and the Interest Rate Agreements, and Guarantor assumes the responsibility for being and keeping informed of the financial condition of Company and of all circumstances bearing upon the risk of nonpayment of the Guarantied Obligations. Guarantor hereby waives and relinquishes any duty on the part of any Beneficiary to disclose any matter, fact or thing relating to the business, operations or conditions of Company now known or hereafter known by any Beneficiary.

      2.12 Rights Cumulative. The rights, powers and remedies given to Beneficiaries by this Guaranty are cumulative and shall be in addition to and independent of all rights, powers and remedies given to Beneficiaries by virtue of any statute or rule of law or in any of the other Loan Documents or any agreement between Guarantor and any Beneficiary or Beneficiaries or between Company and any Beneficiary or Beneficiaries. Any forbearance or failure to exercise, and any delay by any Beneficiary in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

      2.13 Bankruptcy; Post-Petition Interest; Reinstatement of Guaranty.

            (a) So long as any Guarantied Obligations remain outstanding, Guarantor shall not, without the prior written consent of Guarantied Party in accordance with the terms of the Credit Agreement, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency proceedings of or against Company. The obligations of Guarantor under this Guaranty shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Company or by any defense which Company may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding except as otherwise specifically provided thereby or therein.

            (b) Guarantor acknowledges and agrees that any interest on any portion of the Guarantied Obligations which accrues after the commencement of any proceeding referred to in clause (a) above (or, if interest on any portion of the Guarantied Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on such portion of the Guarantied Obligations if said proceedings had not been commenced) shall be included in the Guarantied Obligations because it is the intention of Guarantor and Beneficiaries that the Guarantied Obligations which are guarantied by Guarantor pursuant to this Guaranty should be determined without regard to any rule of law or order which may relieve Company of any portion of such Guarantied Obligations. Guarantor will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay Guarantied Party, or allow the claim of

Guarantied Party in respect of, any such interest accruing after the date on which such proceeding is commenced.

            (c) In the event that all or any portion of the Guarantied Obligations are paid by Company, the obligations of Guarantor hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guarantied Obligations for all purposes under this Guaranty.

      2.14 Notice of Events. As soon as Guarantor obtains knowledge thereof, Guarantor shall give Guarantied Party written notice of any condition or event which has resulted in (a) a material adverse change in the financial condition, results of operation or prospects of Guarantor or Company or (b) a breach of or noncompliance with any term, condition or covenant contained herein or in the Credit Agreement, any other Loan Document or any other document delivered pursuant hereto or thereto. If and to the extent any other guarantor under other guaranties relating to the Credit Agreement or the Company gives notice, Guarantor's obligations under this section 2.14 shall have been satisfied.

      2.15 Set Off. Subject to subsection 2.2(b), in addition to any other rights any Beneficiary may have under law or in equity, if any amount shall at any time be due and owing by Guarantor to any Beneficiary under this Guaranty, such Beneficiary is authorized at any time or from time to time, without notice (any such notice being hereby expressly waived), to set off and to appropriate and to apply any and all deposits (general or special, including but not limited to indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness of such Beneficiary owing to Guarantor and any other property of Guarantor held by any Beneficiary to or for the credit or the account of Guarantor against and on account of the Guarantied Obligations and liabilities of Guarantor to any Beneficiary under this Guaranty.

      2.16 Discharge of Guaranty Upon Sale of Guarantor. If all of the stock of Guarantor or any of its successors in interest under this Guaranty shall be sold or otherwise disposed of (including by merger or consolidation) in an Asset Sale not prohibited by subsection 7.7 of the Credit Agreement or otherwise consented to by Requisite Lenders, the Guaranty of Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by any Beneficiary or any other Person effective as of the time of such Asset Sale; provided that, as a condition precedent to such discharge and release, Guarantied Party shall have received evidence satisfactory to it that arrangements satisfactory to it have been made for delivery to Guarantied Party of the Net Cash Proceeds of such Asset Sale

SECTION 3. MISCELLANEOUS

      3.1 Survival of Warranties. All agreements, representations and warranties made herein shall survive the execution and delivery of this Guaranty and the other Loan Documents and the Interest Rate Agreements and any increase in the Commitments under the Credit Agreement.

      3.2 Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided that notices to Agents shall not be effective until received. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or such other address as shall be designated by such Person in a written notice delivered to the other parties hereto.

      3.3 Severability. In case any provision in or obligation under this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

      3.4 Amendments and Waivers. No amendment, modification, termination or waiver of any provision of this Guaranty, and no consent to any departure by Guarantor therefrom, shall in any event be effective without the written concurrence of Guarantied Party and, in the case of any such amendment or modification, Guarantor. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

      3.5 Headings. Section and subsection headings in this Guaranty are included herein for convenience of reference only and shall not constitute a part of this Guaranty for any other purpose or be given any substantive effect.

      3.6 Applicable Law. THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF GUARANTOR AND BENEFICIARIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

      3.7 Successors and Assigns. This Guaranty is a continuing guaranty and shall be binding upon Guarantor and its successors and assigns. This Guaranty shall inure to the benefit of Beneficiaries and their respective successors and assigns. Guarantor shall not assign this Guaranty or any of the rights or obligations of Guarantor hereunder without the prior written consent of all Lenders. Any Beneficiary may, without notice or consent, assign its interest in this Guaranty in whole or in part. The terms and provisions of this Guaranty shall inure to the benefit of any transferee or assignee of any Loan, and in the event of such transfer or assignment the rights and privileges herein conferred upon such Beneficiary shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof

      3.8 Consent to Jurisdiction and Service of Process. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST GUARANTOR ARISING OUT OF OR RELATING TO THIS GUARANTY, OR ANY OBLIGATIONS HEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, GUARANTOR, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY

            (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

            (II) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

            (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO GUARANTOR AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SUBSECTION 3.2;

            (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER GUARANTOR IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

            (V) AGREES THAT BENEFICIARIES RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION; AND

            (VI) AGREES THAT THE PROVISIONS OF THIS SUBSECTION 3.8 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1402 OR OTHERWISE.

      3.9 Waiver of Trial by Jury. GUARANTOR AND, BY ITS ACCEPTANCE OF THE BENEFITS HEREOF, EACH BENEFICIARY EACH HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Guarantor and, by its acceptance of the benefits hereof, each Beneficiary each (i) acknowledges that this waiver is a material inducement for Guarantor and Beneficiaries to enter into a business relationship, that Guarantor and Beneficiaries have already relied on this waiver in entering into this Guaranty or accepting the benefits thereof, as the case may be, and that each will continue to rely on this waiver in their related future dealings and
(ii) further warrants and represents that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SUBSECTION 3.9 AND EXECUTED BY GUARANTIED PARTY AND GUARANTOR), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS GUARANTY. In the event of litigation, this Guaranty may be filed as a written consent to a trial by the court.

      3.10 No Other Writing. This writing is intended by Guarantor and Beneficiaries as the final expression of this Guaranty and is also intended as a complete and exclusive statement of the terms of their agreement with respect to the matters covered hereby. No course of dealing, course of performance or trade usage, and no parol evidence of any nature, shall be used to supplement or modify any terms of this Guaranty. There are no conditions to the full effectiveness of this Guaranty.

      3.11 Further Assurances. At any time or from time to time, upon the request of Guarantied Party, Guarantor shall execute and deliver such further documents and do such other acts and things as Guarantied Party may reasonably request in order to effect fully the purposes of this Guaranty.

      3.12 Guarantied Party as Collateral Agent.

            (a) Guarantied Party has been appointed to act as Guarantied Party hereunder by Lenders, and, by acceptance of the benefits hereof, Interest Rate Exchangers. Guarantied Party shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action, solely in accordance with this Guaranty and the Credit Agreement.

            (b) Guarantied Party shall at all times be the same Person that is Collateral Agent under the Credit Agreement. Written notice of resignation by Collateral Agent pursuant to subsection 10.6 of the Credit Agreement shall also constitute notice of resignation as Guarantied Party under this Guaranty; removal of Collateral Agent pursuant to subsection 10.6 of the Credit Agreement shall also constitute removal as Guarantied Party under this Guaranty; and appointment of a successor Collateral Agent pursuant to subsection 10.6 of the Credit Agreement shall also constitute appointment of a successor Guarantied Party under this Guaranty. Upon the acceptance of any appointment as Collateral Agent under subsection 10.6 of the Credit Agreement by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Guarantied Party under this Guaranty, and the retiring or removed Guarantied Party under this Guaranty shall promptly (i) transfer to such successor Guarantied Party all sums held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Guarantied Party under this Guaranty, and (ii) take such other actions as may be necessary or appropriate in connection with the assignment to such successor Guarantied Party of the rights created hereunder, whereupon such retiring or removed Guarantied Party shall be discharged from its duties and obligations under this Guaranty. After any retiring or removed Guarantied Party's resignation or removal hereunder as Guarantied Party, the provisions of this Guaranty shall inure to its benefit as to any actions taken or omitted to be taken by it under this Guaranty while it was Guarantied Party hereunder.

      3.13 Notice of Interest Rate Agreements.

            The Collateral Agent shall not be deemed to have any duty whatsoever with respect to any Interest Rate Exchanger until it shall have received written notice in form and substance satisfactory to the Collateral Agent from Grantor or the Interest Rate Exchanger as to the existence and terms of the applicable Interest Rate Agreement. Collateral Agent may require each Interest Rate Exchanger to execute and deliver to Collateral Agent such instruments as Collateral Agent may require evidencing the agreement of such Interest Rate Exchanger to the terms of this Agreement as a condition to such Interest Rate Exchanger's entitlement to the benefits hereof

                  [Remainder of page intentionally left blank]

            IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first written above.

                              MANUFACTURERS' SERVICES CENTRAL
                              U.S. OPERATIONS, INC.


                              By _____________________________________

                              Title __________________________________

                              Address:    200 Baker Avenue
                                          Concord, MA 01742

            IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first written above.

                              MANUFACTURERS' SERVICES WESTERN
                              U.S. OPERATIONS, INC.


                              By _____________________________________

                              Title __________________________________

                              Address:    200 Baker Avenue
                                          Concord, MA 01742

            IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first written above.

                              MANUFACTURERS' SERVICES LIMITED -
                              CORPORATE


                              By _____________________________________

                              Title __________________________________

                              Address:    200 Baker Avenue
                                          Concord, MA 01742

                                   EXHIBIT XVI

                       FORM OF SUBSIDIARY PLEDGE AGREEMENT

            This SUBSIDIARY PLEDGE AGREEMENT (this "Agreement") is dated as of August __, 1998 and entered into by and between [INSERT NAME OF PLEDGOR IN CAPS], a _____ corporation ("Pledgor"), and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION as collateral agent for and representative of (in such capacity herein called "Secured Party") the financial institutions ("Lenders") party to the Credit Agreement referred to below and any Interest Rate Exchangers (as hereinafter defined).

                             PRELIMINARY STATEMENTS

            A. Pledgor is the legal and beneficial owner of (i) the shares of stock (the "Pledged Shares") described in Part A of Schedule I annexed hereto and issued by the parties named therein and (ii) the indebtedness (the "Pledged Debt") described in Part B of said Schedule I and issued by the obligors named therein.

            B. Secured Party, DLJ Capital Funding, Inc., as Syndication Agent, and Lenders have entered into a Credit Agreement dated as of August 21, 1998 (said Credit Agreement, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "Credit Agreement", the terms defined therein and not otherwise defined herein being used herein as therein defined) with Manufacturers' Services Limited, a Delaware corporation ("Company") and Company's subsidiary, MSL Overseas Finance BV ("MSL Overseas"), pursuant to which Lenders have made certain commitments, subject to the terms and conditions set forth in the Credit Agreement, to extend certain credit facilities to Company and MSL Overseas.

            C. Company may from time to time enter, or may from time to time have entered, into one or more Interest Rate Agreements (collectively, the "Interest Rate Agreements") with one or more Lenders (in such capacity, collectively, "Interest Rate Exchangers").

            D. Pledgor has executed and delivered that certain Subsidiary Guaranty dated as of August __, 1998 (said Subsidiary Guaranty, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "Guaranty") in favor of Secured Party for the benefit of Lenders and any Interest Rate Exchangers, pursuant to which Pledgor has guarantied the prompt payment and performance when due of all obligations of Company and MSL Overseas under the Credit Agreement and all obligations of Company under the Interest Rate Agreements, including the obligation of Company to make payments thereunder in the event of early termination thereof.

            E. It is a condition precedent to the initial extensions of credit by Lenders under the Credit Agreement that Pledgor shall have granted the security interests and undertaken the obligations contemplated by this Agreement.

            NOW, THEREFORE, in consideration of the premises and in order to induce Lenders to make Loans and other extensions of credit under the Credit Agreement and to induce Interest Rate Exchangers to enter into Interest Rate Agreements, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Pledgor hereby agrees with Secured Party as follows:

            SECTION 1. Pledge of Security. Pledgor hereby pledges and assigns to Secured Party, and hereby grants to Secured Party a security interest in, all of Pledgor's right, title and interest in and to the following (the "Pledged Collateral"):

            (a) the Pledged Shares and the certificates representing the Pledged Shares and any interest of Pledgor in the entries on the books of any financial intermediary pertaining to the Pledged Shares, and all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares;

            (b) the Pledged Debt and the instruments evidencing the Pledged Debt, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Debt;

            (c) all additional shares of, and all securities convertible into and warrants, options and other rights to purchase or otherwise acquire, stock of any issuer of the Pledged Shares from time to time acquired by Pledgor in any manner (which shares shall be deemed to be part of the Pledged Shares), the certificates or other instruments representing such additional shares, securities, warrants, options or other rights and any interest of Pledgor in the entries on the books of any financial intermediary pertaining to such additional shares, and all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such additional shares, securities, warrants, options or other rights; provided, however, that Pledgor shall not be required to pledge any additional shares of, or any securities convertible into and warrants, options and other rights to purchase or otherwise acquire, stock of any Foreign Subsidiary issuer of the Pledged Shares pursuant to this Section 1(c) to the extent that such pledges would constitute an investment of earnings in United States property under Section 956 (or a successor provision) of the Internal Revenue Code (the "IRC") that would trigger an increase in the gross income of a United States shareholder of Pledgor pursuant to Section 951 (or a successor provision) of the IRC;

            (d) all additional indebtedness from time to time owed to Pledgor by any obligor on the Pledged Debt and the instruments evidencing such indebtedness, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness;

            (e) all shares of, and all securities convertible into and warrants, Options and other rights to purchase or otherwise acquire, stock of any Person that, after the date of this Agreement, becomes, as a result of any occurrence, a direct Subsidiary of Pledgor (which shares shall be deemed to be part of the Pledged Shares), the certificates or other instruments representing such shares, securities, warrants, options or other rights and any interest of Pledgor in the entries on the books of any financial intermediary pertaining to such shares, and all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares, securities, warrants, options or other rights; provided, however, that Pledgor shall not be required to pledge any additional shares of, or any securities convertible into and warrants, options and other rights to purchase or otherwise acquire, stock of any Foreign Subsidiary issuer of the Pledged Shares pursuant to this Section 1(e) to the extent that such pledges would constitute an investment of earnings in United States property under Section 956 (or a successor provision) of the IRC that would trigger an increase in the gross income of a United States shareholder of Pledgor pursuant to Section 951 (or a successor provision) of the IRC;

            (f) all membership interests in a limited liability company or partnership interests in a partnership of any Person that, after the date of this Agreement becomes, as result of any occurrence, a direct Subsidiary of Pledgor and the certificates or other instruments representing such interests; provided, however, that Pledgor shall not be required to pledge any additional membership interests or additional partnership interests pursuant to this
Section 1(f) to the extent that such pledges would constitute an investment of earnings in United States property under Section 956 (or a successor provision) of the IRC that would trigger an increase in the gross income of a United States shareholder of Pledgor pursuant to Section 951 (or a successor provision) of the IRC;

            (g) all indebtedness from time to time owed to Pledgor by any Person that, after the date of this Agreement, becomes, as a result of any occurrence, a direct or indirect Subsidiary of Pledgor, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness; and

            (h) to the extent not covered by clauses (a) through (f) above, all proceeds of any or all of the foregoing Pledged Collateral. For purposes of this Agreement, the term "proceeds" includes whatever is receivable or received when Pledged Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes proceeds of any indemnity or guaranty payable to Pledgor or Secured Party from time to time with respect to any of the Pledged Collateral.

            SECTION 2. Security for Obligations. This Agreement secures, and the Pledged Collateral is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. ss. 362(a) or similar provisions of foreign law), of all obligations and liabilities of every nature of Pledgor now or hereafter existing under or arising out of or in connection with the Guaranty and all extensions or renewals thereof, whether for principal, interest (including interest that, but for the filing of a petition in bankruptcy with respect to Company, would accrue on such obligations, whether or not a claim is allowed against Company for such interest in the related bankruptcy proceeding), reimbursement of amounts drawn under Letters of Credit, payments due for early termination of Interest Rate Agreement in accordance with the terms of the applicable Interest Rate Agreement, fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Secured Party or any Lender or Interest Rate Exchanger as a preference, fraudulent transfer or otherwise, and all obligations of every nature of Pledgor now or hereafter existing under this Agreement (all such obligations of Pledgor being the "Secured Obligations").

            SECTION 3. Delivery of Pledged Collateral. All certificates or instruments representing or evidencing the Pledged Collateral shall be delivered to and held by or on behalf of Secured Party pursuant hereto and shall be in suitable form for transfer by delivery or, as applicable, shall be accompanied by Pledgor's endorsement, where necessary, or duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Secured Party. Upon the occurrence and during the continuation of an Event of Default (as defined in the Credit Agreement) or the occurrence of an Early Termination Date (as defined in an Interest Rate Agreement in the form prepared by the International Swap and Dealers Association Inc. or a similar event under any similar swap agreement) under any Interest Rate Agreement (either such occurrence being an "Event of Default" for purposes of this Agreement), Secured Party shall have the right, without notice to Pledgor, to transfer to or to register in the name of Secured Party or any of its nominees any or all of the Pledged Collateral, subject only to the revocable rights specified in Section 7(a). In addition, Secured Party shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations.

            SECTION 4. Representations and Warranties. Pledgor represents and warrants as follows:

            (a) Due Authorization, etc. of Pledged Collateral. All of the Pledged Shares have been duly authorized and validly issued and are fully paid and non-assessable. All of the Pledged Debt has been duly authorized, authenticated or issued, and delivered and is the legal, valid and binding obligation of the issuers thereof and is not in default.

            (b) Description of Pledged Collateral. The Pledged Shares constitute the percentage of the issued and outstanding shares of stock of each issuer thereof as set forth in Schedule 1 annexed hereto, and there are no outstanding warrants, options or other rights to purchase, or other agreements outstanding with respect to, or property that is now or hereafter convertible into, or that requires the issuance or sale of, any Pledged Shares. The Pledged Debt constitutes all of the issued and outstanding intercompany indebtedness evidenced by a promissory note of the respective issuers thereof owing to Pledgor.

            (c) Ownership of Pledged Collateral. Pledgor is the legal, record and beneficial owner of the Pledged Collateral free and clear of any Lien except for the security interest created by this Agreement.

            SECTION 5. Transfers and Other Liens: Additional Pledged Collateral; etc. Pledgor shall:

            (a) not, except as expressly permitted by the Credit Agreement, (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral, (ii) create or suffer to exist any Lien upon or with respect to any of the Pledged Collateral, except for the security interest under this Agreement, or (iii) permit any issuer of Pledged Shares to merge or consolidate unless all the outstanding capital stock of the surviving or resulting corporation is, upon such merger or consolidation, pledged hereunder and no cash, securities or other property is distributed in respect of the outstanding shares of any other constituent corporation; provided that in the event Pledgor makes an Asset Sale permitted by the Credit Agreement and the assets subject to such Asset Sale are Pledged Shares, Secured Party shall release the Pledged Shares that are the subject of such Asset Sale to Pledgor free and clear of the lien and security interest under this Agreement concurrently with the consummation of such Asset Sale; provided, further that, as a condition precedent to such release, Secured Party shall have received evidence satisfactory to it that arrangements satisfactory to it have been made for delivery to Secured Party of the Net Asset Sale Proceeds of such Asset Sale;

            (b) (i) cause each issuer of Pledged Shares not to issue any stock or other securities in addition to or in substitution for the Pledged Shares issued by such issuer, except to Pledgor, (ii) subject to the proviso in Section 1(c), pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional shares of stock or other securities of each issuer of Pledged Shares, and (iii) subject to the proviso in Section 1(e), pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all shares of stock of any Person that, after the date of this Agreement, becomes, as a result of any occurrence, a direct Subsidiary of Pledgor;

            (c) (i) pledge hereunder, immediately upon their issuance, any and all instruments or other evidences of additional indebtedness from time to time owed to Pledgor by any obligor on the Pledged Debt, and (ii) pledge hereunder, immediately upon their issuance, any and all instruments or other evidences of indebtedness from time to time owed to Pledgor by any Person that after the date of this Agreement becomes, as a result of any occurrence, a direct or indirect Subsidiary of Pledgor;

            (d) promptly notify Secured Party of any event of which Pledgor becomes aware causing material loss or depreciation in the value of the Pledged Collateral other than as shown on financial statements delivered or to be delivered to Agents under the Credit Agreement;

            (e) promptly deliver to Secured Party all written notices received by it with respect to the Pledged Collateral; and

            (f) pay promptly when due all taxes, assessments and governmental charges or levies imposed upon, and all claims against, the Pledged Collateral, except to the extent the validity thereof is being contested in good faith; provided that Pledgor shall in any event pay such taxes, assessments, charges, levies or claims not later than five days prior to the date of any proposed sale under any judgement, writ or warrant of attachment entered or filed against Pledgor or any of the Pledged Collateral as a result of the failure to make such payment.

            SECTION 6. Further Assurances: Pledge Amendments.

            (a) Pledgor agrees that from time to time, at the expense of Pledgor, Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that are necessary, or that Secured Party may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral. Without limiting the generality of the foregoing, Pledgor will: (i) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as are necessary, or as Secured Party may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby and (ii) at Secured Party's request, appear in and defend any action or proceeding that may adversely affect Pledgor's title to or Secured Party's security interest in all or any part of the Pledged Collateral.

            (b) Pledgor further agrees that it will, upon obtaining any additional shares of stock or other securities required to be pledged hereunder as provided in Section 5(b) or (c), promptly (and in any event within five Business Days) deliver to Secured Party a Pledge Amendment, duly executed by Pledgor, in substantially the form of Schedule II annexed hereto (a "Pledge Amendment"), in respect of the additional Pledged Shares or Pledged Debt to be pledged pursuant to this Agreement. Pledgor hereby authorizes Secured Party to attach each Pledge Amendment to this Agreement and agrees that all Pledged Shares or Pledged Debt listed on any Pledge Amendment delivered to Secured Party shall for all purposes hereunder be considered Pledged Collateral; provided that the failure of Pledgor to execute a Pledge Amendment with respect to any additional Pledged Shares or Pledged Debt pledged pursuant to this Agreement shall not impair the security interest of Secured Party therein or otherwise adversely affect the rights and remedies of Secured Party hereunder with respect thereto.

            SECTION 7. Voting Rights; Dividends: Etc.

            (a) So long as no Event of Default shall have occurred and be continuing:

            (i) Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Credit Agreement; provided, however, that Pledgor shall not exercise or refrain from exercising any such right if Secured Party shall have notified Pledgor that, in Secured Party's reasonable judgment, such action would have a material adverse effect on the value of the Pledged Collateral or any part thereof; and provided, further, that Pledgor shall give Secured Party at least five Business Days' prior written notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any such right. It is understood, however, that neither (A) the voting by Pledgor of any Pledged Shares for or Pledgor's consent to the election of directors at a regularly scheduled annual or other meeting of stockholders or with respect to incidental matters at any such meeting nor (B) Pledgor's consent to or approval of any action otherwise permitted under this Agreement and the Credit Agreement shall be deemed inconsistent with the terms of this Agreement or the Credit Agreement within the meaning of this Section 7(a)(i), and no notice of any such voting or consent need be given to Secured Party;

            (ii) Pledgor shall be entitled to receive and retain, and to utilize free and clear of the lien of this Agreement, any and all dividends and interest paid in respect of the Pledged Collateral; provided, however, that any and all

                  (A) dividends and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral,

                  (B) dividends and other distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and

                  (C) cash paid, payable or otherwise distributed in respect of principal or in redemption of or in exchange for any Pledged Collateral,

      shall be, and shall forthwith be delivered to Secured Party to hold as, Pledged Collateral and shall, if received by Pledgor, be received in trust for the benefit of Secured Party, be segregated from the other property or funds of Pledgor and be forthwith delivered to Secured Party as Pledged Collateral in the same form as so received (with all necessary indorsements); and

            (iii) Secured Party shall promptly execute and deliver (or cause to be executed and delivered) to Pledgor all such proxies, dividend payment orders and other instruments as Pledgor may from time to time reasonably request for the purpose of enabling Pledgor to exercise the voting and other consensual rights which it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends, principal or interest payments which it is authorized to receive and retain pursuant to paragraph (ii) above.

            (b) Upon the occurrence and during the continuation of an Event of
Default:

            (i) upon written notice from Secured Party to Pledgor, all rights of Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 7(a)(i) shall cease, and all such rights shall thereupon become vested in Secured Party who shall thereupon have the sole right to exercise such voting and other consensual rights;

            (ii) all rights of Pledgor to receive the dividends and interest payments which it would otherwise be authorized to receive and retain pursuant to Section 7(a)(ii) shall cease, and all such rights shall thereupon become vested in Secured Party who shall thereupon have the sole right to receive and hold as Pledged Collateral such dividends and interest payments; and

            (iii) all dividends, principal and interest payments which are received by Pledgor contrary to the provisions of paragraph (ii) of this Section 7(b) shall be received in trust for the benefit of Secured Party, shall be segregated from other funds of Pledgor and shall forthwith be paid over to Secured Party as Pledged Collateral in the same form as so received (with any necessary indorsements).

            (c) In order to permit Secured Party to exercise the voting and other consensual rights which it may be entitled to exercise pursuant to Section 7(b)(i) and to receive all dividends and other distributions which it may be entitled to receive under Section 7(a)(ii) or Section 7(b)(ii), (i) Pledgor shall promptly execute and deliver (or cause to be executed and delivered) to Secured Party all such proxies, dividend payment orders and other instruments as Secured Party may from time to time reasonably request and (ii) without limiting the effect of the immediately preceding clause (i), Pledgor hereby grants to Secured Party an irrevocable proxy to vote the Pledged Shares and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Shares would be entitled (including giving or withholding written consents of shareholders, calling special meetings of shareholders and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Shares on the record books of the issuer thereof) by any other Person (including the issuer of the Pledged Shares or any officer or agent thereof), upon and only upon the occurrence and during the continuation of an Event of Default and which proxy shall only terminate upon the payment in full of the Secured Obligations.

            SECTION 8. Secured Party Appointed Attorney-in-Fact. Pledgor hereby irrevocably appoints Secured Party as Pledgor's attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor, Secured Party or otherwise, from time to time in Secured Party's discretion upon and only upon and during the continuation of an Event of Default to take any action and to execute any instrument that Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including:

            (a) to file one or more financing or continuation statements, or amendments thereto, relative to all or any part of the Pledged Collateral without the signature of Pledgor;

            (b) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Pledged Collateral;

            (c) to receive, endorse and collect any instruments made payable to Pledgor representing any dividend, principal or interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same; and

            (d) to file any claims or take any action or institute any proceedings that Secured Party may reasonably deem necessary or desirable for the collection of any of the Pledged Collateral or otherwise to enforce the rights of Secured Party with respect to any of the Pledged Collateral.

            SECTION 9. Secured Party May Perform. If Pledgor fails to perform any agreement contained herein, Secured Party may itself perform, or cause performance of, such agreement, and the expenses of Secured Party incurred in connection therewith shall be payable by Pledgor under Section 13(b).

            SECTION 10. Standard of Care. The powers conferred on Secured Party hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Pledged Collateral in its possession and the accounting for moneys actually received by it hereunder, Secured Party shall have no duty as to any Pledged Collateral, it being understood that Secured Party shall have no responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Collateral, whether or not Secured Party has or is deemed to have knowledge of such matters, (b) taking any necessary steps (other than steps taken in accordance with the standard of care set forth above to maintain possession of the Pledged Collateral) to preserve rights against any parties with respect to any Pledged Collateral, (c) taking any necessary steps to collect or realize upon the Secured Obligations or any guarantee therefor, or any part thereof, or any of the Pledged Collateral, or (d) initiating any action to protect the Pledged Collateral against the possibility of a decline in market value. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equal to that which Secured Party accords its own property consisting of negotiable securities.

            SECTION 11. Remedies.

            (a) If any Event of Default shall have occurred and be continuing, Secured Party may exercise in respect of the Pledged Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code as in effect in any relevant jurisdiction (the "Code") (whether or not the Code applies to the affected Pledged Collateral), and Secured Party may also in its sole discretion, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange or broker's board or at any of Secured Party's offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as are commercially reasonable. Secured Party or any Lender or Interest Rate Exchanger may be the purchaser of any or all of the Pledged Collateral at any such sale and Secured Party, as agent for and representative of Lenders and Interest Rate Exchangers (but not any Lender or Lenders or

Interest Rate Exchanger or Interest Rate Exchangers in its or their respective individual capacities unless Requisite Lenders or Requisite Obligees (as defined in Section 15(a)) shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Pledged Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Pledged Collateral payable by Secured Party at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Pledgor, and Pledgor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Secured Party shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Pledgor hereby waives any claims against Secured Party arising by reason of the fact that the price at which any Pledged Collateral may have been sold at such a commercially reasonable private sale was less than the price which might have been obtained at a public sale, even if Secured Party accepts the first offer received and does not offer such Pledged Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Pledged Collateral are insufficient to pay all the Secured Obligations, Pledgor shall be liable for the deficiency and the fees of any attorneys employed by Secured Party to collect such deficiency.

            (b) Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, Secured Party may be compelled, with respect to any sale of all or any part of the Pledged Collateral conducted without prior registration or qualification of such Pledged Collateral under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges that any such private sale may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, Pledgor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that Secured Party shall have no obligation to engage in public sales and no obligation to delay the sale of any Pledged Collateral for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it.

            (c) If Secured Party determines to exercise its right to sell any or all of the Pledged Collateral, upon written request, Pledgor shall and shall cause each issuer of any Pledged Shares to be sold hereunder from time to time to furnish to Secured Party all such information as Secured Party may reasonably request in order to determine the number of shares and other instruments included in the Pledged Collateral which may be sold by Secured Party in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

            SECTION 12. Application of Proceeds. All proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral shall be applied as provided in subsection 2.4D of the Credit Agreement.

            SECTION 13. Indemnity and Expenses.

            (a) Pledgor agrees to indemnify Secured Party, each Lender and each Interest Rate Exchanger from and against any and all claims, losses and liabilities in any way relating to, growing out of or resulting from this Agreement and the transactions contemplated hereby (including enforcement of this Agreement), except to the extent such claims, losses or liabilities result solely from Secured Party's or such Lender's or Interest Rate Exchanger's lack of good faith, gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

            (b) Pledgor shall pay to Secured Party upon demand the amount of any and all reasonable costs and expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that Secured Party may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (iii) the exercise or enforcement of any of the rights of Secured Party hereunder, or (iv) the failure by Pledgor to perform or observe any of the provisions hereof

            SECTION 14. Continuing Security Interest; Transfer of Loans. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (a) remain in full force and effect until the payment in full of all Secured Obligations other than those referred to in Section 12.9 of the Credit Agreement, and any others which survive the payment of principal and interest on the Loans, the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit, (b) be binding upon Pledgor, its successors and assigns, and (c) inure, together with the rights and remedies of Secured Party hereunder, to the benefit of Secured Party and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), but subject to the provisions of subsection 12.1 of the Credit Agreement, any Lender may assign or otherwise transfer any Loans held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lenders herein or otherwise. Upon the payment in full of all Secured Obligations other than those referred to in Section 12.9 of the Credit Agreement, and any others which survive the payment of principal and interest on the Loans, the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit, the security interest granted hereby shall terminate and all rights to the Pledged Collateral shall revert to Pledgor. Upon any such termination Secured Party will, at Pledgor's expense, execute and deliver to Pledgor such documents as Pledgor shall reasonably request to evidence such termination and Pledgor shall be entitled to the return, upon its request and at its expense, against receipt and without recourse to Secured Party, of such of the Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof

            SECTION 15. Secured Party as Collateral Agent.

            (a) Secured Party has been appointed to act as Secured Party hereunder by Lenders and, by their acceptance of the benefits hereof, Interest Rate Exchangers. Secured Party shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including the release or substitution of Pledged Collateral), solely in accordance with this Agreement and the Credit Agreement; provided that Secured Party shall exercise, or refrain from exercising, any remedies provided for in Section 12 in accordance with the instructions of (i) Requisite Lenders or (ii) after payment in full of all Obligations under the Credit Agreement other than those referred to in Section 12.9 of the Credit Agreement and the other Loan Documents, other than those which survive the payment of principal and interest on the Loans, the holders of a majority of the aggregate notional amount (or, with respect to any Interest Rate Agreement that has been terminated in accordance with its terms, the amount then due and payable (exclusive of expenses and similar payments but including any early termination payments then due) under such Interest Rate Agreement) under all Interest Rate Agreements (Requisite Lenders or, if applicable, such holders being referred to herein as "Requisite Obligees"). In furtherance of the foregoing provisions of this Section 15(a), each Interest Rate Exchanger, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Pledged Collateral hereunder, it being understood and agreed by such Interest Rate Exchanger that all rights and remedies hereunder may be exercised solely by Secured Party for the benefit of Lenders and Interest Rate Exchangers in accordance with the terms of this Section 15(a).

            (b) Secured Party shall at all times be the same Person that is Collateral Agent under the Credit Agreement. Written notice of resignation by Collateral Agent pursuant to subsection 10.6 of the Credit Agreement shall also constitute notice of resignation as Secured Party under this Agreement; removal of Collateral Agent pursuant to subsection 10.6 of the Credit Agreement shall also constitute removal as Secured Party under this Agreement; and appointment of a successor Collateral Agent pursuant to subsection 10.6 of the Credit Agreement shall also constitute appointment of a successor Secured Party under this Agreement. Upon the acceptance of any appointment as Collateral Agent under subsection 10.6 of the Credit Agreement by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Secured Party under this Agreement, and the retiring or removed Secured Party under this Agreement shall promptly (i) transfer to such successor Secured Party all sums, securities and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Secured Party under this Agreement, and (ii) execute and deliver to such successor Secured Party such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Secured Party of the security interests created hereunder, whereupon such retiring or removed Secured Party shall be discharged from its duties and obligations under this Agreement. After any retiring or removed

Collateral Agent's resignation or removal hereunder as Secured Party, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Secured Party hereunder.

            SECTION 16. Amendments; Etc. No amendment, modification, termination or waiver of any provision of this Agreement, and no consent to any departure by Pledgor therefrom, shall in any event be effective unless the same shall be in writing and signed by Secured Party and, in the case of any such amendment or modification, by Pledgor. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

            SECTION 17. Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided that notices to Agents shall not be effective until received. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or (i) such other address as shall be designated by such Person in a written notice delivered to the other party hereto.

            SECTION 18. Failure or Indulgence Not Waiver: Remedies Cumulative. No failure or delay on the part of Secured Party in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

            SECTION 19. Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

            SECTION 20. Headings. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

            SECTION 21. Governing Law: Terms: Rules of Construction. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT TO THE EXTENT THAT THE CODE PROVIDES THAT THE PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF

ANY PARTICULAR PLEDGED COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. Unless otherwise defined herein or in the Credit Agreement, terms used in Articles 8 and 9 of the Uniform Commercial Code in the State of New York are used herein as therein defined. The rules of construction set forth in subsection 1.3 of the Credit Agreement shall be applicable to this Agreement mutatis mutandis.

      SECTION 22. Counterparts. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

      SECTION 23. Notice of Interest Rate Agreements. The Collateral Agent shall not be deemed to have any duty whatsoever to any Interest Rate Exchanger until it shall have received written notice in form and substance satisfactory to the Collateral Agent from Pledgor or the Interest Rate Exchanger as to the existence and terms of the applicable Interest Rate Agreement. Collateral Agent may require each Interest Rate Exchanger to execute and deliver to Collateral Agent such instruments as Collateral Agent may require evidencing the agreement of such Interest Rate Exchanger to the terms of this Agreement as a condition to such Interest Rate Exchanger's entitlement to the benefits hereof

                  [Remainder of page intentionally left blank]

            IN WITNESS WHEREOF, Pledgor and Secured Party have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                              MANUFACTURERS' SERVICES CENTRAL
                              U.S. OPERATIONS, INC.

                              By: _____________________________________
                              Title:

                              Notice Address:     200 Baker Avenue
                                                  Concord, MA 10742
                                                  Attention: Dale Johnson


                              BANK OF AMERICA NATIONAL TRUST AND
                              SAVINGS ASSOCIATION, as Collateral Agent


                              By: _____________________________________
                              Title:

                              Notice Address:     Agency Management 10831
                                                  1455 Market Street, 12th Floor
                                                  San Francisco, CA 94103
                                                  Attention: Wendy Young

            IN WITNESS WHEREOF, Pledgor and Secured Party have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                              MANUFACTURERS' SERVICES WESTERN
                              U.S. OPERATIONS, INC.

                              By: _____________________________________
                              Title:

                              Notice Address:     200 Baker Avenue
                                                  Concord, MA 10742
                                                  Attention: Dale Johnson




                              BANK OF AMERICA NATIONAL TRUST AND
                              SAVINGS ASSOCIATION, as Collateral Agent


                              By: _____________________________________
                              Title:

                              Notice Address:     Agency Management 10831
                                                  1455 Market Street, 12th Floor
                                                  San Francisco, CA 94103
                                                  Attention: Wendy Young

            IN WITNESS WHEREOF, Pledgor and Secured Party have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                              MANUFACTURERS' SERVICES LIMITED -
                              CORPORATE

                              By: _____________________________________
                              Title:

                              Notice Address:     200 Baker Avenue
                                                  Concord, MA 10742
                                                  Attention: Dale Johnson


                              BANK OF AMERICA NATIONAL TRUST AND
                              SAVINGS ASSOCIATION, as Collateral Agent


                              By: _____________________________________
                              Title:

                              Notice Address:     Agency Management 10831
                                                  1455 Market Street, 12th Floor
                                                  San Francisco, CA 94103
                                                  Attention: Wendy Young

                                   SCHEDULE I

            Attached to and forming a part of the Pledge Agreement dated as of August __, 1998 between _______________ as Pledgor, and Bank of America National Trust and Savings Association, as Secured Party.

                                     Part A

                                        Stock                       Number of Shares/Percentage of
Stock Issuer   Class of Stock      Certificate Nos.    Par Value          Outstanding Shares
------------   --------------      ----------------    ---------          ------------------


                                     Part B

 Debt Issuer                               Amount of Indebtedness
 -----------                               ----------------------

                                   SCHEDULE II

                                PLEDGE AMENDMENT

            This Pledge Amendment, dated ____________ 199__, is delivered pursuant to Section 6(b) of the Pledge Agreement referred to below. The undersigned hereby agrees that this Pledge Amendment may be attached to the Pledge Agreement dated August __, 1998, between the undersigned and Bank of America National Trust and Savings Association, as Secured Party (the "Pledge Agreement," capitalized terms defined therein being used herein as therein defined), and that the [Pledged Shares] [Pledged Debt] listed on this Pledge Amendment shall be deemed to be part of the [Pledged Shares] [Pledged Debt] and shall become part of the Pledged Collateral and shall secure all Secured Obligations.

                                        [NAME OF PLEDGOR]

                                        By: _____________________________
                                        Title:

                                        Stock                       Number of Shares/Percentage of
Stock Issuer   Class of Stock      Certificate Nos.    Par Value          Outstanding Shares
------------   --------------      ----------------    ---------          ------------------


 Debt Issuer                               Amount of Indebtedness
 -----------                               ----------------------

                                  EXHIBIT XVII

                               FORM OF SUBSIDIARY
                               SECURITY AGREEMENT

            This SECURITY AGREEMENT (this "Agreement") is dated as of August __, 1998 and entered into by and between _____________________________ a
___________________ corporation ("Grantor"), and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as collateral agent for and representative of (in such capacity herein called "Secured Party") the financial institutions ("Lenders") party to the Credit Agreement (as hereinafter defined) and any Interest Rate Exchangers (as hereinafter defined).

                                       I.

                             PRELIMINARY STATEMENTS

            A. Secured Party, DLJ Capital Funding, Inc., as Syndication Agent, and Lenders have entered into a Credit Agreement dated as of August 21, 1998 (said Credit Agreement, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "Credit Agreement", the terms defined therein and not otherwise defined herein being used herein as therein defined) with Manufacturers' Services Limited, a Delaware corporation ("Company"), and Company's subsidiary, MSL Overseas Finance BV ("MSL Overseas"), pursuant to which Lenders have made certain commitments, subject to the terms and conditions set forth in the Credit Agreement, to extend certain credit facilities to Company and MSL Overseas.

            B. Company may from time to time enter, or may from time to time have entered, into one or more Interest Rate Agreements (collectively, the "Interest Rate Agreements") with one or more Lenders (in such capacity, collectively, "Interest Rate Exchangers").

            C. Grantor has executed and delivered a Subsidiary Guaranty dated as of August __, 1998 (said Subsidiary Guaranty, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "Guaranty") in favor of Secured Party for the benefit of Lenders and any Interest Rate Exchangers, pursuant to which Grantor has guarantied the prompt payment and performance when due of all obligations of Company and MSL Overseas under the Credit Agreement and the other Loan Documents and all obligations of Company under the Interest Rate Agreements, including obligation of Company to make payments thereunder in the event of early termination thereof.

            D. It is a condition precedent to the initial extensions of credit by Lenders under the Credit Agreement that Grantor shall have granted the security interests and undertaken the obligations contemplated by this Agreement.

            NOW, THEREFORE, in consideration of the premises and in order to induce Lenders to make Loans and other extensions of credit under the Credit Agreement and to induce Interest Rate Exchangers to enter into the Interest Rate Agreements, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Grantor hereby agrees with Secured Party as follows:

            SECTION 1. Grant of Security. Grantor hereby assigns to Secured Party, and hereby grants to Secured Party a security interest in, all of Grantor's right, title and interest in and to the following, in each case whether now or hereafter existing or in which Grantor now has or hereafter acquires an interest and wherever the same may be located (the "Collateral"):

            (a) all equipment in all of its forms, all parts thereof and all accessions thereto (any and all such equipment, parts and accessions being the "Equipment");

            (b) all inventory in all of its forms (including, but not limited to, (i) all goods held by Grantor for sale or lease or to be furnished under contracts of service or so leased or furnished, (ii) all raw materials, work in process, finished goods, and materials used or consumed in the manufacture, packing, shipping, advertising, selling, leasing, furnishing or production of such inventory or otherwise used or consumed in Grantor's business, (iii) all goods in which Grantor has an interest in mass or a joint or other interest or right of any kind, and (iv) all goods which are returned to or repossessed by Grantor) and all accessions thereto and products thereof (all such inventory, accessions and products being the "Inventory") and all negotiable documents of title (including without limitation warehouse receipts, dock receipts and bills of lading) issued by any Person covering any Inventory (any such negotiable document of title being a "Negotiable Document of Title");

             (c) all accounts, contract rights, chattel paper, documents, instruments, general intangibles and other rights and obligations of any kind arising out of or in connection with the sale or lease of goods or the rendering of services and all rights in, to and under all security agreements, leases and other contracts securing or otherwise relating to any such accounts, contract rights, chattel paper, documents, instruments, general intangibles or other obligations (provided, however, that Grantor shall not be required to grant a security interest in any instruments pursuant to this Section 1(c) to the extent that such grant of a security interest would constitute an investment of earnings in United States property under Section 956 (or a successor provision) of the Internal Revenue Code (the "IRC") that would trigger an increase in the gross income of a United States shareholder of Grantor pursuant to Section 951 (or a successor provision) of the IRC) (any and all such accounts, contract rights, chattel paper, documents, instruments, general intangibles and other obligations being the "Accounts", and any and all such security agreements, leases and other contracts being the "Related Contracts");

            (d) the agreements listed in Schedule I annexed hereto, as each such agreement may be amended, supplemented or otherwise modified from time to time (said agreements, as so amended, supplemented or otherwise modified, being referred to herein individually as an "Assigned Agreement" and collectively as the "Assigned Agreements"), including without limitation (i) all rights of Grantor to receive moneys due or to become due under or pursuant to the Assigned Agreements, (ii) all rights of Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Assigned Agreements, (iii) all claims of Grantor for damages arising out of any breach of or default under the Assigned Agreements, and (iv) all rights of Grantor to terminate, amend, supplement, modify or exercise rights or options under the Assigned Agreements, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder

            (e) all deposit accounts, including without limitation all deposit accounts maintained with Secured Party;

            (f) the "Intellectual Property Collateral", which term means:

                  (i) all rights, title and interest (including rights acquired pursuant to a license or otherwise but only to the extent permitted by agreements governing such license or other use) in and to all trademarks, service marks, designs, logos, indicia, tradenames, trade dress, corporate names, company names, business names, fictitious business names, trade styles and/or other source and/or business identifiers and applications pertaining thereto, owned by such Grantor, or hereafter adopted and used, in its business (including, without limitation, the trademarks specifically identified in Schedule I, as the same may be amended pursuant hereto from time to time) (collectively, the "Trademarks"), all registrations that have been or may hereafter be issued or applied for thereon in the United States and any state thereof and in foreign countries (including, without limitation, the registrations and applications specifically identified in Schedule 1, as the same may be amended pursuant hereto from time to time) (the "Trademark Registrations"), all common law and other rights (but in no event any of the obligations) in and to the Trademarks in the United States and any state thereof and in foreign countries (the "Trademark Rights"), and all goodwill of such Grantor's business symbolized by the Trademarks and associated therewith (the "Associated Goodwill"):

                  (ii) all rights, title and interest (including rights acquired pursuant to a license or otherwise but only to the extent permitted by agreements governing such license or other use) in and to all patents and patent applications and rights and interests in patents and patent applications under any domestic or foreign law that are presently, or in the future may be, owned or held by such Grantor and all patents and patent applications and rights, title and interests in patents and patent applications under any domestic or foreign law that are presently, or in the future may be, owned by such Grantor in whole or in part, all rights (but not obligations) corresponding thereto (including, without limitation, the right (but not the obligation), exercisable only upon the occurrence and during the continuation of an Event of Default, to sue for past, present and future infringements in the name of such Grantor or in the name of Secured Party or Lenders), and all re-issues, divisions, continuations, renewals, extensions and continuations-in-part thereof (all of the foregoing being collectively referred to as the "Patents"); it being understood that the rights and interests included in the Intellectual Property Collateral hereby shall include, without limitation, all rights and interests pursuant to licensing or other contracts in favor of such Grantor pertaining to patent applications and patents presently or in the future owned or used by third parties but, in the case of third parties which are not Affiliates of such Grantor, only to the extent permitted by such licensing or other contracts and, if not so permitted, only with the consent of such third parties; and

                  (iii) all rights, title and interest (including rights acquired pursuant to a license or otherwise but only to the extent permitted by agreements governing such license or other use) under copyright in various published and unpublished works of authorship including, without limitation, computer programs, computer data bases, other computer software, layouts, trade dress, drawings, designs, writings, and formulas owned by Grantor (collectively, the "Copyrights"), all copyright registrations issued to such Grantor and applications for copyright registration that have been or may hereafter be issued or applied for thereon by Grantor in the United States and any state thereof and in foreign countries (collectively, the "Copyright Registrations"), all common law and other rights in and to the Copyrights in the United States and any state thereof and in foreign countries including all copyright licenses (but with respect to such copyright licenses, only to the extent permitted by such licensing arrangements) (the "Copyright Rights"), including, without limitation, each of the Copyrights, rights, titles and interests in and to the Copyrights and works protectable by copyright, which are presently, or in the future may be, owned, created (as a work for hire for the benefit of such Grantor), authored (as a work for hire for the benefit of such Grantor), or acquired by such Grantor, in whole or in part, and all Copyright Rights with respect thereto and all Copyright Registrations therefor, heretofore or hereafter granted or applied for, and all renewals and extensions thereof, throughout the world, including all proceeds thereof (such as, by way of example and not by limitation, license royalties and proceeds of infringement suits), the right (but not the obligation) exercisable only upon the occurrence and during the continuation of an Event of Default to renew and extend such Copyright Registrations and Copyright Rights and to register works protectable by copyright and the right (but not the obligation) exercisable only upon the occurrence and during the continuation of an Event of Default to sue for past, present and future infringements of the Copyrights and Copyright Rights;

            (g) all information used or useful or arising from the business including all goodwill, trade secrets, trade secret rights, know-how, customer lists, processes of production, ideas, confidential business information, techniques, processes, formulas, and all other proprietary information;

            (h) to the extent not included in any other paragraph of this
Section 1, all other general intangibles (including without limitation tax refunds, rights to payment or performance, choses in action and judgments taken on any rights or claims included in the Collateral);

            (i) all plant fixtures, business fixtures and other fixtures and storage and office facilities, and all accessions thereto and products thereof;

            (j) all books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing software that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon; and

            (k) all proceeds, products, rents and profits of or from any and all of the foregoing Collateral and, to the extent not otherwise included, all payments under insurance (whether or not Secured Party is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral. For purposes of this Agreement, the term "proceeds" includes whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

            SECTION 2. Security for Obligations. This Agreement secures, and the Collateral is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise taking into account any applicable grace, notice or cure period (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. ss.362(a) or similar provision of any foreign law), of all obligations and liabilities of every nature of Grantor now or hereafter existing under or arising out of or in connection with the Guaranty and all extensions or renewals thereof, whether for principal, interest (including without limitation interest that, but for the filing of a petition in bankruptcy with respect to Company, would accrue on such obligations whether or not a claim is allowed against Company for such interest in the related bankruptcy proceeding), reimbursement of amounts drawn under Letters of Credit, payments due for early termination of Interest Rate Agreements in accordance with the terms of the applicable Interest Rate Agreement, fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Secured Party or any Lender as a preference, fraudulent transfer or otherwise (all such obligations and liabilities being the "Underlying Debt"), and all obligations of every nature of Grantor now or hereafter existing under this Agreement (all such obligations of Grantor, together with the Underlying Debt, being the "Secured Obligations").

            SECTION 3. Grantor Remains Liable. Anything contained herein to the contrary notwithstanding, (a) Grantor shall remain liable under any contracts and agreements included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Secured Party of any of its rights hereunder shall not release Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral, and
(c) Secured Party shall not have any obligation or liability under any contracts and agreements included in the Collateral by reason of this Agreement, nor shall Secured Party be obligated to perform any of the obligations or duties of Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

            SECTION 4. Representations and Warranties. Grantor represents and warrants as follows:

            (a) Ownership of Collateral. Except for Permitted Encumbrances, claims of real estate interests in fixtures and the security interest created by this Agreement, Grantor owns the Collateral free and clear of any Lien and no effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office.

            (b) Location of Equipment and Inventory. All of the Equipment and Inventory is, as of the date hereof, located at the places specified in Schedule II annexed hereto.

            (c) Negotiable Documents of Title. No Negotiable Documents of Title are outstanding with respect to any of the Inventory.

            (d) Office Locations; Other Names. The chief place of business, the chief executive office and the office where Grantor keeps its records regarding the Accounts and all originals of all chattel paper that evidence Accounts is, and has been for the four month period preceding the date hereof, located at ____________________________________. Grantor has not in the past done, and does not now do, business under any other name (including any trade-name or fictitious business name).

            (e) Delivery of Certain Collateral. All notes and other instruments (excluding checks) comprising any and all items of Collateral have been delivered to Secured Party duly endorsed and accompanied by duly executed instruments of transfer or assignment in blank.

            (f) Governmental Authorizations. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body other than filing financing statements and continuation statements under the Uniform Commercial Code and upon certain changes in Grantor or its property, other forms pursuant to the Uniform Commercial Code is required for either (i) the grant by Grantor of the security interest granted hereby,
(ii) the execution, delivery or performance of this Agreement by Grantor, or
(iii) the perfection of or the exercise by Secured Party of its rights and remedies hereunder (except as may have been taken by or at the direction of Grantor).

            (g) Intellectual Property Collateral.

                  (i) a true and complete list of all Trademark Registrations and applications to register Trademarks owned or held (whether pursuant to a license or otherwise) by such Grantor, in whole or in part, is set forth in Schedule I;

                  (ii) after reasonable inquiry, such Grantor is not aware of any pending or threatened claim by any third party that any of the Intellectual Property Collateral owned by such Grantor is invalid or unenforceable; and

                  (iii) no effective security interest or other Lien covering all or any part of the Intellectual Property Collateral owned by such Grantor is on file in the United States Patent and Trademark Office or the United States Copyright Office.

            (h) Validity and Enforceability of Intellectual Property Collateral. Each of the trademarks, servicemarks, tradenames, copyrights and patents or applications making up the Intellectual Property owned by such Grantor is valid, subsisting and enforceable and Grantor is not aware of any pending or threatened claim by any third party that any of the trademarks, servicemarks, tradenames, copyrights or patents owned by such Grantor is invalid or unenforceable or that the use of any of the trademarks, tradenames, copyrights or patents owned by such Grantor violates the rights of any third person or of any basis for any such claim.

            (i) Perfection. This Agreement, together with the filing of financing statements, on form UCC-1 in the jurisdictions shown on Schedule II and the recording of the Grant of Intellectual Property Security Interest substantially in the form of Exhibit A hereto ("Grant of Intellectual Property Security Interest") describing the Intellectual Property Collateral with the United States Patent and Trademark Office which have been made, create a valid, perfected and, except for Permitted Encumbrances, first priority security interest in the Collateral, if and to the extent perfection may be achieved by such filing, securing the payment of the Secured Obligations.

            (j) Other Information. All information heretofore, herein or hereafter supplied to Secured Party by Grantor or on its behalf by its accountants and counsel with respect to the Collateral is accurate and complete in all respects.

            SECTION 5. Further Assurances.

            (a) Grantor agrees that from time to time, at the expense of Grantor, Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be reasonably necessary or desirable, or that Secured Party may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, Grantor will: (i) at the request of Secured Party mark conspicuously each item of chattel paper included in the Accounts, each Related Contract and each of its records pertaining to the Collateral, with a legend, in form and substance reasonably satisfactory to Secured Party, indicating that such Collateral is subject to the security interest granted hereby, (ii) at the request of Secured Party, deliver and pledge to Secured Party hereunder all promissory notes and other instruments (other than checks) and all original counterparts of chattel paper constituting Collateral, duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to Secured Party, (iii) execute and file such financing or continuation statements, or amendments thereto, and such other writings or notices, as may be reasonably necessary or desirable, or as Secured Party may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby, (iv) at any reasonable time, upon request by Secured Party, after reasonable notice except if an Event of Default has occurred and is continuing exhibit the Collateral to and allow inspection of the Collateral by Secured Party, or persons designated by Secured Party, and (v) at Secured Party's reasonable request, appear in and defend any action or proceeding that may affect Grantor's title to or Secured Party's security interest in all or any part of the Collateral if perfected but not vis a vis Permitted Encumbrances.

            (b) Grantor hereby authorizes Secured Party to file one or more continuation statements, and/or amendments to continuation statements, relative to all or any part of the Collateral without the signature of Grantor. Grantor hereby authorizes Secured Party to file one or more financing statements and/or amendments to financing statements relative to all or any part of the Collateral without the signature of Grantor; provided that Secured Party (i) gives notice to Grantor of its intention to do so and (ii) Grantor does not respond by filing a financing statement within five days of receipt of such notice. Grantor agrees that a carbon, photographic or other reproduction of this Agreement or of a financing statement signed by Grantor shall be sufficient as a financing statement and may be filed as a financing statement in any and all jurisdictions.

            (c) Without limiting the generality of the foregoing clause (a), if any Grantor shall hereafter obtain rights to any new Intellectual Property Collateral or become entitled to the benefit of (i) any patent application or patent or any reissue, division, continuation, renewal, extension or continuation-in-part of any Patent or any improvement of any Patent; or (ii) any Copyright Registration, application for Registration or renewals or extension of any Copyright, then in any such case, the provisions of this Agreement shall automatically apply thereto. Each Grantor shall promptly notify Secured Party in writing of any of the foregoing rights acquired by such Grantor after the date hereof and of (i) any Trademark Registrations issued or application for a Trademark Registration or application for a Patent made, and (ii) any Copyright Registrations issued or applications for Copyright Registration made, in any such case, after the date hereof. Promptly after the filing of an application for any (1) Trademark Registration; (2) Patent; and (3) Copyright Registration, each Grantor shall execute and deliver to Secured Party and record in all places where this Agreement is recorded a Security Agreement Supplement, substantially in the form of Exhibit B, pursuant to which such Grantor shall grant to Secured Party a security interest to the extent of its interest in such Intellectual Property Collateral; provided, if, in the reasonable judgment of such Grantor, after due inquiry, granting such interest would result in the grant of a Trademark Registration or Copyright Registration in the name of Secured Party, such Grantor shall give written notice to Secured Party as soon as reasonably practicable and the filing shall instead be undertaken as soon as practicable but in no case later than immediately following the grant of the applicable Trademark Registration or Copyright Registration, as the case may be.

            (d) Each Grantor hereby authorizes Secured Party to modify, this Agreement without obtaining such Grantor's approval of or signature to such modification by amending Schedule I, to include reference to any right, title or interest in any existing Intellectual Property Collateral or any Intellectual Property Collateral acquired or developed by any Grantor after the execution hereof or to delete any reference to any right, title or interest in any Intellectual Property Collateral in which any Grantor no longer has or claims any right, title or interest.

            (e) Grantor will furnish to Secured Party statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral every quarter, all in reasonable detail.

            SECTION 6. Certain Covenants of Grantor. Grantor shall:

            (a) not use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement or any applicable statute, regulation or ordinance or any policy of insurance covering the Collateral;

            (b) notify Secured Party of any change in Grantor's name, identity or corporate structure except as contemplated by the Credit Agreement within 15 days of such change;

            (c) give Secured Party 30 days' prior written notice of any change in Grantor's chief place of business, chief executive office or residence or the office where Grantor keeps its records regarding the Accounts;

            (d) if Secured Party gives value to enable Grantor to acquire rights in or the use of any Collateral, use such value for such purposes; and

            (e) pay all taxes, assessments and other governmental charges imposed upon the Collateral before any penalty accrues thereon, and all claims (including claims for labor, services, materials and supplies) against the Collateral for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided that no such charge or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as
(1) such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor and (2) in the case of a charge or claim which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such charge or claim.

            SECTION 7. Special Covenants With Respect to Equipment and Inventory. Grantor shall:

            (a) until the sale or lease thereof as permitted hereby keep the Equipment and Inventory at the places therefor specified on Schedule II annexed hereto or, upon 30 days' prior written notice to Secured Party, at such other places in jurisdictions where all action that may be reasonably necessary or desirable, or that Secured Party may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby, or to enable Secured Party to exercise and enforce its rights and remedies hereunder, with respect to such Equipment and Inventory shall have been taken;

            (b) cause the Equipment to be maintained and preserved in the same condition, repair and working order as on this date, ordinary wear and tear excepted, and in accordance with Grantor's past practices.

            (c) keep correct and accurate records of the Inventory, itemizing and describing the kind, type and quantity of Inventory, Grantor's book value therefor in accordance with Grantor's past practices; and

            (d) promptly upon the issuance and delivery to Grantor of any Negotiable Document of Title, deliver such Negotiable Document of Title to Secured Party except as otherwise necessary or desirable in the operation of Grantor's business.

            SECTION 8. Insurance. Grantor shall, at its own expense, maintain insurance with respect to the Equipment and Inventory in accordance with the terms of the Credit Agreement.

            SECTION 9. Special Covenants with respect to Accounts and Related Contracts.

            (a) Grantor shall keep its chief place of business and chief executive office and the office where it keeps its records concerning the Accounts and Related Contracts, at the location therefor specified in Section 4 or, upon 30 days' prior written notice to Secured Party, at such other location in a jurisdiction where all action that may be reasonably necessary or desirable, or that Secured Party may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby, or to enable Secured Party after and during the continuation of an Event of Default to exercise and enforce its rights and remedies hereunder, with respect to such Accounts and Related Contracts shall have been taken. Grantor will hold and preserve such records and will permit representatives of Secured Party at any time during normal business hours after reasonable notice unless an Event of Default has occurred and is continuing to inspect and make abstracts from such records and chattel paper, and Grantor agrees to render to Secured Party, at Grantor's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. Promptly upon the request of Secured Party, Grantor shall deliver to Secured Party complete and correct copies of each Related Contract.

            (b) Grantor shall, for not less than 5 years from the date on which such Account arose, maintain (i) complete records of each Account, including records of all payments received, credits granted and merchandise returned, and
(ii) all documentation relating thereto.

            (c) Except as otherwise provided in this subsection (c), Grantor shall continue to collect, at its own expense, all amounts due or to become due to Grantor under the Accounts and Related Contracts. In connection with such collections, Grantor may take (and, at Secured Party's direction, after and during the continuation of an Event of Default shall take) such action as Grantor or Secured Party may deem necessary or advisable to enforce collection of amounts due or to become due under the Accounts; provided, however, that Secured Party shall have the right at any time, upon the occurrence and during the continuation of an Event of Default or a Potential Event of Default and upon written notice to Grantor of its intention to do so, to notify the account debtors or obligors under any Accounts of the assignment of such Accounts to Secured Party and to direct such account debtors or obligors to make payment of all amounts due or to become due to Grantor thereunder directly to Secured Party, to notify each Person maintaining a lockbox or similar arrangement to which account debtors or obligors under any Accounts have been directed to make payment to remit all amounts representing collections on checks and other payment items from time to time sent to or deposited in such lockbox or other arrangement directly to Secured Party and, upon such notification and at the expense of Grantor, to enforce collection of any such Accounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as Grantor might have done. After receipt by Grantor of the notice from Secured Party referred to in the proviso to the preceding sentence,
(i) all amounts and proceeds (including checks and other instruments) received by Grantor in respect of the Accounts and the Related Contracts shall be received in trust for the benefit of Secured Party hereunder, shall be segregated from other funds of Grantor and shall be forthwith paid over or delivered to Secured Party in the same form as so received (with any necessary endorsement) to be promptly applied as provided by Section 18, and (ii) Grantor shall not adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon.

            SECTION 10. Special Provisions With Respect to the Assigned Agreements.

            (a) Grantor shall at its expense:

                  (i) perform and observe all terms and provisions of the Assigned Agreements to be performed or observed by it, maintain the Assigned Agreements in full force and effect, enforce the Assigned Agreements in accordance with their terms, and take all such action to such end as may be from time to time requested by Secured Party; and

                  (ii) furnish to Secured Party, promptly upon receipt thereof, copies of all notices, requests and other documents received by Grantor under or pursuant to the Assigned Agreements, and from time to time furnish to Secured Party such information and reports regarding the Assigned Agreements as Secured Party may reasonably request and (B) upon request.

            (b) Grantor shall not:

                  (i) cancel or terminate any of the Assigned Agreements or consent to or accept any cancellation or termination thereof;

                  (ii) amend or otherwise modify the Assigned Agreements or give any consent, waiver or approval thereunder;

                  (iii) waive any default under or breach of the Assigned Agreements;

                  (iv) consent to or permit or accept any prepayment of amounts to become due under or in connection with the Assigned Agreements, except as expressly provided therein; or

                  (v) take any other action in connection with the Assigned Agreements that would impair the value of the interest or rights of Grantor thereunder or that would impair the interest or rights of Secured Party.

            SECTION 11. Deposit Accounts. Upon the occurrence and during the continuation of an Event of Default, Secured Party may exercise dominion and control over, and refuse to permit further withdrawals (whether of money, securities, instruments or other property) from any deposit accounts maintained by Grantor with Secured Party constituting part of the Collateral.

            SECTION 12. Special Provisions With Respect to the Intellectual Property Collateral.

            (a) Each Grantor shall:

                  (i) diligently keep reasonable records respecting the Intellectual Property Collateral and at all times keep at least one complete set of its records concerning such Collateral at its chief executive office or principal place of business;

                  (ii) hereafter use commercially reasonable efforts so as not to permit the inclusion in any contract to which it hereafter becomes a party of any provision that could or might in any way materially impair or prevent the creation of a security interest in, or the assignment of, such Grantor's rights and interests in any property included within the definitions of any Intellectual Property Collateral acquired under such contacts;

                  (iii) take all steps deemed appropriate in Grantor's commercially reasonable judgement to protect the secrecy of all trade secrets relating to the products and services sold or delivered under or in connection with the Intellectual Property Collateral, including, without limitation, where appropriate entering into confidentiality agreements with employees and labeling and restricting access to secret information and documents;

                  (iv) use proper statutory notice in connection with its use of any of the Intellectual Property Collateral;

                  (v) use a commercially appropriate standard of quality (which may be consistent with such Grantor's past practices) in the manufacture, sale and delivery of products and services sold or delivered under or in connection with the Trademarks; and

                  (vi) furnish to Secured Party from time to time at Secured Party's reasonable request statements and schedules further identifying and describing any Intellectual Property Collateral and such other reports in connection with such Collateral, all in reasonable detail.

            (b) Except as otherwise provided in this Section 12, each Grantor shall continue to collect, at its own expense, all amounts due or to become due to such Grantor in respect of the Intellectual Property Collateral or any portion thereof. In connection with such collections, each Grantor may take such action as such Grantor may deem reasonably necessary or advisable to enforce collection of such amounts; provided that Secured Party shall, upon request of Grantor and at its expense, take such action as may be reasonably necessary to cooperate with Grantor where required in connection with such collection provided that Grantor shall have made arrangements satisfactory to Secured Party to indemnify it against any liabilities therefor; and; provided, further, Secured Party shall have the right at any time, upon the occurrence and during the continuation of an Event of Default and upon written notice to such Grantor of its intention to do so, to notify the obligors with respect to any such amounts of the existence of the security interest created hereby and to direct such obligors to make payment of all such amounts directly to Secured Party, and, upon such notification and at the expense of such Grantor, to enforce collection of any such amounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done. After receipt by any Grantor of the notice from Secured Party referred to in the proviso to the preceding sentence and during the continuation of any Event of Default, (i) all amounts and proceeds (including checks and other instruments) received by each Grantor in respect of amounts due to such Grantor in respect of the Intellectual Property Collateral or any portion thereof shall be received in trust for the benefit of Secured Party hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over or delivered to Secured Party in the same form as so received (with any necessary endorsement) to be held as cash Collateral and applied as provided by
Section 18, and (ii) such Grantor shall not adjust, settle or compromise the amount or payment of any such amount or release wholly or partly any obligor with respect thereto or allow any credit or discount thereon.

            (c) Each Grantor shall have the duty diligently to prosecute, file and/or make, unless and until such Grantor, in its commercially reasonable judgment, decides otherwise, (i) any application relating to any of the Intellectual Property Collateral owned, held or used by such Grantor and identified on Schedule I, as applicable, that is pending as of the date of this Agreement, (ii) any Copyright Registration on any existing or future unregistered but copyrightable works (except for works of nominal commercial value or with respect to which such Grantor has determined in the exercise of its commercially reasonable judgment that it shall not seek registration), (iii) application on any future patentable but unpatented innovation or invention comprising Intellectual Property Collateral, and (iv) any Trademark opposition and cancellation proceedings, renew Trademark Registrations and Copyright Registrations and do any and all acts which are necessary or desirable, as determined in such Grantor's commercially reasonable judgment, to preserve and maintain all rights in all Intellectual Property Collateral. Any expenses incurred in connection therewith shall be borne solely by Grantors. Subject to the foregoing, each Grantor shall give Secured Party prior written notice of any abandonment of any Intellectual Property Collateral or any pending patent application or any Patent.

            (d) Except as provided herein, each Grantor shall have the right to commence and prosecute in its own name, as real party in interest, for its own benefit and at its own expense, such suits, proceedings or other actions for infringement, unfair competition, dilution, misappropriation or other damage, or reexamination or reissue proceedings as are in its commercially reasonable judgment necessary to protect the Intellectual Property Collateral. Secured Party shall provide, at such Grantor's expense, all reasonable and necessary cooperation in connection with any such suit, proceeding or action but Secured Party shall not be required to take any such action including, without limitation, joining as a necessary party unless it shall be indemnified by Grantor pursuant to arrangements satisfactory to Secured Party against any and all liability relating thereto. Each Grantor shall promptly, following its becoming aware thereof, notify Secured Party of the institution of, or of any adverse determination in, any proceeding (whether in the United States Patent and Trademark Office, the United States Copyright Office or any federal, state, local or foreign court) or regarding such Grantor's ownership, right to use, or interest in any Intellectual Property Collateral. Each Grantor shall provide to Secured Party any information with respect thereto requested by Secured Party.

            (e) In addition to, and not by way of limitation of, the granting of a security interest in the Collateral pursuant hereto, each Grantor, effective upon the occurrence and during the continuation of an Event of Default and upon written notice from Secured Party, shall grant, sell, convey, transfer, assign and set over to Secured Party, for its benefit and the ratable benefit of Lenders, all of such Grantor's right, title and interest in and to the Intellectual Property Collateral to the extent necessary to enable Secured Party to use, possess and realize on the Intellectual Property Collateral and to enable any successor or assign to enjoy the benefits of the Intellectual Property Collateral. This right shall inure to the benefit of all successors, assigns and transferees of Secured Party and its successors, assigns and transferees, whether by voluntary conveyance, operation of law, assignment, transfer, foreclosure, deed in lieu of foreclosure or otherwise. Such right and license shall be granted free of charge, without requirement that any monetary payment whatsoever be made to such Grantor. In addition, each Grantor hereby grants to Secured Party and its employees, representatives and agents the right to visit such Grantor's and any of its Affiliate's or subcontractor's plants, facilities and other places of business that are utilized in connection with the manufacture, production, inspection, storage or sale of products and services sold or delivered under any of the Intellectual Property Collateral (or which were so utilized during the prior six month period), and to inspect the quality control and all other records relating thereto upon reasonable advance written notice to such Grantor and at reasonable dates and times and as often as may be reasonably requested. If and to the extent that any Grantor is permitted to license the Intellectual Property Collateral, Secured Party shall promptly enter into a non-disturbance agreement or other similar arrangement, at such Grantor's request and expense, with such Grantor and any licensee of any Intellectual Property Collateral permitted hereunder in form and substance reasonably to Secured Party pursuant to which (i) Secured Party shall agree not to disturb or interfere with such licensee's rights under its license agreement with such Grantor so long as such licensee is not in default thereunder, and (ii) such licensee shall acknowledge and agree that the Intellectual Property Collateral licensed to it is subject to the security interest created in favor of Secured Party and the other terms of this Agreement.

            SECTION 13. Transfers and Other Liens. Grantor shall not:

            (a) sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral, except as permitted by the Credit Agreement; or

            (b) except for Permitted Encumbrances and the security interest created by this Agreement, create or suffer to exist any Lien upon or with respect to any of the Collateral to secure the indebtedness or other obligations of any Person.

            SECTION 14. Secured Party Appointed Attorney-in-Fact. Grantor hereby irrevocably appoints Secured Party as Grantor's attorney-in-fact, with full authority in the place and stead of Grantor and in the name of Grantor, Secured Party or otherwise, from time to time in Secured Party's discretion effective upon the occurrence and during the continuation of any Event of Default to take any action and to execute any instrument that Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including without limitation:

            (a) to obtain and adjust insurance required to be maintained by Grantor or paid to Secured Party pursuant to the terms of the Credit Agreement;

            (b) to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

            (c) to receive, endorse and collect any drafts or other Instruments, documents and chattel paper in connection with clauses (a) and (b) above;

            (d) to file any claims or take any action or institute any proceedings that Secured Party may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Secured Party with respect to any of the Collateral;

            (e) to pay or discharge taxes or Liens (other than Liens permitted under this Agreement or the Credit Agreement) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by Secured Party in its sole discretion, any such payments made by Secured Party to become obligations of Grantor to Secured Party, due and payable immediately without demand;

            (f) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with Accounts and other documents relating to the Collateral; and

            (g) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and to do, at Secured Party's option and Grantor's expense, at any time or from time to time, all acts and things that Secured Party deems necessary to protect, preserve or realize upon the Collateral and Secured Party's security interest therein in order to effect the intent of this Agreement, all as fully and effectively as Grantor might do.

            SECTION 15. Secured Party May Perform. If Grantor fails to perform any agreement contained herein, Secured Party may after reasonable notice to Grantor itself perform, or cause performance of, such agreement, and the expenses of Secured Party incurred in connection therewith shall be payable by Grantor in accordance with the terms of the Credit Agreement.

            SECTION 16. Standard of Care. The powers conferred on Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Secured Party shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Secured Party accords its own property.

            SECTION 17. Remedies. If any Event of Default shall have occurred and be continuing, Secured Party may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code as in effect in any relevant jurisdiction (the "Code") (whether or not the Code applies to the affected Collateral), and also may (a) require Grantor to, and Grantor hereby agrees that it will at its expense and upon request of Secured Party forthwith, assemble all or part of the Collateral as directed by Secured Party and make it available to Secured Party at a place to be designated by Secured Party that is reasonably convenient to both parties, (b) enter onto the property where any Collateral is located and take possession thereof with or without judicial process, (c) prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent Secured Party deems appropriate, (d) take possession of Grantor's premises or place custodians in exclusive control thereof, remain on such premises and use the same and any of Grantor's equipment for the purpose of completing any work in process, taking any actions described in the preceding clause (c) and collecting any Secured Obligation, and (e) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Secured Party's offices or elsewhere, for cash, on credit or for fixture delivery, at such time or times and at such price or prices and upon such other terms as are commercially reasonable. Secured Party or any Lender or Interest Rate Exchanger may be the purchaser of any or all of the Collateral at any such sale and Secured Party, as agent for and representative of Lenders and Interest Rate Exchangers (but not any Lender or Lenders or Interest Rate Exchanger in its or their respective individual capacities unless Requisite Lenders or Requisite Obligees (as defined in Section 22(a) shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by Secured Party at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Grantor, and Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Grantor hereby waives any claims against Secured Party arising by reason of the fact that the price at which any Collateral may have been sold at such a commercially reasonable private sale was less than the price which might have been obtained at a public sale, even if Secured Party accepts the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, Grantor shall be liable for the deficiency and the reasonable fees of any attorneys employed by Secured Party to collect such deficiency.

            SECTION 18. Additional Remedies for Intellectual Property
Collateral.

            (a) Anything contained herein to the contrary notwithstanding, upon the occurrence and during the continuation of an Event of Default, (i) Secured Party shall have the right (but not the obligation) to bring suit, in the name of any Grantor, Secured Party or otherwise, to enforce any Intellectual Property Collateral, in which event each Grantor shall, at the request of Secured Party, do any and all lawful acts and execute any and all documents required by Secured Party in aid of such enforcement and each Grantor shall promptly, upon demand, reimburse and indemnify Secured Party as provided in Sections 12.2 and 12.3 of the

Credit Agreement and Section 20 hereof, as applicable, in connection with the exercise of its rights under this Section, and, to the extent that Secured Party shall elect not to bring suit to enforce any Intellectual Property Collateral as provided in this Section, each Grantor agrees to use all reasonable measures, whether by action, suit, proceeding or otherwise, to prevent the infringement of any of the Intellectual Property Collateral by others and for that purpose agrees to use its commercially reasonable judgement in maintaining any action, suit or proceeding against any Person so infringing reasonably necessary to prevent such infringement; (ii) upon written demand from Secured Party, each Grantor shall execute and deliver to Secured Party an assignment or assignments of the Intellectual Property Collateral and such other documents as are necessary or appropriate to carry out the intent and purposes of this Agreement;
(iii) each Grantor agrees that such an assignment and/or recording shall be applied to reduce the Secured Obligations outstanding only to the extent that Secured Party (or any Lender) receives cash proceeds in respect of the sale of, or other realization upon, the Intellectual Property Collateral; and (iv) within five Business Days after written notice from Secured Party, each Grantor shall make available to Secured Party, to the extent within such Grantor's power and authority, such personnel in such Grantor's employ on the date of such Event of Default as Secured Party may reasonably designate, by name, title or job responsibility, to permit such Grantor to continue, directly or indirectly, to produce, advertise and sell the products and services sold or delivered by such Grantor under or in connection with the Trademarks, Trademark Registrations and Trademark Rights, such persons to be available to perform their prior functions on Secured Party's behalf and to be compensated by Secured Party at such Grantor's expense on a per diem, pro-rata basis consistent with the salary and benefit structure applicable to each as of the date of such Event of Default.

            (b) If (i) an Event of Default shall have occurred and, by reason of cure, waiver, modification, amendment or otherwise, no longer be continuing,
(ii) no other Event of Default shall have occurred and be continuing, (iii) an assignment to Secured Party of any rights, title and interests in and to the Intellectual Property Collateral shall have been previously made, and (iv) the Secured Obligations shall not have become immediately due and payable, upon the written request of any Grantor, Secured Party shall promptly execute and deliver to such Grantor such assignments as may be necessary to reassign to such Grantor any such rights, title and interests as may have been assigned to Secured Party as aforesaid, subject to any disposition thereof that may have been made by Secured Party; provided, after giving effect to such reassignment, Secured Party's security interest granted pursuant hereto, as well as all other rights and remedies of Secured Party granted hereunder, shall continue to be in full force and effect; and provided further, the rights, title and interests so reassigned shall be free and clear of all Liens other than Liens (if any) encumbering such rights, title and interest at the time of their assignment to Secured Party and Permitted Encumbrances.

            SECTION 19. Application of Proceeds. Except as expressly provided elsewhere in this Agreement, all proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied as provided in subsection 2.4D of the Credit Agreement.

            SECTION 20. Indemnity and Expenses.

            (a) Grantor agrees to indemnify Secured Party and each Lender and each Interest Rate Exchanger from and against any and all claims, losses and liabilities in any way relating to, growing out of or resulting from this Agreement and the transactions contemplated hereby (including, without limitation, enforcement of this Agreement), except to the extent such claims, losses or liabilities result solely from Secured Party's or such Lender's lack of good faith gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

            (b) Grantor shall pay to Secured Party upon demand the amount of any and all reasonable costs and expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that Secured Party may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of Secured Party hereunder, or (iv) the failure by Grantor to perform or observe any of the provisions hereof.

            SECTION 21. Continuing Security Interest; Transfer of Loans. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the payment in full of the Secured Obligations, the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit, (b) be binding upon Grantor, its successors and assigns, and (c) inure, together with the rights and remedies of Secured Party hereunder, to the benefit of Secured Party and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), but subject to the provisions of subsection 12.1 of the Credit Agreement, any Lender may assign or otherwise transfer any Loans held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lenders herein or otherwise. Upon the payment in full of all Secured Obligations other than any which survive the payment in hill of the principal and interest of the Loans, the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to Grantor. Upon any such termination Secured Party will, at Grantor's expense, execute and deliver to Grantor such documents as Grantor shall reasonably request to evidence such termination.

            SECTION 22. Secured Party as Collateral Agent.

            (a) Secured Party has been appointed to act as Secured Party hereunder by Lenders and, by their acceptance of the benefits hereof, Interest Rate Exchangers. Secured Party shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Collateral), solely in accordance with this Agreement and the Credit Agreement, provided that Secured Party shall exercise, or refrain from exercising any remedies provided for in
Section 17 in accordance with the instructions of (i) Requisite Lenders or (ii) after payment in full of all Obligations under the Credit Agreement and the other Loan Documents other than any which survive the payment in full of the principal and interest of the Loans, the holders of a majority of the aggregate notional amount (or, with respect to any Interest Rate Agreement that has been terminated in accordance with its terms, the amount then due and payable (exclusive of expenses and similar payments but including any early termination payments then due) under such Interest Rate Agreement) under all Interest Rate Agreements (Requisite Lenders or, if applicable, such holders being referred to herein as "Requisite Obligees"). In furtherance of the foregoing provisions of this Section 22(a), each Interest Rate Exchanger, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Collateral hereunder, it being understood and agreed by such Interest Rate Exchanger that all rights an remedies hereunder may be exercised solely by Secured Party for the benefit of Lenders and Interest Rate Exchangers in accordance with the terms of this Section 22(a).

            (b) Secured Party shall at all times be the same Person that is Agent under the Credit Agreement. Written notice of resignation by Agent pursuant to subsection 10.6 of the Credit Agreement shall also constitute notice of resignation as Secured Party under this Agreement; removal of Agent pursuant to subsection 10.6 of the Credit Agreement shall also constitute removal as Secured Party under this Agreement; and appointment of a successor Agent pursuant to subsection 10.6 of the Credit Agreement shall also constitute appointment of a successor Secured Party under this Agreement. Upon the acceptance of any appointment as Agent under subsection 10.6 of the Credit Agreement by a successor Agent, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Secured Party under this Agreement, and the retiring or removed Secured Party under this Agreement shall promptly (i) transfer to such successor Secured Party all sums, securities and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Secured Party under this Agreement, and (ii) execute and deliver to such successor Secured Party such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Secured Party of the security interests created hereunder, whereupon such retiring or removed Secured Party shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Agent's resignation or removal hereunder as Secured Party, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Secured Party hereunder.

            SECTION 23. Amendments; Etc. No amendment, modification, termination or waiver of any provision of this Agreement, and no consent to any departure by Grantor therefrom, shall in any event be effective unless the same shall be in writing and signed by Secured Party and, in the case of any such amendment or modification, by Grantor. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

            SECTION 24. Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided that notices to Agents shall not be effective until received. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or such other address as shall be designated by such Person in a written notice delivered to the other parties hereto.

            SECTION 25. Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of Secured Party in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

            SECTION 26. Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

            SECTION 27. Headings. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

            SECTION 28. Governing Law; Terms. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT TO THE EXTENT THAT THE CODE PROVIDES THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. Unless otherwise defined herein or in the Credit Agreement, terms used in Articles 8 and 9 of the Uniform Commercial Code in the State of New York are used herein as therein defined.

            SECTION 29. Counterparts. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

            SECTION 30. Notice of Interest Rate Agreements. The Collateral Agent shall not be deemed to have any duty whatsoever with respect to any Interest Rate Exchange until it shall have received written notice in form and substance satisfactory to the Collateral Agent from Grantor or the Interest Rate Exchanger as to the existence and terms of the applicable Interest Rate Agreement. Collateral Agent may require each Interest Rate Exchanger to execute and deliver to Collateral Agent such instruments as Collateral Agent may require evidencing the agreement of such Interest Rate Exchanger to the terms of this Agreement as a condition to such Interest Rate Exchanger's entitlement to the benefits hereof

                  [Remainder of page intentionally left blank]

            IN WITNESS WHEREOF, Grantor and Secured Party have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                              MANUFACTURERS' SERVICES CENTRAL
                              U.S. OPERATIONS, INC.


                              By: _____________________________________
                              Title:

                              Notice Address:     200 Baker Avenue
                                                  Concord, MA 10742
                                                  Attention: Dale Johnson


                              BANK OF AMERICA NATIONAL TRUST AND
                              SAVINGS ASSOCIATION, as Collateral Agent


                              By: _____________________________________
                              Title:

                              Notice Address:     Agency Management 10831
                                                  1455 Market Street, 12th Floor
                                                  San Francisco, CA 94103
                                                  Attention: Wendy Young

            IN WITNESS WHEREOF, Grantor and Secured Party have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                              MANUFACTURERS' SERVICES WESTERN
                              U.S. OPERATIONS, INC.


                              By: _____________________________________
                              Title:

                              Notice Address:     200 Baker Avenue
                                                  Concord, MA 10742
                                                  Attention: Dale Johnson


                              BANK OF AMERICA NATIONAL TRUST AND
                              SAVINGS ASSOCIATION, as Collateral Agent


                              By: _____________________________________
                              Title:

                              Notice Address:     Agency Management 10831
                                                  1455 Market Street, 12th Floor
                                                  San Francisco, CA 94103
                                                  Attention: Wendy Young

            IN WITNESS WHEREOF, Grantor and Secured Party have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                              MANUFACTURERS' SERVICES LIMITED -
                              CORPORATE


                              By: _____________________________________
                              Title:

                              Notice Address:     200 Baker Avenue
                                                  Concord, MA 10742
                                                  Attention: Dale Johnson


                              BANK OF AMERICA NATIONAL TRUST AND
                              SAVINGS ASSOCIATION, as Collateral Agent


                              By: _____________________________________
                              Title:

                              Notice Address:     Agency Management 10831
                                                  1455 Market Street, 12th Floor
                                                  San Francisco, CA 94103
                                                  Attention: Wendy Young

                                   SCHEDULE I
                              TO SECURITY AGREEMENT

Assigned Agreements:

      None


Trademarks:

      None

                                   SCHEDULE II
                              TO SECURITY AGREEMENT


Locations of Equipment:


Locations of Inventory:


UCC Filing Jurisdictions:

                                    EXHIBIT B

                    SUBSIDIARY SECURITY AGREEMENT SUPPLEMENT

      This SECURITY AGREEMENT SUPPLEMENT, dated _______,is delivered pursuant to the Security Agreement, dated as of August __, 1998 (as it may be from time to time amended, modified or supplemented, the "Security Agreement"), among [Grantor] and Bank of America National Trust and Savings Association, as Secured Party. Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Security Agreement.

      Subject to the terms and conditions of the Security Agreement, Grantor hereby grants to Secured Party a security interest in all of Grantor's right, title and interest in and to the Intellectual Property Collateral listed on Supplemental Schedule [1(a)] [1(b)] [1.(c)] attached hereto the following, in each case whether now or hereafter existing or in which Grantor now has or hereafter acquires an interest and wherever the same may be located. All such Intellectual Property Collateral shall be deemed to be part of the Collateral and hereafter subject to each of the terms and conditions of the Security Agreement.

      IN WITNESS WHEREOF, Grantor has caused this Supplement to be duly executed and delivered by its duly authorized officer as of_______________


                              [GRANTOR]


                              By: ______________________________
                                  Name:
                                  Title:

                           Supplemental Schedule ____

Trademarks:

                       Trademark           Registration      Registration
Registered Owner       Description         Number            Date
----------------       -----------         ------            ----


Patents Issued:

Patent No.             Issue Date          Invention         Inventor
----------             ----------          ---------         --------


Patents Pending:

Applicant's      Date             Application
Name             Filed            Number            Invention         Inventor
----             -----            ------            ---------         --------


U.S. Copyrights:

Copyright        Registration No.      Date of Issue       Registered Owner
---------        ----------------      -------------       ----------------


Foreign Copyright Registrations:

Country          Copyright             Registration No.       Date of Issue
-------          ---------             ----------------       -------------

Pending U.S. Copyrights:

Copyright        Reference No.       Date of Application    Copyright Claimant
---------        -------------       -------------------    ------------------


Pending Foreign Copyrights:

Country          Copyright             Registration No.       Date of Issue
-------          ---------             ----------------       -------------


                                       2